Exhibit 10.54

Pursuant to 17 CFR 240.24b-2, confidential information (indicated by [***]) has been omitted and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Execution Version

LOAN AGREEMENT

DATED AS OF FEBRUARY 17, 2005

BETWEEN

INDEPENDENCE AIR, INC.,
AS BORROWER

AND

GENERAL ELECTRIC CAPITAL CORPORATION,

AS ADMINISTRATIVE AGENT AND AS LENDER

AND

THE LENDERS

FROM TIME TO TIME PARTY HERETO

Article I The Loans
Section 1.1. The Loans
Section 1.2. Making the Loans
Section 1.3. Fees
Section 1.4. Commitment Termination
Section 1.5. Use of Proceeds
Section 1.6. Payments and Computations
Section 1.7. Allocation of Payments
Section 1.8. Special Provision Regarding Loans

Article II Interest
Section 2.1. Rate of Interest
Section 2.2. Interest Periods
(a) Interest Periods
(b) Expiration of Interest Periods
Section 2.3. Interest Payments
Section 2.4. Default Rate
Section 2.5. Computation of Interest
Section 2.6. Maximum Rate

Article III Representations and Warranties
Section 3.1. General Representations and Warranties
(a) Organization; Powers
(b) Authorization; Enforceability
(c) No Violation
(d) Governmental Approvals
(e) Litigation
(f) Financial Condition
(g) No Default
(h) Investment and Holding Company Status
(i) Use of Proceeds
(j) Licenses, Permits, etc.
(k) Compliance with Laws
(l) Tax Returns
(m) Information
Section 3.2. Additional Representations re Collateral
(a) Good Title, Etc.
(b) Filings
(c) No Event of Loss
(d) Section 1110
(e) Conditions
(f) Location, Identification and Release of Pledged Spare Parts
(g) Software
(h) Records

i

(i) Spare Parts

Article IV Covenants
Section 4.1. Covenants of the Borrower
(a) Financial Statements and Other Information
(b) Existence; Conduct of Business
(c) Mergers and Consolidations
(d) Delivery of Post-Recording FAA Opinion
(e) Compliance with Mortgages
(f) LDTV Ratio
(g) Engine Reports and Valuations

Article V Increased Costs; Tax Indemnity; General Indemnity
Section 5.1. Capital Adequacy; Increased Costs; Illegality
Section 5.2. Regulation D Compensation
Section 5.3. Withholding of Taxes
(a) Payments to Be Free and Clear
(b) Grossing-up of Payments
(c) Evidence of Exemption from U.S. Withholding Tax
Section 5.4. Other Taxes
Section 5.5. General Indemnity
Section 5.6. Replacement of Lenders

Article VI Conditions Precedent
Section 6.1. General Conditions
Section 6.2. Additional Conditions

Article VII Events of Default
Section 7.1. Events of Default

Article VIII The Administrative Agent
Section 8.1. Appointment and Authorization
Section 8.2. Delegation of Duties
Section 8.3. Exculpatory Provisions
Section 8.4. Reliance by Administrative Agent
Section 8.5. Notice of Events of Default
Section 8.6. Non-Reliance on Administrative Agent and Other Lenders; Lender Representations
Section 8.7. Administrative Agent and Affiliates
Section 8.8. Indemnification
Section 8.9. Successor Administrative Agent

Article IX Miscellaneous
Section 9.1. Amendments
Section 9.2. Notices
Section 9.3. Costs and Expenses
Section 9.4. Certain Agreements
Section 9.5. Entire Agreement
Section 9.6. Cumulative Rights and Severability
Section 9.7. Waivers
Section 9.8. Successors and Assigns; Participations; Assignments
(a) Successors and Assigns
(b) Participations
(c) Assignments
(d) Register
Section 9.9. Confidentiality
Section 9.10. Counterparts
Section 9.11. Governing Law; Submission to Jurisdiction; Venue
Section 9.12. Waiver of Trial by Jury
Section 9.13. Effective Date

Schedule 1	Definitions
Schedule 2	Engine Descriptions and Termination Values
Schedule 3	Certain Information
Schedule 3.1(e)	Certain Legal Proceedings
Schedule 4	Principal Amortization Schedule
Schedule 5	GE Deferral Leases
Schedule 6	GE Deferral Amount
Schedule 7	Maximum Deferral Amount

EXHIBIT A	Form of Engine Mortgage
EXHIBIT B	Form of Spare Parts Mortgage
EXHIBIT C	Form of Guaranty
EXHIBIT D	Form of Promissory Note
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Transfer Supplement
EXHIBIT G	Certificate re Non-Bank Status
EXHIBIT H	Form of Payment and Indemnity Agreement
EXHIBIT I	Form of Subordinated Engine Mortgage
EXHIBIT J	Form of Subordinated Spare Parts Mortgage
EXHIBIT K	Form of Collateral Agent Agreement
EXHIBIT L	Form of LDTV Compliance Report

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of February 17, 2005 (this “Agreement”), is among INDEPENDENCE AIR, INC., a California corporation (the “Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as lender and such other lenders as may from time to time be party hereto (together with the initial lender named herein, the “Lenders”).  Certain capitalized terms used herein are defined, and certain rules of construction are specified, in Schedule 1.

BACKGROUND

1.                                       The Lenders have agreed to make loans to the Borrower to be secured by a Lien on certain aircraft engines and spare parts owned by the Borrower and to be guaranteed by the Guarantor.

2.                                       In connection with the foregoing, the parties hereto wish to enter into certain related understandings, as set forth herein.

The parties hereto agree as follows:

ARTICLE I

THE LOANS

Section 1.1.                                The Loans.

(a)                                  Commitments.    Subject to the terms and conditions of this Agreement, on the Funding Date, the Lenders shall make a loan to the Borrower in the principal amount equal to the Aggregate Series A Commitment (the “Series A Loan”), and a loan to the Borrower in the principal amount equal to the Aggregate Series B Commitment (the “Series B Loan”, and together with the Series A Loan, the “Loans”).  As evidence of the funds advanced by each Lender on the Funding Date pursuant to its Series A Commitment, the Borrower shall issue and deliver to such Lender, as provided hereunder, a Series A Note payable to such Lender in an original principal amount equal to the amount of its Series A Commitment.  As evidence of the funds advanced by each Lender on the Funding Date pursuant to its Series B Commitment, the Borrower shall issue and deliver to such Lender, as provided hereunder, a Series B Note payable to such Lender in an original principal amount equal to the amount of its Series B Commitment.  The Series A Notes and the Series B Notes shall each be substantially in the form set forth in Exhibit D.

(b)                                 Amortization.  The principal of each Loan, and the Notes evidencing such Loan, shall be due and payable in sixty (60) consecutive monthly installments on each Payment Date, commencing with the Payment Date occurring in the month immediately following the month in which the Funding Date occurs and ending on the Maturity Date.  Each such installment shall be in an amount computed by multiplying the original principal amount of the applicable Loan or Note, as the case may be, by the percentage set forth in Schedule 4 (it being expressly understood that the information set forth on such schedule shall be expressly set forth in Annex A of each Note) opposite the Payment Date on which such installment is due; provided, however, in the event that any Loan shall have been prepaid in part pursuant to this Agreement, then from and after the date on which any such partial prepayment is made, the amount of the remaining scheduled monthly installments with respect to such Loan shall be reduced, in inverse order of maturity, by the amount of such partial prepayment.

(c)                                Optional Prepayment.  The Borrower may not, except as otherwise expressly provided in this Agreement, prepay any Loan, in whole or in part, prior to the Designated Date.  On or after the Designated Date, the Borrower may prepay all Loans in whole on any Business Day provided that (x) the Borrower provides not less than three Business Days’ prior irrevocable written notice to the Administrative Agent of the proposed prepayment date, and (y) the Borrower shall, concurrently with such prepayment, enter into such security arrangements as the Collateral Agent, in its reasonable discretion, deems acceptable to provide Acceptable Collateral in an amount equal to the Maximum Deferral Amount determined as of the date of such prepayment, and providing for periodic adjustment to reflect the Maximum Deferral Amount in effect from time to time, as security for the payment and performance by the Borrower of the GE Deferral Lease Obligations, which arrangements shall provide that such Acceptable Collateral shall remain in place for so long as the Subordinated Mortgages would have remained in place pursuant to the terms thereof in the absence of any prepayment of the Loans hereunder.  If the Borrower elects to make a prepayment pursuant to this Section 1.1(c), the Borrower shall pay to the Administrative Agent, on the prepayment date specified in the Borrower’s notice delivered hereunder, the outstanding principal amount of all Loans hereunder with all accrued and unpaid interest thereon, any LIBOR Breakage Costs, and all other amounts then due and payable under the Transaction Documents.  For the avoidance of doubt, the Borrower and the Lenders mutually acknowledge and agree that no partial prepayments of any Loan, or of one Loan but not the other, shall be permitted at any time, except to the extent, if any, permitted or required by Section 1.1(d) below.

(d)                                 Mandatory Prepayment.

(i)                                  Engine Event of Loss. If an Event of Loss occurs with respect to any Engine and the Borrower elects not to substitute another engine for such Engine in accordance with the Engine Mortgage (or if the Borrower so elects, but does not substitute another engine for such Engine in accordance with the Engine Mortgage) or if a Permitted Disposition occurs with respect to any Engine, the Borrower shall, on the date specified for payment with respect to such Event of Loss in Section 3.04(a)(i) of the Engine Mortgage or such Permitted Disposition in Section 3.04(h) of the Engine Mortgage, by payment to the Administrative Agent, prepay the Series A Loan in a principal amount equal to the amount determined pursuant to the immediately following sentence, together with accrued interest thereon to the date of such prepayment plus any LIBOR Breakage Costs, and the amount of principal so paid by the Borrower shall be applied as specified in Section 1.1(b).  The amount of principal to be prepaid pursuant to this Section 1.1(d)(i) with respect to any Engine will be equal to the amount set forth opposite such Engine (or the Engine which such Engine has replaced) on Schedule 2.  For the avoidance of doubt, any prepayment pursuant to this Section 1.1(d)(i) may be made at any time, whether before or after the Designated Date, and may be a prepayment in part only, and not a prepayment in full, of the Series A Loan.

(ii)                              Spare Parts Ratios.  In the event that, in accordance with Section 3.03 of the Spare Parts Mortgage, the Borrower is entitled to make, and elects to make, a prepayment of the Series B Loan, then the amount of such prepayment, together with accrued interest thereon to the date of such prepayment and any LIBOR Breakage Costs, shall be paid to the Administrative Agent before the expiration of the period specified in Section 3.03(a) or (b), as the case may be, of the Spare Parts Mortgage, and the amount of principal so paid by the Borrower shall be applied as provided in Section 1.1(b).  For the avoidance of doubt, any prepayment pursuant to this Section 1.1(d)(ii) may be made at any time, whether before or after the Designated Date, and may be a prepayment in part only, and not a prepayment in full, of the Series B Loan.

(iii)                          LDTV Ratio.  If pursuant to Section 4.1(f) of this Agreement, the Borrower is entitled to make, and elects to make, a prepayment of the Loans, then the amount of such prepayment, together with accrued interest thereon to the date of such prepayment and any LIBOR Breakage Costs, shall be paid to the Administrative Agent before the expiration of the period specified in Section 4.1(f) of this Agreement, and the amount of principal so paid by the Borrower shall be applied as provided in Section 1.1(b).  Subject only to Section 1.1(d)(iv) below, and notwithstanding anything to the contrary set forth elsewhere in this Agreement or in any of the other Transaction Documents, any prepayment made by the Borrower pursuant to this Section 1.1(d)(iii) shall be applied to the Loans in such proportion as the Administrative Agent may specify pursuant to instructions from the Required Lenders; it being expressly acknowledged and agreed that the Administrative Agent may elect to apply the entire amount of such prepayment to either of the Loans with the other Loan remaining unaffected or to apply such prepayment to each of the Loans in such proportion as the Administrative Agent may specify pursuant to instructions from the Required Lenders.  For the avoidance of doubt, any prepayment pursuant to this Section 1.1(d)(iii) may be made at any time, whether before or after to the Designated Date, and may be a prepayment in part only, and not a prepayment in full, of the Loans or either of them.

(iv)                            Relationship Between Subclauses (ii) and (iii).  For the avoidance of doubt, the Administrative Agent hereby expressly acknowledges and agrees on behalf of the Lenders that, if at any time the Borrower is required to make payments under both Section 3.03 of the Spare Parts Mortgage and Section 4.1(f) of this Agreement, any payment made by the Borrower shall be deemed to be made pursuant to, and shall be applied in accordance with, Section 1.1(d)(ii) above to the extent required in order for the Borrower to comply with its obligations under Section 3.03 of the Spare Parts Mortgage first, and any excess shall be deemed to be made pursuant to, and shall be applied in accordance with, Section 1.1(d)(iii) above.

Section 1.2                                   Making the Loans.

(a)                                  The Loans shall be requested by the delivery of a Notice of Borrowing by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) one Business Day prior to the Funding Date specified in such notice.  The Administrative Agent shall give to each Lender prompt notice thereof.  The Notice of Borrowing shall be irrevocable and binding on the Borrower.  The Notice of Borrowing shall be in writing and shall specify therein (i) the aggregate amount of the Loans to be funded, (ii) the proposed Funding Date, and (iii) the Borrower’s account to which the Loan proceeds are to be funded.  Each Lender shall, before 10:00 a.m. (New York City time) on the scheduled Funding Date, make available for the account of its Lending Office to the Administrative Agent’s Account, in immediately available funds, its Series A Commitment and its Series B Commitment.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI as confirmed during a closing conference call pursuant to which the Administrative Agent or its counsel shall indicate such fulfillment, the Administrative Agent shall transfer such funds to the Borrower at its account at Wachovia Bank, Richmond, Virginia, ABA # 051400549, Credit: Independence Air, Inc. Account # 207 901 911 7146.  For the avoidance of doubt, the Borrower and the Lenders expressly acknowledge and agree that the Borrower shall not be entitled to draw down one or the other of the Loans without drawing down on both of them, and in no event will any Lender fund one Loan (or such Lender’s Percentage Share of such Loan) without funding the other Loan (or such Lender’s Percentage Share of such other Loan).

(b)                                 If for any reason the Closing is not consummated on the Funding Date set forth in the Notice of Borrowing, the Borrower may, by written notice to the Administrative Agent given by 5:00 p.m., New York City time on the scheduled Funding Date, designate a delayed Funding Date for such Closing, in which case the Administrative Agent shall hold the funds provided by the Lenders until such delayed Funding Date and use reasonable efforts to invest such funds in Permitted Investments, as directed by the Borrower, provided, that if such Closing does not occur by the third Business Day after such initial scheduled Funding Date, such funds shall be returned to the Lenders, and the Loans shall be deemed not to have been made pursuant to this Section 1.2.  The Administrative Agent shall pay to the Borrower upon its request any earnings from such investments, and the Borrower shall pay to the Administrative Agent upon its request any losses from such investments.  If the Closing fails to occur on a scheduled or delayed Funding Date and the Borrower does not give notice of a delayed Funding Date pursuant to this Section, the Administrative Agent shall promptly return to the Lenders the amounts funded by them, the Loans shall be deemed not to have been made pursuant to this Section 1.2, and the Borrower shall pay to the Lenders upon demand LIBOR Breakage Costs with respect to amounts funded plus, in the case of failure to close on a delayed Funding Date, interest from and including the initial scheduled Funding Date to but excluding the date on which such funds are returned by 1:00 p.m. (New York City time) (or, if returned after such time on such date, to but excluding the next Business Day), at a rate per annum equal to the relevant LIBOR Rate plus the Applicable Margin that would have been applicable thereto had the Closing occurred on the initial scheduled Funding Date.  If the Borrower has designated a delayed Funding Date pursuant to this Section and the Closing occurs on such delayed Funding Date, each Loan shall begin to accrue interest at the relevant LIBOR Rate plus the Applicable Margin on the date that funds were originally provided by the Lenders to the Administrative Agent to make such Loan (which shall be deemed to be the commencement date of the initial Interest Period for such Loan); provided, however, if all conditions precedent specified in Article VI are satisfied in full on or before the initial scheduled Funding Date and the Closing does not occur on the initial scheduled Funding Date solely due to the failure of the Lenders to fund the Loan pursuant to their respective Commitments hereunder (but the Closing does occur later pursuant to this Section 1.2(b)), then each Loan shall begin to accrue interest only on the date that the Closing actually occurs (rather than from the initial scheduled Funding Date).

Section 1.3.                                Fees.  The Borrower shall pay to the Administrative Agent for the account of the Lenders on the Funding Date an upfront arrangement fee in the amount of one percent (1%) of the aggregate principal amount of the Loans funded on the Funding Date.

Section 1.4.                                Commitment Termination.  The Aggregate Commitment and the Commitment of each Lender shall terminate on the earlier of (i) the making of the Loans pursuant to Section 1.2 above, or (ii) at 5:00 pm (New York time) on the Commitment Termination Date.

Section 1.5.                                Use of Proceeds.  The Borrower may use the proceeds of the Loans for any general corporate purpose of the Borrower.

Section 1.6.                                Payments and Computations .

(a)                                  The Borrower shall make each payment hereunder and under the Notes not later than 12:30 p.m. (New York City time) on the day when due in Dollars to the Administrative Agent’s Account in immediately available funds, without set-off or counterclaim (except for any required withholding taxes not subject to indemnification hereunder).  Any amounts received after such time may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for the purpose of calculating interest thereon.

(b)                                 Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or other amounts as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of a Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall be given effect in the computation of the payment of interest hereunder.

Section 1.7.                                Allocation of Payments.  So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.1(c); and (iii) mandatory prepayments shall be applied as set forth in Section 1.1(d).  All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Ratable Share of such Loan.  As to any other payment and as to all payments made when an Event of Default has occurred and is continuing, the Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower.

Section 1.8.                                Special Provision Regarding Loans.  To induce the Lenders to provide the Loans on the terms and conditions set forth herein, if (i) any Loan is repaid in whole or in part prior to the last day of any applicable Interest Period (whether that repayment is made pursuant to any provision of this Agreement or any other Transaction Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any Loan; (iii) the Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing, of any Loan after the Borrower has given a notice thereof in accordance with this Agreement, then the Borrower shall indemnify and hold harmless each Lender from and against any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained.  For the purposes of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its Percentage Share of the applicable Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to its Percentage Share of the applicable Loan and having a maturity comparable to the relevant Interest Period; provided, that each Lender may fund its Percentage Share of each applicable Loan in any manner it sees fit, and the foregoing assumption shall only be used for the calculation of amounts payable under this subsection.  This covenant of the Borrower shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide the Borrower with its written calculation of all amounts payable pursuant to this Section 1.8, and such calculation shall be binding on the parties hereto absent manifest error.  The amounts calculated pursuant to this Section 1.8, and payable by the Borrower pursuant to this subsection as well as other provisions of this Agreement, are sometimes referred to as “LIBOR Breakage Costs”).

ARTICLE II

INTEREST

Section 2.1.                                Rate of Interest.  Each Note shall bear interest on the unpaid principal amount thereof for each Interest Period from the date made through maturity (whether by acceleration or otherwise) at a rate equal to the sum of the LIBOR

Rate for such Interest Period plus the Applicable Margin.  The applicable Interest Period for determining the rate of interest with respect to each Note or portion thereof shall be established in accordance with Section 2.2.

Section 2.2.                                Interest Periods.

(a)                                  Interest Periods.  The first Interest Period for the Notes evidencing each Loan shall be the period commencing on the Funding Date (provided, that in the case of a delayed Funding Date, the date funds for such Loan are made available to the Administrative Agent shall be the commencement date of such Interest Period pursuant to Section 1.2(b)) and shall end on, but shall exclude, the third subsequent Interest Payment Date for such Notes, and thereafter each successive Interest Period shall commence on (and shall include) the last day of the next preceding Interest Period and shall end on (but shall exclude) the third subsequent succeeding Interest Payment Date, provided however that notwithstanding anything in this Agreement to the contrary, the final Interest Period for the Notes shall end on the Maturity Date.

(b)                                 Expiration of Interest Periods.  If an Interest Period for any Note would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period for any Note would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

Section 2.3.                                  Interest Payments.  Accrued interest on each Note shall be payable in arrears on each Interest Payment Date for such Note; provided, that (i) interest accrued pursuant to Section 2.4 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Note (or any portion thereof), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

Section 2.4.                                Default Rate.  Notwithstanding Section 2.1, the Borrower shall pay the Administrative Agent for the account of the Lenders and itself (as applicable) on demand interest on any principal, interest, fee or other amount not paid hereunder, under any Note or under any other Transaction Document when due at a rate per annum that is [***]% per annum in excess of the LIBOR Rate for the relevant Interest Period plus the Applicable Margin (the “Default Rate”).

Section 2.5.                                Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which such amount accrues.  In computing such amounts, the first day of the applicable period shall be included, and the last day of the applicable period shall be excluded; provided that if a Note (or any portion thereof) is repaid on the same day on which it is made, one day’s interest shall be paid on that Note or the relevant portion thereof.

Section 2.6.                                Maximum Rate.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees,

charges and other amounts which are treated as interest on such Note under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Note in accordance with applicable law, the rate of interest payable in respect of such Note or the relevant portion thereof hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Note or the relevant portion thereof but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the LIBOR Rate to the date of repayment, shall have been received by such Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1.                                General Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and each Lender as of the date of this Agreement that:

(a)                                  Organization; Powers.  Each of the Borrower and the Guarantor (i) is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, (ii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect, (iii) has all requisite corporate power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to carry on its business as now conducted or proposed to be conducted.  With respect to each of the Borrower and the Guarantor, its name as it appears in its Articles or Certificate of Incorporation, as the case may be, its jurisdiction of incorporation, its organizational identification number in its jurisdiction of incorporation, and its federal employer identification number are as follows:

	Name	Jurisdiction of Incorporation	Organizational ID No.	F.E.I.N.
Borrower:	Independence Air, Inc.	California	C1654054	77-0291749
Guarantor:	FLYi, Inc.	Delaware	2265793	13-3621051

(b)                                 Authorization; Enforceability.  The execution and delivery by each of the Borrower and the Guarantor of the Transaction Documents and the Subordinated Documents to which it is a party and the performance by the Borrower and the Guarantor of its obligations thereunder are within the respective corporate powers of the Borrower and the Guarantor, have been duly authorized by all necessary corporate action of Borrower and the Guarantor, do not require any stockholder approval, or approval or consent of any trustee or holder of indebtedness or obligations of the Borrower or the Guarantor except such as have been duly obtained.  This Agreement and the Guaranty have been duly executed and delivered by the Borrower and the Guarantor, respectively, and the other Transaction Documents and the Subordinated Documents to which the Borrower and/or the Guarantor is a party will be duly executed and delivered by the Borrower when required by this Agreement.  This Agreement and the Guaranty constitute, and each of the other Transaction Documents and Subordinated Documents to which the Borrower and/or the Guarantor is a party when executed and delivered by the Borrower or the Guarantor, as the case may be, will constitute, a legal, valid and binding obligation of the Borrower or the Guarantor, as the case may be, enforceable against the Borrower or the Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                                  No Violation.  The execution and delivery by the Borrower and the Guarantor of the Transaction Documents and the Subordinated Documents to which it is a party and the performance by the Borrower and the Guarantor of its obligations thereunder do not and will not (a) violate any provision of the Articles or Certificate of Incorporation or By-Laws of the Borrower or the Guarantor, respectively, (b) violate any law applicable to or binding on the Borrower or the Guarantor, as the case may be, or (c) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the applicable Mortgages) upon any Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Borrower or the Guarantor is party or by which either the Borrower or the Guarantor or any of their respective properties is bound.

(d)                                 Governmental Approvals.  The execution and delivery by the Borrower and the Guarantor of the Transaction Documents and Subordinated Documents to which it is a party and the performance by the Borrower and the Guarantor of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than the filings described in Section 3.2(b).

(e)                                  Litigation.  Except as set forth in the Guarantor’s Annual Report on Form 10-K for 2003 (as amended through the Funding Date), or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Guarantor with the SEC subsequent to such Form 10-K (in each case as amended through the Funding Date) (a list of which filings has been provided by Borrower to the Administrative Agent on the Funding Date), no action, claim or proceeding is now pending or, to the Actual Knowledge of the Borrower or the Guarantor, threatened against the Borrower or the Guarantor before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to the

Borrower or the Guarantor and if determined adversely to the Borrower or the Guarantor, as the case may be, would result in a Material Adverse Effect , except as disclosed in Schedule 3.1(e) hereto.

(f)                                    Financial Condition.  The audited consolidated balance sheet of the Guarantor and its consolidated subsidiaries with respect to its most recent fiscal year included in its Annual Report on Form 10-K for 2003 (as amended through the Funding Date) filed by the Guarantor with the SEC, and the related consolidated statements of operations and cash flows for the year then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period.  The consolidated balance sheet of the Guarantor as of September 30, 2004 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2004, and the related consolidated statement of operations and cash flows for the three months then ended have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and fairly present in all material respects (subject to such adjustments and the absence of footnotes) the financial condition of the Guarantor and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period.  Since the date of the Guarantor’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, no event has occurred that, alone or with other events, could reasonably be expected to have a Material Adverse Effect, except for (i) the matters addressed and resolved or waived upon consummation of the Restructuring Transactions, and (ii) the matters disclosed in Schedule 3.1(e) hereto.

(g)                                 No Default.  No Event of Default or Potential Default has occurred and is continuing.

(h)                                 Investment and Holding Company Status.  Neither the Borrower nor the Guarantor is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(i)                                     Use of Proceeds.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U or X of the Board of Governors of the Federal Reserve System.

(j)                                     Licenses, Permits, etc.  The Borrower is a Certificated Air Carrier and holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Borrower to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a Material Adverse Effect.

(k)                                  Compliance with Laws.  Each of the Guarantor and its Subsidiaries (including Borrower) is in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l)                                     Tax Returns.  The Guarantor and its Subsidiaries (including Borrower) have timely filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all Taxes that are material in amount shown to be due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of its Subsidiaries, other than any Taxes that are not yet delinquent and any such assessment that is being contested in good faith through appropriate proceedings and against which adequate reserves are being maintained and the nonpayment of which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries (including Borrower) in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

(m)                               Information.  The Guarantor’s Annual Report on Form 10-K for 2003 filed with the SEC and each of the Guarantor’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequently filed by the Guarantor with the SEC, as of the date it was filed with the SEC (or, if such report has been amended, in each case as amended through the Funding Date) did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n)                                 ERISA.  The Guarantor and each of its Subsidiaries (including Borrower) have met their minimum funding requirements under ERISA with respect to all of their employee benefit plans covered by the minimum funding requirements of ERISA, and have not incurred any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of said Corporation’s functions under ERISA) under ERISA in connection with any such plan.  None of the employee benefit plans maintained by the Guarantor or any of its Subsidiaries (including Borrower) is subject to Title IV of ERISA.

Section 3.2.                                Additional Representations re Collateral.  The Borrower represents and warrants to the Administrative Agent and each Lender as of the date of this Agreement that:

(a)                                  Good Title, Etc.  The Borrower has good title to each Engine and to the Pledged Spare Parts, in each case, free and clear of any Lien of Record whatsoever and free and clear of any other Liens (other than any Permitted Liens).  No Person holds any right or interest in any of the Pledged Spare Parts by virtue of any interest that such Person may have in the real property or improvements located at any of the Designated Locations (whether as fee owner, landlord, tenant, ground lessor, mortgagee, leasehold mortgagee, beneficiary of deed of trust, beneficiary of leasehold deed of trust or otherwise).

(b)                                 Filings.  Except for (x) the filing for recordation (and recordation) with the FAA of the FAA Filed Documents with respect to the Engines and the Pledged

Spare Parts located at the Designated Locations, and (y) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals) with the Secretary of State of the State of California with respect to the Collateral and the “collateral” described in the Subordinated Mortgages, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Administrative Agent’s interest in the Collateral created under the Senior Mortgages and the Collateral Agent’s interest in the “collateral” described in the Subordinated Mortgages, in each case as against the Borrower and any other Person, in each case in any applicable jurisdiction in the United States.

(c)                                  No Event of Loss.  No event has occurred that constitutes, or with the giving of notice or lapse of time or both will give rise to, an Event of Loss with respect to any Engine.

(d)                                 Section 1110.  The Administrative Agent is and will be entitled, pursuant to the Senior Mortgages, in the event of a case under Chapter 11 of the Bankruptcy Code in which Borrower is a debtor, to the benefits of Section 1110 of the Bankruptcy Code with respect to the Engines, Engine Documents, Pledged Spare Parts (other than the Identified Spare Parts) and Spare Parts Documents (other than the Spare Parts Documents relating to the Identified Spare Parts).

(e)                                  Condition.  Each Engine and all Pledged Spare Parts have been maintained in accordance with Borrower’s FAA-approved maintenance program and, except for Engines and Pledged Spare Parts held for repair or overhaul in the ordinary course of business, are in the condition and state of repair required under the Borrower’s FAA-approved maintenance program relating to such Engine and to such Pledged Spare Parts, respectively.  No appliances, parts, interests, appurtenances, accessories or other equipment of whatever nature which are incorporated or installed in or attached to any Engine or any Pledged Spare Parts are leased by the Borrower (other than, in respect of any Engine, an airframe on which such Engine may be installed).

(f)                                    Location, Identification and Release of Pledged Spare Parts.   All of the Pledged Spare Parts are or will (upon becoming subject to the Lien of the Spare Parts Mortgage) be maintained by or on behalf of the Borrower at a Designated Location, subject to Section 3.02 of the Spare Parts Mortgage, except for Pledged Spare Parts sent to third parties for component repair in the ordinary course of business.

(g)                                 Software.  The Borrower confirms that (i) the only Software currently used by the Borrower to track the location, use and maintenance status of its spare parts are the software programs licensed to it by MRO Software, Inc. (“MRO”) and the database programs licensed to it by Oracle Corporation (“Oracle”), (ii) each of its license agreements with MRO and with Oracle is in full force and effect, (iii) all licensing fees (including all on-going maintenance or support fees) with respect to the foregoing license agreements have been fully prepaid at least through March 31, 2006 with respect to the MRO agreement and through February 27, 2006 with respect to the Oracle agreement, and (iv) neither MRO nor Oracle has a contractual right to terminate its license agreement with the Borrower other than upon the occurrence of a breach by Borrower and, in the case of MRO, upon the liquidation, dissolution, or insolvency of Borrower or upon the institution by or against Borrower of any proceeding under any law relating to bankruptcy or insolvency or the reorganization or relief of debtors.

(h)                                 Records.  The Borrower maintains its records with respect to the Pledged Spare Parts at a Borrower facility at Washington-Dulles International Airport, in Dulles, Virginia, or the applicable Designated Location.

(i)                                     Spare Parts.  It is the intention of the parties to this Agreement that all Pledged Spare Parts be “spare parts” as defined in Section 40102(a)(38) of Title 49 of the United States Code.  The Borrower hereby represents and warrants that it maintains the Pledged Spare Parts for the purpose of installing the Pledged Spare Parts on aircraft, aircraft engines or appliances as defined in Section 40102(a)(6), (7) and (11) of Title 49 of the United States Code.

ARTICLE IV

COVENANTS

Section 4.1.                                Covenants of the Borrower.  The Borrower shall comply with the following covenants and agreements, unless the Required Lenders shall otherwise consent:

(a)                                  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(i)                                     within 120 days after the end of each fiscal year of the Guarantor, a copy of the Form 10-K (excluding exhibits) filed by the Guarantor with the SEC for such fiscal year (or in lieu of such copy, an e-mail notice that such report has been filed with the SEC and providing a web site address (which may be the Borrower’s website at www.flyi.com or another website other than the SEC’s website) at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Guarantor’s independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries (including the Borrower) on a consolidated basis in accordance with GAAP;

(ii)                                  within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a copy of the Form 10-Q (excluding exhibits) filed by the Borrower with the SEC for such quarterly period (or in lieu of such copy, an e-mail notice that such report has been filed with the SEC and providing a web site address (which may be the Borrower’s website at www.flyi.com or another website other than the SEC’s website) at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)                               concurrently with any delivery of financial statements under clause (i) above, an Officer’s Certificate of the Borrower certifying as to whether the Borrower has Actual Knowledge that a Potential Default or an Event of Default has occurred and is continuing and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(iv)                              promptly following any request therefor, such other nonconfidential information regarding the Engines, the Pledged Spare Parts, the operations, business affairs and financial condition of the Borrower, the Guarantor or any Subsidiary, or compliance with the terms of the Transaction Documents, as the Administrative Agent or Lender may reasonably request; and

(v)                                 With respect to any employee benefit plan that is maintained by the Guarantor or any of its Subsidiaries (including Borrower) and is subject to Title IV of ERISA, upon the request of the Administrative Agent or any Lender, Borrower shall provide copies of the most recent annual reports or returns (IRS Form 5500), audited or unaudited financial statements and actuarial valuations with respect to such plans.

(b)                                 Existence; Conduct of Business.  The Borrower will, and will cause each of its Subsidiaries and the Guarantor to:

(i)                                     do or cause to be done all things necessary to preserve and maintain its legal existence; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.1(c);

(ii)                                  comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would reasonably be expected to (either individually or in the aggregate) cause a material impairment of the ability of the Borrower to perform, or the Administrative Agent or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents;

(iii)                               pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, and the nonpayment of which (either individually or in the aggregate) could not reasonably be expected to cause a material impairment of the ability of the Borrower to perform, or the Administrative Agent or the Lenders to enforce, the obligations of the Borrower under the Transaction Documents; and

(iv)                              permit representatives of any Lender, during normal business hours and on reasonable notice, to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender.

(c)                                  Mergers and Consolidations.  Neither the Borrower nor the Guarantor will consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person (the Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Guarantor as the case may be, as an entirety, being referred to herein as the “Successor”) unless:

(i)                                     in the case of a transaction involving the Borrower, the Successor of Borrower shall be a Certificated Air Carrier;

(ii)                                  in the case of either the Borrower or the Guarantor, the Successor shall execute and deliver to the Administrative Agent a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Administrative Agent containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Transaction Documents and the Subordinated Documents to be performed or observed by the Borrower or the Guarantor, as the case may be;

(iii)                               no Event of Default shall have occurred and be continuing at the time of the proposed transaction, and no Potential Default or Event of Default shall arise upon giving effect to such transaction; such transaction shall not materially impair the ability of the Successor to perform the obligations of the Borrower or the Guarantor, as the case may be, under the Transaction Documents and Subordinated Documents to which the Borrower or the Guarantor is a party

(iv)                              (A) in the case of the Borrower, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Borrower immediately prior to such transaction and (y) the tangible net worth of the Borrower as of December 31, 2001, and (2) [***]% of the tangible net worth of the Borrower immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Borrower immediately before such transaction, the net worth test contained in this Section 4.1(c)(iv)(A) shall not prevent the Borrower from completing such transaction with the Guarantor;

(B) in the case of the Guarantor, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Guarantor immediately prior to such transaction and (y) the tangible net worth of the Guarantor as of December 31, 2001, and (2) [***]% of the tangible net worth of the Guarantor immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Borrower immediately before such transaction, the net worth test contained in this Section 4.1(c)(iv)(B) shall not prevent the Guarantor from completing such transaction with the Borrower;

(v)                                 all filings shall have been made as shall be necessary to preserve (A) the Lien of the Senior Mortgages on the Collateral on a first priority and perfected basis (subject to Permitted Liens), and (B) the Lien of the Subordinated Mortgages on the collateral described therein on a second priority and perfected basis (subject to Permitted Liens); and

(vi)                              promptly after the consummation of such transaction, the Borrower, or if such transaction involved the Borrower, the Successor of the Borrower, shall deliver to the Administrative Agent (A) an Officer’s Certificate of the Successor, certifying as to compliance with the conditions of this Section 4.1(c) and (B) an opinion of counsel reasonably acceptable to the Administrative Agent and in form and substance reasonably acceptable to the Administrative Agent (1) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and the Transaction Documents and Subordinated Documents, as the case may be, so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (in the case of the Transaction Documents and the Subordinated Documents, to the same extent as each such Transaction Document or Subordinated Document was enforceable against the Borrower or the Guarantor, as the case may be, immediately prior to such transaction), (2) confirming compliance with Sections 4.1(c)(i), 4.1(c)(ii) and 4.1(c)(iv), as applicable, and stating that all other conditions precedent that are legal in nature provided for in this Agreement and the other Transaction Documents and Subordinated Documents and relating to such transaction have been fulfilled, and (3) addressing such other matters as the Administrative Agent may reasonably request.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety in accordance with this Section 4.1(c), the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and the other Transaction Documents and Subordinated Documents with the same effect as if the Successor had been named as the Borrower herein.  No such conveyance, transfer or lease of all or substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any Person which shall theretofore have become such in the manner prescribed in this Section 4.1(c) from the Borrower’s liability in respect of any Transaction Document or Subordinated Document to which it is a party.

(d)                                 Delivery of Post-Recording FAA Opinion.  Promptly upon the recording of the Senior Mortgages and the Subordinated Mortgages pursuant to the Act, the Borrower will cause FAA Counsel to deliver to the Administrative Agent, the Collateral Agent and the Borrower a favorable opinion addressed to each of them as to such recordation and the lack of filing of any intervening documents creating a Lien with respect to any of the Engines and/or Pledged Spare Parts, as the case may be.

(e)                                  Compliance with Mortgages.  The Borrower will comply with the terms and provisions of each Mortgage.

(f)                                    LDTV Ratio.  The Borrower hereby agrees that the Borrower shall not at any time directly or indirectly permit the LDTV Ratio to be greater than the Maximum LDTV Ratio.  The Borrower shall deliver an LDTV Compliance Report to the Administrative Agent on the Funding Date and monthly thereafter concurrently with the delivery of its Appraisal Compliance Report (as defined in the Spare Parts Mortgage) pursuant to Section 3.10 of the Spare Parts Mortgage.  If, based upon an LDTV Compliance Report, the LDTV Ratio set forth therein is greater than the Maximum LDTV Ratio, the Company shall within ten (10) Business Days:

(i)                                     subject additional Spare Parts or Appliances that are free and clear of all Liens other than Permitted Liens (the “Additional Parts”) to the Lien of the Spare Parts Mortgage in accordance with Section 3.03(d) of the Spare Parts Mortgage, or subject additional engines that are free and clear of all Liens other than Permitted Liens (the “Additional Engines”) to the Lien of the Engine Mortgage in accordance with the provisions thereof;

(ii)                                  provide additional cash to the Administrative Agent to be held in its capacity as “Secured Party” under and in accordance with the Spare Parts Mortgage, with any additional cash so provided to the Administrative Agent being considered part of the “Cash Collateral” (as defined in the Spare Parts Mortgage), except that (A) the amount thereof shall not be deducted from the principal balance of the Series B Loan for purposes of calculating the Maximum Collateral Ratio and/or the Maximum Rotables Ratio, and (B) when the amount thereof is to be applied to prepayment of the Loans pursuant to the Spare Parts Mortgage, such amount shall be allocated between the Series A Loan and the Series B Loan at the election of the Administrative Agent in accordance with Section 1.1(d)(iii) and (iv) hereof;

(iii)                               prepay some or all of the Loans pursuant to Section 1.1(d)(iii) hereof; or

(iv)                              any combination of the foregoing;

such that, the LDTV Ratio, as recalculated giving effect to such action taken pursuant to this Section 4.1(f) and, in the case of clause (i) of this Section 4.1(f), using the Current

Market Value of any such Additional Parts determined pursuant to Section 3.03(d) of the Spare Parts Mortgage, or the Current Market Value of any such Additional Engines determined pursuant to Section 4.1(g)(ii) below, as the case may be, would not be greater than the Maximum LDTV Ratio.

(g)                                 Engine Reports and Valuations.

(i)                                     The Borrower shall, by the tenth Business Day of March, June, September and December of each year, commencing with such date in March of 2005, furnish to the Administrative Agent an Officer’s Certificate of the Borrower stating, with respect to each Engine as of the last day of the calendar month immediately preceding the date of such Officer’s Certificate (each such Officer’s Certificate being sometimes referred to herein as an “Engine Report”): (A) if such Engine is then installed on an airframe, the Borrower’s tail number of such airframe, or, if not so installed, the status (e.g., in storage, undergoing overhaul, etc.) and location of such Engine, (B) the hours and cycles of operation of such Engine since new and since its last major overhaul, and (C) the most limiting life limited part on such engine, (the “limiter”), and the cycles remaining on such limiter.  In addition, concurrently with the provision of any Additional Engines pursuant to Section 4.1(1)(f)(i) above, the Borrower shall deliver to the Administrative Agent a report that sets forth the make, model and month and year of manufacture of such Additional Engine as well as all of the information required in subclauses (A) — (B) above with respect to such Additional Engine as of the date on which such Additional Engine is subjected to the Lien of the Engine Mortgage.

(ii)                                  The Borrower expressly acknowledges that the Administrative Agent will calculate the Current Market Value of each Engine in September of each calendar year so long as any of the Obligations remain outstanding.  In making its calculations under this Section 4.1(g)(ii) with respect to each Engine, the Administrative Agent will (A) obtain a report as to the then current market value of engines of like model and year in half-time maintenance status from each of three independent engine appraisers chosen by the Administrative Agent in its sole discretion, (B) compute the average of the current market values of engines of like model and year provided by the foregoing appraisers, and (C) adjust such average current market value to reflect the actual number of hours and cycles of such Engine since last overhaul as reflected in the most recent Engine Report provided by the Borrower prior to the date of determination.  Following completing its calculations under this Section 4.1(g)(ii), the Administrative Agent shall send the Borrower a written notice (an “Engine Valuation Notice”) setting forth the Current Market Value of each Engine, as well as the aggregate Current Market Value of all Engines, as determined pursuant to this Section 4.1(g)(ii), and the Current Market Values set forth in such Engine Valuation Notice shall, absent manifest error,  be binding for all purposes of this Agreement and the other Transaction Documents (including, but not limited to, for purposes of determining the LDTV Ratio pursuant to Section 4.1(f) above) until such time as superseded by a subsequent Engine Valuation Notice delivered by the Administrative Agent pursuant to this Section.

ARTICLE V

INCREASED COSTS; TAX INDEMNITY; GENERAL INDEMNITY

Section 5.1.                                Capital Adequacy; Increased Costs; Illegality .

(a)                                  If any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Funding Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the Borrower shall from time to time upon demand by such Lender (with a copy of such demand to such Administrative Agent) pay to such Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided, however, in the case of any reserve requirement resulting in any payment by Borrower to any Lender pursuant to Section 5.2 below, Borrower’s obligation under this Section 5.1(a) with respect to such Lender shall be limited to as to avoid any duplicate recovery by such Lender.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to the Borrower and to such Administrative Agent shall be presumptive evidence of the matters set forth therein.

(b)                                 If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) other than in respect of taxes (including income taxes) under Section 5.3 or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case occurring after the Funding Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to such Administrative Agent), pay to such Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.  A certificate as to the amount of such increased cost, submitted to the Borrower and to the Administrative Agent by such Lender, shall be presumptive evidence of the matters set forth therein.  Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this 5.1(b).

(c)                                  Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) after the Funding Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain its Percentage Share or its Ratable Share of any Loan, then, unless that Lender is able to make or to continue to fund or to maintain its Percentage Share or its Ratable Share of such Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially and adversely affecting it or its Percentage Share or its Ratable Share of any Loan or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through such Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain its Percentage Share or its Ratable Share of such Loan shall terminate and (ii) the Borrower shall forthwith prepay in full all outstanding Notes with respect to such Loan owing to such Lender, together with interest accrued thereon,.

(d)                                 Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender’s right to demand compensation with respect to such period or any other period, provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.1 for any increased costs or reductions incurred more than 150 days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

Section 5.2.                                Regulation D Compensation . If and so long as a reserve requirement of the type referred to in (B) below is prescribed by the Board of Governors of the Federal Reserve System (or any successor), each Lender subject to such requirement may require the Borrower to pay, contemporaneously with each payment of interest on each such Lender’s Notes, additional interest on such Notes at a rate per annum determined by such Lender up to but not exceeding the excess of (i)(A) the applicable LIBOR Rate divided by (B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System over (ii) the applicable LIBOR Rate.

Section 5.3.                                Withholding of Taxes.

(a)                                  Payments to Be Free and Clear.  All sums payable by the Borrower under this Agreement and the other Transaction Documents to each Lender and the Administrative Agent shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within any jurisdiction or by or within any political subdivision or taxing authority thereof or therein with respect to such payments.

(b)                                 Grossing-up of Payments.  If the Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by the Borrower to the Administrative Agent or any Lender under any of the Transaction Documents:

(i)                                     the Borrower shall notify the Administrative Agent in writing of such requirement;

(ii)                                  the Borrower shall pay such Tax before the date on which any interest, addition to Tax or penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

(iii)                               in the case of any Tax other than an Excluded Tax, the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(iv)                              within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

If any additional amounts are payable in respect of Taxes pursuant to clause (iii) above, the Borrower agrees to indemnify each Lender, the Administrative Agent and their successors, assigns and Affiliates for such Taxes required to be deducted or withheld and to reimburse such Persons, upon the written request of such Person, for the net increase in Tax imposed on or measured by the net income or net profits of such Lender (after taking into account current credits and deductions resulting from such Tax liability) pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable Lending Office of such Lender is located or in which such Lender is doing business (if the Taxes imposed on the net income, net profits or net gains of such Lender by such jurisdiction in which a Lender is doing business are treated as Excluded Taxes under this Agreement) and for any withholding of Taxes as such Lender shall reasonably determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to clause (iii) above and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.  Notwithstanding the foregoing provisions of this Section 5.3(b), no such additional amount shall be required to be paid to any Lender under clause (iii) above in respect of United States federal withholding taxes except to the extent that such obligation to deduct or withhold results from a change, after the date hereof in applicable law, treaty, or governmental rule, regulation or order, or any change in the official interpretation, administration or application thereof.

(c)                                  Evidence of Exemption from U.S. Withholding Tax.

(i)                                     Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall, to the extent it is entitled to do so, deliver to the Administrative Agent for transmission to the Borrower, at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), (x) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be deducted or withheld from any payments to such Lender of interest, fees or other amounts payable under any of the Transaction Documents or (y) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN claiming exemption under a treaty or W-8ECI, pursuant to clause (x) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender of interest payable under any of the Transaction Documents.

Each Lender that is organized under the laws of the United States or any state or other political subdivision thereof that is not a corporation shall deliver to the Administrative Agent for transmission to the Borrower, at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Transfer Supplement pursuant to which it becomes a Lender (in the case of each other Lender), two original copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, if requested by the Borrower in writing and required by the Internal Revenue Code or the regulations issued thereunder to permit the Borrower to pay to or for the account of such Lender interest, fees or other amounts pursuant to any of the Transaction Documents without deducting or withholding any United States federal income tax from such payment.

(ii)                                  Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 5.3(c)(i) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, that such Lender, to the extent it is entitled to do so, shall promptly after receipt of the Borrower’s written request therefor (x) deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI or W-9, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is entitled to an exemption or reduction in the amount of United States federal income tax required to be withheld from payments to such Lender under the Transaction Documents or (y) notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 5.3(c).

(iii)                               The Borrower shall not be required to pay any additional amount to any Lender under clause (iii) of Section 5.3(b) if such Lender shall have failed to satisfy the requirements of clause (i) or (ii)(x) of this Section 5.3(c); provided that if such Lender shall have satisfied the requirements of Section 5.3(c)(i) at or prior to the Closing (in the case of each Lender listed on the signature pages hereof) or on the date of the Transfer Supplement pursuant to which it became a Lender (in the case of each other Lender), nothing in this Section 5.3(c)(iii) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 5.3(b) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in Section 5.3(c)(i) or (ii).

(iv)                              If the Borrower pays any additional amount under this Section 5.3 to a Lender and such Lender determines in its sole discretion that it has actually realized in connection therewith a net cash benefit (including a net cash benefit which the relevant taxing authority applies to satisfy any liability of such Lender for Excluded Taxes) due to any refund or any reduction of, or credit against, its liabilities for Excluded Taxes in any taxable year, provided no Special Default or Event of Default shall have occurred and be continuing, such Lender shall, to the extent it can do so without prejudice to the retention of such benefit, pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to such net cash benefit which was obtained by the Lender in such year as a consequence of such refund, reduction or credit realized in connection with the payment of such additional amount.

Section 5.4.                                Other Taxes.  In addition to the amounts described elsewhere in this Article V, the Borrower shall pay, and indemnify, and hold harmless on a net after-tax basis each Lender and the Administrative Agent from and against all Other Taxes

(other than Excluded Taxes) which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery, registration, filing, recording, performance or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document or otherwise in connection with or as a result of the transactions contemplated by the Transaction Documents.

Section 5.5.                                General Indemnity.   The Borrower agrees to indemnify and hold harmless each Lender, the Administrative Agent, and their respective successors, assigns, directors, officers, employees, members, shareholders, representatives and agents (hereinafter in this Section 5.5 referred to individually as an “Indemnitee,” and collectively as “Indemnitees”) on an after-tax basis against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys’ fees, disbursements and other charges) (for the purposes of this Section 5.5 the foregoing are collectively called “Losses”) of whatsoever kind and nature imposed on, or incurred or suffered by any of the Indemnitees in any way relating to, or arising out of, or by reason of any investigation, assertion of a claim or demand for Losses, litigation, or other proceedings (including any threatened investigation, litigation or other proceedings) relating to either (or both) Senior Mortgages, or the exercise or enforcement by the Administrative Agent of any of the terms, rights, or remedies thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of the Laws of any country, state or other governmental authority with respect to or arising otherwise in connection with the Collateral, or any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) with respect to or arising otherwise in connection with the Collateral (but excluding any such Losses to the extent incurred by reason of (i) the gross negligence or willful misconduct of such Indemnitee, (ii) Taxes, reserve requirements or similar regulatory requirements imposed by banking authorities except as otherwise provided in Sections 5.1, 5.2, 5.3 and 5.4 hereof, (iii) breaches by such Indemnitee of any Transaction Document to which it is a party or (iv) to the extent attributable to the failure of the Administrative Agent to distribute funds received and distributable by it in accordance any such Transaction Documents).

Section 5.6.                                Replacement of Lenders.  In the event any Lender that is not a GE Affiliate exercises its rights pursuant to Article V or requests payment pursuant to this Article V, the Borrower may require, at the Borrower’s expense, such Lender to assign, at par plus accrued interest and any other amounts payable to it hereunder, without recourse all of its interests, rights and obligations hereunder (including all of its Commitment and the Loans and other amounts at the time owing to it hereunder and its Notes) to a bank, financial institution or other entity specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, and (iii) the Borrower shall have paid to the assigning Lender all principal, interest and any other amounts payable to it hereunder.  For the avoidance of doubt, the Borrower expressly acknowledges and agrees that its rights under this Section 5.6 do not apply with respect to any Lender that is a GE Affiliate, even if such Lender exercises any rights pursuant to this Article V or requests payment pursuant to this Article V.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1.                                General Conditions .  The obligation of the Lenders to make the Loans is subject to the condition that, on or prior to the Funding Date:

(a)                                  The Borrower shall have delivered to the Administrative Agent (with a copy for each Lender that is a party hereto on the Funding Date) the following:

(i)                                     an executed counterpart of this Agreement;

(ii)                                  an executed counterpart of the Engine Mortgage (including Mortgage Supplement No. 1 with respect thereto);

(iii)                               an executed counterpart of the Spare Parts Mortgage;

(iv)                              an executed counterpart of the Guaranty;

(v)                                 an executed counterpart of the Payment and Indemnity Agreement;

(vi)                              an executed counterpart of the Subordinated Engine Mortgage (including the Mortgage Supplement No. 1 with respect thereto);

(vii)                           an executed counterpart of the Subordinated Spare Parts Mortgage;

(viii)                        an executed counterpart of the Collateral Agent Agreement;

(ix)                                opinions of Gibson, Dunn & Crutcher LLP, counsel to the Borrower and the Guarantor, and Richard J. Kennedy, Esq., general counsel of the Borrower and the Guarantor, in form and substance reasonably satisfactory to the Administrative Agent;

(x)                                   an opinion of FAA Counsel in form and substance reasonably satisfactory to the Administrative Agent; and

(xi)                                (1) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the resolutions of the Borrower’s board of directors or executive committee of such board approving the transactions contemplated by this Agreement and the other Transaction Documents and the Subordinated Documents, (ii) the name and signature of each officer who executes a Transaction Document or Subordinated Document on the Borrower’s behalf (on which certificate the Administrative Agent and each Lender may conclusively rely until a revised certificate is received), (iii) the Borrower’s articles of incorporation certified by the Secretary of State of the State of California within ten days prior to the Funding Date, (iv) a copy of the Borrower’s By-Laws and (2) a good standing certificate of the Borrower from the Secretary of State of the State of California dated within ten days prior the Funding Date;

(xii)          (1) a certificate of the Secretary or an Assistant Secretary of the Guarantor certifying (i) the resolutions of the Guarantor’s board of directors or executive committee of such board approving the transactions contemplated by the Guaranty, (ii) the name and signature of each officer who executes a Transaction Document or Subordinated Document on the Guarantor’s behalf (on which certificate the Administrative Agents and each Lender may conclusively rely until a revised certificate is received), (iii) the Guarantor’s certificate of incorporation certified by the Secretary of State of the State of Delaware within ten days prior to the Funding Date, and (iv) a copy of the Guarantor By-Laws and (2) a good standing certificate of the Guarantor from the Secretary of State of the State of Delaware dated within ten days prior to the Funding Date.

Section 6.2.           Additional Conditions .  The obligation of the Lenders to make the Loans is subject to the fulfillment, prior to or on the Funding Date, of the following additional conditions precedent:

(a)           The Administrative Agent shall have received the following documents (with a copy for each Lender that is a party hereto as of the Funding Date):

(i)            (1) a Series A Note, duly executed by the Borrower, in an original principal amount equal to each Lender’s Series A Commitment and (2) a Series B Note, duly executed by Borrower, in an original principal amount equal to the each Lender’s Series B Commitment shall have been issued to each Lender that is advancing funds on the Funding Date;

(ii)           the broker’s report and insurance certificate required by Appendix B of the Spare Parts Mortgage and the Subordinated Spare Parts Mortgage with respect to the Pledged Spare Parts, and the broker’s report and insurance certificate required by Appendix B of the Engine Mortgage and the Subordinated Engine Mortgage with respect to the Engines;

(iii)          with respect to each Engine, a copy of the original bill(s) of sale or manufacturer’s invoice(s), evidencing chain of title back to the manufacturer, or other evidence of ownership reasonably satisfactory to the Administrative Agent;

(iv)          an Officer’s Certificate of the Borrower, dated as of the Funding Date, stating that its representations and warranties set forth in Sections 3.1 and 3.2 of this Agreement are true and correct as of the Funding Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

(v)           the Financing Statements;

(vi)          the UCC Termination Statements, if any;

(vii)         the Releases, if any; and

(viii)        the written consent and acknowledgement of the vendor or licensor of the Software currently used by the Borrower to track its spare parts inventory to the interests of the Administrative Agent and the Collateral Agent in such Software, which consent shall include and express grant of a license by such vendor to the Administrative Agent and the Collateral Agent for the use of such Software following the occurrence of an Event of Default and shall be in form and substance satisfactory to the Lenders in their sole discretion.

(b)           On the Funding Date, after giving effect to the filing of the FAA Filed Documents, the Financing Statements and the UCC Termination Statements (if any), (i) the Administrative Agent shall have received a duly perfected first priority security interest in all of the Borrower’s right, title and interest in the Collateral subject only to Permitted Liens that are not Liens of Record, and (ii) the Collateral Agent shall have received a duly perfected second priority security interest in all of the Borrower’s right, title and interest in the “collateral” described in each Subordinated Mortgage, subject only to the Lien of the applicable Senior Mortgage and other Permitted Liens (as defined in such Subordinated Mortgage) that are not Liens of Record.

(c)           No change shall have occurred after the date of this Agreement in any applicable law that makes it a violation of law for (a) the Borrower, the Guarantor, the Administrative Agent, the Collateral Agent, any Lender or any Beneficiary to execute, deliver and perform the Transaction Documents and Subordinated Documents to which it is a party or (b) any Lender to make the Loans on the terms and conditions contemplated by the Transaction Documents.

(d)           On the Funding Date, no event shall have occurred and be continuing, or would result from the mortgage of the Collateral, which constitutes an Event of Default or a Potential Default.

(e)           The Borrower shall have good title to the Engines and the Pledged Spare Parts, in each case free and clear of all Liens, except Permitted Liens which are not Liens of Record.  With respect to each Designated Location that is leased (including any ground lease and any lease of any temporary buildings or the like) or subleased by the Borrower, the Borrower shall have obtained from the Borrower’s immediate landlord, and if requested by the Administrative Agent, from each landlord in the chain back to the owner of the real property and the owner of the improvements (whether permanent or temporary, if separate from the real property), a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, if applicable, to access by the Administrative Agent, the Collateral Agent and/or any

Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to the Senior Mortgages and the Subordinated Mortgages (in each case, in form and substance satisfactory to the Lenders).  In addition, with respect to each Designated Location owned by the Borrower or any of its Affiliates, if any, the Borrower shall have obtained from each other Person that may have an interest in the real property and/or the improvements (whether permanent or temporary improvements) at such location (whether as mortgagee or otherwise) a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, in the event that such Person shall have obtained possession and control of the relevant premises from the Borrower or the Borrower’s Affiliate (whether upon foreclosure or other exercise of remedies by such Person or otherwise), to access by the Administrative Agent, the Collateral Agent and/or any Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to the Senior Mortgages and the Subordinated Mortgages (in each case, in form and substance satisfactory to the Lenders).

(f)            The Administrative Agent is and will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Engines, Engine Documents, Pledged Spare Parts (other than the Identified Spare Parts) and Spare Parts Documents (other than the Spare Parts Documents relating to the Identified Spare Parts) in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor .

(g)           On the Funding Date, (i) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (ii) each Financing Statement and each UCC Termination Statement (if any) shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

(h)           No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Transaction Document or any Subordinated Document or the transactions contemplated hereby or thereby.

(i)            The representations and warranties in Sections 3.1 and 3.2 shall be true and correct in all material respects on and as of such date (except to the extent such representations and warranties relate solely to an earlier date but then as of such earlier date).

(j)            The Borrower shall have paid (i) to the Administrative Agent the fee referenced in Section 1.3, and (ii) the person or persons entitled thereto all amounts referred to in the first sentence of Section 9.3 for which it shall have received reasonably detailed invoices at least two Business Days before the Funding Date.

(k)           No payment default (without giving effect to any grace period) by Borrower shall have occurred and be continuing under any of the IAI Operative Documents (as defined in the Payment and Indemnity Agreement) or any agreement to which the Borrower and any Lender or any Lender’s Subsidiaries are parties (or any agreement to which the Borrower is a party relating to the same transaction as any such agreement).

(l)            No payment default by the Borrower currently exists with respect to any financing facility of $250,000 or more and the Administrative Agent and the Lenders shall have received a certification from the Borrower to such effect.

(m)          (i) The Restructuring Transactions shall have been documented in definitive documentation satisfactory to the Lenders and the Beneficiaries, as applicable, in their sole discretion, and (ii) either (x) all of the Restructuring Transactions shall have been fully consummated in a manner satisfactory to the Lenders and the Beneficiaries, as applicable, in their sole discretion or (y) any Restructuring Transactions not yet consummated shall be ready to be consummated contemporaneously with the funding of the Loans hereunder and all conditions precedent to the effectiveness and consummation thereof shall have been satisfied (or waived) in a manner satisfactory to the Lenders and the Beneficiaries, as applicable, in their sole discretion.

(n)           The Administrative Agent shall have received an Appraisal (using the Physical Appraisal Methodology) with respect to the Pledged Spare Parts from the Independent Appraiser, satisfactory in form and substance in the sole discretion of the Administrative Agent, as well as (x) an Officer’s Certificate of the Independent Appraiser substantially in the form of Appendix E to the Spare Parts Mortgage, and (y) an Officer’s Certificate of the Borrower substantially in the form of Appendix C to the Spare Parts Mortgage; and the following shall be true:

(i)            The Current Market Value of the Pledged Spare Parts (excluding those Spare Parts which are either in transit or out for repair and consequently not located at a Designated Location) reflected in such Appraisal shall not be less than $[***]; and

(ii)           The Current Market Value of the Rotables and the Repairables (excluding in each case those Rotables and Repairables which are either in transit or out for repair and consequently not located at a Designated Location) reflected in such Appraisal shall be such that the Series B Commitment shall be equal to or less than the sum of (x) [***]% of the Current Market Value of the Rotables (excluding those Rotables which are either in transit or out for repair and consequently not located at a Designated Location) reflected in such Appraisal, and (y) [***]% of the

Current Market Value of the Repairables (excluding those Repairables which are either in transit or out for repair and consequently not located at a Designated Location) reflected in such Appraisal.

(o)           The Administrative Agent shall have received an Officer’s Certificate of the Borrower certifying the maintenance status (including hours and cycles since last overhaul) of each Engine, which certification may be in the form of an Engine Report, and the Engines shall have a Current Market Value (as determined by the Administrative Agent in accordance with the procedures set forth in Section 4.1(g)(ii) above, based upon reports dated September 2004 as to the current market value of the engines of like make and model from three independent appraisers chosen by the Administrative Agent in its sole discretion and the maintenance status of the Engines as so certified by the Borrower) of not less than $[***] in the aggregate.

(p)           On the Funding Date after the Loans have been made, (i) the Collateral Ratio shall be no greater than the Maximum Collateral Ratio, (ii) the Rotables Ratio shall be no greater than the Maximum Rotables Ratio, (iii) the LDTV Ratio shall be no greater than the Maximum LDTV Ratio and (iv) the Lenders shall have received one or more Officer’s Certificates of the Borrower to such effect, which certification may be in the form of the Appraisal Compliance Report (as defined in the Spare Parts Mortgage) and the LDTV Compliance Report, in each case shall include an express certification by the Borrower as to the accuracy and completeness of all information and data provided by the Borrower to the Independent Appraiser for the preparation of the Appraisal referenced therein; and

(q)           Such other documents relating to the Loans contemplated hereby as the Administrative Agent or any Lender may reasonably request.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1.           Events of Default.  Each of the following events shall constitute an “Event of Default,” whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           The Borrower shall fail to make any payment of principal of or interest on any Loan or LIBOR Breakage Costs within five Business Days after the same shall have become due hereunder; or

(b)           The Borrower or the Guarantor shall fail to pay any other amount payable hereunder or under any other Transaction Document when due and such failure shall continue for a period of ten Business Days after the same shall have become due hereunder or under such other Transaction Document; or

(c)           Any representation or warranty made by the Borrower or the Guarantor in this Agreement or any other Transaction Document, or in any report, certificate or other document prepared by the Borrower or the Guarantor, and furnished pursuant to or in connection with this Agreement or any other Transaction Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days after the date of written notice thereof from the Administrative Agent or any Lender; or

(d)           The Borrower or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender, unless such failure is capable of being corrected and the Borrower shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

(e)           The Borrower or the Guarantor shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Borrower or the Guarantor shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Borrower or the Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Borrower or the Guarantor shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Borrower’s or the Guarantor’s board of directors shall adopt a resolution authorizing any of the foregoing;

(f)            An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Borrower or the Guarantor as the case may be, a receiver, trustee or liquidator of the Borrower or the Guarantor or of substantially all of their respective property, or substantially all of the property of the Borrower or the Guarantor shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or a petition against the Borrower or the Guarantor in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower or the Guarantor, any court of competent jurisdiction assumes jurisdiction, custody or control of the Borrower or the Guarantor, or of substantially all of the property of the Borrower or the Guarantor and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days; or

(g)           The Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Engines and/or the Pledged Spare Parts in accordance with the provisions of Section 3.05 of the Engine Mortgage and the Spare Parts Mortgage, respectively; or

(h)           The Borrower shall cease to be a Certificated Air Carrier; or

(i)            Any Senior Mortgage shall for any reason cease to be a valid first priority perfected security interest (subject to Permitted Liens) in favor of the Administrative Agent in the Borrower’s right, title and interest in and to the Collateral described in such Senior Mortgage under the laws of the United States of America; or

(j)            an “Event of Default” as defined in any of the GE Deferral Leases or any of the Early Termination Leases shall have occurred and be continuing; provided, however, it is expressly acknowledged and agreed that none of the occurrence of a Trigger Event, the termination of any GE Deferral Lease upon the occurrence of a Trigger Event pursuant to the Milestone Agreement, or the implementation of any other remedy expressly contemplated by the Milestone Agreement or by any other agreement (including but not limited to an omnibus amendment agreement) executed pursuant to the Milestone Agreement on account of the occurrence of a Trigger Event shall be deemed to constitute an Event of Default under this subclause (j); provided, further, however, that, notwithstanding the immediately preceding proviso, any failure by the Borrower or the Guarantor to comply with its obligations under the Milestone Agreement, under any other agreement (including but not limited to an omnibus amendment agreement) executed pursuant to the Milestone Agreement on account of the occurrence of a Trigger Event, or under any GE Deferral Lease or any Early Termination Lease as amended by any such omnibus amendment agreement on account of such Trigger Event, including, but not limited to, any failure to return the applicable aircraft to the lessor thereof following the termination of the lease in respect thereof, shall constitute an Event of Default hereunder to the same extent (and subject to the same grace periods) as such failure constitutes an Event of Default under the applicable Early Termination Lease or GE Deferral Lease; or

(k)           a “Subordinated Event of Default” shall have occurred and be continuing under any of the Subordinated Documents.

then, if an Event of Default referred to in clause (e) or (f) of this Section 7.1 shall have occurred and be continuing, (x) the principal of the Loans then outstanding, together with interest accrued but unpaid thereon, LIBOR Breakage Costs, and all other amounts owing to the Administrative Agent and any Lender hereunder or under any other Transaction

Document, shall immediately and without further act become due and payable, and (y) the Commitments, to the extent not previously terminated, shall automatically terminate, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and, if any other Event of Default shall have occurred and be continuing, then the Administrative Agent shall, upon request of the Required Lenders, by notice to the Borrower, terminate the Commitments and declare the unpaid principal of the Loans then outstanding, together with interest accrued but unpaid thereon, LIBOR Breakage Costs and all other amounts due to the Administrative Agent and any Lender hereunder or under any other Transaction Document, to be forthwith due and payable, whereupon the Commitments shall terminate and the Loans, all such interest and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.  In addition to any other remedies available to the Administrative Agent and the Lenders under the Transaction Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case the Administrative Agent may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Senior Mortgages.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1.           Appointment and Authorization.  Each Lender hereby irrevocably designates and appoints General Electric Capital Corporation as the “Administrative Agent” under the Transaction Documents and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to it thereby and to exercise such other powers as are reasonably incidental thereto, including but not limited to serving as the “Secured Party” on behalf of the Lenders under the Senior Mortgages and documents and instruments relating thereto.  The Administrative Agent shall not have any duties other than those expressly set forth in a Transaction Document or any fiduciary relationship with any Lender, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrative Agent.  The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower.  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

Section 8.2.           Delegation of Duties.  The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

Section 8.3.           Exculpatory Provisions.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted (i) with the consent or at the direction of the Required Lenders or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The

Administrative Agent shall not be responsible to any Lender or other Person for (a) any recitals, representations, warranties or other statements made by the Borrower or any of its Affiliates, (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (c) any failure of the Borrower or any of its Affiliates to perform any obligation or (d) the satisfaction of any condition specified in Article VI.  The Administrative Agent shall not have any obligation to any Lender to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Borrower or any of its Affiliates.

Section 8.4.           Reliance by Administrative Agent.  As between the Administrative Agent and the Lenders, the Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document, other writing or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Borrower or any of its Affiliates), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agents shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders, and assurance of its indemnification, as it deems appropriate.  Subject to Section 9.1, the Administrative Agent shall not effect any waiver or grant any consent or make any determination without the direction of the Required Lenders.

Section 8.5.           Notice of Events of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless it has received notice from any Lender or the Borrower stating that a Potential Default or Event of Default has occurred hereunder and describing such Potential Default or Event of Default.  Promptly upon receiving notice of the occurrence of any Potential Default or Event of Default, the Administrative Agent shall notify each Lender of such occurrence.  The Administrative Agents shall take such action concerning a Potential Default or Event of Default as may be directed by the Required Lenders (or, if required for such action, all of the Lenders), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Lenders.

Section 8.6.           Non-Reliance on Administrative Agent and Other Lenders; Lender Representations.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, the Guarantor or any of their Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent.  Each Lender represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and the Guarantor and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any information concerning the Borrower, the Guarantor or any of their Affiliates that comes into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 8.7.           Administrative Agent and Affiliates.  The Administrative Agent and its Affiliates may extend credit to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Affiliates and, in its role as a Lender, General Electric Capital Corporation may exercise or refrain from exercising its rights and powers as if it were not Administrative Agent.

Section 8.8.           Indemnification.  Each Lender shall indemnify and hold harmless the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably in accordance with its Percentage Share (or, after the Commitments have been terminated, its Ratable Share) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

Section 8.9.           Successor Administrative Agent.  The Administrative Agent may, upon at least 30 days notice to the Borrower and each Lender, resign its position as the Administrative Agent.  Such resignation shall not become effective until a successor Administrative Agent acceptable to the Borrower is appointed by the Required Lenders and has accepted such appointment.  Upon such acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents.  After any retiring Administrative Agent’s resignation hereunder, the provisions of Article V and this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

ARTICLE IX

MISCELLANEOUS

Section 9.1.           Amendments.  Neither this Agreement nor any other Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated (excluding any mortgage supplements or supplemental mortgages contemplated by and executed and delivered pursuant to the Engine Mortgage or the Spare Parts Mortgage, respectively) unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the final scheduled maturity of any Loan or any Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce or extend the time of payment of the principal amount thereof (except to the extent, and under the circumstances, specified in Section 1.1(d)(iii)), (ii) increase the Commitment of any Lender, (iii) release any Collateral (except as expressly provided in the applicable Senior Mortgage), (iv) amend, modify or waive any provision of this Section 9.1, (v) reduce the percentage specified in the definition of Required Lenders, (vi) consent to the assignment or transfer by the Borrower or the Guarantor of any of its rights and obligations under this Agreement or the other Transaction Documents or (vii) impair any indemnity under a Transaction Document in favor of such Lender; provided, further, that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent, amend, modify or waive any provision of Article VIII or any other provision as same relates to the rights or obligations of the Administrative Agent.

Section 9.2.           Notices.  Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by facsimile communication), given to the appropriate Person at its address or facsimile number set forth on the signature pages hereof or at such other address or facsimile number as such Person may specify, and effective when received at the address specified by such Person.  The number of days for any advance notice required hereunder may be waived (orally or in writing) by the Person receiving such notice.

Section 9.3.           Costs and Expenses.   The Borrower hereby agrees to pay at or prior to the Closing after receipt of reasonably detailed invoices, all reasonable and actual costs and expenses of the initial Lenders and the Administrative Agent in connection with the preparation, execution and delivery of the Transaction Documents and the Subordinated Documents (whether or not any such Transaction Document or Subordinated Document is entered into), including, without limitation the reasonable fees and expenses of (a) Holland & Knight LLP, special counsel to the initial Lenders and the Beneficiaries, (b) Weil, Gotshal & Manges, special bankruptcy counsel to the Lenders, (c) FAA Counsel, and (d) the Independent Appraiser (but, solely in the case of the Independent Appraiser, its fees payable by the Borrower under this subclause (d) shall not exceed $115,000).  The Borrower further agrees to pay on demand all reasonable and actual costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents after the occurrence of an Event of Default.

Section 9.4.           Certain Agreements .  (a) Each Lender and the Administrative Agent agrees as to itself with the Borrower that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any Affiliate or other person claiming by, through or under it to) take or cause to be taken any action contrary to the Borrower’s right to quiet enjoyment of the Collateral, and to possess, use, retain and control the Engines and the Pledged Spare Parts and all revenues, income and profits derived therefrom without hindrance.

(b)           Each Lender agrees to comply with its obligations under the Senior Mortgages.

Section 9.5.           Entire Agreement.  The Transaction Documents and the Subordinated Documents constitute the entire understanding of the parties thereto concerning the subject matter thereof.  Any previous agreements, whether written or oral, concerning such matters are superseded thereby.

Section 9.6.           Cumulative Rights and Severability.  All rights and remedies of the Lenders and the Administrative Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise.  Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

Section 9.7.           Waivers.  No failure or delay of any party hereto in exercising any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or further exercise thereof or the exercise of any other power, right, privilege or remedy.  Any waiver hereof shall be effective only in the specific instance and for the specific purpose for which such waiver was given.  After any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights and any Potential Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to (or impair any right consequent upon) any subsequent or other Potential Default of Event of Default.

Section 9.8.           Successors and Assigns; Participations; Assignments.

(a)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided herein, the Borrower may not assign or transfer any of its rights or delegate any of its duties without the prior consent of the Administrative Agent and each of the Lenders.

(b)           Participations.  Any Lender may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Lender hereunder.  Such Lender shall remain solely responsible for performing its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder (without any consent required from any Participant).  Each Participant shall be entitled to the benefits of Article V; provided that such Participant shall not be entitled to any greater benefit under Article V than the Lender that sold the participating interest to the Participant would have been entitled to thereunder and no Participant shall be entitled to any benefit thereunder unless it shall perform such obligations as are imposed on the Lenders under Article V; provided further that in the event that any Participant that is not a GE Affiliate exercises any of its rights under Article V or requests payment pursuant to Article V, the Borrower may request, at the Borrower’s expense, that such Participant re-assign its interests to a bank, financial institution or other entity specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of both the Administrative Agent and the Lender that granted the participating interest to the Participant initially, which consents shall not be unreasonably withheld, and (iii) the Borrower shall have paid to the Lender that granted the participating interest to the Participant all principal, interest and other amounts then due and payable to such Lender hereunder.

(c)           Assignments.  Notwithstanding the foregoing, any Lender may assign all or a portion of its Commitment and its outstanding Notes to a Qualified Affiliate of such Lender or assign all, or if less than all, a portion equal to at least $[***] in the aggregate face amount of Notes and of such Commitment (and related Obligations) to one or more Eligible Assignees, each of which assignees referred to in Section 9.8(c) shall become a party to this Agreement as a Lender by execution of a supplement hereto in the form of Exhibit F (a “Transfer Supplement”) hereto, provided that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 9.8(d) hereof.  To the extent of any assignment pursuant to this Section 9.8(c) (other than an assignment to a Qualified Affiliate pursuant to the preceding sentence), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment.  At the time of each assignment pursuant to this Section 9.8(c) to a Person which is not already a Lender hereunder, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the Internal Revenue Service forms (and, if applicable, a Certificate re Non-Bank Status) required by Section 5.3 (c)(i).

(d)           Register.  The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 9.8(d), to maintain a register (the “Register”) on which it will record the registered holder of the Notes of each Series and the registration of transfers of Notes of each Series made pursuant to and in accordance with Section 9.8(c).  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice, and the Administrative Agent shall, reasonably promptly after (a) any person becomes a Lender after the date hereof and (b) any Lender alters or modifies its name or address, notify the Borrower of and deliver to the Borrower a written update of the names and addresses of all Lenders.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of the Notes held by any Lender.  With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, the Notes made pursuant to such

Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Notes and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Notes shall remain owing to the transferor.  The registration of assignment or transfer of all or part of the Commitment and the Notes shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Transfer Supplement in accordance herewith.  Coincident with the delivery of such a Transfer Supplement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of any Note or Notes, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender such Notes, and thereupon one or more new Notes of the same series of Notes in the same aggregate principal amount shall be issued by the Borrower to the assigning or transferor Lender and/or the new Lender, as appropriate to reflect such assignment.  The new Notes shall be authenticated by the Administrative Agent.  By execution and delivery hereof, the Borrower requests and directs the Administrative Agent to authenticate and deliver the Notes to be issued hereunder and the Administrative Agent Agrees to do so.

Section 9.9.           Confidentiality.  Neither the Administrative Agent nor any Lender shall disclose any nonpublic information relating to the Borrower (provided to it by the Borrower) or any Transaction Document to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent’s or Lender’s Affiliates and its officers, directors, employees, agents and advisors and, as contemplated by Section 9.8, to actual or prospective assignees and participants, and then, in all such cases, only with an undertaking by the party to whom such information is disclosed to keep such information confidential, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (d) to the extent reasonably necessary in connection with any dispute related to, or enforcement of, the Transaction Documents.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in the Transaction Documents (the “Transaction”), shall not apply to the U. S. federal tax structure or U. S. federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U. S. federal tax structure and U. S. federal tax treatment of the Transaction.  The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U. S. federal tax structure of the Transaction or any U. S. federal tax matter or U. S. federal tax idea related to the Transaction.

Section 9.10.        Counterparts.  This Agreement may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

Section 9.11.        Governing Law; Submission to Jurisdiction; Venue.

(a)           This Agreement and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement or a Transfer Supplement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 9.2, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(b)           Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.12.        Waiver of Trial by Jury.  To the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of, or in connection with, any Transaction Document or any matter arising thereunder.

Section 9.13.        Effective Date.  Although this Agreement is dated as of February 17, 2005, it shall not be effective unless and until executed by the parties listed on the signature pages hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

GENERAL ELECTRIC CAPITAL CORPORATION
as the Administrative Agent

By:
Name:
Title:

Address:
General Electric Capital Corporation
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

Attention:	Customer Services
Telephone:	(203) 357-3776
Facsimile:	(203) 357-3201
email:	Nanotices@gecas.com

INDEPENDENCE AIR, INC.

By:
Name:
Title:

Address:
Independence Air, Inc.
Executive Offices
45200 Business Court
Dulles, VA 20166

Attention:	General Counsel
Telephone:	(703) 650-6006
Telecopy:	(703) 650-6294
Email:	rick.kennedy@flyi.com

Commitment:	GENERAL ELECTRIC CAPITAL
Series A Commitment: $8,516,374	CORPORATION
Series B Commitment: $7,655,023	as Lender

By:
Name:
Title:

Notice Address and Lending Office:

General Electric Capital Corporation
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

	Attention:	Customer Services
	Telephone:	(203) 357-3776
	Facsimile:	(203) 357-3201
	email:	Nanotices@gecas.com

SCHEDULE 1

DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS

1.             Definitions.  The following terms have the meanings set forth, or referred to, below:

“Acceptable Collateral” means a letter of credit issued by a bank organized under the laws of the United States or any State thereof, or the New York branch of a major international bank, in each case for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation’s long-term unsecured Dollar denominated debt) carries a rating from Standard & Poor’s of A or better, or another security arrangement that affords at least the same degree of certainty of payment.

“Act” means part A of subtitle VII of title 49, United States Code.

“Actual Knowledge” means, with respect to any Person, actual knowledge of a Vice President or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Transaction Documents.

“Administrative Agent’s Account” means the Administrative Agent’s account number 50-234-585, reference Independence Air Engine and Spare Parts Loan, at Deutsche Bank Trust Company Americas, New York branch, ABA No. 021-001-033, Swift Code BKTRUS 33, or such other account at a bank in the United States designated to the Borrower by the Lender.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person.  For purposes of this definition, “control’’ means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise, and “controlling,” “controlled by,” and “under common control with” have correlative meanings.

“Aggregate Commitment” means the sum of the Aggregate Series A Commitment and the Aggregate Series B Commitment.

“Aggregate Series A Commitment” means the amount set forth in Schedule 3 to this Agreement.

“Aggregate Series B Commitment” means the amount set forth in Schedule 3 to this Agreement.

“Agreement” is defined in the first paragraph of this Agreement.

“Applicable Margin” means [***]% per annum.

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“Appraisal” means a written report as to the Current Market Value of the Pledged Spare Parts prepared by the Independent Appraiser based on either the Desk-Top Appraisal Methodology or the Physical Appraisal Methodology, as the case may be.

“Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended.

“Beneficiaries” has the meaning specified in the Payment and Indemnity Agreement.

“Borrower” is defined in the first paragraph of this Agreement.

“Borrower’s Account” means initially the account set forth in Section 1.2(b) or any subsequent account designated in writing by the Borrower to the Administrative Agent from time to time.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which banks in New York City or Dulles, Virginia are authorized or required by law to close, and (ii) with respect to all notices and determinations in connection with, and borrowings and payments of principal and interest on the Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit G annexed hereto.

“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Closing” means the time at which the Loans are advanced to the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means, collectively, all of the Engine Collateral and the Spare Parts Collateral.

“Collateral Agent” means General Electric Capital Corporation in its capacity as agent for the Beneficiaries with respect to the collateral created and granted by the Borrower under the Subordinated Mortgages.

“Collateral Agent Agreement” means a Collateral Agent Agreement substantially in the form of Exhibit K attached hereto, duly completed and executed by the Collateral Agent and the Beneficiaries.

“Collateral Ratio” has the meaning set forth in the Spare Parts Mortgage.

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“Commitment” means, with respect to any Lender, its commitment to make a Loan (or any portion thereof) pursuant to this Agreement, including without limitation its Series A Commitment and its Series B Commitment as set forth on the signature pages hereto.

“Commitment Termination Date” means February 23, 2005.

“CRJ-200” means Bombardier Inc. model CL600-2B19 aircraft.

“Current Market Value” means (i) with respect to any Pledged Spare Part, its current market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market orderly liquidation transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, as determined by the Independent Appraiser, and (ii) with respect to any Engine, its current market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, as determined by the Administrative Agent pursuant to Section 4.1(g)(ii) hereof.

“Default Rate” is defined in Section 2.4.

“Desk-Top Appraisal Methodology” has the meaning set forth in the Spare Parts Mortgage.

“Designated Date” means the day coinciding with the third (3rd) anniversary of the Funding Date.

“Designated Locations” means the locations in the U.S. designated from time to time by the Borrower at which the Pledged Spare Parts may be maintained by or on behalf of the Borrower, which initially shall be the locations set forth on Schedule I to the Spare Parts Mortgage and shall include the additional locations designated by the Borrower pursuant to Section 3.02(b) of the Spare Parts Mortgage.

“Dollar” and “$” means lawful currency of the United States of America.

“Early Termination Leases” means, collectively, (i) the leveraged leases with respect to the CRJ-200 aircraft specified in the definition of Existing Early Termination Agreement, which leases are described in more detail in the Existing Early Termination Agreement, and (ii) the leveraged lease transactions with respect to the ten CRJ-200 aircraft bearing manufacturer’s serial numbers 7500, 7520, 7527, 7528, 7544, 7545, 7561, 7553, 7572 and 7652, in each case as in existence on the date hereof and as the same may be further amended, supplemented, restated or otherwise modified from time to time, but in each case only for so long as a GE Affiliate remains the owner participant thereunder.

“Eligible Assignee” means (i) prior to the termination of the Commitments in full, a Person approved by the Borrower which approval shall not be unreasonably withheld or

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delayed and which approval shall not be required if an Event of Default shall be continuing and (ii) after the termination of the Commitments in full, a bank or other financial institution nominated by a Lender.

“Engine” means any engine described on Schedule 2 to this Agreement and any engine substituted for an Engine from time to time thereafter in accordance with the terms of the Engine Mortgage, but excluding any Engine that has been released from the Lien of the Engine Mortgage in accordance with the terms thereof.

“Engine Collateral” means all of the Engines and such other items as are included within the definition of “Collateral” in the Engine Mortgage.

“Engine Container” means any engine container identified by manufacturer’s serial number on Schedule 2 to this Agreement.

“Engine Documents” has the meaning specified in the Engine Mortgage.

“Engine Mortgage” means the Engine Mortgage and Security Agreement in substantially the form of Exhibit A to this Agreement entered into by the Borrower and the Administrative Agent to secure the Loans, as supplemented by Mortgage Supplement No. 1 thereto pursuant to which all of the Engines and Engine Containers described on Schedule 2 to this Agreement are subjected to the Lien thereof.

“Engine Report” has the meaning specified in Section 4.1(g)(i).

“Engine Valuation Notice” has the meaning specified in Section 4.1(g)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the relations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Event of Default” is defined in Section 7.1.

“Excluded Tax” of a Person means (A) any Tax imposed on all or part of the income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction) of that Person, any franchise, doing business, net worth or capital-based Tax imposed on that Person, and any intangibles Tax or similar Tax imposed on the principal amount or value of the Loans, by any jurisdiction (including the United States) (i) in which that Person is organized, (ii) in which that Person’s principal office or applicable Lending Office is located, or (iii) in which that Person is subject to such Tax as a result of that Person doing business unrelated to making a Loan under this Agreement, (B) any Tax imposed on a transferee of a Lender or on payments to a transferee to the extent that, under applicable law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of such Taxes that would have been imposed on the transferor to such transferee or on payments to such transferor and indemnified against hereunder

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(with appropriate adjustment to reflect the amount of the Loan acquired by such transferee) or (C) any Tax to the extent that liability for such Tax is caused by, and would not have been incurred but for, (i) the gross negligence or willful misconduct of such Person or (ii) the inaccuracy of any representation of such Person in any Transaction Document or (iii) the breach by such Person of any of its obligations under Section 5.3(c)(i).

“Existing Early Termination Agreement” means that certain Omnibus Amendment Agreement dated as of January 7, 2005 among Borrower, Guarantor, Export Development Canada and certain other parties thereto with respect to ten CRJ-200 aircraft bearing manufacturer’s serial numbers 7594, 7599, 7601, 7720, 7723, 7737, 7739, 7740, 7759, and 7768.

“FAA” means the Federal Aviation Administration of the United States Department of Transportation, or any agency which may succeed to the rights, duties and obligations thereof under applicable law.

“FAA Counsel” means Daugherty, Fowler, Peregrin & Haught.

“FAA Filed Documents” means the Engine Mortgage (together with the Mortgage Supplement No. 1 thereto), the Spare Parts Mortgage, the Subordinated Engine Mortgage (together with the Mortgage Supplement No. 1 thereto), and the Subordinated Spare Parts Mortgage.

“Federal Aviation Act” means Title 49 of the United States Code which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958 and the regulations promulgated thereunder, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Financing Statements” means, collectively, the Uniform Commercial Code financing statements naming Borrower as debtor and the Administrative Agent, as secured party, covering the Collateral to be filed with the appropriate Governmental Authorities on the Funding Date.

“Funding Date” means the date, on or prior to the Commitment Termination Date, which the Borrower requests for the funding of the Loans pursuant to Section 1.2

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any Person, means such principles applied on a basis consistent with prior periods except as may be disclosed in such Person’s financial statements.

“GECAS” means GE Capital Aviation Services, Inc.

“GECC” means General Electric Capital Corporation.

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“GE Affiliate” means GECC and each Affiliate of GECC.

“GE Deferral Amount” means, as of any date of determination, (i) with respect to any particular GE Deferral Lease, the amount shown on Schedule 6 hereto with respect to such lease for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under such lease through and including the date of determination, and (ii) with respect to all of the GE Deferral Leases, the aggregate sum of the amounts shown on Schedule 6 hereto with respect to each of the GE Deferral Leases for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under all such leases through and including the date of determination.

“GE Deferral Leases” means, collectively, all of the leases described on Schedule 5 hereto, as the same may be further amended, supplemented, restated or otherwise modified from time to time, but only for so long as the owner participant thereunder remains a GE Affiliate.

“GE Deferral Lease Obligations” means, collectively, all obligations of the Borrower under the GE Deferral Leases and the “operative documents” (howsoever titled or described) relating to each such GE Deferral Lease, including, without limitation, the obligation to make payments of “basic rent” (howsoever titled or described) in full as and when due pursuant to the terms thereof, the obligation to make default interest payments, make-whole payments and/or payments for breakages costs (in each case howsoever titled or described) in respect of any payments not made when due, and all other payment and performance obligations of the Borrower thereunder, regardless of whether any such payment or performance obligation of the Borrower is expressed thereunder as being owed by the Borrower to a GE Affiliate or to some other party (it being expressly acknowledged and agreed that, pursuant to the express terms of the GE Deferral Leases and the “operative documents” relating thereto, certain payments are to be made by the Borrower to a security trustee or equivalent person or agent for the account of all interested parties, including the equity or owner participant therein as well as the lender or loan participants therein).

“Governmental Authority” means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

“Guarantor”  means FLYi, Inc., a Delaware corporation.

“Guaranty” means a Guaranty substantially in the form of Exhibit C hereto, duly completed and executed by Guarantor for the benefit of, among others, the Administrative Agent and the Lenders.

“Identified Spare Parts” has the meaning specified in the Spare Parts Mortgage.

“Independent Appraiser” has the meaning specified in the Spare Parts Mortgage.

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“Independent Appraiser’s Fee Amount” has the meaning set forth in Schedule 3.

“Interest Payment Date” means, subject to Section 1.6(b), the date numerically corresponding to the Funding Date in each calendar month, commencing with the month immediately following the month in which the Funding Date occurs and continuing until the Maturity Date or, in the absence of such a numerically corresponding date, the last day of such month.  The final “Interest Payment Date” for any Note shall be the Maturity Date.

“Interest Period” means, with respect to any Note, a period used for calculating the interest rate applicable to such Note, as determined pursuant to Section 2.2.

“Interest Rate Determination Date” means, with respect to any Interest Period for a Note, the second Business Day prior to the first day of such Interest Period.

“LDTV Compliance Report” means an Officer’s Certificate substantially in the form of Exhibit L to this Agreement, duly completed and signed on behalf of the Borrower.

“LDTV Ratio” means, as of any date, a percentage determined by dividing (i) the aggregate outstanding principal amount of the Loans plus the GE Deferral Amount minus the amount of the Cash Collateral held by the Administrative Agent as of such date by (ii) the sum of (a) the aggregate Current Market Value of all Engines, (b) aggregate Current Market Value of all Pledged Spare Parts, excluding (x) those Pledged Spare Parts which are either in transit or out for repair and consequently not located at a Designated Location as of such date, and (y) those Pledged Spare Parts which are located at any Designated Location which is at the premises of a third party maintenance facility.

“Lender” is defined in the first paragraph of this Agreement.

“Lending Office” means the lending office of each Lender set forth on the signature page of this Agreement with respect to such Lender, or such other lending office as a Lender from time to time shall notify the Borrower as its lending office hereunder; provided that a Lender shall not, without the Borrower’s request, change its Lending Office if it would increase the Borrower’s obligations under Sections 5.1, 5.2 or 5.3.

“LIBOR Breakage Costs” has the meaning specified in Section 1.8.

“LIBOR Rate” means, with respect to any Interest Period, the rate appearing on Bloomberg Page BBAM 1 screen service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period, as the rate for dollar deposits with a maturity of three months.  In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the average (rounded upwards to the nearest 1/100%), as determined by the Administrative Agent, of the per annum interest rates at which dollar

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deposits of amounts comparable to the outstanding principal amount of the Loan and for a maturity of three months are offered by the principal London offices of the Reference Banks, in each case offered to prime banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest affecting the title to or any interest in property.

“Lien of Record” means, (i) with respect to any Pledged Spare Parts, any Lien that is recorded in the records of the aircraft registry maintained by the FAA in Oklahoma City, Oklahoma in accordance with the Act (or any successor thereto under applicable law) against property located at the Designated Locations and having a description which would include any of such Pledged Spare Parts, and (ii) with respect to any Engine, any Lien that is recorded in the records of the aircraft registry maintained by the FAA in Oklahoma City, Oklahoma in accordance with the Act (or any successor thereto under applicable law) against such Engine.

“Loan” or “Loans” means the Series A Loan and/or the Series B Loan, individually or collectively as the context may require.

“Material Adverse Effect” means a material adverse effect on (i) the business or financial condition of the Borrower individually or the Guarantor and its Subsidiaries (including Borrower) taken as a whole, (ii) the ability of the Borrower and the Guarantor to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement and the other Transaction Documents, (iii) the Collateral, the material impairment of the ability of the Borrower to perform, or the Administrative Agent or the Lenders to enforce, the obligations of Borrower under the Transaction Documents.

“Maturity Date” means the fifth (5th) anniversary of the Funding Date.

“Maximum Collateral Ratio” has the meaning set forth on Schedule 3 to this Agreement.

“Maximum Deductible Amount” has the meaning set forth on Schedule 3 to this Agreement.

“Maximum Deferral Amount” means, as of any date of determination, the amount shown on Schedule 7 attached hereto for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under all of the GE Deferral Leases in the aggregate through and including the date of determination.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) the amount shown on Schedule 7 attached hereto for each month shown on such schedule reflects the “maximum” amount of the GE Deferral Amount with respect to all of the GE Deferral Leases in the aggregate as reflected on Schedule 6 hereto, assuming due and punctual payment by the Borrower of all ‘basic rent” (howsoever titled or described) when due under the GE Deferral Leases, during the period from and including the first day of such month through and including the Maturity Date, and (ii) in the event

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any of the leases described on Schedule 5 attached hereto ceases to be a GE Deferral Lease because the owner participant thereunder is no longer a GE Affiliate, then this Agreement shall be amended to incorporate a new version of Schedule 7, recalculated to reflect the deletion of such lease from the pool of GE Deferral Leases on the same basis and using the same methodology as originally used to calculate Schedule 7 as in effect on the date hereof.

“Maximum LDTV Ratio” has the meaning set forth on Schedule 3 to this Agreement.

“Maximum Rotables Ratio” has the meaning set forth on Schedule 3 to this Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, the Senior Mortgages and the Subordinated Mortgages.

“Note” means a Series A or Series B promissory note of the Borrower issued in connection with a Loan made by a Lender and payable to the order of such Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from such Loan.

“Notice of Borrowing” means a notice substantially in the form of Exhibit E annexed hereto delivered by the Borrower to the Administrative Agent pursuant to Section 1.2(b) with respect to a proposed borrowing.

“Obligations” means, collectively, the principal of and interest on the Loans, any LIBOR Breakage Costs, and all other obligations of every nature of the Borrower from time to time owed to the Administrative Agent, the Lenders (or any of them) under this Agreement or any other Transaction Document.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Other Taxes” means any and all present or future Taxes arising from any payment made under any Transaction Document or from the execution, delivery, performance, filing, recording or enforcement of, or otherwise with respect to, any Transaction Document or the transactions contemplated by the Transaction Documents, excluding any Taxes based on or measured by net income or net profits.

“Participant” is defined in Section 9.8(b).

“Payment and Indemnity Agreement” means the Payment and Indemnity Agreement substantially in the form of Exhibit H hereto among the Borrower, the Collateral Agent and the Beneficiaries.

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“Payment Date” means, subject to Section 1.8(b), with respect to the Series A and Series B Notes, the date numerically corresponding to the Funding Date in each calendar month following the month in which the Funding Date occurs and continuing through the Maturity Date, or, in the absence of such a numerically corresponding date, the last day of such month.  The final “Payment Date” for any Note shall be the Maturity Date for such Note.

“Percentage Share” means, for each Lender, any of the following, as the context may require:  (i) with respect to the Series A Loan, such Lender’s Series A Commitment divided by the Aggregate Series A Commitment, (ii) with respect to the Series B Loan, such Lender’s Series B Commitment divided by such the Aggregate Series B Commitment, and (iii) with respect to the Loans collectively, the sum of such Lender’s Series A Commitment and such Lender’s Series B Commitment, divided by the sum of the Aggregate Commitment.

“Permitted Disposition” is defined in the Engine Mortgage.

“Permitted Investments” is defined in each Senior Mortgage.

“Permitted Liens” is defined in the Engine Mortgage with respect to the Collateral covered thereby and in the Spare Parts Mortgage with respect to the Collateral covered thereby.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies, or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Physical Appraisal Methodology” has the meaning set forth in the Spare Parts Mortgage.

“Pledged Spare Parts” has the meaning set forth in Clause (a) of the first paragraph of Section 2.01 of the Spare Parts Mortgage.

“Potential Default” means any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default.

“Prepayment Date” means, with respect to any prepayment of any Loan pursuant to Section 1.1(c) or (d), as the case may be, the date on which the Administrative Agent receives the funds from the Borrower required to effect the prepayment contemplated thereby.

“Qualified Affiliate” means, as to any Lender, an Affiliate of such Lender engaged in the business of making loans.

“Ratable Share” means, for each Lender, any of the following, as the context may require:  (i) with respect to the Series A Loan, the outstanding principal balance of such

1-10

Lender’s Series A Note divided by the aggregate outstanding principal balance of all Series A Notes, (ii) with respect to the Series B Loan, the outstanding principal balance of such Lender’s Series B Note divided by the aggregate outstanding principal balance of all Series B Notes, and (iii) with respect to the Loans collectively, the outstanding principal balance of all Notes held by such Lender divided by the aggregate outstanding principal balance of all Notes.

“Reference Banks” means (a) Deutsche Bank, (b) Citibank, N.A., (c) JPMorgan Chase Bank, and (d) such other bank or banks as may from time to time be agreed by the Borrower and the Required Lenders.

“Register” is defined in Section 9.8(d).

“Releases” means, collectively, all such releases, lease termination certificates and other documents and instruments, howsoever titled or described, as may be required to be filed with the FAA, each duly executed by or on behalf the lessor or secured party named therein, in order to terminate any and all liens of record covering all or any portion of the Collateral (other than liens in favor of the Administrative Agent and the Collateral Agent created by the Transaction Documents and the Subordinated Documents).

“Repairables” has the meaning set forth in the Spare Parts Mortgage.

“Required Lenders” means Lenders having (i) Commitments in excess of 50% of the Aggregate Commitment or (ii) if the Commitments have been terminated, Notes with an outstanding principal balance in excess of 50% of the aggregate outstanding balance of all Notes outstanding (regardless of Series).

“Restructuring Transactions” means the transactions contemplated by that certain Memorandum of Understanding dated January 7, 2005 among GECAS, Borrower and Guarantor, other than the transactions contemplated by paragraph 4 and Exhibit A thereof (it being expressly understood that those provisions of the Memorandum of Understanding refer to the transactions contemplated by this Agreement and the other Transaction Documents and Subordinated Documents).

“Rotables” has the meaning set forth in the Spare Parts Mortgage.

“Rotables Ratio” has the meaning set forth in the Spare Parts Mortgage.

“SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.

“Senior Mortgages” means, collectively, the Engine Mortgage and the Spare Parts Mortgage.

“Series” means, as the context may require, any of (i) the Series A Notes, collectively, or (ii) the Series B Notes, collectively.

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“Series A Commitment” means, with respect to any Lender, its commitment to make such portion of the Series A Loan as is set forth on its signature page hereto.

“Series A Note” means a promissory note substantially in the form of Exhibit D hereto designated on its face as a “Series A Note”, duly completed and executed by Borrower.

“Series B Commitment” means, with respect to any Lender, its commitment to make such portion of the Series B Loan as is set forth on its signature page hereto.

“Series B Note” means a promissory note substantially in the form of Exhibit D hereto designated on its face as a “Series B Note”, duly completed and executed by Borrower.

“Software” has the meaning set forth in the Spare Parts Mortgage.

“Spare Parts” has the meaning specified in the Spare Parts Mortgage.

“Spare Parts Collateral” means all of the Pledged Spare Parts and such other items as are included within the definition of “Collateral” in the Spare Parts Mortgage.

“Spare Parts Documents” has the meaning specified in the Spare Parts Mortgage.

“Spare Parts Mortgage” means the Spare Parts Mortgage and Security Agreement in substantially the form of Exhibit B to this Agreement entered into by the Borrower and the Administrative Agent to secure the Loans.

“Special Default” means any Event of Default pursuant to Section 7.1(a), (b) and/or (f) or any event or condition that with the lapse of time or giving of notice, or both, would constitute an Event of Default under Section 7.1(a), (b) and/or (f); provided, however, that with respect to any payment contemplated by Section 7.1(b) above that is due upon demand, rather than within some specified period following demand, no “Special Default” shall arise under this definition unless and until any failure to pay continues for five Business Days following the date of such demand.

“Subordinated Documents” means, collectively, the Payment and Indemnity Agreement, the Collateral Agent Agreement, the Subordinated Engine Mortgage and the Subordinated Spare Parts Mortgage

“Subordinated Engine Mortgage” means the Subordinated Engine Mortgage and Security Agreement in substantially the form of Exhibit I to this Agreement entered into by the Borrower and the Administrative Agent to secure the obligations of the Borrower under the Payment and Indemnity Agreement, as supplemented by Mortgage Supplement No. 1 thereto pursuant to which all of the Engines described on Schedule II to this Agreement are subjected to the Lien thereof.

“Subordinated Mortgages” means, collectively, the Subordinated Engine Mortgage and the Subordinated Spare Parts Mortgage.

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“Subordinated Spare Parts Mortgage” means the Subordinated Spare Parts Mortgage and Security Agreement in substantially the form of Exhibit J to this Agreement entered into by the Borrower and the Administrative Agent to secure the obligations of the Borrower under the Payment and Indemnity Agreement.

“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person or by one or more other Subsidiaries.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).

“Threshold Amount” has the meaning specified in Schedule 3 to this Agreement.

“Transaction Documents” means this Agreement, the Notes, the Engine Mortgage, the Spare Parts Mortgage, and the Guaranty.

“Transfer Supplement” is defined in Section 9.8(c).

“Trigger Event” has the meaning specified in that certain Milestone Agreement to be dated on or about February 18, 2005 among Borrower, Guarantor and the beneficiaries named therein.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCC Termination Statements” means, collectively, all such UCC-3 termination statements as may be required to be filed with the appropriate Governmental Authority, each duly authorized by or on behalf the secured party named therein, in order to terminate any and all UCC financing statements of record covering all or any portion of the Collateral (other than financing statements in favor of the Administrative Agent and the Collateral Agent, respectively, contemplated by the Transaction Documents and the Subordinated Documents).

2.             Other Interpretive Provisions.  (a) The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.  For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (iii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular

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provision of this Agreement (or such certificate or document); (iv) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (v) the term “including” means “including without limitation”; (vi) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (vii) references to any agreement refer to that agreement as from time to time amended, supplemented, restated or as the terms of such agreement are waived or modified in accordance with its terms; (viii) references to any Person include that Person’s successors and assigns; and (ix) headings are for convenience of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(b)           Each exhibit and schedule to this Agreement is incorporated in, and shall be deemed a part of, this Agreement.

(c)           All terms defined in any Senior Mortgage and used herein have such respective defined meanings unless otherwise defined herein.

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SCHEDULE 2

ENGINE AND ENGINE CONTAINER DESCRIPTIONS

AND TERMINATION VALUES

Engine Type	Engine S/N	Termination Value
CF34-3B1	GE-E-950191	$	[***]
CF34-3B1	GE-E-872483	$	[***]
CF34-3B1	GE-E-873416	$	[***]
CF34-3B1	GE-E-950192	$	[***]
CF34-3B1	GE-E-873044	$	[***]
CF34-3B1	GE-E-950205	$	[***]
CF34-3B1	GE-E-873689	$	[***]
CF34-3B1	GE-E-872207	$	[***]
CF34-3B1	GE-E-873155	$	[***]
CF34-3B1	GE-E-950229	$	[***]
CF34-3B1	GE-E-872232	$	[***]

“Engine Containers” means the eleven (11) engine containers bearing manufacturer’s serial numbers 9661, 073, 076, 9684, 054, 039, 9688, 9715, 051, 02571 and 9675.

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SCHEDULE 3

CERTAIN INFORMATION

1.                                      Certain Definitions:

“Aggregate Series A Commitment” means $8,516,374.

“Aggregate Series B Commitment” means $7,655,023.

“Independent Appraiser’s Fee Amount” means $130,000, subject to increase from time to time in the event that the fees charged by the Independent Appraiser are increased due to (i) changes in the overall number of Designated Locations, (ii) changes in the relative percentage (determined on the basis of Current Market Value) of Pledged Spare Parts stored at each Designated Location, (iii) changes in the locations of Designated Locations, and/or (iv) any other material changes in the Borrower’s operations or spares inventory or spares inventory management systems that increase the cost to the Independent Appraiser of performing its duties under the Spare Parts Mortgage.

“Maximum Collateral Ratio” means twenty-eight percent ([***]%).

“Maximum Deductible Amount” as used in (i) the Spare Parts Mortgage means the standard market spares deductible in existence from time to time in the worldwide airline insurance marketplace, but in no event greater than $100,000, any one occurrence, and (ii) the Engine Mortgage, $250,000.

“Maximum LDTV Ratio” means seventy percent ([***]%).

“Maximum Rotables Ratio” means thirty-three percent ([***]%).

“Minimum Liability Amount” means $[***].

“Threshold Amount” means $[***].

2.                                      Additional Agreement Concerning Insurance:  The Administrative Agent and the Borrower hereby expressly agree that, if General Electric Capital Corporation or any of its Affiliates are at any time permitting, as a discretionary matter, lower amounts or lesser scope of War Risk Insurance than the amounts and scope of such insurance required under paragraph B.1 of Appendix B to the Engine Mortgage for carriers similarly situated to the Borrower, the Borrower shall receive comparable treatment from the Administrative Agent in its capacity as Secured Party under the Engine Mortgage

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SCHEDULE 3.1(e)

CERTAIN LEGAL PROCEEDINGS

With respect to one CRJ leveraged lease in which Independence Air, Inc. is lessor and FLYi, Inc. is a guarantor, a lender under the leveraged lease did not agree to defer lease payments pending restructuring negotiations, and has terminated the lease and repossessed the aircraft.  An action is also pending the Supreme Court of the State of New York, County of New York, titled U.S. Bank National Association, as Loan trustee on behalf of ING Lease (Ireland) B.V. and ING Lease (Ireland) B.V. v. Independence Air, Inc. In that action the plaintiff is seeking damages for all unpaid rent due under the applicable lease before, during and after the exercise of remedies, and for legal fees and other costs.  Independence Air does not anticipate that this case will be settled as part of its restructuring and the claim will need to be litigated.  Unless Independence Air, Inc. is able to negotiate a suitable resolution of this matter, it will have an ongoing exposure for amounts due under the lease relative to the amount earned by the lease parties after they have mitigated their damages.

Seven J41 leases in which Independence Air, Inc. is lessor and FLYi, Inc. is a guarantor are with an affiliate of BAE Systems, Inc.  The leases include a provision that requires Independence Air, Inc. to pay maintenance reserves should it terminate its engine power by the hour arrangement.  That arrangement was terminated when the J41 operations ceased.  The leases provide that Independence Air, Inc. catch up on reserve payments by making 12 equal monthly installments.  The lessor provided a notice of default in December 2004 claiming reserves in excess of $[***].  Independence Air, Inc. has subsequently not made monthly lease payments.  The lessor waived defaults through January 31, 2005, but has not agreed to a further extension.  The lease also provides that the loss of Independence Air, Inc.’s code share agreement with United is a violation of the lease.  As a result of the termination of Independence Air, Inc.’s agreement with United, this provision could be raised by the lessor as a further effort to accelerate the leases.  Independence Air, Inc. is in negotiations with the lessor for the return of the aircraft, the termination of the applicable leases, and the settlement of outstanding defaults, and presently anticipates that it will successfully complete these negotiations as part of its restructuring.

With respect to four J41 leases in which Independence Air, Inc. is lessor and FLYi, Inc. is a guarantor, the lessor provided a notice in December that it viewed Independence Air, Inc.’s statement during the course of negotiations that it would not be making further lease payments as an anticipatory breach.  The lessor declared the leases to be in default and provided a notice of termination.  Independence Air, Inc. has subsequently entered into an MOU with this party for the return of the aircraft, the termination of the applicable leases, and the settlement of outstanding defaults, and is in the process of having the aircraft inspected for return and completing final agreements.  The Company presently anticipates that it will successfully complete these final agreements as part of its restructuring.

3.1(e)-1

With respect to two J41 leases in which Independence Air, Inc. is lessor and FLYi, Inc. is a guarantor, the lessor provided a notice of termination after its lease payments were not made in January 2005.  Independence Air, Inc. is in the process of negotiations with this party, including with BAE with respect to certain residual value support provided to the lessor, and presently anticipates that it will successfully complete these negotiations as part of its restructuring.

There are nine other J41s for which lease payments have not been made, and one J41 for which loan payments have not been made.  These parties provided a waiver of default through January 31.  They have also agreed to provide a further waiver until February 22 provided BAE Systems, Inc. confirms that it will not consider this waiver to relinquish any rights of these parties under residual value agreements they have with BAE.  BAE provided these confirmations through January 31 but has not renewed them. Independence Air, Inc. is in the process of negotiations with these parties, including with BAE with respect to certain residual value support provided to the lessors, and presently anticipates that it will successfully complete these negotiations as part of its restructuring.

With respect to 32 Dornier 328 leases in which Independence Air, Inc. is lessor and FLYi, Inc. is a guarantor, the lenders in the leveraged leases have agreed to defer certain lease payments through February 28, 2005.  The Company is in the process of negotiating arrangements for the assignment of 30 of these aircraft to Delta Airlines pursuant to its rights under its former Delta Connection Agreement, and for the release by the lenders from claims against Independence Air, Inc. or FLYi, Inc. under the leases.  The Company presently anticipates that it will successfully complete its negotiations with the lenders for all 32 of the 328s as part of its restructuring.  The equity participant in these leveraged leases is Fairchild Dornier GmbH, the manufacturer of the aircraft.  That entity defaulted under certain obligations to Independence Air, Inc., and Independence Air, Inc. believes that it will ultimately not be liable to this party under the leases.

Independence Air, Inc. is in various stages of negotiations with its other CRJ lessors with respect to payment obligations that we due during 2005, and presently anticipates that it will successfully complete these negotiations as part of its restructuring.

Adverse decisions in any of the foregoing, or an inability to successfully restructure those matters intended to be addresses as part of the proposed restructuring of Independence Air, Inc. could result in defaults or accelerations of these and the Company’s other obligations.

3.1(e)-2

SCHEDULE 4

PRINCIPAL AMORTIZATION

Payment Date	Principal PMT as % of Original Loan Amount
Feb 18 2005
Mar 18 2005	[***]	%
Apr 18 2005	[***]	%
May 18 2005	[***]	%
Jun 18 2005	[***]	%
July 18 2005	[***]	%
Aug 18 2005	[***]	%
Sep 18 2005	[***]	%
Oct 18 2005	[***]	%
Nov 18 2005	[***]	%
Dec 18 2005	[***]	%
Jan 18 2006	[***]	%
Feb 18 2006	[***]	%
Mar 18 2006	[***]	%
Apr 18 2006	[***]	%
May 18 2006	[***]	%
Jun 18 2006	[***]	%
July 18 2006	[***]	%
Aug 18 2006	[***]	%
Sep 18 2006	[***]	%
Oct 18 2006	[***]	%
Nov 18 2006	[***]	%
Dec 18 2006	[***]	%
Jan 18 2007	[***]	%
Feb 18 2007	[***]	%
Mar 18 2007	[***]	%
Apr 18 2007	[***]	%
May 18 2007	[***]	%
Jun 18 2007	[***]	%
July 18 2007	[***]	%
Aug 18 2007	[***]	%
Sep 18 2007	[***]	%
Oct 18 2007	[***]	%
Nov 18 2007	[***]	%
Dec 18 2007	[***]	%
Jan 18 2008	[***]	%

4-1

Payment Date	Principal PMT as % of Original Loan Amount
Feb 18 2008	[***]	%
Mar 18 2008	[***]	%
Apr 18 2008	[***]	%
May 18 2008	[***]	%
Jun 18 2008	[***]	%
July 18 2008	[***]	%
Aug 18 2008	[***]	%
Sep 18 2008	[***]	%
Oct 18 2008	[***]	%
Nov 18 2008	[***]	%
Dec 18 2008	[***]	%
Jan 18 2009	[***]	%
Feb 18 2009	[***]	%
Mar 18 2009	[***]	%
Apr 18 2009	[***]	%
May 18 2009	[***]	%
Jun 18 2009	[***]	%
July 18 2009	[***]	%
Aug 18 2009	[***]	%
Sep 18 2009	[***]	%
Oct 18 2009	[***]	%
Nov 18 2009	[***]	%
Dec 18 2009	[***]	%
Jan 18 2010	[***]	%
Feb 18 2010	[***]	%

4-2

SCHEDULE 5

GE DEFERRAL LEASES

1.               Lease Agreement [[***]] dated as of July 22, 1998 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

2.               Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

3.               Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

4.               Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

5.               Lease Agreement [***] dated as of July 31, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

6.               Lease Agreement [***] dated as of July 31, 2002 between Wachovia Bank, National Association, as owner trustee, and, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

7.               Lease Agreement [***] dated as of September 12, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

8.               Lease Agreement [***] dated as of September 13, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

9.               Lease Agreement [***] dated as of October 18, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

10.         Lease Agreement [***] dated as of October 23, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

5-1

11.         Lease Agreement [***] dated as of November 13, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

12.         Lease Agreement [***] dated as of November 26, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

13.         Lease Agreement [***] dated as of December 4, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

5-2

SCHEDULE 6

GE DEFERRAL AMOUNT

6-1

SCHEDULE 7

MAXIMUM DEFERRAL AMOUNT

7-1

EXHIBIT A

[Insert Form of Engine Mortgage]

A-1

EXHIBIT B

[Insert Form of Spare Parts Mortgage]

B-1

EXHIBIT C

[Insert Form of Guaranty]

C-1

EXHIBIT D

Form of Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR SIMILAR LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION UNDER THE ACT AND SUCH SECURITIES OR SIMILAR LAWS IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

THIS NOTE IS SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 9.8 OF THE LOAN AGREEMENT REFERRED TO BELOW.

SERIES [*] NOTE DUE FEBRUARY [    ], [2010

No. [*] -	New York, New York

                , 200[ ]

$

FOR VALUE RECEIVED, the undersigned, INDEPENDENCE AIR, INC., a California corporation (together with its successors and permitted assigns, the “Borrower”) hereby unconditionally promises to pay to                       , or the registered assignee thereof, the principal amount of                        DOLLARS ($                   ), in lawful currency of the United States of America, in installments in the amounts and on the Payment Dates set forth in Annex A hereto, and to pay interest in arrears on each Interest Payment Date at the Debt Rate (as defined herein below) for the Interest Period ending on such Interest Payment Date on the amount of such principal amount remaining unpaid from time to time from the date hereof until such principal amount is paid in full; provided that in the event (i) that this Note shall have been prepaid in part pursuant to the Loan Agreement, from and after the relevant Prepayment Date, the amounts of such installments shall be reduced, in inverse order of maturity, by the amount of such partial prepayment and (ii) of any repayment or prepayment of any principal amount hereof, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment; and provided further that the final principal payment hereon shall in any and all events equal the then outstanding principal balance hereof and such final payment shall discharge all amounts due under this Note.  Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day) in the period for which interest is payable.  The Applicable Margin for this Note is [***]% per annum.  As used herein, the term “Debt Rate” means the LIBOR Rate for the relevant Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, this Note shall bear interest at the Default Rate on overdue principal and, to the extent permitted by applicable law, on any interest and any other amounts payable hereunder not paid when due and payable for any period during which the same shall be overdue, payable on demand by the holder hereof.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement dated as of February 17, 2005, among the Borrower, General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Lender, and the Lenders from time to time party thereto (as the same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined).  The Loan Agreement, among other things, (i) provides for the making of one or more loans to the Borrower to be evidenced by one or more Notes, as originally issued and as the same may be replaced pursuant to the terms thereof, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Note and the Loan Agreement are secured by collateral as provided in the Engine Mortgage and the Security Agreement and the Spare Parts Mortgage and Security Agreement, each dated as of February 18, 2005, executed by the Borrower and General Electric Capital Corporation, as secured party (as each may be amended and supplemented from time to time, collectively, the “Mortgages”).

Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of any amount (other than principal of or interest on this Note) then due in respect of this Note, including, without limitation, LIBOR Breakage Costs, if any; second, to the payment of accrued interest on this Note (as well as any interest on overdue principal, or, to the extent permitted by law, on LIBOR Breakage Costs, if any, on interest and on other amounts due hereunder) due and payable to the date of such payment; and third, to the payment of principal then due hereunder (applied, in the case of a partial prepayment, in inverse order of maturity).

There shall be maintained a Note Register for the purpose of registering transfers and exchanges of Notes at the office of the Administrative agent in the manner provided in Section 9.8(d) of the Loan Agreement.  As provided in the Loan Agreement and subject to certain limitations therein set forth, the Notes may be assigned, and the Notes are exchangeable for a like aggregate original principal amount of Notes of different authorized denominations, as requested by the Lender surrendering the same.

Unless the certificate of authentication hereon has been executed by or on behalf of the Administrative Agent by manual signature, this Note shall not be entitled to any benefit under the Loan Agreement or the Mortgages or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

ADMINISTRATIVE AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Loan Agreement and Mortgages.

GENERAL ELECTRIC CAPITAL CORPORATION,
not in its individual capacity but solely as Administrative Agent

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING

General Electric Capital Corporation
as Administrative Agent

Attention: [ ]	, 2005

Ladies and Gentlemen:

We refer to the Loan Agreement dated as of February 17, 2005, among Independence Air, Inc., General Electric Capital Corporation, as Administrative Agent, General Electric Capital Corporation, as Lender, and the Lenders from time to time party thereto (as amended or modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined).  We hereby give you notice requesting the Series A Loan and the Series B Loan pursuant to Section 1.2(b) of the Loan Agreement, and in that connection we set forth below the required information relating to such Loans (collectively, the “Proposed Loans”):

(1)                                  The Funding Date on which the Proposed Loans shall be made is                              .

(2)                                  The aggregate principal amount of the Proposed Loans is $                             .

Very truly yours,

INDEPENDENCE AIR, INC.

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF TRANSFER SUPPLEMENT

Date                      ,

Reference is made to the Agreement described in Item 2 of Annex I hereto (as such Loan Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Unless defined in Annex I hereto, terms defined in the Loan Agreement are used herein as therein defined.                              (the “Assignor”) and                      (the “Assignee”) hereby agree as follows:

1.                                       The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the “Assigned Share”) of all of the outstanding rights and obligations under the Loan Agreement relating to the Loans and Commitments listed in Item 4 of Annex I hereto.  After giving effect to such sale and assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

2.                                       The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Transaction Documents or the performance or observance by any party to the Transaction Documents of any of their respective obligations under the Loan Agreement or the other Transaction Documents to which they are a party or any other instrument or document furnished pursuant thereto.

3.                                       The Assignee (i) confirms that it has received a copy of the Loan Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee under Section 9.8(c) of the Loan Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as an agent on its behalf and to exercise such powers under the Loan Agreement and the other Transaction Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vii) makes the representations and warranties contained in Section 3.5 of the Loan Agreement[; and (viii) attaches the forms described in Sections 5.3(c) and 9.8(c) of the Loan Agreement.](1)

4.                                       Following the execution of this Transfer Supplement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent.  This Transfer Supplement shall be effective, unless a later date is otherwise specified in Item 5 of Annex I hereto (the “Settlement Date”), upon the date upon which each of the following conditions shall have been satisfied:  (i) each of the Assignor and Assignee shall have executed a copy hereof and delivered the same to the other party, (ii) the registration of the transfer on the Register as provided by Section 9.8(d) of the Loan Agreement and (iii) receipt by the Assignee of such other documentation or fees specified on Item 9 of Annex I hereto.

5.                                       Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date of this Transfer Supplement, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Transfer Supplement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Transaction Documents.

6.                                       It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which are paid by the Borrower on and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee.  It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.  Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans pursuant to the Loan Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Settlement Date directly between themselves.

7.                                       The Borrower is an intended third party beneficiary of, and may enforce, this Transfer Supplement.

8.                                       THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(1)          Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Transfer Supplement, as of the date first above written, such execution also being made on Annex I hereto.

[NAME OF ASSIGNOR],
as Assignor

By
Title:

[NAME OF ASSIGNEE],
as Assignee

By
Title:

Acknowledged and Agreed:

GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent

By
Name:
Title:

ANNEX FOR TRANSFER SUPPLEMENT

ANNEX I

1.                                       Borrower: Independence Air, Inc.

2.                                       Name and Date of Loan Agreement:

                                                Loan Agreement, dated as of February 17, 2005, among Independence Air, Inc., as Borrower, General Electric Capital Corporation, as Administrative Agent and Lender, and the Lenders from time to time party thereto.

3.                                       Date of Assignment Agreement:

4.                                       Amounts (as of date of Item 3 above):

	Outstanding Principal of Loan	Aggregate Commitment

a. Aggregate Amount for all Lenders	$	$

b. Assigned Share

c. Amount of Assigned Share	$	$

5. Settlement Date:

6. Rate of Interest to the Assignee:	As set forth in Section 2.1 of the Loan Agreement (unless otherwise agreed to by the Assignor and the Assignee)*

*                 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.1 of the Loan Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

7. Notice and Lending Office:

ASSIGNOR:

Attention:
Telephone:
Telecopier:

ASSIGNEE:

Attention:
Telephone:
Telecopier:

8. Payment Instructions:

ASSIGNOR:

Attention:
Reference:

ASSIGNEE:

Attention:
Reference:

9.                                       Other Documents or Fees for Closing (if any):

Acknowledged and Agreed:

[NAME OF ASSIGNEE]	[NAME OF ASSIGNOR]

By	By

(Print Name and Title)	(Print Name and Title)

EXHIBIT G

FORM OF CERTIFICATE RE NON-BANK STATUS

CERTIFICATE RE NON-BANK STATUS

Reference is hereby made to the Loan Agreement , dated as of February 17, 2005, among Independence Air, Inc., General Electric Capital Corporation, as Administrative Agent and Lender and the other Lenders party thereto from time to time (as amended or modified from time to time, the “Loan Agreement”).  Pursuant to the provisions of Section 5.3(c) of the Loan Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDING INSTITUTION]

By
Title:
Date:

G-1

EXHIBIT H

[Insert Form of Payment and Indemnity Agreement]

H-1

EXHIBIT I

[Form of Subordinated Engine Mortgage]

I-1

EXHIBIT J

[Form of Subordinated Spare Parts Mortgage]

J-1

EXHIBIT K

[Form of Collateral Agent Agreement]

K-1

EXHIBIT L

Form of LDTV Compliance Report

LDTV COMPLIANCE REPORT

[Address to each Lender and
to the Administrative Agent]

LDTV Compliance Report Under the Loan Agreement

Ladies and Gentlemen:

We refer to the Loan Agreement (the “Loan Agreement”), dated as of           , between Independence Air, Inc. (the “Company”), General Electric Capital Corporation, as Administrative Agent and Lender, and the other Lenders from time to time party thereto.  Terms defined in the Loan Agreement and used herein have such respective defined meanings.  The Company hereby certifies that:

1.                                       This LDTV Compliance Report is based upon (i) an Engine Valuation Notice dated [                    ] provided by the Administrative Agent to the Borrower (the “Relevant Engine Valuation Notice”), (ii) an Engine Report dated as of the date hereof duly executed by the Borrower and being delivered to the Administrative Agent concurrently with this report reflecting the status of the Engines as of                      (the “Relevant Engine Report”), and (iii) an Independent Appraiser’s Certificate (as defined in the Spare Parts Mortgage referenced in the Loan Agreement) dated [                    ] (the “Relevant Spare Parts Appraisal”).  The Valuation Date (as defined in the Spare Parts Mortgage) for purposes of the Relevant Spare Parts Appraisal was [                    ] (the “Relevant Valuation Date”).

2.                                       Based on the Relevant Engine Valuation Notice, the Relevant Engine Report, and the Relevant Spare Parts Appraisal, the following sets forth the calculation of the LDTV Ratio as of the [Relevant Valuation Date] [For first LDTV Compliance Report, the bracketed language will be replaced with the following: Funding Date after giving effect to the funding of the Loans in accordance with the Loan Agreement]:

L-1

a. The Current Market Value of the Pledged Spare Parts, is at least	$	[ ]

b.                                      The Current Market Value of the Pledged Spare Parts that are either (A) in transit or out for repair and consequently not located at a Designated Location as of the Relevant Valuation Date, or (B) located at a Designated Location that is at the premises of a third party maintenance facility as of the Relevant Valuation Date, in each case as set forth in the accompanying Independent Appraiser’s Certificate, is at least

	$	[ ]

c. The Current Market Value of the Engines is:	$	[ ]

d. The aggregate principal amount of the Loans outstanding as of the [Relevant Valuation Date] [Funding Date]	$	[ ]

e. The GE Deferral Amount as of the [Relevant Valuation Date] [Funding Date]	$	[ ]

f. The amount of the Cash Collateral as of the [Relevant Valuation Date] [Funding Date]	$	[ ]

e. The Collateral Ratio ((d + e - f) ÷ (a – b + c))	[ ]		%

Dated:    [                  ]

Very truly yours,

INDEPENDENCE AIR, INC.

By:
Name:
Title:

L-2

Execution Version

GUARANTY

dated as of February 17, 2005

of

FLYI, INC.

Engines and Spare Parts Financing

L-1

1. Guarantee of Obligations
(a) Guarantee
(b) Absolute Guarantee
(c) Guarantee of Payment and Performance
(d) Waiver
(e) Termination

2. Rights Limited to Guaranteed Parties

3. Bankruptcy, etc.

4. Subrogation, Etc.

5. Amendments and Other Actions

6. Assignment

7. Written Changes Only

8. Payments

9. Representations, Warranties, and Covenants
(a) Organization
(b) Authorization; Compliance
(c) Approvals
(d) Validity of Guaranty
(e) Litigation
(f) Borrower’s Representations and Warranties
(g) Tax Assessments
(h) Annual Reporting
(i) ERISA
(j) No Sovereign Immunity

10. Covenants of the Guarantor

(a) Corporate Existence; Merger, Sale, etc.
(b) Merger, Sale, etc.

11. Consent to Jurisdiction

12. Integration; Successors and Assigns

13. Notices

14. Governing Law

15. Costs and Expenses

16. Performance

i

SCHEDULE I	Guaranteed Parties

ii

GUARANTY

This Guaranty is issued as of February 17, 2005 by FLYi, Inc. (the “Guarantor”), a Delaware corporation, in favor of the parties listed in Schedule I hereto (the “Guaranteed Parties”).

The Guarantor is the direct or indirect owner of all of the common stock of Independence Air, Inc., a California corporation (the “Borrower”).

The Borrower is seeking certain financing to be secured by the aircraft engines and spare parts owned by the Borrower pursuant to that certain Loan Agreement dated as of the date hereof among the Borrower and General Electric Capital Corporation, as administrative agent and lender, and the other lenders from time to time party thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”).

The Guaranteed Parties (other than the Non-Party Indemnitees) are unwilling to consummate the transactions contemplated by the Loan Agreement and certain of the Restructuring Transactions unless the Guarantor issues this Guaranty.

The terms defined in (or by reference in) the Loan Agreement, when capitalized as in the Loan Agreement, have the same meanings when used in this Guaranty.  Any provision of any Applicable Law includes any such provision as amended, modified, supplemented, substituted reissued or reenacted before the Funding Date, and thereafter from time to time. Any agreement or instrument referred to herein and in the Loan Agreement means such agreement or instrument as from time to time supplemented and amended.  “Including” means “including but not limited to”.  “Or” means one or more, or all, of the alternatives listed or described.  “Herein”, “hereof”, “hereunder”, etc. mean in, of, under, etc. this Guaranty (and not merely in, of, under, etc. the section or provision where the reference appears). References in this Guaranty to sections, paragraphs, clauses, appendices, schedules, and exhibits are to sections, paragraphs, clauses, appendices, schedules, and exhibits in and to this Guaranty unless otherwise specified.

The Guarantor therefore agrees as follows:

1.             Guarantee of Obligations.

(a)           Guarantee.  The Guarantor acknowledges that it is fully aware of the terms and conditions of (i) the Loan Agreement, the Engine Mortgage, the Spare Parts Mortgage and the other Transaction Documents and (ii) the Payment and Indemnity Agreement, the Subordinated Engine Mortgage, the Subordinated

1

Spare Parts Mortgage and the other Subordinated Documents (collectively, the “Guaranteed Documents”), and hereby irrevocably and unconditionally guarantees to the Guaranteed Parties and to their successors and assigns, as primary obligor and not merely as surety, without offset or deduction, (1) the Borrower’s payment of all its payment obligations under the Guaranteed Documents when due (including when due by virtue of the declaration of the Loans and/or any of the IAI Transaction Documents (as defined in the Payment and Indemnity Agreement) to be in default) (the “Financial Obligations”), and (2) the Borrower’s performance of all its other obligations under the Guaranteed Documents (the “Nonfinancial Obligations”) (the Financial Obligations and Nonfinancial Obligations together being the “Obligations”).

(b)           Absolute Guarantee.  The Guarantor’s obligations under this Guaranty shall be absolute and unconditional, shall remain in full force and effect until irrevocable payment, performance, or observance in full of all of the Obligations, and shall not be affected by any action taken or not taken by any Guaranteed Party, by any lack of prior enforcement or retention of any rights against the Borrower or the Guarantor, by any illegality, unenforceability, or invalidity of the Obligations or the Guaranteed Documents, by any other guaranty or other obligations, or by any other circumstance or condition (whether or not the Guarantor or the Borrower shall have any knowledge or notice thereof), including: (1) any termination, amendment, modification, or other change in, or supplement to, any of the Guaranteed Documents or any other agreement, or to the Collateral or any part thereof, or any assignment, mortgage, or transfer thereof, or any leasing or subleasing of any Collateral or any part thereof, or any furnishing or acceptance of additional security, or release of any security, for the obligations of the Borrower under the Guaranteed Documents, or the failure of any security or any failure to perfect any interest in any collateral given by the Borrower under the Guaranteed Documents; (2) any failure, omission, or delay on the part of any Person to conform or comply with any term of any Guaranteed Document or any other agreement, including failure to give notice to the Guarantor of the occurrence of an Event of Default or Potential Default; (3) any waiver of the payment, performance, or observance of any of the obligations, conditions, covenants, or agreements contained in any Guaranteed Document or any other agreement or any other waiver, consent, extension, indulgence, compromise, settlement, release, or other action or inaction under or in respect of any Guaranteed Document, or any exercise or nonexercise of any right or remedy under any Guaranteed Document or any obligation or liability of the Borrower or any Guaranteed Party, or any exercise or nonexercise of any right, remedy, power, or privilege under or in respect of any Guaranteed Document or any such obligation or liability; (4) any extension of time for payment or performance of any Obligation; (5) the exchange, modification, substitution, or surrender of any collateral; (6) any failure, omission, or delay on the part of any Guaranteed Party to enforce, assert, or exercise any right, power, or remedy conferred on it in connection with any Guaranteed Document, or any other action on the part of any Guaranteed Party; (7) any voluntary or

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involuntary bankruptcy, insolvency, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities, or similar proceeding with respect to the Borrower, the Guarantor, or any other Person or any of their respective properties or creditors, or the disaffirmance in whole or in part of any of the Guaranteed Documents in any such proceeding, or any action taken by any trustee or receiver or by any court in any such proceeding; (8) any limitation on the Borrower’s liability or obligations (or the liabilities and obligations of any other Person) or any discharge, termination, cancellation, frustration, irregularity, invalidity, or unenforceability, in whole or in part, of any of the Guaranteed Documents or any other agreement; (9) any defect in the title, compliance with specifications, condition, design, operation, or fitness for use of any Collateral or any part thereof, or any damage to or loss or destruction of any Collateral or any part thereof, or any interruption or cessation of the use of any Collateral or any part thereof for any reason (including any force majeure and any act of a Governmental Authority or military authority); (10) any merger or consolidation of the Borrower or the Guarantor into or with any other corporation, or any sale, lease, or other transfer of any of the assets of the Borrower or the Guarantor to any other Person or any change in the ownership of the Guarantor or in the control of any such owner; (11) to the extent permitted by law, any release or discharge, by operation of law, of the Guarantor from the performance or observance of any obligation, covenant, or agreement contained in this Guaranty; and (12) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release, or defense of a surety or guarantor, or which might otherwise limit recourse against the Guarantor, including any discharge, release, defense, or limitation arising out of any laws of the United States of America or any state thereof or any other Governmental Authority having authority thereover which would exempt, modify, or delay the due or punctual payment and performance of the obligations of the Guarantor hereunder (it being agreed that the obligations of the Guarantor hereunder shall not be discharged except by payment or performance).  No failure or delay in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of any Guaranteed Party under this Guaranty or the Guaranteed Documents.

(c)           Guarantee of Payment and Performance.  This Guaranty is a guarantee of payment and performance and not merely of collection, and the Guarantor waives any right to require that any action against the Borrower or any other Person or any collateral or security be taken or exhausted before action is taken against the Guarantor.  No Guaranteed Party shall be required (1) to file suit or to proceed to obtain or assert a claim against the Borrower for the Obligations, (2) to make any effort at collection of the Obligations from the Borrower, (3) to foreclose against or seek to realize upon any present or future security for the Obligations, (4) to file suit or to proceed to obtain or assert a claim for personal judgment against any other Person liable for the Obligations,

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or to make any effort at collecting the Obligations from any such other Person, or to exercise or assert any other right or remedy to which any Guaranteed Party is or becomes entitled in connection with the Obligations or any security or other guarantee therefor, or (5) to assert or to file any claim against the assets of the Borrower or any other guarantor or any other Person liable for the Obligations, or any part thereof, either before or as a condition to enforcing the Guarantor’s liability under this Guaranty or to require the Guarantor to pay or perform the Obligations at any time thereafter.

(d)           Waiver.  The Guarantor hereby waives diligence, presentment, demand, protest, and notice of any kind whatsoever with respect to this Guaranty or the Obligations, including (1) notice of acceptance of this Guaranty, notice of nonpayment or nonperformance of any of the Obligations, and notice of an Event of Default or Potential Default; (2) any requirement to exhaust any remedies exercisable upon a default under any Guaranteed Document or other agreement; (3) any notice of any sale, transfer, or other disposition of any right or title to or interest in any of the Collateral; and (4) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release, or defense of a guarantor or surety or which might otherwise limit recourse against the Guarantor.

(e)           Termination.  The Guarantor’s obligations under this § 1 shall terminate (subject to reinstatement under § 3 hereof) when the Obligations have been irrevocably paid and performed in full.

2.             Rights Limited to Guaranteed Parties.  This Guaranty shall not create any right in any Person except the Guaranteed Parties (and their permitted successors and assigns), and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

3.             Bankruptcy, etc.  If at any time all or any part of any payment or performance theretofore applied to any of the Obligations is or must be rescinded or returned for any reason whatsoever (including the bankruptcy, insolvency, or reorganization of the Borrower), such Obligations shall, for purposes of this Guaranty, to the extent rescinded or returned, be deemed to have continued in existence, notwithstanding such application by any Guaranteed Party, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations all as though such application by any Guaranteed Party had not been made.  If an event permitting the declaration of default under a Guaranteed Document exists at any time, and such declaration of default is prevented by the pendency against Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, then for purposes of this Guaranty and the Guarantor’s obligations hereunder, such Guaranteed Document shall be deemed to have been declared in default with the same effect

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as if such Guaranteed Document had been enforceable in accordance with the terms thereof, and the Guarantor shall forthwith pay the amounts due hereunder as specified by any Guaranteed Party, any interest thereon, and any other amounts guaranteed hereunder, without further notice or demand.

4.             Subrogation, Etc.. The Guarantor hereby irrevocably and unconditionally waives any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guaranty, to be subrogated to the rights and privileges of any Guaranteed Party against any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations pursuant to the Guaranteed Documents or otherwise, except as provided in this § 4. If the Guarantor makes a payment to a Guaranteed Party under this Guaranty, the Guarantor shall be subrogated to that Guaranteed Party’s claims against the Borrower or any other Person relating to that payment.  Any such subrogation right and any contractual, common law, statutory, or other rights of reimbursement, contribution, exoneration, or indemnification (or any similar rights) from or against the Borrower which may arise in connection with this Guaranty shall be subject and subordinate to the Guaranteed Parties’ rights under the Guaranteed Documents until all of the Obligations that are due and payable have been paid in full, and until such time, the Guarantor agrees not to claim or enforce any such right in whole or in part against the Borrower.  No payment or performance hereunder by the Guarantor shall give rise to any claim of the Guarantor against any of the Guaranteed Parties; provided, that this sentence shall not prevent the Guarantor from being subrogated to any claim available to the Borrower.

5.             Amendments and Other Actions.  Any Guaranteed Party may, in its discretion, and without affecting the Guarantor’s absolute and unconditional liability under this Guaranty, agree to amendments, modifications, or supplements to the Loan Agreement, the Payment and Indemnity Agreement, the Engine Mortgage, the Subordinated Engine Mortgage, the Spare Parts Mortgage, the Subordinated Spare Parts Mortgage and/or the other Guaranteed Documents, or any other agreement, give or withhold consents, waivers, or approvals, and exercise or refrain from exercising rights under the Loan Agreement, the Payment and Indemnity Agreement, the Engine Mortgage, the Subordinated Engine Mortgage, the Spare Parts Mortgage, the Subordinated Spare Parts Mortgage, the other Guaranteed Documents, or any other agreement.

6.             Assignment.  Any Guaranteed Party may at any time sell, assign, transfer, or otherwise dispose of its interest in all or any part of this Guaranty, the Loan Agreement, the Payment and Indemnity Agreement, the Engine Mortgage, the Subordinated Engine Mortgage, the Spare Parts Mortgage, the Subordinated Spare Parts Mortgage, the other Guaranteed Documents, or any

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other agreement and in the property and interests subject thereto and hereto, subject to any limitations and conditions thereon in any such Guaranteed Document or other agreement.  To the extent of the interest acquired by it, any purchaser, assignee, transferee, or other party so acquiring any Guaranteed Party’s interest shall have the same rights as such assigning Guaranteed Party hereby and shall be deemed and declared a “Guaranteed Party” hereunder.  The Guarantor shall not assign any of its rights or obligations hereunder, including any claim arising by subrogation.

7.             Written Changes Only.  No amendment, waiver, or consent under the terms of this Guaranty shall be effective unless evidenced by an instrument in writing signed by the Guarantor and each Guaranteed Party, other than the Non-Party Indemnitees.

8.             Payments.  All payments by the Guarantor hereunder shall be made in the United States in U.S. dollars and in immediately available funds, and otherwise as provided in the Guaranteed Documents pursuant to which the relevant Obligations are created.  All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, to the extent that any such Taxes would reduce the amount that the Guaranteed Party receiving the payment otherwise would have received had the Borrower made such payment.  If any Taxes must be deducted or withheld from any payment hereunder, the Guarantor shall increase the amount paid so that the Guaranteed Party receiving the payment receives the full amount of the payment provided for in this Guaranty on an after-tax basis.

9.             Representations, Warranties, and Covenants.  The Guarantor hereby represents, warrants, and covenants to the Guaranteed Parties as follows:

(a)           Organization.  The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, is a U.S. Citizen, and has the power and authority to carry on its business as now conducted, to own or to hold under lease the properties it holds itself out as owning or leasing, and to enter into and perform its obligations under this Guaranty. The Guarantor is duly licensed or qualified to do business as a foreign corporation in good standing in each jurisdiction where the failure to be so qualified or in good standing would have a materially adverse effect on its business or financial condition or would impair its ability to perform its obligations under this Guaranty.

(b)           Authorization; Compliance.  The Guarantor has the power and authority to issue this Guaranty. This Guaranty has been duly authorized by all necessary action on the Guarantor’s part, and does not require any approval or

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other action of the shareholders of the Guarantor or approval or consent of any trustee or holders of any indebtedness or obligations of the Guarantor or of any other Person, except such as have been obtained, and the Guarantor has duly executed and delivered this Guaranty.  The Guarantor’s execution, delivery, and performance of this Guaranty are not inconsistent with the Guarantor’s certificate of incorporation or bylaws, do not contravene any Applicable Law applicable to or binding on the Guarantor, and do not contravene, result in any breach of, or constitute any default or result in the creation of any Lien under, any indenture, mortgage, security agreement, deed of trust, or other agreement or instrument to which the Guarantor is a party or by which the Guarantor or its properties are bound.

(c)           Approvals.  Neither the Guarantor’s execution and delivery of this Guaranty, nor the Guarantor’s consummation of any of the transactions contemplated hereby, requires the consent or approval of, giving of notice (other than subsequent reporting requirements) to, registration with, or taking of any other action in respect of, any Governmental Authority, except any which are in full force and effect.

(d)           Validity of Guaranty. This Guaranty has been duly entered into, executed, and delivered and constitutes a legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium on other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Guarantor’s obligations under this Guaranty rank, and until discharged in full will continue to rank, in right of payment and security, equally and ratably in all respects with all the Guarantor’s present and future unsecured and unsubordinated indebtedness for borrowed money.

(e)           Litigation.  There are no pending or, to the Guarantor’s knowledge, threatened actions, suits, or proceedings before any court or Governmental Authority, arbitrator, or administrative agency that may be expected to have a materially adverse effect on the Guarantor’s financial condition or ability to perform its obligations under this Guaranty, except as set forth in the SEC Reports or Schedule 3.1(e) to the Loan Agreement.

(f)            Borrower’s Representations and Warranties. The Borrower’s representations and warranties contained in Article 3 of the Loan Agreement are true and correct as of the date hereof.

(g)           Tax Assessments.  The Guarantor does not know of any proposed tax assessment against it and, in the Guarantor’s opinion, all the Guarantor’s tax liabilities are adequately provided for.

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(h)           Annual Reporting.  The Guarantor shall furnish to the Guaranteed Parties (other than the Non-Party Indemnitees) during the Term of the Lease:

(aa)         within 120 days after the end of each fiscal year of the Guarantor, a copy of the Form 10-K (excluding exhibits) filed by the Guarantor with the SEC for such fiscal year (or in lieu of such copy, an e-mail notice that such report has been filed with the SEC and providing a web site address (other than the SEC’s website) at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or, if no such Form 10-K was so filed, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Guarantor’s independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP;

(bb)         within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, a copy of the Form 10-Q (excluding exhibits) filed by the Guarantor with the SEC for such quarterly period (or in lieu of such copy, an e-mail notice that such report has been filed with the SEC and providing a web site address (other than the SEC’s website) at which such report may be accessed, provided that such e-mail notice will satisfy this requirement only if such report is in fact accessible at such web site address), or if no such Form 10-Q was so filed, its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter (in the case of the statement of operations) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and

(cc)         promptly, such other financial data or information regarding the Guarantor as any Guaranteed Party (other than the Non-Party Indemnitees) from time to time reasonably requests.

(i)            ERISA.  The Guarantor has met its minimum funding requirements under ERISA with respect to all of Guarantor’s employee benefit plans covered by the minimum funding requirements of ERISA, and has not incurred any material liability to the Pension Benefit Guaranty Corporation (or any entity succeeding to any or all of said Corporation’s functions under ERISA) under

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ERISA in connection with any such plan.  None of the employee benefit plans maintained by the Guarantor is subject to Title IV of ERISA.

(j)            No Sovereign Immunity. The Guarantor is not entitled to (or has waived) sovereign immunity under the laws of any jurisdiction.

10.          Covenants of the Guarantor.

(a)           Corporate Existence; Merger, Sale, etc.  The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, provided, that nothing in this § 10(a) shall prevent the Guarantor from merging into, consolidating with, or selling all or substantially all of its assets to any Person in compliance with § 10(b) hereof, and (ii) its qualifications to do business in such jurisdictions as may be necessary for it to carry out the transactions contemplated by this Guaranty.

(b)           Merger, Sale, etc.  The Guarantor will not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless:

(aa)         the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor as an entirety (the “Successor”) shall execute and deliver to the Guaranteed Parties a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Guaranteed Parties containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Transaction Documents to be performed or observed by the Guarantor;

(bb)         no Event of Default shall have occurred and be continuing at the time of the proposed transaction; no Potential Default or Event of Default shall arise upon giving effect to such transaction; such transaction shall not materially impair the ability of the Successor to perform its obligations under this Guaranty and the other Guaranteed Documents to which the Guarantor is a party; and this Guaranty shall remain in full force and effect (unless the Guarantor has merged with the Borrower) in respect of the Borrower’s obligations under the Guaranteed Documents;

(cc)         the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (i) the lesser of (x) the tangible net worth of the Guarantor immediately prior to such transaction and (y) the tangible net worth of the Guarantor as of December 31, 2001, and (ii) [***]% of the tangible net worth of the Guarantor immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the

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capital stock of Borrower immediately before such transaction, the net worth test contained in this § 10(b)(cc) shall not prevent the Guarantor from completing such transaction with Borrower; and

(dd)         promptly after the consummation of such transaction, the Successor shall deliver to the Guaranteed Parties an Officer’s Certificate of the Successor certifying compliance with the conditions of this § 10(b) and an opinion of counsel reasonably acceptable to the Guaranteed Parties and in form and substance reasonably satisfactory to the Guaranteed Parties, (i) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and this Guaranty so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (in the case of this Guaranty, to the same extent as this Guaranty was enforceable against the Guarantor immediately prior to such transaction), (ii) stating that all conditions precedent that are legal in nature provided for in this Guaranty and the Guaranteed Documents and relating to such transaction have been fulfilled, and (iii) containing such other matters as the Guaranteed Parties reasonably request.

Upon any such merger or consolidation or conveyance, sale, transfer or lease of all or substantially all of the assets of the Guarantor as an entirety in accordance with this § 10(b), the Successor shall succeed to, shall be substituted for, and may exercise every right and power of the Guarantor under this Guaranty, with the same effect as if the Successor had been named as the Guarantor herein.  No such merger or consolidation or conveyance, sale, transfer, or lease of all or substantially all the Guarantor’s assets as an entirety shall have the effect of releasing the Guarantor (or any Successor) from its liability under this Guaranty.  The Guarantor shall pay all reasonable out-of-pocket expenses of the Guaranteed Parties in respect of such transfer.

11.          Consent to Jurisdiction.  The Guarantor irrevocably agrees that any legal action or proceeding brought against the Guarantor with respect to this Guaranty may be brought and determined in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the Guarantor hereby irrevocably accepts with regard to any such action or proceeding, for itself and in respect of its properties, generally and unconditionally, the nonexclusive jurisdiction of those courts. The Guarantor hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim, or otherwise, in any such action or proceeding, any claim that it is not personally subject to the jurisdiction of the foregoing courts, that it or its property is exempt or immune from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), and, to the extent permitted by law, that the suit, action, or proceeding is brought in

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an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Guaranty or the subject matter hereof may not be enforced in or by such courts, and further irrevocably waives, to the extent permitted by law, the benefit of any defense that would hinder or delay the levy, execution, or collection of any amount to which any Guaranteed Party is entitled pursuant to a final judgment of any court having jurisdiction (provided, that this sentence shall not waive any requirement of service of process).  Nothing herein shall affect any Guaranteed Party’s right to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction in which the Guarantor shall be subject to suit.

The Guarantor consents to service of process to its address as set forth in § 13.

THE GUARANTOR AND EACH OF THE GUARANTEED PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.          Integration; Successors and Assigns .  This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantor and the Guaranteed Parties, with respect to the subject matter hereof.  This Guaranty shall bind the Guarantor’s successors and permitted assigns, and shall benefit, and be enforceable by, the Guaranteed Parties and their successors and permitted assigns.  In addition, this Guaranty shall bind and inure to the benefit of and be enforceable by any other Person who becomes a Beneficiary (as defined in the Indemnity Agreement) in accordance with the Indemnity Agreement.

13.          Notices.  All requests, demands, notices, and other communications hereunder shall be in writing (including telecopies), shall be in English, shall be effective on delivery, and shall be addressed as follows (or to such other address as any such person shall designate by notice to each other such person):

if to the Guarantor:

FLYi, Inc.

45200 Business Court, Suite 100

Dulles, VA 20166

Attention:  General Counsel

Fax:         (703) 650-6294

Tel:         (703) 650-6006

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if to any Guaranteed Party:

to its address set forth in the Loan Agreement or the Payment and Indemnity Agreement, as the case may be.

14.          Governing Law.  This Guaranty is delivered in, and shall in all respects be governed by and construed in accordance with the laws of, the state of New York, U.S.A.

15.          Costs and Expenses.  The Guarantor agrees to pay to any Guaranteed Party any and all expenses (including legal fees and expenses) incurred by such Guaranteed Party in enforcing this Guaranty, together with any expenses (including legal fees) incurred on account of the Guarantor’s bankruptcy or insolvency.

16.          Performance.  The Guarantor’s performance of any or all of the Obligations shall, for all purposes of the Guaranteed Documents, constitute performance by the Borrower of such Obligations.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date and year first above written.

FLYI, INC.

By:

Name:

Title:

By:

Name:

Title:

Execution Version

Schedule I

to Guaranty

Guaranteed Parties

General Electric Capital Corporation, in its individual capacity as Lender and Beneficiary and in its capacity as Administrative Agent and as Collateral Agent

Windy City Holdings,Inc., as Beneficiary

AFS Investments XI, Inc., as Beneficiary

AFS Investments XLI LLC, as Beneficiary

AFS Investments XLII LLC, as Beneficiary

Each of the other Indemnitees (the “Non-Party Indemnitees”)

ENGINE MORTGAGE AND SECURITY AGREEMENT

Dated as of February 18, 2005

between

INDEPENDENCE AIR, INC.

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Secured Party

ARTICLE 1. DEFINITIONS
Section 1.01. Certain Definitions
Section 1.02. Certain Rules of Construction

ARTICLE 2. SECURITY
Section 2.01. Grant of Security Interest

ARTICLE 3. COVENANTS OF THE COMPANY
Section 3.01. Liens
Section 3.02. Possession, Operation and Use, Maintenance and Registration
Section 3.03. Replacement and Pooling of Parts; Alterations, Modifications and Additions
Section 3.04. Event of Loss and Release of Engines
Section 3.05. Insurance
Section 3.06. Filings
Section 3.07. [Intentionally Left Blank]
Section 3.08. Notice of Change of the Company’s Location
Section 3.09. Inspection

ARTICLE 4. REMEDIES OF THE SECURED PARTY UPON AN EVENT OF DEFAULT
Section 4.01. Remedies with Respect to Collateral
Section 4.02. Remedies Cumulative
Section 4.03. Discontinuance of Proceedings
Section 4.04. Allocation of Payments

ARTICLE 5. INTENTIONALLY LEFT BLANK

ARTICLE 6. SECURITY FUNDS
Section 6.01. Investment of Security Funds

ARTICLE 7. MISCELLANEOUS
Section 7.01. Termination of Mortgage
Section 7.02. Alterations to Mortgage
Section 7.03. No Legal Title to Collateral
Section 7.04. Sale of the Engines by Secured Party Is Binding
Section 7.05. Benefit of Mortgage
Section 7.06. Section 1110 of the Bankruptcy Code
Section 7.07. Notices
Section 7.08. Severability
Section 7.09. Separate Counterparts
Section 7.10. Successors and Assigns
Section 7.11. Headings

i

Section 7.12. Governing Law

APPENDIX A	Definitions

APPENDIX B	Insurance

EXHIBIT A	Mortgage Supplement

ii

ENGINE MORTGAGE AND SECURITY AGREEMENT

This ENGINE MORTGAGE AND SECURITY AGREEMENT, dated as of February 18, 2005 (the “Mortgage”) between INDEPENDENCE AIR, INC., a California corporation (the “Company”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Lenders (as defined herein) (in such capacity, the “Secured Party”).

WITNESSETH :

WHEREAS, the Lenders have agreed, pursuant and subject to the terms and conditions of the Loan Agreement, to make the Loans to the Company secured by, among other things, a Lien on the Collateral; and

WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Secured Party for the benefit of the Lenders a first priority perfected Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Secured Party, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01.          Certain Definitions.  Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

Section 1.02.          Certain Rules of Construction.  The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading “General Provisions” in Appendix A hereto.

ARTICLE 2.

SECURITY

Section 2.01.          Grant of Security Interest.  In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements, covenants and provisions contained herein and in the other Transaction

Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Secured Party, its successors and assigns, for the security and benefit of the Lenders, a first priority security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the “Collateral”):

(a)           the Engines, each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower (as more particularly described in each Mortgage Supplement executed and delivered in connection herewith), as the same is now and will hereafter be constituted, whether now owned or hereafter acquired, and whether or not any such Engine from time to time is installed on an airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines, (b) all Engine Documents, and (c) the Engine Containers;

(b)           all warranty rights with respect to the Engines or any Part thereof that the Company may have, to the extent that such warranty rights are assignable (the “Warranties”) (it being understood that the Company has no obligation to obtain an assignment or consent or to take any further action with respect to the security interest granted pursuant to this clause (other than to include such Collateral in any UCC financing statements and continuation statements) notwithstanding any obligation of the Company in any Transaction Document (including the last paragraph of this Section 2.01) to execute and deliver further instruments and documents or provide other further assurances, except that, if an Event of Default shall have occurred and be continuing, the Company will take reasonable action requested by the Secured Party for the assignment of material Warranties with respect to an Engine to any person acquiring such Engine pursuant to Article 4); in each case together with all rights, powers, privileges, options and other benefits of the Company thereunder with respect to the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder;

(c)           each assigned Lease (to the extent assigned under any Lease assignment), and including, without limitation, all rents or other payments of any kind made under such assigned Lease, all collateral security or credit support with respect to such assigned Lease (in the nature of a guarantee, letter of credit, credit insurance, Lien on or security interest in any property or otherwise) for the obligations of the lessee thereunder (if any), and all rights of the Company to execute any election or option or to

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give any notice, consent, waiver, or approval under or with respect to any thereof or to accept any surrender of any Engine or any part thereof as well as any rights, powers or remedies on the part of the Company, whether arising under such assigned Lease or by statute or at law or in equity, or otherwise, arising out of any default under such assigned Lease (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Company shall retain all rights as lessor under such Lease, including to receive all such payments thereunder, to hold, dispose of, or relinquish any such collateral or credit support and to take or refrain from taking all actions thereunder) (to the extent assigned under such Lease assignment);

(d)           all proceeds with respect to the requisition of title to the Engines or any part thereof, and all insurance proceeds with respect to the Engines or any part thereof, but excluding any insurance maintained by the Company and not required under Section 3.05; and

(e)           all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Secured Party, to quiet enjoyment of the Engines and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Engines and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and (ii) the Company shall have the right, to the exclusion of the Secured Party, with respect to the Warranties, to exercise in the Company’s name all rights and powers as the beneficiary of the Warranties and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Warranties;

TO HAVE AND TO HOLD the Collateral unto the Secured Party, its successors and assigns, upon the terms herein set forth, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under any assigned Lease and the Warranties to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall have no obligation or liability under any assigned Lease and the Warranties by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Company under any assigned Lease and the Warranties, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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The Company does hereby irrevocably constitute and appoint the Secured Party the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Secured Party may deem to be necessary or advisable to collect such property which constitutes Collateral; provided that the Secured Party shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.  Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Secured Party shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Secured Party may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to the security intended to be afforded hereby.  The Company hereby agrees that promptly on receipt thereof, except as otherwise contemplated by the Transaction Documents, it will transfer to the Secured Party any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Secured Party pursuant to this Mortgage.

The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Secured Party, except as expressly permitted herein, in any other Transaction Document, or in the Subordinated Engine Mortgage.

The Company agrees that at any time and from time to time, upon the written request of the Secured Party, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Secured Party may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

ARTICLE 3.

COVENANTS OF THE COMPANY

Section 3.01.          Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company’s interest in the Collateral, except:

(a)           the Lien of this Mortgage and the Subordinated Engine Mortgage;

(b)           the rights of others under agreements or arrangements to the extent permitted by Sections 3.02 and 3.03 hereof;

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(c)           Liens for Taxes of the Company (or any Lessee) and its U.S. Federal tax law consolidated group either not yet overdue or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(d)           materialmen’s, mechanic’s, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Engine or adversely affect the Lien of this Mortgage;

(e)           Liens arising out of any judgment or award against the Company (or against any Lessee), so long as such judgment or award shall, within thirty (30) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Engine, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(f)            salvage or similar rights of insurers under policies of insurance maintained by the Company pursuant to Section 3.05 hereof;

(g)           any other Lien with respect to which the Company (or any Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Secured Party;

(h)           Liens attributable to the Secured Party; and

(i)            Liens approved in writing by the Secured Party.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens.”  The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

Section 3.02.          Possession, Operation and Use, Maintenance and Registration.

(a)           Possession.  Except as expressly provided herein, the Company shall not, without the prior written consent of the Secured Party, sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Engine; provided that if and for so long as all approvals, consents or authorizations required in connection with any such lease or such

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delivery, transfer or relinquishment of possession by the FAA (or, if at the time thereof, the Engine is installed on an airframe registered with any non-U.S. Governmental Authority, such other Governmental Authority) have been obtained and remain in full force and effect, then the Company may, without the prior written consent of the Secured Party:

(i)            so long as no Event of Default shall have occurred and be continuing, subject or permit any Lessee to subject any Engine to normal interchange, pooling or borrowing, or similar arrangements with persons who are domiciled in the United States, in each case for no more than ninety (90) days and customary in the airline industry and entered into in writing by the Company (or any Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement shall contemplate, require or result in the transfer of title to such Engine, (B) if the Company’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 3.04(a) hereof in respect thereof and (C) the Company (or a Lessee) shall not relinquish possession of an Engine pursuant to this clause (i) for a period longer than ninety (90) consecutive days;

(ii)           deliver or permit any Lessee to deliver possession of any Engine or any Part (A) to the manufacturer thereof or to any FAA certified third-party maintenance provider (or certified by a foreign authority so long as work performed on such Engine or Part shall comply with Section 3.02(c)), for testing, service, repair, maintenance or overhaul work on such Engine or Part or to the extent required or permitted by the terms of Section 3.03(d) for alterations or modifications in or additions to such Engine or Part or (B) to licensed or bonded common carriers qualified in the shipping and transport of items such as such Engine or Part for the purpose of transport to a Person referred to in the preceding clause (A); provided that, if a Special Default or an Event of Default shall have occurred and be continuing, then, prior to delivering (permitting delivery of) possession of any Engine or Part to any Person described in clause (A), the Company shall put into place such measures as are reasonably satisfactory to the Secured Party to ensure that such Person shall not assert a Lien against such Engine or Part and shall not have any other right of detention of such Engine or Part;

(iii)          install or permit any Lessee to install an Engine on an airframe owned by the Company (or such Lessee) free and clear of all Liens, except: (A) those of the type permitted under clauses (c), (d), (e) and (f) of Section 3.01 and those that apply only to the engines (other than Engines) and/or only to parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts), and (B) the rights of third parties under normal interchange, pooling or borrowing, or similar arrangements which would be permitted under clause (i) above;

(iv)          install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement; provided that (x) such airframe is free and clear of all Liens, except:  (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subclauses (A) and (B) of clause (iii) of this Section 3.02(a) and

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(y) the Company or Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that neither such Person nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

(v)           so long as no Event of Default shall have occurred and be continuing, install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this Section 3.02(a) is applicable; provided that such Engine shall be deemed to have suffered an Event of Loss as of the date of such installation and the Company shall (or shall cause such Lessee to) comply with Section 3.04(a) hereof in respect thereof (it being understood that until Section 3.04(a) has been fully complied with the Lien of this Mortgage on any such Engine shall continue in full force and effect);

(vi)          transfer possession of any Engine to the U.S. Government pursuant to the Civil Reserve Air Fleet Program or any similar program, so long as the Company shall promptly notify the Secured Party thereof and, in the case of a transfer pursuant to the Civil Reserve Air Fleet Program, provide the Secured Party with the name, address and telephone number of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 4.01(a); or

(vii)         so long as no Special Default or Event of Default shall have occurred and be continuing, enter into a lease with the U.S. Government under which the lessee’s obligations are guaranteed or supported by the full faith and credit of the United States, but only if:

(A)          The Company shall provide at least 15 days’ advance written notice to the Secured Party; and

(B)           Any such lease (i) shall include provisions for the maintenance, operation, possession, and inspection of such Engine that are substantially the same as, or (from a lessor’s perspective) more favorable than, the applicable provisions of Sections 3.02(a), 3.02(b), 3.02(c), and 3.09, and (ii) shall provide that the lessee thereunder may not further lease or transfer its interests (except transfers of the type permitted in clauses (i) through (vi), inclusive, of this Section 3.02(a)) in such Engine; or

(viii)        so long as no Special Default or Event of Default shall have occurred and be continuing, enter into any lease with respect to any Engine with any Permitted Air Carrier, but only if:

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(A)          The Company shall provide at least 15 days’ advance written notice to the Secured Party;

(B)           At the time that the Company enters into such lease, such Permitted Air Carrier shall not be insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, and shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;

(C)           Any such lease (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of such Engine that are substantially the same as, or (from a lessor’s perspective) more favorable than, the applicable provisions of Sections 3.02(a), 3.02(b), 3.02(c), 3.05 and 3.09 and (ii) shall provide that such Permitted Air Carrier may not further lease or transfer its interests (except transfers of the type permitted in clauses (i) through (vi), inclusive, of Section 3.02(a)) in such Engine;

(D)          The Company shall furnish to the Secured Party evidence reasonably satisfactory to the Secured Party that the insurance required by Section 3.05 remains in effect;

(E)           All necessary action, if any, shall have been taken to continue in full force and effect (i) the perfection of the Secured Party’s first-priority perfected Lien on such Engine (subject to Permitted Liens) and (ii) the Secured Party’s rights under this Mortgage;

(F)           All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the priority of the interest of the Secured Party in such Engine;

(G)           Each such lease shall be assigned by the Company to the Secured Party as security for the performance of all of the Company’s obligations under this Mortgage (with the Company retaining all rights of lessor thereunder, to the extent consistent with this Section 3.02(a)(viii), if and for so long as there shall not have occurred and be continuing a Special Default or an Event of Default), with the express consent of such Permitted Air Carrier;

(H)          The Company shall furnish to the Secured Party a written confirmation (which may be contained in any relevant operative agreement) from the lessee and any owner, lessor or mortgagee of any aircraft on which such Engine is installed by such Lessee that each such party shall recognize the Company’s rights and interests in, and the rights and interests of the Secured Party in the leased Engine and, notwithstanding any contrary provisions of applicable Laws, its rights and benefits under which are hereby waived to the extent in conflict with this provision, no such party shall claim, as against the Company or the Secured Party, any right, title or interest in such Engine as a

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result of such Engine being subject to such lease or installed on any aircraft as a result of such lease;

(I)            In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, all necessary governmental approvals, if any, required for such Engine to be imported to, and exported from (upon repossession thereof by the Secured Party or other termination or expiration of such lease), the applicable jurisdiction shall have been obtained prior to commencement of any such lease, and any foreign exchange permits necessary to allow all rent and other payments provided for under such lease shall be in full force and effect; and the Company shall have provided to the Secured Party a power-of-attorney, reasonably satisfactory in form and substance to the Secured Party and, to the extent permitted by applicable Law, valid and enforceable in the applicable jurisdiction, permitting the Secured Party to exercise all rights of the Company under such lease in such jurisdiction, upon the occurrence and continuation of an Event of Default;

(J)            In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, the Company shall have furnished the Secured Party a favorable opinion of counsel, reasonably satisfactory to the Secured Party, in the country of domicile of such Permitted Air Carrier, in form and substance reasonably satisfactory to the Secured Party, that, subject to customary exceptions and qualifications: (i) the terms of such lease and this Mortgage are the legal, valid and binding obligations of the parties thereto enforceable under the Laws of such jurisdiction, (ii) it is not necessary for the Secured Party or any of the Lenders to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (iii) the Secured Party’s Lien in respect of such Engine will be recognized in such jurisdiction and the Secured Party shall have a first priority perfected security interest (subject to Permitted Liens) in the Engines subject to such Lease under the Laws of such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of use of or title to such Engine in the event of the requisition by such government of such use or title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under Section 3.05 covering the requisition of use of or title to such Engine by the government of such jurisdiction so long as such Engine is subject to such lease) and (v) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Air Carrier under applicable Law and the Secured Party shall be able to repossess such Engine, and return it to the United States, without undue expense, penalty or delay, upon the occurrence and continuation of an Event of Default;

(K)          At any one time, not more than two of the Engines are subject to any Lease; and

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(L)           The Company shall reimburse the reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Secured Party in connection with any such lease.

Notwithstanding anything to the contrary in this Section 3.02(a), the rights of any Lessee or other transferee who receives possession of an Engine by reason of a transfer permitted by this Section 3.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section 3.02(a) shall include a provision that makes it expressly subject and subordinate to, all the terms of this Mortgage and to the Lien of this Mortgage, including, without limitation, (i) the Secured Party’s rights to foreclosure and possession pursuant to Section 4.01, (ii) the Secured Party’s right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence and continuation of an Event of Default and (iii) the right to require such person to forthwith deliver such Engine subject to such transfer upon the occurrence and continuation of an Event of Default.  The Company shall remain primarily liable hereunder for the performance of all of the terms of this Mortgage to the same extent as if such lease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Mortgage with respect to the Engines.  No pooling arrangement, lease or other relinquishment of possession of any Engine or Engine Documents shall in any way discharge or diminish any of the Company’s obligations to the Secured Party hereunder or constitute a waiver of the Secured Party’s rights or remedies hereunder.  Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Mortgage, the Company may in its sole discretion permit a Lessee to exercise any or all rights which the Company would be entitled to exercise under Article III, and may cause a Lessee to perform any or all of the Company’s obligations under Article III (provided that a Lessee may not lease or otherwise in any manner deliver, transfer or relinquish possession of an Engine except as expressly permitted by this Mortgage), and the Secured Party agrees to accept actual and full performance thereof by a Lessee in lieu of performance by the Company.  Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 3.02(a) and shall not be prohibited by the terms hereof.  Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d) or (e) of the definition of such term (as set forth in Appendix A) shall not be deemed to violate the provisions of this Section 3.02.

(b)           Operation and Use.  The Company shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Engines (i) in violation of any Law binding on or applicable to the Company or to any Engine, or any of the Engine Documents, or to the operation, use, maintenance, service, repair or overhaul of, or similar dealings in, any Engine, or (ii) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to the Company or to any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or a Lessee, as the case may be, upon discovery thereof, and (2) to the extent the Company or any Lessee is contesting the validity or application of any such Law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any of the Engine Documents or any interest therein or any discernible risk of criminal

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liability or any material risk of civil penalty against any Secured Party or impair the lien of the Mortgage.  The Company agrees not to operate, use or locate any Engine, or allow any Engine to be operated, used or located (A) in any area excluded from coverage by any insurance required by the terms of Section 3.05, except in the case of a requisition by the U.S. Government where the Company obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 3.05(c) or (B) in any recognized or threatened area of hostilities unless fully covered in accordance with Appendix B by war-risk insurance as required by the terms of Section 3.05 (including, without limitation, Section 3.05(c)), unless the Engine is only temporarily located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as the Company diligently and in good faith proceeds to remove the Engine from such area immediately.

(c)           Maintenance.  The Company, at its own cost and expense, shall (or shall cause a Lessee to) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) each Engine in accordance with the requirements of an FAA or EASA approved maintenance program so as to keep each Engine serviceable (except when undergoing overhaul) and in as good operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted, and as may be necessary and required under applicable Law, including the Federal Aviation Act, airworthiness directives, and other applicable rules, regulations and requirements by any government authority, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Company with respect to engines similar to such Engine operated by the Company and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to engines similar to such Engine operated by the Lessee.  The Company agrees that it shall not enroll the Engines (or any of them) in, or otherwise contract for the maintenance of the Engines (or any of them) under, a “power-by-hour” or “maintenance cost per hour” maintenance program, other than a Qualified PBH Program.  The Company further agrees that the Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Engines and in compliance with each applicable airworthiness certificate, license and registration of any Governmental Authority, including the FAA, relating to any Engine, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a risk of sale, loss or forfeiture of any Engine or the interest of the Secured Party therein, any material risk of civil liability or any discernible risk of criminal liability.  If an Engine becomes unserviceable, the Company shall commence the restoration process with respect to such Engine in as prompt a manner as is consistent with normal U.S. airline practice, but in no event later than fourteen (14) days after such Engine becomes unserviceable; provided, however, that the Company shall not be responsible for any delays by a third-party maintenance provider unless such delay is caused by a breach of an obligation of the Company to the third-party maintenance provider.  If an Engine is not installed on an airframe for a period in excess of thirty consecutive days and is not undergoing maintenance during such period, the Company shall store such Engine in accordance with the requirements of an FAA or EASA approved maintenance program.  The Company agrees that the Engines may only be serviced, overhauled and repaired in an FAA-approved

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maintenance facility.  The Company shall maintain or cause to be maintained all Engine Documents in respect of each Engine in accordance with the requirements of the Company’s (or if such Engine is subject to a Lease, Lessee’s) FAA or EASA approved maintenance program.

(d)           Identification of Secured Party’s Interest.  On or reasonably promptly after the Closing Date, the Company agrees to affix and maintain (or cause to be affixed and maintained), at its expense, on each Engine a nameplate bearing the inscription:

“THIS ENGINE IS OWNED BY INDEPENDENCE AIR, INC. AND IS SUBJECT TO A MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION, AS SECURED PARTY.”

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor).  Such nameplate may be removed temporarily in the course of maintenance of an Engine.

Section 3.03.          Replacement and Pooling of Parts; Alterations, Modifications and Additions.

(a)           Replacement of Parts.  So long as an Engine is subject to the Lien of this Mortgage, the Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.03(d) hereof or if an Engine to which a Part relates has suffered an Event of Loss.  In addition, the Company (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Company (or such Lessee), except as otherwise provided in Section 3.03(d) hereof, will, at its own cost and expense, replace such Parts as promptly as practicable.  All replacement Parts shall be free and clear of all Liens (except Permitted Liens and pooling arrangements to the extent permitted by Section 3.03(c) and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced (assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof); provided, however, that the foregoing restriction as to the value and utility of replacement parts shall not be applicable with respect to an Engine during any period when such Engine is enrolled in a Qualified PBH Program.  No removal and replacement of Parts shall be permitted for the purpose of diminishing the value, utility or remaining useful life of any Engine, and neither the Company nor any Lessee shall be permitted to remove or replace any Parts in any manner, for any reason, or on any basis that would discriminate against the interests of the Secured Party in any Engine (as compared to other aircraft engines of the same type owned, leased or operated by the Company or any such Lessee, as the case may be).

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(b)           Parts Subject to Lien.  Except as otherwise provided in Section 3.03(d) hereof, all Parts at any time removed from any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Engine and which meet the requirements for replacement Parts specified in Section 3.03(a) hereof.  Immediately upon any replacement part becoming incorporated or installed in or attached to an Engine as provided in Section 3.03(a) hereof, without further act (subject only to Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis), (i) the replaced Part shall thereupon be free and clear of the Lien of this Mortgage and all rights of the Secured Party and shall no longer be deemed a Part hereunder and (ii) the replacement part shall be deemed a Part hereunder and such replacement Part shall become subject to the Lien of this Mortgage and be deemed part of such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

(c)           Pooling of Parts.  Any Part removed from any Engine as provided in Section 3.03(a) hereof may be subjected by the Company (or any Lessee) to a normal pooling arrangement customary in the commercial airline industry of which the Company (or any Lessee) is a party entered into in the ordinary course of the Company’s (or such Lessee’s) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Engine in accordance with Sections 3.03(a) and 3.03(b) hereof as promptly as practicable after the removal of such removed Part.  In addition, any replacement Part when incorporated or installed in or attached to any Engine in accordance with Section 3.03(a) hereof may be owned by any third party subject to such a normal pooling arrangement; provided that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such temporary replacement Part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Engine a further replacement Part which is subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens.

(d)           Alterations; Modifications and Additions.  The Company, at its own expense, will make or cause to be made such alterations and modifications in and additions to any Engine as may be required to be made from time to time to meet the applicable standards of the FAA or EASA, to the extent made mandatory in respect of the Engines; provided, however, that the Company in good faith and by appropriate proceedings may contest the validity or application of any such mandatory modification in any reasonable manner which does not involve any risk of loss, sale or forfeiture of any Engine, or result in any risk of criminal liability or material civil liability to any Secured Party or materially adversely affect the Secured Party’s interest in such Engine.  In addition, the Company, at its own expense, may, or may permit a Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Engine (each an “Optional Modification”) as the Company or such Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems are obsolete or no longer suitable or appropriate for use in such Engine; provided, however, that (i) no such Optional Modification shall materially diminish the value, utility, or useful life of any Engine below its value, utility or useful life immediately prior to such Optional

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Modification (assuming such Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) and (ii) such Optional Modification shall have been approved by the applicable Engine Manufacturer or the FAA or EASA, as applicable.  Except as otherwise expressly provided herein, all Parts incorporated or installed in or attached or added to any Engine as the result of any such alteration, modification or addition (the “Additional Parts”) shall become subject to the Lien of this Mortgage.  Notwithstanding the foregoing sentence, the Company (or any Lessee) may remove or suffer to be removed any Additional Part; provided that such Additional Part (i) is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Engine on the date that the Company originally acquired such Engine or any Part in replacement of, or in substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Engine pursuant to the terms of Section 3.02(c) hereof, the terms of the insurance policies required to be carried hereunder or any applicable law or the first sentence of this Section 3.03(d), and (iii) can be removed from such Engine without materially diminishing the value, utility or remaining useful life which such Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Engine was in the condition and repair required to be maintained by the terms hereof.  Upon the removal by the Company (or any Lessee) of any such Part as above provided, such Part shall, without further act, be free and clear of the Lien of this Mortgage and all rights of the Secured Party and such Part shall no longer be deemed a Part hereunder.

Section 3.04.          Event of Loss and Release of Engines.

(a)           Event of Loss With Respect to an Engine.  Upon the occurrence of an Event of Loss with respect to an Engine, the Company shall promptly (and in any event within ten (10) Business Days after such occurrence) give the Secured Party written notice of such Event of Loss.  The Company shall, within thirty (30) days after the occurrence of an Event of Loss with respect to an Engine give the Secured Party written notice of its election to perform one of the following options (it being agreed that, if the Company shall not have given notice of such election within such 30-day period, the Company shall be deemed to have elected the option in clause (i) of the next sentence).  The Company may elect either to (i) repay a principal amount of the Series A Loan in an amount equal to the Termination Value of such Engine, plus accrued interest thereon and any other amounts in accordance with Section 1.1(d) of the Loan Agreement, on or prior to the earlier of (A) the ninety-first (91st) day following the Event of Loss and (B) the second Business Day following the receipt of insurance proceeds with respect to such occurrence (but in any event not earlier than the date of the Company’s election under the preceding sentence of this Section to make payment under this clause (i)), or (ii) cause to be subjected to the Lien of this Mortgage in replacement thereof not later than the ninetieth (90th) day following the occurrence of such Event of Loss, a Replacement Engine, owned by the Company and free and clear of all Liens except Permitted Liens; provided that if the Company does not perform its obligation to effect such replacement in accordance with this Section 3.04(a) during the period of time provided herein, then the Company shall be deemed to have elected to make the payment contemplated by clause (i) of this sentence within the period of time specified therein.  The Company shall not be entitled to elect the replacement option pursuant to clause (ii) of the preceding sentence if, at the time the Company gives notice pursuant to the preceding sentence there shall have occurred and be continuing a Special Default or an Event of Default.  A Replacement Engine for an Engine suffering an Event of Loss must meet the following conditions:

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(1)           be the same model as the Engine to be replaced thereby, or an improved model, manufactured by the same Engine Manufacturer;

(2)           have a value, utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss).  In determining the value, utility and remaining useful life of a Replacement Engine, hours and cycles since original delivery or last major overhaul, whichever is later, shall be considered; and

(3)           have been first placed in service after October 22, 1994, or, if different, meet whatever conditions or requirements as may be required in order for the Secured Party to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Replacement Engine in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

(b)           Effect of Replacement or Repayment.  Upon the Company having provided a Replacement Engine as provided for in Section 3.04(a) above, the Lien of this Mortgage shall attach to such Replacement Engine as though no Event of Loss had occurred.  Upon the Company having provided a Replacement Engine or having made a repayment of the Loan pursuant to Section 3.04(a), so long as no Special Default or Event of Default shall have occurred and be continuing, the Secured Party shall, at the cost and expense of the Company, release from the Lien of this Mortgage the Engine subject to such Event of Loss, and all Engine Documents and Warranties relating to such Engine, by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release and shall assign without recourse or representation to the Company all claims it may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds and other proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including all investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.04(d)(i) and 3.05 hereof.

(c)           Conditions to Engine Replacement.  The Company’s right to make a replacement under Section 3.04(a) hereof shall be subject to the fulfillment, at the Company’s cost and expense, of the following conditions precedent:

(1)           On the date that the Replacement Engine is made subject to the Lien of this Mortgage (the “Replacement Closing Date”), no Special Default or Event of Default shall have occurred and be continuing;

(2)           On the Replacement Closing Date, an executed counterpart of each of the following shall have been delivered to the Secured Party, in each case in form and substance reasonably satisfactory to the Secured Party:

(A)          a Mortgage Supplement covering the Replacement Engine (which shall be filed for recordation pursuant to the Federal Aviation Act);

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(B)           such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary by the Secured Party to protect the security interests of the Secured Party in the Replacement Engine;

(C)           a certificate of a qualified aircraft engineer (who may be an employee of the Company) or, if the Secured Party makes written request to the Company within five Business Days after the Company shall have furnished to the Secured Party the information referred to in Section 3.04(c)(5)(C), an independent appraiser specified in such request (provided such appraiser is reasonably acceptable to the Company), whose fees and expenses shall be paid by the Secured Party if the appraiser’s report supports the certificate delivered by such engineer and paid by the Company otherwise, the Company, certifying that such Replacement Engine meets all of the requirements set forth in subclauses (1), (2) and (3) of Section 3.04(a), as applicable; and

(D)          a copy of a bill of sale, manufacturer’s invoice or other evidence of the Company’s title with respect to the Replacement Engine.

(3)           The Secured Party shall have received evidence satisfactory to the Secured Party as to the due compliance with Section 3.05 hereof with respect to the Replacement Engine;

(4)           On the Replacement Closing Date, the Company shall be the owner of the Replacement Engine and shall cause the Replacement Engine to be subjected to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens);

(5)           The Secured Party shall, at the expense of the Company, have received (A) an opinion addressed to the Secured Party, reasonably satisfactory to the Secured Party, to the effect that (i) the Replacement Engine has been made subject to the Lien of this Mortgage, (ii) the Secured Party will be entitled to the benefits of Section 1110 of the Bankruptcy Code (or any successor or replacement statute) with respect to the Replacement Engine and (iii) to such further effect as the Secured Party may reasonably request, (B) an opinion of FAA counsel addressed to the Secured Party, reasonably satisfactory to the Secured Party, respecting the due filing for recordation with the FAA of the Mortgage Supplement with respect to such Replacement Engine, the perfection and priority of the Lien of this Mortgage thereon and as to such other matters concerning the Federal Aviation Act as the Secured Party may reasonably request and (C) at least six Business Days before the Replacement Closing Date the information specified in Section 4.1(e) of the Loan Agreement with respect to the Replacement Engine as of a date within 30 days prior to the date such information is furnished to the Secured Party; and

(6)           The Company shall have taken such other actions and furnished such other certificates and documents as the Secured Party shall have reasonably requested in order that such Replacement Engine be duly and properly subjected to the Lien of this Mortgage to the same extent as initially required under the Transaction Documents with respect to the Engine so replaced.

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(d)           Payments Received on Account of an Event of Loss.  As between the Secured Party and the Company, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 3.05 hereof, or elsewhere in this Mortgage, as the case may be, or payments in respect of damage to the business or property of the Company) with respect to an Engine received at any time by the Secured Party or by the Company from any Governmental Authority or other Person will be applied as follows:

(i)            if such payments are received with respect to an Event of Loss as to an Engine and such Engine is being replaced by the Company pursuant to Section 3.04(a) hereof, such payments shall be paid over to, or retained by, the Secured Party as security; and upon completion of such replacement (or upon the closing therefor) and compliance with the provisions of Section 3.04(a) and (c) with respect to the Event of Loss for which such payments are made, all such payments, including all investment earnings thereon shall be promptly paid over to, or retained by, the Company; and

(ii)           if the Company has elected or is deemed to have elected to make the repayment referred to in clause (i) of the third sentence of Section 3.04(a), such payments shall be applied as follows:

first, if the sum described in such clause (i) has not then been paid in full by the Company, such payments shall be deposited with the Secured Party as cash collateral up to the amount required to be paid under such clause (i), and the Secured Party shall apply such deposit to payment under clause (i) on such date in compliance with clause (i) as the Company shall specify to the Secured Party or, if no such date has been specified, on the last date available for repayment in compliance with such clause (i); and

second, the balance, if any, shall be paid to, or retained by, the Company.

(e)           Requisition of Use.  In the event of a requisition for use by a Governmental Authority of an Engine not constituting an Event of Loss, any payments received by the Secured Party or the Company (or the Lessee of such Engine) from such government with respect to such requisition shall be paid to or retained by the Company (or such Lessee, as the case may be).

(f)            Application of Payments During Existence of Event of Default.  Any amount referred to in this Section 3.04 or Section 3.05 which is payable to or retainable by the Company (or any Lessee) shall not be paid to or retained by the Company (or such Lessee), if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Secured Party as security for the Obligations.  Upon the earlier of (a) such time as there shall not be continuing any such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, shall be paid over to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence, provided that if at the time of the termination of this Mortgage a “Special Default” or “Subordinated Event of Default” (as such terms are defined in the Subordinated Engine Mortgage) has occurred and is continuing, then such amount, and any

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such interest, not so previously applied shall be held or paid over to the Subordinated Secured Party as security under the Subordinated Engine Mortgage.

(g)           [Intentionally Left Blank]

(h)           Permitted Dispositions.  Upon not less than fifteen (15) days’ prior written notice from the Company to the Secured Party, provided no Special Default or Event of Default shall have occurred and be continuing, the Secured Party shall release from the Lien of this Mortgage pursuant to Section 3.04(b) one or more Engines specified in such notice (the “Disposed Engines”) that the Company is disposing, or intends to dispose, in the ordinary course of its business (a “Permitted Disposition”) (treating such Disposed Engines, for the purposes of Sections 3.04(a) and (b) as Engines having suffered an Event of Loss) if, but only if, each of the following conditions is satisfied:

(1)           the Company delivers to the Secured Party an Officer’s Certificate certifying that (i) each of the Disposed Engines is surplus to the operational needs of the Company and is not required to meet the fleet planning needs of the Company in the ordinary course of its business, and (ii) the Company has not, and does not intend to, acquire by any means whatsoever any replacement for any of the Disposed Engines as support for the Company’s operations (it being expressly understood that any purchase, lease or sublease of one or more other engines and any other arrangement permitting the Company access to or use of one or more other engines would all be considered a replacement of the Disposed Engines within the meaning of this Section 3.04(h)(1)(ii)); and

(2)           the Secured Party shall have received, in immediately available funds, a prepayment of the principal amount of the Series A Loan (plus accrued interest thereon and any other amounts payable therewith in accordance with Section 1.1(d) of the Loan Agreement) in an amount equal to the Termination Value of the Disposed Engine.

Section 3.05.          Insurance.

(a)           Obligation to Insure.  The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account.  Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Secured Party, the Subordinated Secured Party or any Lender from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would increase the cost of, limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

(c)           Indemnification by Government in Lieu of Insurance.  Secured Party agrees to accept, in lieu of insurance against any risk with respect to any Aircraft or

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Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Secured Party, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance, if any, against such risk that the Company (or any Lessee) may continue to maintain, in accordance with this Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

(d)           Application of Insurance Proceeds.  All proceeds of insurance required to be maintained by the Company, in accordance with Section 3.05 and Section B of Appendix B, in respect of any property damage or loss, whether or not constituting an Event of Loss, shall be adjusted, paid and applied in the manner specified in Section B of Appendix B; provided that if at the time of the termination of this Mortgage a “Special Default” or “Subordinated Event of Default” (as such terms are defined in the Subordinated Engine Mortgage) has occurred and is continuing, then such proceeds, and any such interest, not so previously applied shall be held or paid over to the Subordinated Secured Party as security under the Subordinated Spare Parts Mortgage and/or Subordinated Engine Mortgage in such proportion as the Subordinated Secured Party may elect.

Section 3.06.          Filings.  The Company, at its sole cost and expense, shall promptly take, or cause to be taken, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Mortgage Supplement and any financing statements or other instruments as are necessary, or reasonably requested by the Secured Party and appropriate, to maintain, so long as this Mortgage is in effect, the perfection and priority of the Lien created by this Mortgage, or will furnish to the Secured Party timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Secured Party to take such action.  In addition, the Company will pay any and all recording, stamp and other similar taxes payable in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments.

Section 3.07.          [Intentionally Left Blank].

Section 3.08.          Notice of Change of the Company’s Location.  The Company will notify the Secured Party of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

Section 3.09.          Inspection.

(a)           At all reasonable times, the Secured Party and its authorized representatives (the “Inspecting Parties”) may inspect the Engines (including without limitation, the Engine Documents and Engine Containers) and the Company shall cooperate, and shall cause any Lessee to cooperate, with the Inspecting Parties in connection with any such inspection

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(including, without limitation, permitting any such Inspecting Party to make copies of  Engine Documents) at its own cost and expense.

(b)           Any inspection of the Engines hereunder shall be limited to a visual inspection and shall not include the disassembling, or opening of any components, of any Engine, and no such inspection shall interfere with the Company’s or any Lessee’s maintenance or use of any Engine.

(c)           With respect to such rights of inspection, the Secured Party shall not:

(i)            have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

(ii)           so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice.

(d)           Each person inspecting the Engines hereunder shall bear its own expenses in connection with any such inspection, unless such person discovers, in connection therewith, any material failure by the Company or any Lessee to comply with the provisions of this Mortgage, in which case the Company shall bear all such expenses that are reasonably incurred.

(e)           If requested by the Secured Party, the Company shall provide, or shall cause any Lessee to provide, to the Secured Party the date(s), if then scheduled, upon which any Engine undergoes its next scheduled maintenance visit and next major check and next off-the-wing maintenance, and shall advise the Secured Party of the name and location of the relevant maintenance performer, if then selected, and shall, if requested by the Secured Party in connection with a major check, at least 5 days prior to commencement of such major check or maintenance, make available for inspection by the Secured Party all relevant Engine Documents at the Company’s records facility in the United States, or at such Lessee’s records facility, or at the premises of the maintenance performer.

ARTICLE 4.

REMEDIES OF THE SECURED PARTY UPON AN EVENT OF DEFAULT

Section 4.01.          Remedies with Respect to Collateral.

(a)           Remedies Available.  Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Secured Party may do one or more of the following; provided, however, that during any period an Engine is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 3.02(a) hereof and in possession of the U.S. Government, the Secured Party shall not, on account of any Event of Default, be entitled to exercise any of the following remedies in such manner as to limit the Company’s control under this Mortgage of such Engine, unless at least sixty (60) days’ (or such other period as may then be applicable under the Civil Reserve Air Fleet Program) written notice

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of such Event of Default hereunder shall have been given by the Secured Party by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Company (or by Lessee) relating to such Engine:

(i)            cause the Company, upon the written demand of the Secured Party, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Engines constituting the Collateral at such location designated by the Secured Party within the continental United States of America, together in each case with the Engine Documents for such Engine(s) as the Secured Party may so demand, to the Secured Party or its order, or the Secured Party, at its option, may enter upon the premises where all or any of such Engine(s) and/or Engine Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

(ii)           sell all or any part of the Collateral at public or private sale, whether or not the Secured Party shall at the time have possession thereof, as the Secured Party may determine, or lease or otherwise dispose of all or any part of the Collateral as the Secured Party, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations;

(iii)          apply any cash collateral then held as provided in Section 4.04 hereof; or

(iv)          exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

Upon every such taking of possession of Collateral under this Section 4.01, the Secured Party may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it shall consider to be commercially reasonable.  In each such case, the Secured Party shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Secured Party shall consider to be commercially reasonable, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Secured Party under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books

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and records of the Company), and all other payments which the Secured Party may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of all Persons engaged by the Secured Party.  If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Secured Party’s remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Engine in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If an Event of Default shall have occurred and be continuing, at the request of the Secured Party the Company shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral to which the Secured Party shall at the time be entitled hereunder.  If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may obtain a judgment conferring on the Secured Party the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

The Company agrees that if an Event of Default has occurred and is continuing, and only for so long as the Secured Party is exercising its foreclosure rights with respect to the Engines and requires use of an engine stand or container owned by the Company (and not comprising a portion of the Collateral) for transporting an Engine, the Company shall permit the Secured Party or its agents or representatives to use such an engine stand or container suitable for use with such Engine, available at the location of such Engine and which is not otherwise being used by the Company, for the sole purpose of transporting such Engine.  The Secured Party shall return each such engine stand or container to the location from which it was taken promptly after it has transported such Engine using such engine stand or container.

(b)           Notice of Sale.  The Secured Party shall give the Company at least fifteen (15) days’ prior written notice of the date fixed for any public sale of any Engine or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

Section 4.02.          Remedies Cumulative.  Each and every right, power and remedy herein specifically given to the Secured Party or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and

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as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy.  No delay or omission by the Secured Party in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.03.          Discontinuance of Proceedings.  If the Secured Party shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Secured Party shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Secured Party shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.04.          Allocation of Payments.  Notwithstanding any other provisions of the Loan Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Secured Party or any Lender on account of the Obligations shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees and expenses actually incurred) of the Secured Party in connection with enforcing the rights of the Secured Party under the Transaction Documents;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees and expenses actually incurred) of each of the Lenders in connection with enforcing its rights under the Transaction Documents or otherwise with respect to the Obligations owing to such Lender;

THIRD, to all other Obligations (other than as covered by Clause “FOURTH”, “FIFTH” and “SIXTH” below) which shall have become due and payable under the Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SECOND” above; and

FOURTH, to the payment of all accrued interest on the Obligations;

FIFTH, to the payment of LIBOR Breakage Costs, if any, due under the Loan Agreement in respect of the Loans;

SIXTH, to the payment of the outstanding principal amount of the Loans, allocated between payment of the Series A Loan and the Series B Loan in such priority and proportion as the Secured Party may from time to time elect;

SEVENTH, so long as either the Lien of the Subordinated Engine Mortgage has not been discharged, or the Lien of the Subordinated Spare Parts Mortgage has not been discharged, to the Subordinated Secured Party to be held as security under the

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Subordinated Engine Mortgage and/or the Subordinated Spare Parts Mortgage in such proportion as the Subordinated Secured Party may elect;

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party.

ARTICLE 5.

INTENTIONALLY LEFT BLANK

ARTICLE 6.

SECURITY FUNDS

Section 6.01.          Investment of Security Funds.  Any monies paid to or received by the Secured Party as cash collateral or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.04(d), 3.04(f) and 3.05(d) hereof), but which the Secured Party is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to the Company or applied as provided herein, be subject to the Lien of this Mortgage and be invested by the Secured Party at the written authorization and direction of the Company (or, if an Event of Default shall have occurred and be continuing, the Secured Party) from time to time at the sole expense and risk of the Company in Permitted Investments.  All Permitted Investments held by the Secured Party pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Secured Party or (b) held in an Eligible Account.  At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing.  The Secured Party shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01.  The Company will promptly pay to the Secured Party, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).  Any amount paid under the preceding sentence in respect of a net loss on investments shall be subject to the Lien of this Mortgage and shall be held as Collateral for as long as the Permitted Investments in respect of which it was paid are required to be held as Collateral hereunder and shall be returned to the Company whenever such Permitted Investments are required hereby to be returned to the Company.

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ARTICLE 7.

MISCELLANEOUS

Section 7.01.          Termination of Mortgage.  Upon (or at any time after) payment in full of the unpaid principal of, and accrued interest on, the Loans and all other Obligations then due and payable (and regardless of whether any Default or Event of Default shall have occurred and be continuing), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Engines and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect, provided that the Secured Party shall have no obligation to release such Engines and Collateral from the Lien of this Mortgage or otherwise terminate this Mortgage prior to such payment in full.  Upon any release of an Engine from the Lien of this Mortgage in accordance with the terms of this Mortgage, the Parts, Engine Containers, Aircraft Documents and other Collateral referred to in subsections (b), (c), (d) and (e) of Section 2.01 relating to such Engine shall also be released.

Section 7.02.          Alterations to Mortgage.  This Mortgage shall not be varied except in accordance with the Loan Agreement.

Section 7.03.          No Legal Title to Collateral.  Neither the Secured Party nor any of the Lenders shall have legal title to any part of the Collateral.  No transfer, by operation of Law or otherwise, of a Note or any right, title and interest of the Secured Party or any Lender in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 7.04.          Sale of the Engines by Secured Party Is Binding.  Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Secured Party made pursuant to and in accordance with the terms of this Mortgage shall bind the Secured Party and the Lenders, and shall be effective to transfer or convey all right, title and interest of the Secured Party, the Lenders and the Company, in and to such Collateral, or such part thereof or interest therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Secured Party.

Section 7.05.          Benefit of Mortgage.  Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Lenders and the Secured Party any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 7.06.          Section 1110 of the Bankruptcy Code.  It is the intention of the parties hereto that the security interest created hereby entitles the Secured Party on behalf of the Lenders to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code in respect of the Engines and Engine Documents in the event of the Company becomes a debtor under such Chapter.

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Section 7.07.          Notices.  Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

(i)            if to the Company, at its office at

Independence Air, Inc.
Executive Offices

45200 Business Court

Dulles, VA 20166

Attention:              General Counsel

Telephone:            (703) 650-6006

Telecopy:              (703) 650-6294

Email:                      rick.kennedy@flyi.com

 (ii)          if to the Secured Party, at its office at

c/o GE Capital Aviation Services, Inc.

201 High Ridge Road
Stamford, Connecticut 06927

Attention:              Customer Services

Telephone:            (203) 357-3776
Telecopy:              (203) 357-3201
Email:                      nanotices@gecas.com

 (iii)         if to any Lender, at its address for notices to it provided under the Loan Agreement,

or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

Section 7.08.          Severability.  Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.  The Company and the Secured Party agree, as to such jurisdiction and to the extent permitted by such jurisdiction’s Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company’s or the Secured Party’s obligations hereunder.

Section 7.09.          Separate Counterparts.  This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same

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counterpart).  Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

Section 7.10.          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Secured Party and its successors and permitted assigns, all as herein provided.

Section 7.11.          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.12.          Governing Law.  THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The provisions of Sections 9.11 and 9.12 of the Loan Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of this page is blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders, as Secured Party

By:
Name:
Title:

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APPENDIX A

DEFINITIONS RELATING TO THE

MORTGAGE AND SECURITY AGREEMENT

General Provisions

(a)           Unless otherwise expressly provided, a reference to:

(i)            each of “the Company,” “Secured Party” or any other person includes, without prejudice to the provisions of any Transaction Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

(ii)           words importing the plural include the singular and words importing the singular include the plural;

(iii)          any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Transaction Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Transaction Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)          any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)           the words “Mortgage,” “this Mortgage,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(vi)          the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)         a “Section,” an “Exhibit,” an “Appendix,” an “Annex” or a “Schedule” referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b)           Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c)           Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

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(d)           The occurrence and continuance of a Default, Special Default or Event of Default referred to in Section 7.1 of the Loan Agreement shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default or Event of Default having occurred and be continuing if such Default, Special Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

Definitions

“Additional Parts” has the meaning specified in Section 3.03(d) of the Mortgage.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” means an airframe on which an Engine is then installed.

“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York City or Dulles, Virginia a day on which banking institutions are authorized or required by Law to close.

“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Civil Reserve Air Fleet Program” means the Civil Reserve Air Fleet Program, currently administered by the United States Air Force Military Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

“Closing Date” means the date on which the Loans are made pursuant to the Loan Agreement.

“Collateral” has the meaning given such term in Section 2.01 of the Mortgage.

“Collateral Agent Agreement” has the meaning given such term in the Loan Agreement.

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“Company” means Independence Air, Inc., a California corporation.

“Default” means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

“Designated Date” has the meaning given such term in the Loan Agreement.

“Disposed Engine” has the meaning set forth in Section 3.04(h).

“Dollars” and “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency, and any agency or instrumentality succeeding to its functions.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Secured Party, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Secured Party shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Secured Party to the exclusion of the Company, (f) it will waive or subordinate in favor of the Secured Party all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A3 or its equivalent.

“Engine” means (a) each of the engines listed in Annex A to each Mortgage Supplement executed and delivered by the Company pursuant to the Loan Agreement and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.03 of the Mortgage.  Upon substitution of a Replacement Engine in accordance with Section 3.04 of this Mortgage, any such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of this Mortgage and the Loan Agreement.  Upon substitution of a Replacement Engine in accordance with Section 3.04 of the Mortgage, the Engine released pursuant to such Section shall no longer be subject to the Mortgage, and such released Engine shall cease to be an “Engine.”  Each Engine shall be bare and shall not include QEC or any other parts associated with any Aircraft.

“Engine Containers” means each engine container identified by serial number on Annex A to each Mortgage Supplement.

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“Engine Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the Company’s (or, in the case of any Engine subject to a Lease, such Lessee’s) maintenance program in accordance with the requirements of the FAA to be maintained with respect to the Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with FAA regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language).

“Event of Default” has the meaning given such term in the Loan Agreement.

“Event of Loss” means, with respect to any Engine, any of the following circumstances, conditions or events with respect to such Engine, for any reason whatsoever:

(a)           the destruction of such Engine, damage to such Engine beyond practical or economic repair or rendition of such Engine permanently unfit for normal use by the Company;

(b)           the actual or constructive total loss of such Engine or any damage to such Engine, or requisition of title or use of such Engine, which results in an insurance settlement with respect to such Engine on the basis of a total loss or constructive or compromised total loss;

(c)           any theft, hijacking or disappearance of such Engine for a period of 90 consecutive days or more;

(d)           any seizure, condemnation, confiscation, or taking of, or requisition of title to, such Engine by any Governmental Authority or purported Governmental Authority (other than a requisition of use by the U.S. Government) for a period exceeding 90 consecutive days;

(e)           any seizure, condemnation, confiscation, taking or requisition of use of such Engine that continues until the earliest of (i) the date upon which such Engine is modified, altered or adapted in such a manner as would render conversion of such Engine for use in normal commercial passenger service impractical or uneconomical, (ii) the date on which such Engine is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such Engine pursuant to the Mortgage (unless an indemnity in lieu of insurance is provided to the Secured Party in accordance with Section 3.05(c) of the Mortgage) or (iii) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iii) shall not apply to such loss of use); and

(f)            as a result of any Law, rule, regulation, order or other action by the FAA, the use of such Engine in the normal course of the Company’s business of passenger air transportation is prohibited for a period expiring on the date that is 90 days

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following commencement of such prohibition, provided that if the Company, prior to the expiration of such 90-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Engine by the Company, then the date that is six (6) months following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that, for purposes of clauses (c), (d), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

“FAA” mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

“Federal Aviation Act” means Part A of Subtitle VII of Title 49, United States Code.

“Governmental Authority” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lease” means any lease permitted by the terms of Section 3.02(a) of the Mortgage.

“Lender” has the meaning given to that term in the Loan Agreement.

“Lessee” means any lessee permitted by the terms of Section 3.02(a) of the Mortgage.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

“Loans” has the meaning given to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement dated as of February 17, 2005 among the Company, General Electric Capital Corporation, the Secured Party and the Lenders from time to time party thereto.

“Maximum Deductible Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

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“Minimum Liability Amount” has the meaning set forth in Schedule 3 to the Loan Agreement..

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Engine Mortgage and Security Agreement covering the Collateral dated as of February 18, 2005, between the Company and the Secured Party.

“Mortgage Supplement” means any supplement to the Mortgage from time to time executed and delivered.

“New York UCC”  means the Uniform Commercial Code as in effect in the State of New York.

“Note” has the meaning given to that term in the Loan Agreement.

“Obligations” means the principal of and interest on the Loans, any LIBOR Breakage Costs (as defined in the Loan Agreement), and all other obligations of every nature of the Company from time to time owed to the Secured Party, the Lenders or any of them under the Loan Agreement or any other Transaction Document.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Parts” means any and all appliances, parts, instruments, appurtenances, modules, accessories, and other equipment of whatever nature, other than QEC, which may from time to time be incorporated or installed in or attached to any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.03 of the Mortgage.

“Permitted Air Carrier” means (i) any U.S. Air Carrier or (ii) any air carrier holding a valid air carrier operating certificate issued pursuant to the applicable regulations of Transport Canada Aviation (or any successor agency thereto).

“Permitted Investments” means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers’ acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody’s or AA or better by Standard & Poor’s and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company

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or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor’s or P1 by Moody’s and having a final maturity of 90 days or less from the date of purchase thereof, or, in the case of auction rate notes issued by any of the foregoing having an auction reset interval of not more than thirty (30) days; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.

“Permitted Liens” has them meaning given such term in Section 3.01 of the Mortgage.

“Person” has the meaning given to such term in the Loan Agreement.

“Qualified PBH Program” means an engine maintenance arrangement with a third-party FAA licensed maintenance and repair vendor that either (1) is subject to a tri-party agreement among the vendor, the Company and the Secured Party that is satisfactory in form and substance to the Secured Party in its sole discretion, or (2) meets all of the following criteria:  (a) a true and complete (except for the redaction of pricing information) copy of the contract between the Company and such vendor shall have been provided to the Secured Party and the Secured Party shall have approved the requirements of such contract as to engine build standards to be met by the vendor, which approval may be given or withheld in the Secured Party’s sole discretion, (b) the Company and such vendor shall have jointly represented to the Secured Party, in a written instrument acceptable to the Secured Party in its sole discretion, that the copy of the contract between them provided to the Secured Party is a true and complete copy of such contract, except for the redaction of pricing information, (c) the Company and such vendor shall have jointly covenanted and agreed for the benefit of the Secured Party and the Lenders, in a written instrument acceptable to the Secured Party in its sole discretion, that they will not amend any of the provisions of such contract relating to engine build standard requirements without the Secured Party’s prior written consent to such amendment; and (d) such vendor agrees, for the benefit of the Secured Party and the Lenders and pursuant to documentation that is acceptable to the Secured Party in its sole discretion, that it shall not assert a Lien against any Engine.

“Replacement Closing Date” has the meaning given such term in Section 3.04(c) of the Mortgage.

“Replacement Engine” means an engine substituted for an Engine pursuant to Section 3.04 of the Mortgage.

“Secured Party” means General Electric Capital Corporation, in its capacity as Secured Party under this Mortgage.

“Series A Loan” has the meaning set forth in the Loan Agreement.

“Series B Loan” has the meaning set forth in the Loan Agreement.

“Spare Parts Mortgage” has the meaning set forth in the Loan Agreement.

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“Special Default” has the meaning given to that term in the Loan Agreement.

“Standard & Poor’s” means Standard & Poor’s Ratings Services.

 “Subordinated Engine Mortgage” has the meaning given to that term in the Loan Agreement.

“Subordinated Spare Parts Mortgage” has the meaning given to that term in the Loan Agreement.

“Subordinated Secured Party” means the Collateral Agent as defined in the Collateral Agent Agreement.

“Taxes” has the meaning given to that term in the Loan Agreement.

“Termination Value” means, in the case of each Engine, the Termination Value for such Engine (or the Engine that such Engine replaced) on Schedule 2 to the Loan Agreement.

“Threshold Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

 “Transaction Documents” means the Loan Agreement, each Note, the Spare Parts Mortgage, this Mortgage and each Mortgage Supplement.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“U.S. Air Carrier” means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Warranties”“ has the meaning given to that term in Section 2.01(b) of the Mortgage.

“Wet Lease” means any arrangement whereby the Company or a Lessee agrees to furnish an Aircraft to a third party pursuant to which such Aircraft (including any Engines attached thereto) shall at all times be in the operational control of, and insured by, the Company or such Lessee, provided that the Company’s obligations under this Mortgage shall continue in full force and effect notwithstanding any such arrangement.

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APPENDIX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

A.                    Bodily Injury Liability and Property Damage Liability Insurance.

1.             Except as provided in paragraph 2 of this Section A, the Company will at all times carry and maintain or cause to be carried and maintained, at no expense to the Secured Party or any of the Lenders, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, products liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance) with respect to the Aircraft and the Engines (a) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Amount, (b) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company (or any lessee to whom such Engine is leased under and in accordance with Section 3.02(a) hereof, a “Permitted Lessee”) of the same type which comprise the Company’s (or such Permitted Lessee’s) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility.  The Company shall maintain cargo liability insurance in an amount not less than the amount of cargo liability insurance maintained for other aircraft operated by the Company.  Such insurance shall in any event include cover for war risks and allied perils liability insurance in accordance with London form AVN52D as in effect on January 1, 2005 or its substantive equivalent, or in the case that such coverage is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on January 1, 2005, and such war risks and allied perils liability insurance shall be for an amount not less than the greater of (i) the Minimum Liability Amount and (ii) the amount carried by the Company in respect of similar aircraft owned or otherwise operated by the Company.

2.             During any period that the Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable, in the case of the Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type as the Aircraft which comprise the Company’s (or such Permitted Lessee’s) fleet, or, in the case of an Engine, to engines owned or operated by the Company (or such Permitted Lessee) of the same type as such Engine, and in any such case which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be consistent with industry practice for airlines operating only similarly-sized equipment on similar routes and the same as from time to time shall be applicable, in case of Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company’s (or such Permitted Lessee’s) fleet, or in the case of an Engine, to engines owned or operated by the Company (or such Permitted Lessee) of the same type as such Engine, and in any case which are on the ground and not in operation.

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B.                    Insurance Against Loss or Damage to the Aircraft or the Engines.

1.             Except as provided in paragraph 2 of this Section B and subject to the additional agreement between the Company and the Secured Party set forth in Schedule 3 to the Loan Agreement, the Company shall at all times carry and maintain or cause to be carried and maintained in effect with insurers or reinsurers of recognized responsibility (i) ”all risk” aircraft hull insurance covering the Aircraft and the Engines, (ii) fire, transit and extended coverage of Engines and Parts while removed from the Aircraft and not replaced by similar components, and (iii) war risk and allied perils insurance, including governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance (collectively, “War Risk Insurance”); as contained in London form LSW 555B or its substantive equivalent; or in the case that such insurance is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on January 1, 2005; provided, further, that the foregoing insurance shall at all times while the Engines are subject to this Mortgage be for an amount in the aggregate applicable to all the Engines not less than the Termination Value of the Engines, and that when any Engine is installed on an Aircraft, the agreed value of that Aircraft under the relevant policy shall be automatically increased by the amount of the Termination Value of such Engine.

All losses will be adjusted with the insurers by the Company (giving due regard to the interest of the Additional Insureds).  However, in the event an Event of Default has occurred and is continuing, all losses will be adjusted among the Company, the insurers and the Secured Party.

As between the Secured Party and the Company, the insurance payments for any property damage loss to any Engine not constituting an Event of Loss with respect thereto shall be paid, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, as follows:  all payments in respect of losses less than or equal to the Threshold Amount shall be paid to the Company (or any Permitted Lessee if directed by the Company), and all payments with respect to losses greater than the Threshold Amount shall be paid to the Secured Party, to be held as collateral security for the Obligations, and applied to reimburse the Company for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Company (or any Permitted Lessee if directed by the Company).  In the case of any payment to the Secured Party (other than in respect of an Event of Loss of an Engine), the Secured Party shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order.

2.             During any period that an Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be consistent with industry practice for airlines operating only similar-sized equipment on similar routes the same as from time to time applicable to aircraft and engines owned or leased and operated by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company’s (or such Permitted Lessee’s) fleet similarly on the ground and not in operation, provided that, the

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Company shall maintain or cause to be maintained insurance against risk of loss or damage to each Engine in an amount at least equal to the Termination Value of such Engine during such period that such Engine is on the ground and not in operation.

C.            Reports, Etc.  The Company will furnish, or cause to be furnished, to the Secured Party on or before the Closing Date and annually on or before the renewal dates of the Company’s (or the Permitted Lessee’s) relevant insurance policies required hereunder, a report, signed by any reputable recognized independent firm of insurance brokers selected by the Company, which brokers may be regularly retained by the Company or any Permitted Lessee (the “Insurance Broker”), describing in reasonable detail the hull and liability insurance then carried and maintained with respect to the Aircraft and the Engines and stating the opinion of such firm that, to its knowledge, such insurance complies with the terms of this Appendix B.  Such information shall remain confidential as provided in Section 9.9 of the Loan Agreement. The Company will cause such Insurance Broker to agree to advise the Secured Party in writing of any default in the payment of premium and of any other act or omission on the part of the Company (or any Permitted Lessee) of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any insurance as required by the terms hereof and to advise the Secured Party at least thirty (30) days (seven (7) days in the case of War Risk Insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Appendix B, provided that, in respect of the War Risk Insurance, the Insurance Broker shall provide for such shorter period as may be obtainable in the international insurance market.  In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Secured Party may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Secured Party for the cost thereof.

D.            Deductibles.  The insurance required by Section B.1(i) hereof may be subject to a per occurrence deductible.  With respect to the Aircraft and the Engines when on-wing, such deductible shall be no greater than the Maximum Deductible Amount for any one occurrence.  Said deductible shall not apply in the case of a total loss of the Aircraft.

E.             Terms of Insurance Policies.  Any policies carried in accordance with Sections A and B hereof covering the Aircraft and the Engines, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Secured Party and the Lenders (the “Additional Insureds”) as additional insureds, as their interests may appear, (2) in the case of hull insurance, shall name the Secured Party as sole loss payee to the extent provided in clause (12) below, (3) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after issuance to (but, in the case of War Risk Insurance, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change, provided, however, that if, in respect of the War Risk Insurance, such policies shall provide for such shorter period as may be available in the international insurance market, (4) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the respective interests of the

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Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (5) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (6) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (7) shall waive any right of subrogation of the insurers or any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (8) shall provide that losses (other than for total loss of an Engine) shall be adjusted with the Company (or, if an Event of Default or Special Default shall have occurred which is continuing, with the Secured Party), (9) shall provide that the Additional Insureds are not liable for any insurance premiums, (10) shall be effective with respect to both domestic and international operations, (11) shall provide that (i) except as specified in clause (iii) below, in the event of a loss involving proceeds in excess of the Threshold Amount, all proceeds in respect of such loss up to the amount of Termination Value for an affected Engine shall, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, be payable to the Secured Party to be held by the Secured Party (whether such payment is made to the Company (or any Permitted Lessee) or any third party), it being understood and agreed that in the case of any payment to the Secured Party otherwise than in respect of an Event of Loss of the Engine, the Secured Party shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order, (ii) except as specified in the following clause (iii), all proceeds equal to or less than the Threshold Amount (regardless of the total amount of proceeds resulting from such loss) and any proceeds of any loss in excess of Termination Value for the Engine suffering such loss shall be paid to the Company or its order and (iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if a Special Default shall have occurred and be continuing and the insurers have been notified thereof by the Secured Party, all proceeds of loss shall be paid to the Secured Party, (12) if separate hull and war risk coverage is maintained, shall contain a 50/50 clause in accordance with AVS 103, (13) shall operate on a worldwide basis subject to certain territorial restrictions which are usual and customary in the War Risks market from time to time and (14) shall contain a provision entitling the Secured Party to initiate a claim if an Event of Default shall be continuing.

F.             Reinsurance.  The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd’s of London or other internationally recognized aviation insurance and/or reinsurance markets.  Such reinsurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

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EXHIBIT A

ENGINE MORTGAGE AND SECURITY

AGREEMENT SUPPLEMENT NO.

Engine Mortgage and Security Agreement Supplement No.      dated           , 20     (this “Mortgage Supplement”) of INDEPENDENCE AIR, INC. (the “Company”).

WITNESSETH:

WHEREAS, the Engine Mortgage and Security Agreement, dated as of February 18, 2005 (as supplemented, amended, and otherwise modified to date, the “Mortgage”), between the Company and General Electric Capital Corporation, as agent for the Lenders (as defined therein), as Secured Party (the “Secured Party”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Engines (such term and other defined terms in the Mortgage being used herein with the same meanings) and Engine Containers;

NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company’s right, title and interest in and to the property described on Annex A hereto.

To have and to hold all and singular the aforesaid property unto the Secured Party, its successors and assigns, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provision set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

A-1

IN WITNESS WHEREOF, the Company has caused this Engine Mortgage and Security Agreement Supplement No. 1 to be duly executed by one of its duly authorized officers, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

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Annex A to
Mortgage Supplement

DESCRIPTION OF ENGINES

ENGINES AND ENGINE CONTAINER

Engine Manufacturer	Engine Model	Engine Serial Number

Each engine is of 750 or more “rated take-off horsepower” or the equivalent of such horsepower.

Engine Container Serial Number

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EXHIBIT A

ENGINE MORTGAGE AND SECURITY

AGREEMENT SUPPLEMENT NO. 1

Engine Mortgage and Security Agreement Supplement No. 1 dated February 18, 2005 (this “Mortgage Supplement”) of INDEPENDENCE AIR, INC. (the “Company”).

WITNESSETH:

WHEREAS, the Engine Mortgage and Security Agreement, dated as of February 18, 2005 (as supplemented, amended, and otherwise modified to date, the “Mortgage”), between the Company and General Electric Capital Corporation, as agent for the Lenders (as defined therein), as Secured Party (the “Secured Party”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Engines (such term and other defined terms in the Mortgage being used herein with the same meanings) and Engine Containers;

NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company’s right, title and interest in and to the property described on Annex A hereto.

To have and to hold all and singular the aforesaid property unto the Secured Party, its successors and assigns, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provision set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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IN WITNESS WHEREOF, the Company has caused this Engine Mortgage and Security Agreement Supplement No. 1 to be duly executed by one of its duly authorized officers, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

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Execution Version

Annex A to
Engine Mortgage

and Security Agreement

Supplement No. 1

DESCRIPTION OF ENGINES

ENGINES AND ENGINE CONTAINER

Engine Manufacturer	Engine Model	Engine Serial Number
General Electric	CF34-3B1	GE-E-950191
General Electric	CF34-3B1	GE-E-872483
General Electric	CF34-3B1	GE-E-873416
General Electric	CF34-3B1	GE-E-950192
General Electric	CF34-3B1	GE-E-873044
General Electric	CF34-3B1	GE-E-950205
General Electric	CF34-3B1	GE-E-873689
General Electric	CF34-3B1	GE-E-872207
General Electric	CF34-3B1	GE-E-873155
General Electric	CF34-3B1	GE-E-950229
General Electric	CF34-3B1	GE-E-872232

 Each engine is of 750 or more “rated take-off horsepower” or the equivalent of such horsepower.

Engine Container Serial Number
9661
073
076
9684
054
039
9688
9715
051
02571
9675

A-3

SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT

Dated as of February 18, 2005

between

INDEPENDENCE AIR, INC.

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Secured Party

i

Section 7.10.	Successors and Assigns
Section 7.11.	Headings
Section 7.12.	Governing Law; Submission to Jurisdiction; Venue
Section 7.13.	Waiver of Trial by Jury

APPENDIX A	Definitions

APPENDIX B	Insurance

EXHIBIT A	Mortgage Supplement

ii

SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT

This SUBORDINATED ENGINE MORTGAGE AND SECURITY AGREEMENT, dated as of February 18, 2005 (the “Mortgage”) between INDEPENDENCE AIR, INC., a California corporation (the “Company”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for the Beneficiaries under the Indemnity Agreement (as defined herein) (in such capacity, the “Secured Party”).

W I T N E S S E T H :

WHEREAS, as a condition to the Lenders entering into the Loan Agreement, the Company has entered into the Indemnity Agreement to support certain payment obligations due and owing to the Beneficiaries under the IAI Transaction Documents; and

WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Secured Party for the benefit of the Beneficiaries a perfected Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Secured Party, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows.

ARTICLE 1.

DEFINITIONS

Section 1.01.          Certain Definitions.  Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

Section 1.02.          Certain Rules of Construction.  The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading “General Provisions” in Appendix A hereto.

ARTICLE 2.

SECURITY

Section 2.01.          Grant of Security Interest.  In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company

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of all agreements, covenants and provisions contained herein and in the other Transaction Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Secured Party, its successors and assigns, for the security and benefit of the Lenders, a security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the “Collateral”) (it being expressly understood and agreed that the security interest granted hereunder in the Collateral shall be junior, and otherwise subject and subordinate in all respects, to the security interest granted in the Collateral under the Senior Mortgage):

(a)           the Engines, each of which Engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower (as more particularly described in each Mortgage Supplement executed and delivered in connection herewith), as the same is now and will hereafter be constituted, whether now owned or hereafter acquired, and whether or not any such Engine from time to time is installed on an airframe, together with (a) all Parts of whatever nature, which are from time to time included within the definition of “Engines”, whether now owned or hereafter acquired, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Engines, (b) all Engine Documents, and (c) the Engine Containers;

(b)           all warranty rights with respect to the Engines or any Part thereof that the Company may have, to the extent that such warranty rights are assignable (the “Warranties”) (it being understood that the Company has no obligation to obtain an assignment or consent or to take any further action with respect to the security interest granted pursuant to this clause (other than to include such Collateral in any UCC financing statements and continuation statements) notwithstanding any obligation of the Company in any Transaction Document (including the last paragraph of this Section 2.01) to execute and deliver further instruments and documents or provide other further assurances, except that, if an Event of Default shall have occurred and be continuing, the Company will take reasonable action requested by the Secured Party for the assignment of material Warranties with respect to an Engine to any person acquiring such Engine pursuant to Article 4); in each case together with all rights, powers, privileges, options and other benefits of the Company thereunder with respect to the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Company is or may be entitled to do thereunder;

(c)           each assigned Lease (to the extent assigned under any Lease assignment), and including, without limitation, all rents or other payments of any kind

2

made under such assigned Lease, all collateral security or credit support with respect to such assigned Lease (in the nature of a guarantee, letter of credit, credit insurance, Lien on or security interest in any property or otherwise) for the obligations of the lessee thereunder (if any), and all rights of the Company to execute any election or option or to give any notice, consent, waiver, or approval under or with respect to any thereof or to accept any surrender of any Engine or any part thereof as well as any rights, powers or remedies on the part of the Company, whether arising under such assigned Lease or by statute or at law or in equity, or otherwise, arising out of any default under such assigned Lease (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Company shall retain all rights as lessor under such Lease, including to receive all such payments thereunder, to hold, dispose of, or relinquish any such collateral or credit support and to take or refrain from taking all actions thereunder) (to the extent assigned under such Lease assignment);

(d)           all proceeds with respect to the requisition of title to the Engines or any part thereof, and all insurance proceeds with respect to the Engines or any part thereof, but excluding any insurance maintained by the Company and not required under Section 3.05; and

(e)           all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Secured Party, to quiet enjoyment of the Engines and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Engines and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and (ii) the Company shall have the right, to the exclusion of the Secured Party, with respect to the Warranties, to exercise in the Company’s name all rights and powers as the beneficiary of the Warranties and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Warranties;

TO HAVE AND TO HOLD the Collateral unto the Secured Party, its successors and assigns, upon the terms herein set forth, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under any assigned Lease and the Warranties to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall have no obligation or liability under any assigned Lease and the Warranties by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Company under any assigned Lease and the Warranties, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or

3

enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Company does hereby irrevocably constitute and appoint the Secured Party the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Secured Party may deem to be necessary or advisable to collect such property which constitutes Collateral; provided that the Secured Party shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default; provided, further, that the exercise of such rights shall at all times be subject to the rights of the Senior Secured Party under the Senior Mortgage and to the provisions of Sections 4.01(c) and 4.05 of this Mortgage.  Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Secured Party shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Secured Party may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to the security intended to be afforded hereby.  The Company hereby agrees that, if the Lien of the Senior Mortgage has been discharged, promptly on receipt thereof, except as otherwise contemplated by the Transaction Documents, it will transfer to the Secured Party any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Secured Party pursuant to this Mortgage.

The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Secured Party, except as provided in the Senior Mortgage or as expressly permitted herein or in any other Transaction Document.

The Company agrees that at any time and from time to time, upon the written request of the Secured Party, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Secured Party may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

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ARTICLE 3.

COVENANTS OF THE COMPANY

Section 3.01.          Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company’s interest in the Collateral, except:

(a)           the Lien of this Mortgage and the Senior Mortgage;

(b)           the rights of others under agreements or arrangements to the extent permitted by Sections 3.02 and 3.03 hereof;

(c)           Liens for Taxes of the Company (or any Lessee) and its U.S. Federal tax law consolidated group either not yet overdue or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(d)           materialmen’s, mechanic’s, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Engine or adversely affect the Lien of this Mortgage;

(e)           Liens arising out of any judgment or award against the Company (or against any Lessee), so long as such judgment or award shall, within thirty (30) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Engine, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(f)            salvage or similar rights of insurers under policies of insurance maintained by the Company pursuant to Section 3.05 hereof;

(g)           any other Lien with respect to which the Company (or any Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Secured Party;

(h)           Liens attributable to the Secured Party; and

5

(i)            Liens approved in writing by the Secured Party.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens.”  The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

Section 3.02.          Possession, Operation and Use, Maintenance and Registration.

(a)           Possession.  Except as expressly provided herein, the Company shall not, without the prior written consent of the Secured Party, sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Engine; provided that if and for so long as all approvals, consents or authorizations required in connection with any such lease or such delivery, transfer or relinquishment of possession by the FAA (or, if at the time thereof, the Engine is installed on an airframe registered with any non-U.S. Governmental Authority, such other Governmental Authority) have been obtained and remain in full force and effect, then the Company may, without the prior written consent of the Secured Party:

(i)            so long as no Event of Default shall have occurred and be continuing, subject or permit any Lessee to subject any Engine to normal interchange, pooling or borrowing, or similar arrangements with persons who are domiciled in the United States, in each case for no more than ninety (90) days and customary in the airline industry and entered into in writing by the Company (or any Lessee) in the ordinary course of its business; provided that (A) no such agreement or arrangement shall contemplate, require or result in the transfer of title to such Engine, (B) if the Company’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 3.04(a) hereof in respect thereof and (C) the Company (or a Lessee) shall not relinquish possession of an Engine pursuant to this clause (i) for a period longer than ninety (90) consecutive days;

(ii)           deliver or permit any Lessee to deliver possession of any Engine or any Part (A) to the manufacturer thereof or to any FAA certified third-party maintenance provider (or certified by a foreign authority so long as work performed on such Engine or Part shall comply with Section 3.02(c)), for testing, service, repair, maintenance or overhaul work on such Engine or Part or to the extent required or permitted by the terms of Section 3.03(d) for alterations or modifications in or additions to such Engine or Part or (B) to licensed or bonded common carriers qualified in the shipping and transport of items such as such Engine or Part for the purpose of transport to a Person referred to in the preceding clause (A); provided that, if a Special Default or an Event of Default shall have occurred and be continuing, then, prior to delivering (permitting delivery of) possession of any Engine or Part to any Person described in clause (A), the Company shall put into place such measures as are reasonably satisfactory to the Senior Secured Party (if the Lien of the Senior Mortgage shall not then have been discharged) or the Secured Party (if the Lien of the Senior Mortgage shall then have been discharged) to ensure that such Person shall not assert a Lien against such Engine or Part and shall not have any other right of detention of such Engine or Part;

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(iii)          install or permit any Lessee to install an Engine on an airframe owned by the Company (or such Lessee) free and clear of all Liens, except: (A) those of the type permitted under clauses (c), (d), (e) and (f) of Section 3.01 and those that apply only to the engines (other than Engines) and/or only to parts, appliances, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts), and (B) the rights of third parties under normal interchange, pooling or borrowing, or similar arrangements which would be permitted under clause (i) above;

(iv)          install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement; provided that (x) such airframe is free and clear of all Liens, except:  (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subclauses (A) and (B) of clause (iii) of this Section 3.02(a) and (y) the Company or Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that neither such Person nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

(v)           so long as no Event of Default shall have occurred and be continuing, install or permit any Lessee to install an Engine on an airframe leased to the Company (or such Lessee) or owned by the Company (or such Lessee) subject to a mortgage, conditional sale or other security agreement under circumstances where neither clause (iii) nor clause (iv) of this Section 3.02(a) is applicable; provided that such Engine shall be deemed to have suffered an Event of Loss as of the date of such installation and the Company shall (or shall cause such Lessee to) comply with Section 3.04(a) hereof in respect thereof (it being understood that until Section 3.04(a) has been fully complied with the Lien of this Mortgage on any such Engine shall continue in full force and effect);

(vi)          transfer possession of any Engine to the U.S. Government pursuant to the Civil Reserve Air Fleet Program or any similar program, so long as the Company shall promptly notify the Secured Party thereof and, in the case of a transfer pursuant to the Civil Reserve Air Fleet Program, provide the Secured Party with the name, address and telephone number of the Contracting Office Representative for the Air Mobility Command of the United States Air Force to whom notice must be given pursuant to Section 4.01(a); or

(vii)         so long as no Special Default or Event of Default shall have occurred and be continuing, enter into a lease with the U.S. Government under which the lessee’s obligations are guaranteed or supported by the full faith and credit of the United States, but only if:

(A)          The Company shall provide at least 15 days’ advance written notice to the Secured Party; and

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(B)           Any such lease (i) shall include provisions for the maintenance, operation, possession, and inspection of such Engine that are substantially the same as, or (from a lessor’s perspective) more favorable than, the applicable provisions of Sections 3.02(a), 3.02(b), 3.02(c), and 3.09, and (ii) shall provide that the lessee thereunder may not further lease or transfer its interests (except transfers of the type permitted in clauses (i) through (vi), inclusive, of this Section 3.02(a)) in such Engine; or

(viii)        so long as no Special Default or Event of Default shall have occurred and be continuing, enter into any lease with respect to any Engine with any Permitted Air Carrier, but only if:

(A)          The Company shall provide at least 15 days’ advance written notice to the Secured Party;

(B)           At the time that the Company enters into such lease, such Permitted Air Carrier shall not be insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, shall not be seeking any reorganization or any readjustment of its debts and shall not be, and shall not have substantially all of its property, in the possession of any liquidator, trustee, receiver or similar person;

(C)           Any such lease (i) shall include provisions for the maintenance, operation, possession, inspection and insurance of such Engine that are substantially the same as, or (from a lessor’s perspective) more favorable than, the applicable provisions of Sections 3.02(a), 3.02(b), 3.02(c), 3.05 and 3.09 and (ii) shall provide that such Permitted Air Carrier may not further lease or transfer its interests (except transfers of the type permitted in clauses (i) through (vi), inclusive, of Section 3.02(a)) in such Engine;

(D)          The Company shall furnish to the Secured Party evidence reasonably satisfactory to the Secured Party that the insurance required by Section 3.05 remains in effect;

(E)           All necessary action, if any, shall have been taken to continue in full force and effect (i) so long as the Lien of the Senior Mortgage remains undischarged, the perfection of the Senior Secured Party’s first-priority perfected Lien on such Engine (subject to Permitted Liens) and (ii) the Secured Party’s rights under this Mortgage;

(F)           All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the priority of the interest of the Secured Party in such Engine;

(G)           Each such lease shall be assigned by the Company to the Secured Party as security for the performance of all of the Company’s obligations under this Mortgage (with the Company retaining all rights of lessor thereunder, to the extent consistent with this Section 3.02(a)(viii), if and for so long as there shall

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not have occurred and be continuing a Special Default or an Event of Default), with the express consent of such Permitted Air Carrier;

(H)          The Company shall furnish to the Secured Party a written confirmation (which may be contained in any relevant operative agreement) from the lessee and any owner, lessor or mortgagee of any aircraft on which such Engine is installed by such Lessee that each such party shall recognize the Company’s rights and interests in, and the rights and interests of the Secured Party in the leased Engine and, notwithstanding any contrary provisions of applicable Laws, its rights and benefits under which are hereby waived to the extent in conflict with this provision, no such party shall claim, as against the Company or the Secured Party, any right, title or interest in such Engine as a result of such Engine being subject to such lease or installed on any aircraft as a result of such lease;

(I)            In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, all necessary governmental approvals, if any, required for such Engine to be imported to, and exported from (upon repossession thereof by the Secured Party or other termination or expiration of such lease), the applicable jurisdiction shall have been obtained prior to commencement of any such lease, and any foreign exchange permits necessary to allow all rent and other payments provided for under such lease shall be in full force and effect; and the Company shall have provided to the Secured Party a power-of-attorney, reasonably satisfactory in form and substance to the Secured Party and, to the extent permitted by applicable Law, valid and enforceable in the applicable jurisdiction, permitting the Secured Party to exercise all rights of the Company under such lease in such jurisdiction, upon the occurrence and continuation of an Event of Default;

(J)            In connection with a lease to a Permitted Air Carrier which is not a U.S. Air Carrier, the Company shall have furnished the Secured Party a favorable opinion of counsel, reasonably satisfactory to the Secured Party, in the country of domicile of such Permitted Air Carrier, in form and substance reasonably satisfactory to the Secured Party, that, subject to customary exceptions and qualifications: (i) the terms of such lease and this Mortgage are the legal, valid and binding obligations of the parties thereto enforceable under the Laws of such jurisdiction, (ii) it is not necessary for the Secured Party or any of the Lenders to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (iii) the Secured Party’s Lien in respect of such Engine will be recognized in such jurisdiction and the Secured Party shall have a perfected security interest (subject to Permitted Liens) in the Engines subject to such lease under the Laws of such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of use of or title to such Engine in the event of the requisition by such government of such use or title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under

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Section 3.05 covering the requisition of use of or title to such Engine by the government of such jurisdiction so long as such Engine is subject to such lease) and (v) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Air Carrier under applicable Law and the Secured Party shall be able to repossess such Engine, and return it to the United States, without undue expense, penalty or delay, upon the occurrence and continuation of an Event of Default;

(K)          At any one time, not more than two of the Engines are subject to any Lease; and

(L)           The Company shall reimburse the reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Secured Party in connection with any such lease.

Notwithstanding anything to the contrary in this Section 3.02(a), the rights of any Lessee or other transferee who receives possession of an Engine by reason of a transfer permitted by this Section 3.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any lease permitted by this Section 3.02(a) shall include a provision that makes it expressly subject and subordinate to, all the terms of this Mortgage and to the Lien of this Mortgage, including, without limitation, (i) the Secured Party’s rights to foreclosure and possession pursuant to Section 4.01, (ii) the Secured Party’s right to terminate and avoid such lease, delivery, transfer or relinquishment of possession upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage shall have been discharged and (iii) the right to require such person to forthwith deliver such Engine subject to such transfer upon the occurrence and continuation of a Subordinated Event of Default after the Lien of the Senior Mortgage has been discharged.  The Company shall remain primarily liable hereunder for the performance of all of the terms of this Mortgage to the same extent as if such lease or transfer had not occurred, and, except as otherwise provided herein, the terms of any such lease shall not permit any Lessee to take any action not permitted to be taken by the Company in this Mortgage with respect to the Engines.  No pooling arrangement, lease or other relinquishment of possession of any Engine or Engine Documents shall in any way discharge or diminish any of the Company’s obligations to the Secured Party hereunder or constitute a waiver of the Secured Party’s rights or remedies hereunder.  Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under this Mortgage, the Company may in its sole discretion permit a Lessee to exercise any or all rights which the Company would be entitled to exercise under Article III, and may cause a Lessee to perform any or all of the Company’s obligations under Article III (provided that a Lessee may not lease or otherwise in any manner deliver, transfer or relinquish possession of an Engine except as expressly permitted by this Mortgage), and the Secured Party agrees to accept actual and full performance thereof by a Lessee in lieu of performance by the Company.  Any Wet Lease shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 3.02(a) and shall not be prohibited by the terms hereof.  Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d) or (e) of the definition of such term (as set forth in Appendix A) shall not be deemed to violate the provisions of this Section 3.02.

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(b)           Operation and Use.  The Company shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Engines (i) in violation of any Law binding on or applicable to the Company or to any Engine, or any of the Engine Documents, or to the operation, use, maintenance, service, repair or overhaul of, or similar dealings in, any Engine, or (ii) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to the Company or to any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or a Lessee, as the case may be, upon discovery thereof, and (2) to the extent the Company or any Lessee is contesting the validity or application of any such Law, rule, regulation, order, certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Engine or any of the Engine Documents or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the lien of the Mortgage.  The Company agrees not to operate, use or locate any Engine, or allow any Engine to be operated, used or located (A) in any area excluded from coverage by any insurance required by the terms of Section 3.05, except in the case of a requisition by the U.S. Government where the Company obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 3.05(c) or (B) in any recognized or threatened area of hostilities unless fully covered in accordance with Appendix B by war-risk insurance as required by the terms of Section 3.05 (including, without limitation, Section 3.05(c)), unless the Engine is only temporarily located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstances, so long as the Company diligently and in good faith proceeds to remove the Engine from such area immediately.

(c)           Maintenance.  The Company, at its own cost and expense, shall (or shall cause a Lessee to) maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) each Engine in accordance with the requirements of an FAA or EASA approved maintenance program so as to keep each Engine serviceable (except when undergoing overhaul) and in as good operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted, and as may be necessary and required under applicable Law, including the Federal Aviation Act, airworthiness directives, and other applicable rules, regulations and requirements by any government authority, utilizing, except during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Company with respect to engines similar to such Engine operated by the Company and utilizing, during any period that a Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Lessee with respect to engines similar to such Engine operated by the Lessee.  The Company agrees that it shall not enroll the Engines (or any of them) in, or otherwise contract for the maintenance of the Engines (or any of them) under, a “power-by-hour” or “maintenance cost per hour” maintenance program other than a Qualified PBH Program.  The Company further agrees that the Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Engines and in compliance with each applicable airworthiness certificate, license and registration of any Governmental Authority, including the FAA, relating to any Engine, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate,

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license or registration in any reasonable manner which does not create a risk of sale, loss or forfeiture of any Engine or the interest of the Secured Party therein, any material risk of civil liability or any discernible risk of criminal liability.  If an Engine becomes unserviceable, the Company shall commence the restoration process with respect to such Engine in as prompt a manner as is consistent with normal U.S. airline practice, but in no event later than fourteen (14) days after such Engine becomes unserviceable; provided, however, that the Company shall not be responsible for any delays by a third-party maintenance provider unless such delay is caused by a breach of an obligation of the Company to the third-party maintenance provider.  If an Engine is not installed on an airframe for a period in excess of thirty consecutive days and is not undergoing maintenance during such period, the Company shall store such Engine in accordance with the requirements of an FAA or EASA approved maintenance program.  The Company agrees that the Engines may only be serviced, overhauled and repaired in an FAA-approved maintenance facility.  The Company shall maintain or cause to be maintained all Engine Documents in respect of each Engine in accordance with the requirements of the Company’s (or if such Engine is subject to a Lease, Lessee’s) FAA or EASA approved maintenance program.

(d)           Identification of Secured Party’s Interest.  On or reasonably promptly after the Closing Date, the Company agrees to affix and maintain (or cause to be affixed and maintained), at its expense, on each Engine a nameplate bearing the inscription:

“THIS ENGINE IS OWNED BY INDEPENDENCE AIR, INC. AND IS SUBJECT TO A MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF GENERAL ELECTRIC CAPITAL CORPORATION, AS SECURED PARTY.”

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor).  Such nameplate may be removed temporarily in the course of maintenance of an Engine.

Section 3.03.          Replacement and Pooling of Parts; Alterations, Modifications and Additions.

(a)           Replacement of Parts.  So long as an Engine is subject to the Lien of this Mortgage, the Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 3.03(d) hereof or if an Engine to which a Part relates has suffered an Event of Loss.  In addition, the Company (or any Lessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that the Company (or such Lessee), except as otherwise provided in Section 3.03(d) hereof, will, at its own cost and expense, replace such Parts as promptly as practicable.  All replacement Parts shall be free and clear of all Liens (except Permitted Liens and pooling arrangements to the extent permitted by Section 3.03(c) and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and

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utility at least equal to, the Parts replaced (assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof); provided, however, that the foregoing restriction as to the value and utility of replacement parts shall not be applicable with respect to an Engine during any period when such Engine is enrolled in a Qualified PBH Program.  No removal and replacement of Parts shall be permitted for the purpose of diminishing the value, utility or remaining useful life of any Engine, and neither the Company nor any Lessee shall be permitted to remove or replace any Parts in any manner, for any reason, or on any basis that would discriminate against the interests of the Secured Party in any Engine (as compared to other aircraft engines of the same type owned, leased or operated by the Company or any such Lessee, as the case may be).

(b)           Parts Subject to Lien.  Except as otherwise provided in Section 3.03(d) hereof, all Parts at any time removed from any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Engine and which meet the requirements for replacement Parts specified in Section 3.03(a) hereof.  Immediately upon any replacement part becoming incorporated or installed in or attached to an Engine as provided in Section 3.03(a) hereof, without further act (subject only to Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis), (i) the replaced Part shall thereupon be free and clear of the Lien of this Mortgage and all rights of the Secured Party and shall no longer be deemed a Part hereunder and (ii) the replacement part shall be deemed a Part hereunder and such replacement Part shall become subject to the Lien of this Mortgage and be deemed part of such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

(c)           Pooling of Parts.  Any Part removed from any Engine as provided in Section 3.03(a) hereof may be subjected by the Company (or any Lessee) to a normal pooling arrangement customary in the commercial airline industry of which the Company (or any Lessee) is a party entered into in the ordinary course of the Company’s (or such Lessee’s) business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Engine in accordance with Sections 3.03(a) and 3.03(b) hereof as promptly as practicable after the removal of such removed Part.  In addition, any replacement Part when incorporated or installed in or attached to any Engine in accordance with Section 3.03(a) hereof may be owned by any third party subject to such a normal pooling arrangement; provided that the Company (or any Lessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such temporary replacement Part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to such Engine a further replacement Part which is subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens.

(d)           Alterations; Modifications and Additions.  The Company, at its own expense, will make or cause to be made such alterations and modifications in and additions to any Engine as may be required to be made from time to time to meet the applicable standards of the FAA or EASA, to the extent made mandatory in respect of the Engines; provided, however, that the Company in good faith and by appropriate proceedings may contest the validity or application of any such mandatory modification in any reasonable manner which does not

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involve any risk of loss, sale or forfeiture of any Engine, or result in any risk of criminal liability or material civil liability to any Secured Party or materially adversely affect the Secured Party’s interest in such Engine.  In addition, the Company, at its own expense, may, or may permit a Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Engine (each an “Optional Modification”) as the Company or such Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems are obsolete or no longer suitable or appropriate for use in such Engine; provided, however, that (i) no such Optional Modification shall materially diminish the value, utility, or useful life of any Engine below its value, utility or useful life immediately prior to such Optional Modification (assuming such Engine was in the condition required by the Mortgage immediately prior to such Optional Modification) and (ii) such Optional Modification shall have been approved by the applicable Engine Manufacturer or the FAA or EASA, as applicable.  Except as otherwise expressly provided herein, all Parts incorporated or installed in or attached or added to any Engine as the result of any such alteration, modification or addition (the “Additional Parts”) shall become subject to the Lien of this Mortgage.  Notwithstanding the foregoing sentence, the Company (or any Lessee) may remove or suffer to be removed any Additional Part; provided that such Additional Part (i) is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Engine on the date that the Company originally acquired such Engine or any Part in replacement of, or in substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to such Engine pursuant to the terms of Section 3.02(c) hereof, the terms of the insurance policies required to be carried hereunder or any applicable law or the first sentence of this Section 3.03(d), and (iii) can be removed from such Engine without materially diminishing the value, utility or remaining useful life which such Engine would have had at the time of removal had such alteration, modification or addition not occurred, assuming that such Engine was in the condition and repair required to be maintained by the terms hereof.  Upon the removal by the Company (or any Lessee) of any such Part as above provided, such Part shall, without further act, be free and clear of the Lien of this Mortgage and all rights of the Secured Party and such Part shall no longer be deemed a Part hereunder.

Section 3.04.          Event of Loss and Release of Engines.

(a)           Event of Loss With Respect to an Engine.  Upon the occurrence of an Event of Loss with respect to an Engine, the Company shall promptly (and in any event within ten (10) Business Days after such occurrence) give the Secured Party written notice of such Event of Loss.  The Company shall, within thirty (30) days after the occurrence of an Event of Loss with respect to an Engine give the Secured Party written notice of its election to perform one of the following options (it being agreed that, if the Company shall not have given notice of such election within such 30-day period, the Company shall be deemed to have elected the option in clause (i) of the next sentence).  The Company may elect either to (i) repay a principal amount of the Series A Loan in an amount equal to the Termination Value of such Engine, plus accrued interest thereon and any other amounts in accordance with Section 1.1(d) of the Loan Agreement (or, if the Lien of the Senior Mortgage has been discharged, pay to the Secured Party, to be held by the Secured Party as cash collateral under this Mortgage, an amount equal to the Termination Value of such Engine), on or prior to the earlier of (A) the ninety-first (91st) day following the Event of Loss and (B) the second Business Day following the receipt of insurance

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proceeds with respect to such occurrence (but in any event not earlier than the date of the Company’s election under the preceding sentence of this Section to make payment under this clause (i)), or (ii) cause to be subjected to the Lien of this Mortgage in replacement thereof not later than the ninetieth (90th) day following the occurrence of such Event of Loss, a Replacement Engine, owned by the Company and free and clear of all Liens except Permitted Liens; provided that if the Company does not perform its obligation to effect such replacement in accordance with this Section 3.04(a) during the period of time provided herein, then the Company shall be deemed to have elected to make the payment contemplated by clause (i) of this sentence within the period of time specified therein.  The Company shall not be entitled to elect the replacement option pursuant to clause (ii) of the preceding sentence if, at the time the Company gives notice pursuant to the preceding sentence there shall have occurred and be continuing a Special Default or an Event of Default.  Notwithstanding the foregoing, if (i) no Special Default or Event of Default shall have occurred and be continuing and (ii) the Lien of the Senior Mortgage has been discharged, the proceeds from the Event of Loss, less the amount (if any) required to be held by the Secured Party as cash collateral in order for the Company to comply with the ratio referred to in Section 2.7 of the Indemnity Agreement, if such provision is applicable, shall be paid to the Company.  A Replacement Engine for an Engine suffering an Event of Loss must meet the following conditions:

(1)           be the same model as the Engine to be replaced thereby, or an improved model, manufactured by the same Engine Manufacturer;

(2)           have a value, utility and remaining useful life, at least equal to, and is in at least as good operating condition as, the Engine to be replaced thereby (assuming that such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss).  In determining the value, utility and remaining useful life of a Replacement Engine, hours and cycles since original delivery or last major overhaul, whichever is later, shall be considered; and

(3)           have been first placed in service after October 22, 1994, or, if different, meet whatever conditions or requirements as may be required in order for the Secured Party to be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to such Replacement Engine in the event of a case under Chapter 11 of the Bankruptcy Code in which the Company is a debtor.

(b)           Effect of Replacement or Payment.  Upon the Company having provided a Replacement Engine as provided for in Section 3.04(a) above, the Lien of this Mortgage shall attach to such Replacement Engine as though no Event of Loss had occurred.  Upon the Company having provided a Replacement Engine or having made a repayment of the Loan (or having made a payment to the Secured Party of cash collateral, if and to the extent required under Section 3.04(a)) pursuant to Section 3.04(a), so long as no Special Default or Event of Default shall have occurred and be continuing, the Secured Party shall, at the cost and expense of the Company, release from the Lien of this Mortgage the Engine subject to such Event of Loss, and all Engine Documents and Warranties relating to such Engine, by executing and delivering to the Company such documents and instruments as the Company may reasonably request to evidence such release and shall assign without recourse or representation to the Company all claims it may have against any other Person arising from the Event of Loss and the Company

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shall receive all insurance proceeds and other proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including all investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Engine as provided in Sections 3.04(d)(i) and 3.05 hereof.

(c)           Conditions to Engine Replacement.  The Company’s right to make a replacement under Section 3.04(a) hereof shall be subject to the fulfillment, at the Company’s cost and expense, of the following conditions precedent:

(1)           On the date that the Replacement Engine is made subject to the Lien of this Mortgage (the “Replacement Closing Date”), no Special Default or Event of Default shall have occurred and be continuing;

(2)           On the Replacement Closing Date, an executed counterpart of each of the following shall have been delivered to the Secured Party, in each case in form and substance reasonably satisfactory to the Secured Party:

(A)          a Mortgage Supplement covering the Replacement Engine (which shall be filed for recordation pursuant to the Federal Aviation Act);

(B)           such Uniform Commercial Code financing statements covering the Lien created by this Mortgage as deemed necessary by the Secured Party to protect the security interests of the Secured Party in the Replacement Engine;

(C)           a certificate of a qualified aircraft engineer (who may be an employee of the Company) or, if the Lien of the Senior Mortgage shall have been discharged and the Secured Party makes written request to the Company within five Business Days after the Company shall have furnished to the Secured Party the information referred to in Section 3.04(c)(5)(C), an independent appraiser specified in such request (provided such appraiser is reasonably acceptable to the Company), whose fees and expenses shall be paid by the Secured Party if the appraiser’s report supports the certificate delivered by such engineer and paid by the Company otherwise, certifying that such Replacement Engine meets all of the requirements set forth in subclauses (1), (2) and (3) of Section 3.04(a), as applicable; and

(D)          a copy of a bill of sale, manufacturer’s invoice or other evidence of the Company’s title with respect to the Replacement Engine.

(3)           The Secured Party shall have received evidence satisfactory to the Secured Party as to the due compliance with Section 3.05 hereof with respect to the Replacement Engine;

(4)           On the Replacement Closing Date, the Company shall be the owner of the Replacement Engine and shall cause the Replacement Engine to be subjected to the Lien of this Mortgage, free and clear of Liens (other than Permitted Liens);

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(5)           The Secured Party shall, at the expense of the Company, have received (A) an opinion addressed to the Secured Party, reasonably satisfactory to the Secured Party, to the effect that (i) the Replacement Engine has been made subject to the Lien of this Mortgage, (ii) the Secured Party will be entitled to the benefits of Section 1110 of the Bankruptcy Code (or any successor or replacement statute) with respect to the Replacement Engine and (iii) to such further effect as the Secured Party may reasonably request, (B) an opinion of FAA counsel addressed to the Secured Party, reasonably satisfactory to the Secured Party, respecting the due filing for recordation with the FAA of the Mortgage Supplement with respect to such Replacement Engine, the perfection and priority of the Lien of this Mortgage thereon and as to such other matters concerning the Federal Aviation Act as the Secured Party may reasonably request and (C) at least six Business Days before the Replacement Closing Date the information specified in Section 6.11 of the Indemnity Agreement with respect to the Replacement Engine as of a date within 30 days prior to the date such information is furnished to the Secured Party; and

(6)           The Company shall have taken such other actions and furnished such other certificates and documents as the Secured Party shall have reasonably requested in order that such Replacement Engine be duly and properly subjected to the Lien of this Mortgage to the same extent as initially required under the Transaction Documents with respect to the Engine so replaced.

(d)           Payments Received on Account of an Event of Loss.  If the Lien of the Senior Mortgage shall not have been discharged, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 3.05 hereof, or elsewhere in this Mortgage, as the case may be, or payments in respect of damage to the business or property of the Company) with respect to an Engine shall be held and applied as provided in the Senior Mortgage and, after the Senior Mortgage shall have been discharged, as between the Secured Party and the Company, any such payments (other than as aforesaid) received at any time by the Secured Party or by the Company from any Governmental Authority or other Person will be applied as follows:

(i)            if such payments are received with respect to an Event of Loss as to an Engine and such Engine is being replaced by the Company pursuant to Section 3.04(a) hereof, such payments shall be paid over to, or retained by, the Secured Party as security; and upon completion of such replacement (or upon the closing therefor) and compliance with the provisions of Section 3.04(a) and (c) with respect to the Event of Loss for which such payments are made, all such payments, including all investment earnings thereon shall be promptly paid over to, or retained by, the Company; and

(ii)           if the Company has elected or is deemed to have elected to make the payment referred to in clause (i) of the third sentence of Section 3.04(a), such payments shall be applied as follows:

first, if the sum described in such clause (i) has not then been paid in full by the Company, such payments shall be deposited with the Secured Party as cash collateral up to the amount required to be paid under such clause (i); and

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second, the balance, if any, shall be paid to, or retained by, the Company.

(e)           Requisition of Use.  In the event of a requisition for use by a Governmental Authority of an Engine not constituting an Event of Loss, any payments received by the Secured Party or the Company (or the Lessee of such Engine) from such government with respect to such requisition shall be paid to or retained by the Company (or such Lessee, as the case may be).

(f)            Application of Payments During Existence of Event of Default.  After the Lien of the Senior Mortgage has been discharged, any amount referred to in this Section 3.04 or Section 3.05 which is payable to or retainable by the Company (or any Lessee) shall not be paid to or retained by the Company (or such Lessee), if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Secured Party as security for the Obligations.  Upon the earlier of (a) such time as there shall not be continuing any such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, shall be paid over to the Company (or such Lessee) to the extent not previously applied in accordance with the preceding sentence.

(g)           Release of Cash Collateral.  If the Company shall have paid to the Secured Party funds to be held as cash collateral pursuant to Section 3.04(a) due to the occurrence of an Event of Loss with respect to an Engine, upon (i) not less than five (5) Business Days’ prior written notice from the Company to the Secured Party and (ii) the Company causing a Replacement Engine for such Engine meeting the requirements of Section 3.04(a) to be subject to the Lien of this Mortgage in accordance with the provisions of Section 3.04(c) hereof, the Secured Party shall release to the Company by wire transfer of immediately available funds the amount of such cash collateral, plus any net earnings thereon pursuant to Section 6.01, then subject to Lien of this Mortgage.

(h)           Permitted Dispositions.  Upon not less than fifteen (15) days’ prior written notice from the Company to the Secured Party, provided no Special Default or Event of Default shall have occurred and be continuing, the Secured Party shall release from the Lien of this Mortgage pursuant to Section 3.04(b) one or more Engines specified in such notice (the “Disposed Engines”) that the Company is disposing, or intends to dispose, in the ordinary course of its business (a “Permitted Disposition”) if, but only if, each of the following conditions is satisfied:

(1)           the Company delivers to the Secured Party an Officer’s Certificate certifying that (i) each of the Disposed Engines is surplus to the operational needs of the Company and is not required to meet the fleet planning needs of the Company in the ordinary course of its business, and (ii) the Company has not, and does not intend to, acquire by any means whatsoever any replacement for any of the Disposed Engines as support for the Company’s operations (it being expressly understood that any purchase, lease or sublease of one or more other engines and any other arrangement permitting the Company access to or use of one or more other engines would all be considered a replacement of the Disposed Engines within the meaning of this Section 3.04(h)(1)(ii)); and

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(2)           the Company shall have paid, in immediately available funds, in accordance with clause (i) of the third sentence of Section 3.04(a), a prepayment of the principal amount of the Series A Loan (plus accrued interest thereon and any other amounts payable therewith in accordance with Section 1.1(d) of the Loan Agreement) if the Lien of the Senior Mortgage is then in effect, in an amount equal to the Termination Value of the Disposed Engine.  If (i) no Special Default or Event of Default shall have occurred and be continuing, and (ii) the Lien of the Senior Mortgage has been discharged, the proceeds from such Permitted Disposition, less the amount (if any) required to be held by the Secured Party as cash collateral in order for the Company to comply with the ratio referred to in Section 2.7 of the Indemnity Agreement, if such provision is applicable, shall be paid to the Company.

Section 3.05.          Insurance.

(a)           Obligation to Insure.  The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account.  Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Secured Party or any Beneficiary from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would increase the cost of, limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

(c)           Indemnification by Government in Lieu of Insurance.  Secured Party agrees to accept, in lieu of insurance against any risk with respect to any Aircraft or Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Secured Party, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance, if any, against such risk that the Company (or any Lessee) may continue to maintain, in accordance with this Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

(d)           Application of Insurance Proceeds.  All proceeds of insurance required to be maintained by the Company, in accordance with Section 3.05 and Section B of Appendix B, in respect of any property damage or loss, whether or not constituting an Event of Loss, shall be adjusted, paid and applied in the manner specified in Section B of Appendix B.

Section 3.06.          Filings.  The Company, at its sole cost and expense, shall promptly take, or cause to be taken, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Mortgage Supplement and any financing statements or other instruments as are necessary, or reasonably requested by the Secured Party and appropriate, to

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maintain, so long as this Mortgage is in effect, the perfection and priority of the Lien created by this Mortgage, or will furnish to the Secured Party timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Secured Party to take such action.  In addition, the Company will pay any and all recording, stamp and other similar taxes payable in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments.

Section 3.07.          Mergers and Consolidations.  Neither the Company nor the Guarantor will consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person (the Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Guarantor as the case may be, as an entirety, being referred to herein as the “Successor”) unless:

(i)            in the case of a transaction involving the Company, the Successor of the Company shall be a Certificated Air Carrier;

(ii)           in the case of either the Company or the Guarantor, the Successor shall execute and deliver to the Secured Party a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Secured Party containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Transaction Documents to be performed or observed by the Company or the Guarantor, as the case may be;

(iii)          no Event of Default shall have occurred and be continuing at the time of the proposed transaction, and no Potential Default or Event of Default shall arise upon giving effect to such transaction; such transaction shall not materially impair the ability of the Successor to perform the obligations of the Company or the Guarantor, as the case may be, under the Transaction Documents to which the Company or the Guarantor, as the case may be, is a party;

(iv)          (A) in the case of the Company, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Company immediately prior to such transaction and (y) the tangible net worth of the Company as of December 31, 2001, and (2) [***]% of the tangible net worth of the Company immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Company immediately before such transaction, the net worth test contained in this Section 3.07(iv)(A) shall not prevent the Company from completing such transaction with the Guarantor;

(B) in the case of the Guarantor, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Guarantor immediately prior to such transaction and (y) the tangible net worth of the Guarantor as of December 31, 2001, and (2) [***]% of the tangible net worth of the Guarantor

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immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Company immediately before such transaction, the net worth test contained in this Section 3.07(iv)(B) shall not prevent the Guarantor from completing such transaction with the Company;

(v)           all filings shall have been made as shall be necessary to preserve the perfection and priority of the Lien of this Mortgage on the Collateral (subject to Permitted Liens); and

(vi)          promptly after the consummation of such transaction, the Company, or if such transaction involved the Company, the Successor of the Company, shall deliver to the Secured Party (A) an Officer’s Certificate of the Successor, certifying as to compliance with the conditions of this Section 3.07 and (B) an opinion of counsel reasonably acceptable to the Secured Party and in form and substance reasonably acceptable to the Secured Party (1) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and the Transaction Documents so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (in the case of the Transaction Documents, to the same extent as each such Transaction Document was enforceable against the Company or the Guarantor, as the case may be, immediately prior to such transaction), (2) confirming compliance with Sections 3.07(i), 3.07(c)(ii) and 3.07(c)(v), as applicable, and stating that all other conditions precedent that are legal in nature provided for in this Mortgage and the other Transaction Documents and relating to such transaction have been fulfilled, and (3) addressing such other matters as the Secured Party may reasonably request.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety in accordance with this Section 3.07, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Transaction Documents with the same effect as if the Successor had been named as the Company herein.  No such conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any Person which shall theretofore have become such in the manner prescribed in this Section 3.07 from the Company’s liability in respect of any Transaction Document to which it is a party.

Section 3.08.          Notice of Change of the Company’s Location.  The Company will notify the Secured Party of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

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Section 3.09.          Inspection.

(a)           After the Lien of the Senior Mortgage has been discharged, at all reasonable times, the Secured Party and its authorized representatives (the “Inspecting Parties”) may inspect the Engines (including without limitation, the Engine Documents and Engine Containers) and the Company shall cooperate, and shall cause any Lessee to cooperate, with the Inspecting Parties in connection with any such inspection (including, without limitation, permitting any such Inspecting Party to make copies of Engine Documents) at its own cost and expense.

(b)           Any inspection of the Engines hereunder shall be limited to a visual inspection and shall not include the disassembling, or opening of any components, of any Engine, and no such inspection shall interfere with the Company’s or any Lessee’s maintenance or use of any Engine.

(c)           With respect to such rights of inspection, the Secured Party shall not:

(i)            have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

(ii)           so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice.

(d)           Each person inspecting the Engines hereunder shall bear its own expenses in connection with any such inspection, unless such person discovers, in connection therewith, any material failure by the Company or any Lessee to comply with the provisions of this Mortgage, in which case the Company shall bear all such expenses that are reasonably incurred.

(e)           After the Lien of the Senior Mortgage has been discharged, if requested by the Secured Party, the Company shall provide, or shall cause any Lessee to provide, to the Secured Party the date(s), if then scheduled, upon which any Engine undergoes its next scheduled maintenance visit and next major check and next off-the-wing maintenance, and shall advise the Secured Party of the name and location of the relevant maintenance performer, if then selected, and shall, if requested by the Secured Party in connection with a major check, at least 5 days prior to commencement of such major check or maintenance, make available for inspection by the Secured Party all relevant Engine Documents at the Company’s records facility in the United States, or at such Lessee’s records facility, or at the premises of the maintenance performer.

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ARTICLE 4.

REMEDIES OF THE SECURED PARTY UPON A SUBORDINATED EVENT OF DEFAULT

Section 4.01.          Remedies with Respect to Collateral.

(a)           Remedies Available.  Upon the occurrence of any Subordinated Event of Default and at any time thereafter so long as the same shall be continuing, the Secured Party may do one or more of the following; provided, however, that during any period an Engine is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 3.02(a) hereof and in possession of the U.S. Government, the Secured Party shall not, on account of any Subordinated Event of Default, be entitled to exercise any of the following remedies in such manner as to limit the Company’s control under this Mortgage of such Engine, unless at least sixty (60) days’ (or such other period as may then be applicable under the Civil Reserve Air Fleet Program) written notice of such Subordinated Event of Default hereunder shall have been given by the Secured Party by registered or certified mail to the Company (and any Lessee) with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Company (or by Lessee) relating to such Engine:

(i)            cause the Company, upon the written demand of the Secured Party, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Engines constituting the Collateral at such location designated by the Secured Party within the continental United States of America, together in each case with the Engine Documents for such Engine(s) as the Secured Party may so demand, to the Secured Party or its order, or the Secured Party, at its option, may enter upon the premises where all or any of such Engine(s) and/or Engine Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

(ii)           sell all or any part of the Collateral at public or private sale, whether or not the Secured Party shall at the time have possession thereof, as the Secured Party may determine, or lease or otherwise dispose of all or any part of the Collateral as the Secured Party, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations;

(iii)          apply any cash collateral then held as provided in Section 4.04 hereof; or

(iv)          exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

Upon every such taking of possession of Collateral under this Section 4.01, the Secured Party may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it shall consider to be commercially reasonable.  In each such case, the Secured Party shall have the

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right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Secured Party shall consider to be commercially reasonable, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Secured Party under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Secured Party may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of all Persons engaged by the Secured Party.  If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Subordinated Event of Default or the exercise of the Secured Party’s remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Engine in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If a Subordinated Event of Default shall have occurred and be continuing, at the request of the Secured Party the Company shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral to which the Secured Party shall at the time be entitled hereunder.  If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may obtain a judgment conferring on the Secured Party the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

The Company agrees that if a Subordinated Event of Default has occurred and is continuing, and only for so long as the Secured Party is exercising its foreclosure rights with respect to the Engines and requires use of an engine stand or container owned by the Company (and not comprising a portion of the Collateral) for transporting an Engine, the Company shall permit the Secured Party or its agents or representatives to use such an engine stand or container suitable for use with such Engine, available at the location of such Engine and which is not

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otherwise being used by the Company, for the sole purpose of transporting such Engine.  The Secured Party shall return each such engine stand or container to the location from which it was taken promptly after it has transported such Engine using such engine stand or container.

(b)           Notice of Sale.  The Secured Party shall give the Company at least fifteen (15) days’ prior written notice of the date fixed for any public sale of any Engine or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

(c)           Senior Mortgage.  Anything herein to the contrary notwithstanding, unless the Lien of the Senior Mortgage shall have been discharged, the Secured Party shall not be entitled to, and shall not proceed to foreclose the Lien of this Mortgage against any of the Collateral or otherwise exercise any right or remedy pursuant to this Mortgage attributable to the occurrence of a Subordinated Event of Default, unless and until the Senior Secured Party shall have exercised or concurrently be exercising one or more dispossessory remedies under the Senior Mortgage with respect to the Engines, and in the exercise of any of the Secured Party’s rights and remedies under this Mortgage, the Secured Party may not exercise any such right or remedy in a manner inconsistent with, or otherwise in a manner which would impair or impede or otherwise adversely affect, the exercise of the rights and remedies of the Senior Secured Party under the Senior Mortgage; it being expressly understood and agreed that the Lien of this Mortgage on the Collateral shall at all times be junior and otherwise subject and subordinate in all respects, to the Lien of the Senior Mortgage.

Section 4.02.          Remedies Cumulative.  Each and every right, power and remedy herein specifically given to the Secured Party or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy.  No delay or omission by the Secured Party in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.03.          Discontinuance of Proceedings.  If the Secured Party shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Secured Party shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Secured Party shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.04.          Allocation of Payments.  Notwithstanding any other provisions of the Indemnity Agreement to the contrary, after the occurrence and during the continuance of a

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Subordinated Event of Default, all amounts collected or received by the Secured Party or any Beneficiary on account of the Obligations shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees and expenses actually incurred) of the Secured Party in connection with enforcing the rights of the Secured Party under the Transaction Documents;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees and expenses actually incurred) of each of the Beneficiaries in connection with enforcing its rights under the Transaction Documents or otherwise with respect to the Obligations owing to such Beneficiary;

THIRD, to all other Obligations (other than as covered by Clause “FOURTH”, “FIFTH” and “SIXTH” below) which shall have become due and payable under the Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SECOND” above; and

FOURTH, to the payment of all accrued and unpaid interest on the Obligations (calculated as provided in the Indemnity Agreement);

FIFTH, to the payment of the Guaranteed Amount then due and unpaid;

SIXTH, so long as either the Lien of this Mortgage has not been discharged, or the Lien of the Subordinated Spare Parts Mortgage has not been discharged, to the Secured Party to be held as security under this Mortgage and/or the Subordinated Spare Parts Mortgage in such proportion as the Secured Party may elect;

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party.

Section 4.05.          Turnover of Payments to Senior Secured Party.  Until the Lien of the Senior Mortgage shall have been discharged, the Secured Party and each Beneficiary shall hold in trust for the benefit of the Senior Secured Party and the Lenders and shall promptly pay to the Senior Secured Party for the benefit of such Persons any proceeds of the Collateral for distribution in accordance with the Senior Mortgage.

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ARTICLE 5.

INTENTIONALLY LEFT BLANK

ARTICLE 6.

SECURITY FUNDS

Section 6.01.          Investment of Security Funds.  Any monies paid to or received by the Secured Party as cash collateral or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.04(d), 3.04(f) and 3.05(d) hereof), but which the Secured Party is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Subordinated Event of Default), shall, until paid to the Company or applied as provided herein, be subject to the Lien of this Mortgage and be invested by the Secured Party at the written authorization and direction of the Company (or, if a Subordinated Event of Default shall have occurred and be continuing, the Secured Party) from time to time at the sole expense and risk of the Company in Permitted Investments.  All Permitted Investments held by the Secured Party pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Secured Party or (b) held in an Eligible Account.  At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Subordinated Event of Default shall have occurred and be continuing.  The Secured Party shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01.  The Company will promptly pay to the Secured Party, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).  Any amount paid under the preceding sentence in respect of a net loss on investments shall be subject to the Lien of this Mortgage and shall be held as Collateral for as long as the Permitted Investments in respect of which it was paid are required to be held as Collateral hereunder and shall be returned to the Company whenever such Permitted Investments are required hereby to be returned to the Company.

ARTICLE 7.

MISCELLANEOUS

Section 7.01.          Termination of Mortgage.

(a)           So long as no Subordinated Default or Subordinated Event of Default shall have occurred and be continuing and subject to Section 7.01(b) below, upon (or at any time after) the later of (i) payment in full of the Loans and all other Senior Obligations, or (ii) the Maturity Date (or if on the later of the dates set forth in the preceding clauses (i) and (ii), a case is pending under the Bankruptcy Code in which the Company is a debtor, then (x) if such case is under Chapter 11 of the Bankruptcy Code, upon effectiveness of the Company’s plan of reorganization

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in such Chapter 11 case if no Obligations are then due and unpaid, or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under this Mortgage have been paid in full), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Engines and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect.  If, upon the later of the dates determined in accordance with the first sentence of this Section 7.01(a) (after giving effect to any extension resulting from the parenthetical set forth following subclause (ii) above), any Subordinated Default shall have occurred and be continuing, then (A) if such Subordinated Default is fully cured by the Company prior to the expiration of the grace period applicable to such Subordinated Default, then the Secured Party shall release this Mortgage and the Collateral from the Lien of this Mortgage promptly following such cure, and (B) if such Subordinated Default matures into a Subordinated Event of Default as a result of the Borrower’s failure to cure within the applicable grace period(s), then, as long as such Subordinated Event of Default is continuing, the Secured Party shall have and may exercise any and all rights contemplated by Article 4 hereof and applicable law.

(b)           In the event that the Company elects to, and makes, a prepayment in full of the Loans and other Senior Obligations prior to the Maturity Date pursuant to and in compliance with Section 1.1(c) of the Loan Agreement, then, so long as no Subordinated Default or Subordinated Event of Default shall have occurred and be continuing, upon (or at any time after) the later of (i)  ninety (90) days following the provision of Acceptable Collateral in the amount and manner and for the purposes specified in Section 2.6 of the Indemnity Agreement, and (ii) the Designated Date (or if on the later of the dates set forth in the preceding clauses (i) and (ii), a case is pending under the Bankruptcy Code in which the Company is a debtor, then (x) if such case is under Chapter 11 of the Bankruptcy Code, upon effectiveness of the Company’s plan of reorganization in such Chapter 11 case if no Obligations are then due and unpaid, or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under this Mortgage have been paid in full), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Pledged Spare Parts and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect.  If, upon the later of the dates determined in accordance with the first sentence of this Section 7.01(b) (after giving effect to any extension resulting from the parenthetical set forth following subclause (ii) above), then (A) if such Subordinated Default is fully cured by the Company prior to the expiration of the grace period applicable to such Subordinated Default, then the Secured Party shall release this Mortgage and the Collateral from the Lien of this Mortgage promptly following such cure, and (B) if such Subordinated Default matures into a Subordinated Event of Default as a result of the Borrower’s failure to cure within the applicable grace period(s), then, as long as such Subordinated Event of Default is continuing, the Secured Party shall have and may exercise any and all rights contemplated by Article 4 hereof and applicable law.

Section 7.02.          Alterations to Mortgage.  No amendment to or waiver of any provision of this Mortgage, nor consent to any departure by the Company herefrom, shall in any

28

event be effective unless the same shall be in writing and signed by the Secured Party and the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.03.          No Legal Title to Collateral.  Neither the Secured Party nor any of the Beneficiaries shall have legal title to any part of the Collateral.  No transfer, by operation of Law or otherwise, of any right, title or interest in respect of any of the Obligations or any right, title and interest of the Secured Party or any Beneficiary in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 7.04.          Sale of the Engines by Secured Party Is Binding.  Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Senior Secured Party or the Secured Party made pursuant to and in accordance with the terms of the Senior Mortgage or this Mortgage, respectively, shall bind the Secured Party and the Beneficiaries, and shall be effective to transfer or convey all right, title and interest of the Secured Party, the Beneficiaries and the Company, in and to such Collateral, or such part thereof or interest therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Secured Party.

Section 7.05.          Benefit of Mortgage.  Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Beneficiaries and the Secured Party any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 7.06.          Section 1110 of the Bankruptcy Code.  It is the intention of the parties hereto that the security interest created hereby entitles the Secured Party on behalf of the Beneficiaries to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code in respect of the Engines and Engine Documents in the event of the Company becomes a debtor under such Chapter.

Section 7.07.          Notices.  Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

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(i)	if to the Company, at its office at

Independence Air, Inc.
Executive Offices

45200 Business Court
Dulles, VA 20166

	Attention:	General Counsel
	Telephone:	(703) 650-6006
	Telecopy:	(703) 650-6294
	email:	rick.kennedy@flyi.com

(ii)	if to the Secured Party, at its office at

c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, Connecticut 06927

	Attention:	Customer Services
	Telephone:	(203) 357-3776
	Telecopy:	(203) 357-3201
	Email:	nanotices@gecas.com

(iii)	if to any Beneficiary, at its address for notices to it provided under the Indemnity Agreement,

or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

Section 7.08.          Severability.  Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.  The Company and the Secured Party agree, as to such jurisdiction and to the extent permitted by such jurisdiction’s Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company’s or the Secured Party’s obligations hereunder.

Section 7.09.          Separate Counterparts.  This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

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Section 7.10.          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Secured Party and its successors and permitted assigns, all as herein provided.

Section 7.11.          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.12.          Governing Law; Submission to Jurisdiction; Venue.

(a)           This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.  Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 7.07, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(b)           Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Mortgage brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.13.          Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY MATTER ARISING THEREUNDER.

[Remainder of this page is blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Beneficiaries, as Secured Party

By:
Name:
Title:

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APPENDIX A

DEFINITIONS RELATING TO THE
MORTGAGE AND SECURITY AGREEMENT

General Provisions

(a)           Unless otherwise expressly provided, a reference to:

(i)            each of “the Company,” “Secured Party” or any other person includes, without prejudice to the provisions of any Transaction Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

(ii)           words importing the plural include the singular and words importing the singular include the plural;

(iii)          any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Transaction Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Transaction Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)          any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)           the words “Mortgage,” “this Mortgage,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(vi)          the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)         a “Section,” an “Exhibit,” an “Appendix,” an “Annex” or a “Schedule” referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b)           Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c)           Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

(d)           The occurrence and continuance of a Default, Special Default, Subordinated Event of Default or Event of Default shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default, Subordinated Event of Default or Event of Default having occurred and be continuing if such Default, Special Default, Subordinated Event of Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

Definitions

“Additional Parts” has the meaning specified in Section 3.03(d) of the Mortgage.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Aircraft” means an airframe on which an Engine is then installed.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficiaries” has the meaning given to such term in the Indemnity Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York City or Dulles, Virginia a day on which banking institutions are authorized or required by Law to close.

“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Civil Reserve Air Fleet Program” means the Civil Reserve Air Fleet Program, currently administered by the United States Air Force Military Command pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

“Closing Date” means the date on which the Loans are made pursuant to the Loan Agreement.

“Collateral” has the meaning given such term in Section 2.01 of the Mortgage.

“Collateral Agent Agreement” has the meaning given such term in the Loan Agreement.

“Company” means Independence Air, Inc., a California corporation.

“Default” means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

“Designated Date” means the third (3rd) anniversary of the Funding Date.

“Disposed Engine” has the meaning set forth in Section 3.04(h).

“Dollars” and “$” means the lawful currency of the United States of America.

“EASA” means the European Aviation Safety Agency, and any agency or instrumentality succeeding to its functions.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Secured Party, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Secured Party shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Secured Party to the exclusion of the Company, (f) it will waive or subordinate in favor of the Secured Party all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A3 or its equivalent.

“Engine” means (a) each of the engines listed in Annex A to each Mortgage Supplement executed and delivered by the Company pursuant to the Loan Agreement and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage shall not apply to such Parts in accordance with Section 3.03 of the Mortgage.  Upon substitution of a Replacement Engine in accordance with Section 3.04 of this Mortgage, any such Replacement Engine shall become subject to the Mortgage and shall be an “Engine” for all purposes of this Mortgage and the Loan Agreement.  Upon substitution of a Replacement Engine in accordance with Section 3.04 of the Mortgage, the Engine released pursuant to such Section shall no longer be subject to the Mortgage, and such released Engine shall cease to be an “Engine.”  Each Engine shall be bare and shall not include QEC or any other parts associated with any Aircraft.

“Engine Container” means each engine container identified by serial number on Annex A to each Mortgage Supplement.

“Engine Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the Company’s (or, in the case of any Engine subject to a Lease, such Lessee’s) maintenance program in accordance with the requirements of the FAA to be maintained with respect to the Engines or Parts, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, in accordance with FAA regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language).

“Event of Default” has the meaning given such term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean a Subordinated Event of Default.

“Event of Loss” means, with respect to any Engine, any of the following circumstances, conditions or events with respect to such Engine, for any reason whatsoever:

(a)           the destruction of such Engine, damage to such Engine beyond practical or economic repair or rendition of such Engine permanently unfit for normal use by the Company;

(b)           the actual or constructive total loss of such Engine or any damage to such Engine, or requisition of title or use of such Engine, which results in an insurance settlement with respect to such Engine on the basis of a total loss or constructive or compromised total loss;

(c)           any theft, hijacking or disappearance of such Engine for a period of 90 consecutive days or more;

(d)           any seizure, condemnation, confiscation, or taking of, or requisition of title to, such Engine by any Governmental Authority or purported Governmental Authority (other than a requisition of use by the U.S. Government) for a period exceeding 90 consecutive days;

(e)           any seizure, condemnation, confiscation, taking or requisition of use of such Engine that continues until the earliest of (i) the date upon which such Engine is modified, altered or adapted in such a manner as would render conversion of such Engine for use in normal commercial passenger service impractical or uneconomical, (ii) the date on which such Engine is operated or located in any area excluded from coverage by any insurance policy required to be maintained in respect of such Engine pursuant to the Mortgage (unless an indemnity in lieu of insurance is provided to the Secured Party in accordance with Section 3.05(c) of the Mortgage) or (iii) the date that is 90 days following the commencement of such loss of use (unless such loss of use results from action by the U.S. Government, in which case this clause (iii) shall not apply to such loss of use); and

(f)            as a result of any Law, rule, regulation, order or other action by the FAA, the use of such Engine in the normal course of the Company’s business of passenger air transportation is prohibited for a period expiring on the date that is 90 days following commencement of such prohibition, provided that if the Company, prior to the expiration of such 90-day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such Engine by the Company, then the date that is six (6) months following commencement of such prohibition.

The date of such Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that, for purposes of clauses (c), (d), (e) and (f) above, no Event of Loss shall be deemed to have occurred until the date of expiration of the applicable period referred to therein.

“FAA” mean the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

“Federal Aviation Act” means Part A of Subtitle VII of Title 49, United States Code.

“Funding Date” has the meaning given such term in the Loan Agreement.

“Governmental Authority” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

“Guarantor” means FLYi, Inc., a Delaware corporation.

“Guaranty” has the meaning specified in the Indemnity Agreement.

“IAI Transaction Documents” has the meaning given to such term in the Indemnity Agreement.

“Indemnity Agreement” means the Payment and Indemnity Agreement dated as of February 18, 2005 among the Company, the Beneficiaries and the Secured Party.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lease” means any lease permitted by the terms of Section 3.02(a)(vii) of the Mortgage.

“Lender” has the meaning given to that term in the Loan Agreement.

“Lessee” means any lessee permitted by the terms of Section 3.02(a) of the Mortgage.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

“Loans” has the meaning given to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement dated as of February 17, 2005 among the Company, General Electric Capital Corporation, the Senior Secured Party and the Lenders from time to time party thereto.

“Maturity Date” means the fifth (5th) anniversary of the Funding Date.

“Maximum Deductible Amount” has the meaning set forth in Schedule II to the Indemnity Agreement.

“Minimum Liability Amount” has the meaning set forth in Schedule II to the Indemnity Agreement..

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Subordinated Engine Mortgage and Security Agreement covering the Collateral dated as of February 18, 2005, between the Company and the Secured Party.

“Mortgage Supplement” means any supplement to the Mortgage from time to time executed and delivered.

“New York UCC”  means the Uniform Commercial Code as in effect in the State of New York.

“Obligations” means the Guaranteed Amount (as defined in the Indemnity Agreement), and all other obligations of every nature of the Company from time to time owed to the Secured Party, the Beneficiaries or any of them under the Indemnity Agreement or any other Transaction Document.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Parts” means any and all appliances, parts, instruments, appurtenances, modules, accessories, and other equipment of whatever nature, other than QEC, which may from time to time be incorporated or installed in or attached to any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.03 of the Mortgage.

“Permitted Air Carrier” means (i) any U.S. Air Carrier or (ii) any air carrier holding a valid air carrier operating certificate issued pursuant to the applicable regulations of Transport Canada Aviation (or any successor agency thereto).

 “Permitted Investments” means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers’ acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of Aa or better by Moody’s or AA or better by Standard & Poor’s and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor’s or P1 by Moody’s and having a final maturity of 90 days or less from the date of purchase thereof; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.

“Permitted Liens” has them meaning given such term in Section 3.01 of the Mortgage.

“Person” has the meaning given to such term in the Loan Agreement.

“Qualified PBH Program” means an engine maintenance arrangement with a third-party FAA licensed maintenance and repair vendor that either (1) is subject to a tri-party agreement among the vendor, the Company and the Secured Party that is satisfactory in form and substance to the Secured Party in its sole discretion, or (2) meets all of the following criteria:  (a) a true and complete (except for the redaction of pricing information) copy of the contract between the Company and such vendor shall have been provided to the Secured Party and the Secured Party shall have approved the requirements of such contract as to engine build standards to be met by the vendor, which approval may be given or withheld in the Secured Party’s sole discretion, (b) the Company and such vendor shall have jointly represented to the Secured Party, in a written instrument acceptable to the Secured Party in its sole discretion, that the copy of the contract between them provided to the Secured Party is a true and complete copy of such contract, except for the redaction of pricing information, (c) the Company and such vendor shall have jointly covenanted and agreed for the benefit of the Secured Party and the Beneficiaries, in a written instrument acceptable to the Secured Party in its sole discretion, that they will not amend any of the provisions of such contract relating to engine build standard requirements without the Secured Party’s prior written consent to such amendment; and (d) such vendor agrees, for the benefit of the Secured Party and the Beneficiaries and pursuant to documentation that is acceptable to the Secured Party in its sole discretion, that it shall not assert a Lien against any Engine.

“Replacement Closing Date” has the meaning given such term in Section 3.04(c) of the Mortgage.

“Replacement Engine” means an engine substituted for an Engine pursuant to Section 3.04 of the Mortgage.

“Secured Party” means General Electric Capital Corporation, in its capacity as Secured Party under this Mortgage.

“Senior Mortgage” means the Engine Mortgage and Security Agreement, dated as of the date hereof, as amended, supplemented and otherwise modified from time to time between the Company and General Electric Capital Corporation, as secured party thereunder, which secures, among other things, the Company’s obligations under the Loan Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Mortgage.

“Senior Secured Party” means the “Secured Party” as defined in the Senior Mortgage.

“Series A Loan” has the meaning set forth in the Loan Agreement.

“Special Default” has the meaning given to that term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean any event pursuant to clauses (a), (b) or (f) of the definition of “Subordinated Event of Default” or any event or condition that with the lapse of time or giving of notice, or both, would constitute a “Subordinated Event of Default” under clauses (a), (b) or (f) of such definition; provided, however, that with respect to any payment contemplated by clause (b) of such definition that is due upon demand, rather than within some specified period following demand, no “Special Default” shall arise under this definition unless and until any failure to pay continues for five (5) Business Days following the date of such demand.

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Subordinated Default” means any event or condition that with the lapse of time or giving of notice, or both, would constitute a “Subordinated Event of Default”.

“Subordinated Event of Default” means each of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           The Company shall fail to pay any Guaranteed Amount (as defined in the Indemnity Agreement) after the expiration of any grace period or the giving of any notice (or both) applicable to the payment that the Company failed to make under an IAI Transaction Document which resulted in such Guaranteed Amount becoming due; or

(b)           The Company or the Guarantor shall fail to pay any amount (other than any Guaranteed Amount) payable hereunder or under any Transaction Document when due and such failure shall continue for a period of ten Business Days after such payment becomes due; or

(c)           Any representation or warranty made by the Company or the Guarantor in Section 3.1 of the Indemnity Agreement or pursuant to any other Transaction Document, or any amendment or modification of any Transaction Document, or in any report, certificate or other document prepared by the Company or the Guarantor and furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days after the date of written notice thereof from the Secured Party; or

(d)           The Company or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Mortgage or any other Transaction Document (other than those referred to in clauses (a) and (b) above) on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Company by the Secured Party, unless such failure is capable of being corrected and the Company or the Guarantor, as the case may be, shall be diligently proceeding to correct such failure, in which case there shall be no Subordinated Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

(e)           The Company or the Guarantor shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Company or the Guarantor shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company or the Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company or the Guarantor shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company’s or the Guarantor’s board of directors shall adopt a resolution authorizing any of the foregoing; or

(f)            An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or the Guarantor,

as the case may be, a receiver, trustee or liquidator of the Company or the Guarantor or of substantially all of their respective property, or substantially all of the property of the Company or the Guarantor shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or a petition against the Company or the Guarantor in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company or the Guarantor, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days; or

(g)           The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Engine in accordance with the provisions of Section 3.05 of this Mortgage; or

(h)           The Company shall cease to be a Certificated Air Carrier; or

(i)            This Mortgage shall for any reason cease to be a valid second-priority (or, if the Senior Mortgage shall have been terminated, first-priority) perfected security interest (subject to Permitted Liens) in favor of the Secured Party in the Company’s right, title and interest in and to the Engines under the laws of the United States of America and assuming that the Engines are located in the United States of America (and, if any Engine is subject to a Lease to a Lessee domiciled in any other jurisdiction, such jurisdiction, assuming that such Engine is located in such jurisdiction); or

(j)            For so long as the Lien of the Senior Mortgage has not been discharged, any “Event of Default” as defined in the Loan Agreement (it being understood, for avoidance of doubt, that if such Event of Default is cured or otherwise ceases to exist it shall cease to be a Subordinated Event of Default); or

(k)           The Loans shall be prepaid in full or in part prior to the Maturity Date in any manner or under any circumstances other than as permitted by Section 1.1(c) or required by Section 1.1(d) of the Loan Agreement.

“Subordinated Spare Parts Mortgage” has the meaning given to that term in the Loan Agreement.

“Taxes” has the meaning given to that term in the Loan Agreement.

“Termination Value” means, in the case of each Engine, the Termination Value for such Engine (or the Engine that such Engine replaced) on Schedule III to the Indemnity Agreement.

“Threshold Amount” has the meaning set forth in Schedule II to the Indemnity Agreement.

“Transaction Documents” means the Indemnity Agreement, the Guaranty, this Mortgage, the Subordinated Spare Parts Mortgage and each Mortgage Supplement.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“U.S. Air Carrier” means any Certificated Air Carrier as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Warranties”“ has the meaning given to that term in Section 2.01 of the Mortgage.

“Wet Lease” means any arrangement whereby the Company or a Lessee agrees to furnish an Aircraft to a third party pursuant to which such Aircraft (including any Engines attached thereto) shall at all times be in the operational control of, and insured by, the Company or such Lessee, provided that the Company’s obligations under this Mortgage shall continue in full force and effect notwithstanding any such arrangement.

APPENDIX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

A.                    Bodily Injury Liability and Property Damage Liability Insurance.

1.             Except as provided in paragraph 2 of this Section A, the Company will at all times carry and maintain or cause to be carried and maintained, at no expense to the Secured Party or any of the Lenders, on a non-discriminatory basis, comprehensive airline liability insurance, including passenger legal liability, bodily injury liability, products liability, property damage liability and contractual liability (exclusive of manufacturer’s product liability insurance) with respect to the Aircraft and the Engines (a) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Amount, (b) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company (or any lessee to whom such Engine is leased under and in accordance with Section 3.02(a) hereof, a “Permitted Lessee”) of the same type which comprise the Company’s (or such Permitted Lessee’s) fleet and (c) which is maintained in effect with insurers or reinsurers of recognized responsibility.  The Company shall maintain cargo liability insurance in an amount not less than the amount of cargo liability insurance maintained for other aircraft operated by the Company.  Such insurance shall in any event include cover for war risks and allied perils liability insurance in accordance with London form AVN52D as in effect on January 1, 2005 or its substantive equivalent, or in the case that such coverage is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on January 1, 2005, and such war risks and allied perils liability insurance shall be for an amount not less than the greater of (i) the Minimum Liability Amount and (ii) the amount carried by the Company in respect of similar aircraft owned or otherwise operated by the Company.

2.             During any period that the Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming to the provisions of said paragraph 1 except that (a) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable, in the case of the Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type as the Aircraft which comprise the Company’s (or such Permitted Lessee’s) fleet, or, in the case of an Engine, to engines owned or operated by the Company (or such Permitted Lessee) of the same type as such Engine, and in any such case which are on the ground and not in operation and (b) the scope of the risks covered and the type of insurance shall be consistent with industry practice for airlines operating only similarly-sized equipment on similar routes and the same as from time to time shall be applicable, in case of Aircraft, to aircraft owned or leased by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company’s (or such Permitted Lessee’s) fleet, or in the case of an Engine, to engines owned or operated by the Company (or such Permitted Lessee) of the same type as such Engine, and in any case which are on the ground and not in operation.

B.                    Insurance Against Loss or Damage to the Aircraft or the Engines.

1.             Except as provided in paragraph 2 of this Section B and subject to the additional agreement between the Company and the Secured Party set forth in Schedule II to the Indemnity Agreement, the Company shall at all times carry and maintain or cause to be carried and maintained in effect with insurers or reinsurers of recognized responsibility (i) ”all risk” aircraft hull insurance covering the Aircraft and the Engines, (ii) fire, transit and extended coverage of Engines and Parts while removed from the Aircraft and not replaced by similar components, and (iii) war risk and allied perils insurance, including governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance (collectively, “War Risk Insurance”); as contained in London form LSW 555B or its substantive equivalent; or in the case that such insurance is maintained through the FAA, Chapter 443 of Title 49 of the United States Code as in effect on January 1, 2005; provided, further, that the foregoing insurance shall at all times while the Engines are subject to this Mortgage be for an amount in the aggregate applicable to all the Engines not less than the Termination Value of the Engines, and that when any Engine is installed on an Aircraft, the agreed value of that Aircraft under the relevant policy shall be automatically increased by the amount of the Termination Value of such Engine.

All losses will be adjusted with the insurers by the Company (giving due regard to the interest of the Additional Insureds).  However, in the event that an Event of Default has occurred and is continuing, all losses will be adjusted among the Company, the insurers and the Senior Secured Party (if the Lien of the Senior Mortgage shall not then have been discharged) and the Secured Party (if the Lien of the Senior Mortgage shall then have been discharged).

As between the Secured Party and the Company, the insurance payments for any property damage loss to any Engine not constituting an Event of Loss with respect thereto shall be paid, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, as follows:  all payments in respect of losses less than or equal to the Threshold Amount shall be paid to the Company (or any Permitted Lessee if directed by the Company), and all payments with respect to losses greater than the Threshold Amount shall be paid to the Senior Secured Party (if the Lien of the Senior Mortgage shall not then have been discharged) and to the Secured Party (if the Lien of the Senior Mortgage shall then have been discharged), to be held as collateral security for the Obligations, and applied to reimburse the Company for accomplishing repairs and/or replacements as required, or to pay suppliers directly for such repairs and/or replacements as directed by the Company (or any Permitted Lessee if directed by the Company).  In the case of any payment to the Secured Party (other than in respect of an Event of Loss of an Engine), the Secured Party shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order.

2.             During any period that an Aircraft or an Engine is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by paragraph 1 above, insurance otherwise conforming with the provisions of said paragraph 1 except that the scope of the risks and the type of insurance shall be consistent with industry practice for airlines operating only similar-sized equipment on similar routes the same as from time to time applicable to aircraft and engines owned or leased and operated by the Company (or any Permitted Lessee) of the same or similar type which comprise the Company’s (or such Permitted Lessee’s) fleet similarly on the ground and not in operation, provided that, the Company shall maintain or cause to be maintained insurance against risk of loss or damage to each Engine in an amount at least equal to the Termination Value of such Engine during such period that such Engine is on the ground and not in operation.

C.            Reports, Etc.  The Company will furnish, or cause to be furnished, to the Secured Party on or before the Closing Date and annually on or before the renewal dates of the Company’s (or the Permitted Lessee’s) relevant insurance policies required hereunder, a report, signed by any reputable recognized independent firm of insurance brokers selected by the Company, which brokers may be regularly retained by the Company or any Permitted Lessee (the “Insurance Broker”), describing in reasonable detail the hull and liability insurance then carried and maintained with respect to the Aircraft and the Engines and stating the opinion of such firm that, to its knowledge, such insurance complies with the terms of this Appendix B.  Such information shall remain confidential as provided in Section 6.12 of the Indemnity Agreement. The Company will cause such Insurance Broker to agree to advise the Secured Party in writing of any default in the payment of premium and of any other act or omission on the part of the Company (or any Permitted Lessee) of which it has actual knowledge and which will invalidate or render unenforceable, in whole or in part, any insurance as required by the terms hereof and to advise the Secured Party at least thirty (30) days (seven (7) days in the case of War Risk Insurance and ten (10) days in the case of nonpayment of premium) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Appendix B, provided that, in respect of the War Risk Insurance, the Insurance Broker shall provide for such shorter period as may be obtainable in the international insurance market.  In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Secured Party may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Secured Party for the cost thereof.

D.            Deductibles.  The insurance required by Section B.1(i) hereof may be subject to a per occurrence deductible.  With respect to the Aircraft and the Engines when on-wing, such deductible shall be no greater than the Maximum Deductible Amount for any one occurrence.  Said deductible shall not apply in the case of a total loss of the Aircraft.

E.             Terms of Insurance Policies.  Any policies carried in accordance with Sections A and B hereof covering the Aircraft and the Engines, and any policies taken out in substitution or replacement for any such policies, as applicable, (1) shall name the Senior Secured Party, the Lenders, the Secured Party and each of the Beneficiaries (the “Additional Insureds”) as additional insureds, as their interests may appear, (2) in the case of hull insurance, shall name the Senior Secured Party (until the Lien of the Senior Mortgage shall have been discharged) and the Secured Party (from and after the time that the Lien of the Senior Mortgage shall have been discharged) as sole loss payee to the extent provided in clause (12) below, (3) shall provide that if the insurers cancel such insurance for any reason whatsoever, or the same is allowed to lapse for nonpayment of premium or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for thirty (30) days (or ten (10) days in the case of nonpayment of premium) after issuance to (but, in the case of War Risk Insurance, seven (7) days after sending to) the Additional Insureds of written notice by such insurers of such cancellation or change, provided, however, that if, in respect of the War Risk Insurance, such policies shall provide for such shorter period as may be available in the international insurance market, (4) shall provide that in respect of the Additional Insureds’ respective interests in such policies the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the respective interests of the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (5) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (6) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured, (7) shall waive any right of subrogation of the insurers or any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured, (8) shall provide that losses (other than for total loss of an Engine) shall be adjusted with the Company (or, if an Event of Default or Special Default shall have occurred which is continuing, with the Senior Secured Party (until the Lien of the Senior Mortgage shall have been discharged) and the Secured Party (from and after the time that the Lien of the Senior Mortgage shall have been discharged)), (9) shall provide that the Additional Insureds are not liable for any insurance premiums, (10) shall be effective with respect to both domestic and international operations, (11) shall provide that (i) except as specified in clause (iii) below, in the event of a loss involving proceeds in excess of the Threshold Amount, all proceeds in respect of such loss up to the amount of Termination Value for an affected Engine shall, to the extent such proceeds are not paid by the insurer(s) directly to the person effecting the repair, be payable to the Senior Secured Party (until the Lien of the Senior Mortgage shall have been discharged) and the Secured Party (from and after the time that the Lien of the Senior Mortgage shall have been discharged) to be held by such Person (whether such payment is made to the Company (or any Permitted Lessee) or any third party), it being understood and agreed that in the case of any payment to the Secured Party otherwise than in respect of an Event of Loss of the Engine, the Secured Party shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made or the replacement of the Engine suffering the Event of Loss, pay the amount of such payment, and any interest or income earned thereon, to the Company or its order, (ii) except as specified in the following clause (iii), all proceeds equal to or less than the Threshold Amount (regardless of the total amount of proceeds resulting from such loss) and any proceeds of any loss in excess of Termination Value for the Engine suffering such loss shall be paid to the Company or its order and (iii) notwithstanding anything to the contrary contained in the preceding clauses (i) and (ii), if a Special Default shall have occurred and be continuing and the insurers have been notified thereof by the Secured Party, all proceeds of loss shall be paid to the Senior Secured Party (until the Lien of the Senior Mortgage shall have been discharged) and the Secured Party (from and after the time that the Lien of the Senior Mortgage shall have been discharged), (12) if separate hull and war risk coverage is maintained, shall contain a 50/50 clause in accordance with AVS 103, (13) shall operate on a worldwide basis subject to certain territorial restrictions which are usual and customary in the War Risks market from time to time and (14) shall contain a provision entitling the Secured Party to initiate a claim if an Event of Default shall be continuing.

F.             Reinsurance.  The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd’s of London or other internationally recognized aviation insurance and/or reinsurance markets.  Such reinsurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

EXHIBIT A

SUBORDINATED MORTGAGE AND SECURITY

AGREEMENT SUPPLEMENT NO.

Subordinated Mortgage and Security Agreement Supplement No.     dated            , 20     (“Mortgage Supplement”) of INDEPENDENCE AIR, INC. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Subordinated Engine Mortgage and Security Agreement, dated as of February 18, 2005 (as supplemented, amended and otherwise modified to date, the “Mortgage”), between the Company and General Electric Capital Corporation, as agent for the Beneficiaries (as defined therein), as Secured Party (the “Secured Party”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Engines (such term and other defined terms in the Mortgage being used herein with the same meanings) and Engine Containers;

NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company’s right, title and interest in and to the property described on Annex A hereto.

To have and to hold all and singular the aforesaid property unto the Secured Party, its successors and assigns, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provision set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

A-1

IN WITNESS WHEREOF, the Company has caused this Subordinated Mortgage and Security Agreement Supplement No.      to be duly executed by one of its duly authorized officers, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

A-2

Annex A to
Subordinated Mortgage
and Security Agreement
Supplement No.

DESCRIPTION OF ENGINES

ENGINES AND ENGINE CONTAINER

Engine Manufacturer	Engine Model	Engine Serial Number

Engine Container Serial Number:

Each engine is of 750 or more “rated take-off horsepower” or the equivalent of such horsepower.

A-3

SUBORDINATED MORTGAGE AND SECURITY
AGREEMENT SUPPLEMENT NO. 1

Subordinated Mortgage and Security Agreement Supplement No. 1 dated February 18, 2005 (“Mortgage Supplement”) of INDEPENDENCE AIR, INC. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Subordinated Engine Mortgage and Security Agreement, dated as of February 18, 2005 (as supplemented, amended and otherwise modified to date, the “Mortgage”), between the Company and General Electric Capital Corporation, as agent for the Beneficiaries (as defined therein), as Secured Party (the “Secured Party”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Engines (such term and other defined terms in the Mortgage being used herein with the same meanings) and Engine Containers;

NOW, THEREFORE, this Mortgage Supplement WITNESSETH that the Company hereby confirms that the Lien of the Mortgage on the Collateral covers all of the Company’s right, title and interest in and to the property described on Annex A hereto.

To have and to hold all and singular the aforesaid property unto the Secured Party, its successors and assigns, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provision set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

1

IN WITNESS WHEREOF, the Company has caused this Subordinated Mortgage and Security Agreement Supplement No. 1 to be duly executed by one of its duly authorized officers, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

2

Annex A to
Subordinated Mortgage
and Security Agreement
Supplement No. 1

DESCRIPTION OF ENGINES

ENGINES AND ENGINE CONTAINER

Engine Manufacturer	Engine Model	Engine Serial Number
General Electric	CF34-3B1	GE-E-950191
General Electric	CF34-3B1	GE-E-872483
General Electric	CF34-3B1	GE-E-873416
General Electric	CF34-3B1	GE-E-950192
General Electric	CF34-3B1	GE-E-873044
General Electric	CF34-3B1	GE-E-950205
General Electric	CF34-3B1	GE-E-873689
General Electric	CF34-3B1	GE-E-872207
General Electric	CF34-3B1	GE-E-873155
General Electric	CF34-3B1	GE-E-950229
General Electric	CF34-3B1	GE-E-872232

Each engine is of 750 or more “rated take-off horsepower” or the equivalent of such horsepower.

Engine Container Serial Number
9661
073
076
9684
054
039
9688
9715
051
02571
9675

3

Execution Version

SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

Dated as of February 18, 2005

between

INDEPENDENCE AIR, INC.

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Secured Party

i

Section 7.09. Separate Counterparts
Section 7.10. Successors and Assigns
Section 7.11. Headings
Section 7.12. Governing Law

APPENDIX A	Definitions

APPENDIX B	Insurance

APPENDIX C	Form of Appraisal Compliance Report

APPENDIX D	Form of Data Report

APPENDIX E	Form of Independent Appraiser’s Certificate

EXHIBIT A	Supplemental Mortgage

SCHEDULE I	Designated Locations

SCHEDULE II	Identified Spare Parts

ii

SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

This SPARE PARTS MORTGAGE AND SECURITY AGREEMENT, dated as of February 18, 2005 (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Mortgage”) between INDEPENDENCE AIR, INC., a California corporation (the “Company”), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders (as defined herein) (in such capacity, the “Secured Party”).

W I T N E S S E T H :

WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, the Lenders and the Secured Party have entered into the Loan Agreement; and

WHEREAS, the Lenders have agreed, pursuant and subject to the terms and conditions of the Loan Agreement, to make the Loans to the Company secured by, among other things, a Lien on the Collateral; and

WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Secured Party for the benefit of the Lenders a first priority perfected Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Secured Party, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows.

ARTICLE 1.

DEFINITIONS

Section 1.01.          Certain Definitions.  Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

Section 1.02.          Certain Rules of Construction.  The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading “General Provisions” in Appendix A hereto.

ARTICLE 2.

SECURITY

Section 2.01.          Grant of Security Interest.  In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements, covenants and provisions contained herein and in the other Transaction Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Secured Party, its successors and assigns, for the security and benefit of the Lenders, a first priority security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the “Collateral”):

(a)           all Spare Parts and Appliances (including all Rotables, Repairables and Expendables), other than any Excluded Parts, currently owned or hereafter acquired by the Company including any replacements, substitutions or renewals therefor, and accessions thereto, including but not limited to Spare Parts and Appliances (other than any Excluded Parts) owned or hereafter acquired by the Company and located at (a) the Designated Locations described on Schedule I attached hereto or (b) any other place (such Spare Parts and Appliances, the “Pledged Spare Parts”);

(b)           the rights of the Company under any existing or hereinafter acquired warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts to the extent such rights can be assigned or pledged by the Company (the “Warranties”);

(c)           all insurance proceeds and requisition proceeds with respect to any Pledged Spare Part;

(d)           all Software owned or hereafter acquired by the Company, including any replacement, substitution or renewal thereof, as well as all rights of the Company under any license or use agreement in respect of any Software not owned by the Company and all rights of the Company under any existing or hereinafter acquired service or support contracts or agreements in respect of the Software (such licenses and support agreements collectively, the “Software Support Agreements”);

(e)           all rents, revenues and other proceeds collected or required to be collected by the Secured Party hereunder, including, without limitation, all proceeds with respect to the sale or other disposition by the Secured Party of any Pledged Spare Part or other Collateral pursuant to the terms of this Mortgage;

(f)            all repair, maintenance and inventory records, logs, tags, manuals and all other documents and materials similar thereto (including, without limitation, any such

2

records (whether on paper or in an electronic format), logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, tags, documents and other materials required at any time to be maintained by the Company by the FAA or under the Federal Aviation Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

(g)           all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Secured Party, to quiet enjoyment of the Pledged Spare Parts and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Pledged Spare Parts and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and (ii) the Company shall have the right, to the exclusion of the Secured Party, with respect to the Warranties and the Software Support Agreements, to exercise in the Company’s name all rights and powers as the beneficiary, owner and/or licensee thereof and to retain any recovery or benefit resulting from the enforcement of any warranty, indemnity or other contract right under the Warranties and the Software Support Agreements;

TO HAVE AND TO HOLD the Collateral unto the Secured Party, its successors and assigns, upon the terms herein set forth, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Warranties and the Software Support Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall have no obligation or liability under the Warranties or Software Support Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Company under any of the Warranties or Software Support Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Company does hereby irrevocably constitute and appoint the Secured Party the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Secured Party may deem to be necessary or advisable to collect such property which

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constitutes Collateral; provided that the Secured Party shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.  Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Secured Party shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Secured Party may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to the security intended to be afforded hereby.  The Company hereby agrees that promptly on receipt thereof, except as otherwise contemplated by the Transaction Documents, it will transfer to the Secured Party any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Secured Party pursuant to this Mortgage.

The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Secured Party, except as expressly permitted herein, in any other Transaction Document or in the Subordinated Spare Parts Mortgage.

The Company agrees that at any time and from time to time, upon the written request of the Secured Party, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Secured Party may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

ARTICLE 3.

COVENANTS OF THE COMPANY

Section 3.01.          Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company’s interest in the Collateral, except:

(a)           the Lien of this Mortgage and the Subordinated Spare Parts Mortgage;

(b)           the rights of others under agreements or arrangements to the extent permitted by Section 3.02 hereof;

(c)           Liens for Taxes of the Company and its U.S. Federal tax law consolidated group either not yet overdue or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare Part or other portion of the Collateral or any interest therein or any discernible risk of criminal liability

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or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(d)           materialmen’s, mechanic’s, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Pledged Spare Part or other portion of the Collateral or adversely affect the Lien of this Mortgage;

(e)           Liens arising out of any judgment or award against the Company, so long as such judgment or award shall, within thirty (30) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare Part or other portion of the Collateral, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(f)            salvage or similar rights of insurers under policies of insurance maintained by the Company pursuant to Section 3.05 hereof;

(g)           any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Secured Party;

(h)           Liens attributable to the Secured Party; and

(i)            Liens approved in writing by the Secured Party.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens.”  The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

Section 3.02.          Possession, Use, Designated Locations, Permitted Sales, Maintenance and Identification.

(a)           Possession.  Without the prior written consent of the Secured Party, the Company will not sell, lease, transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of Sections 3.02(b) of this Mortgage and except that the Company shall, subject to Section 3.03, have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling,

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exchange, borrowing or maintenance servicing agreement arrangement and entered into in the ordinary course of business (provided always that no such arrangement results in any Pledged Spare Part being stored at a location other than one of the Designated Locations, or being commingled with any Excluded Parts and/or any other Spare Parts and/or Appliances that are not Pledged Spare Parts).

(b)           Use; Designated Locations; Permitted Sales, Dispositions or Modifications.

(1)           Use.  Subject to the terms of this Mortgage (including, without limitation, Section 3.03 hereof), the Company shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Secured Party, to:

(i)    incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, Engine or Spare Part or Appliance (whether or not subject to any Lien and whether or not operated by the Company) any Pledged Spare Part, free from the Lien of this Mortgage; and

(ii)   dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell, exchange or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the Lien of this Mortgage.

(2)           Designated Locations.  The Company shall keep the Pledged Spare Parts in a Secure Location at one or more of the Designated Locations and, except as otherwise permitted under Sections 3.02(a) or 3.02(b)(1) of this Mortgage, shall not suffer or permit any Pledged Spare Part to be stored at any other location.  The Company shall not suffer or permit any Pledged Spare Parts at any Designated Location to be commingled with any Excluded Parts.  The Company shall ensure that each Designated Location is adequate for warehousing and storing the Pledged Spare Parts.  With respect to each Designated Location that is leased (including any ground lease and any lease of any temporary buildings or the like) or subleased by the Company, the Company shall have obtained from the Company’s immediate landlord, and if requested by the Secured Party, from each landlord in the chain back to the owner of the real property and the owner of the improvements (whether permanent or temporary, if separate from the real property), a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, if applicable, to access by the Secured Party and/or any Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to this Mortgage (in each case, in form and substance satisfactory to the Secured Party).  In addition, with respect to each Designated Location owned by the Company or any of its Affiliates, if any, the Company shall have obtained from each other Person that may have an interest in the real property and/or the improvements (whether permanent or temporary improvements) at such location (whether as mortgagee or otherwise) a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, in the event that such Person shall have obtained possession and control of the relevant premises from the Company or the Company’s Affiliate (whether upon foreclosure or other exercise of remedies by such Person or otherwise), to access by the Secured Party and/or any Lender or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to this Mortgage (in each case, in form and substance satisfactory to the Secured Party).  The

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Company shall add as a Designated Location (in accordance with this Section 3.02(b)(2)) any location where Pledged Spare Parts may be stored by the Company from time to time.  All Designated Locations shall be in the United States.  Upon adding a location that is to become a Designated Location, the Company will furnish to the Secured Party the following:

(i)            a Supplemental Mortgage duly executed by the Company, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage;

(ii)           an Opinion of Counsel, dated the date of execution of said Supplemental Mortgage, stating that said Supplemental Mortgage has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the Designated Locations specified in such Supplemental Mortgage under the laws of the United States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

(iii)          an Officer’s Certificate stating that in the opinion of the Officer executing the Officer’s Certificate, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(3)           [Intentionally Left Blank]

(4)           Permitted Sales, Dispositions and Modifications.  Unless a Special Default or an Event of Default has occurred and is continuing and subject to the limitations contained in Section 3.03 of this Mortgage, the Company may, in the ordinary course of its business, sell, lease, transfer or dispose of any Pledged Spare Parts which have become surplus to its normal operations free from the Lien of this Mortgage and receive the full amount of the proceeds thereof.  In addition, the Company may modify or alter any Pledged Spare Parts as the Company may deem appropriate in the proper conduct of its business, so long as the Company remains in compliance at all times with the requirements of Section 3.02(c) and Section 3.03 below, after giving effect to any such modification or alteration.

(c)           Maintenance.  The Company:

(1)           shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with (x) all applicable Laws issued by the FAA and (y) all applicable Laws issued by any other Governmental Authority having jurisdiction over the Company or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor;

(2)           shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the

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Pledged Spare Parts unless such modification is consistent with the Company’s FAA approved maintenance program; provided however, that such modification shall not materially diminish the value of the Pledged Spare Parts, taken as a whole;

(3)           shall maintain, or cause to be maintained on a timely basis, the Pledged Spare Parts in good working order (other than during periods of maintenance, overhaul, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap, and (ii) Pledged Spare Parts that are not required for the Company’s normal operations.  Notwithstanding anything herein to the contrary, all Pledged Spare Parts located at Designated Locations other than for the purpose of being maintained, altered, modified or overhauled shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case to the extent required by applicable FAA regulations.

(d)           Identification of Secured Party’s Interest.  On or prior to the Closing Date, the Company shall install signs, in size and form reasonably satisfactory to the Secured Party, at each of the Designated Locations and on each shelf, bin or other storage unit in which the Pledged Spare Parts are stored and otherwise as may be directed by the Secured Party within each Designated Location, bearing the inscription: “OWNED BY INDEPENDENCE AIR, INC. AND MORTGAGED TO GENERAL ELECTRIC CAPITAL CORPORATION, AS SECURED PARTY” (such sign to be replaced if there is a successor Secured Party).

Section 3.03.          Maintenance of Collateral Ratio and Rotables Ratio.

(a)           The Company hereby agrees that the Company shall not at any time directly or indirectly permit the Collateral Ratio to be greater than the Maximum Collateral Ratio.  If, based upon an Appraisal Compliance Report, the Collateral Ratio set forth therein is greater than the Maximum Collateral Ratio, the Company shall within ten (10) Business Days following the date of such Appraisal Compliance Report:

(i)            subject additional Spare Parts or Appliances that are free and clear of all Liens other than Permitted Liens and are otherwise acceptable to the Secured Party in its sole discretion (the “Additional Parts”) to the Lien of this Mortgage in accordance with Section 3.03(d) of this Mortgage;

(ii)           provide additional cash to the Secured Party (any additional cash provided to the Secured Party pursuant to this Mortgage, the “Cash Collateral”), and the provision of such Cash Collateral shall be deemed to grant a security interest therein to the Secured Party, and to make such Cash Collateral subject to the Lien of this Mortgage;

(iii)          prepay some or all of the Series B Loan pursuant to Section 1.1(d) of the Loan Agreement; or

(iv)          any combination of the foregoing;

such that, the Collateral Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.03(a) and, in the case of clause (i) of this Section 3.03(a), using the Current Market

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Value of any such additional Collateral determined pursuant to Section 3.03(d), would not be greater than the Maximum Collateral Ratio.

(b)           The Company hereby agrees that the Company shall not at any time directly or indirectly permit the Rotables Ratio to be greater than the Maximum Rotables Ratio.  If, based upon an Appraisal Compliance Report, the Rotables Ratio set forth therein is greater than the Maximum Rotables Ratio, the Company shall within ten (10) Business Days following the date of such Appraisal Compliance Report:

(i)            subject additional Rotables that are free and clear of all Liens other than Permitted Liens and are otherwise acceptable to the Secured Party in its sole discretion (the “Additional Rotables”) to the Lien of this Mortgage in accordance with Section 3.03(d) hereof;

(ii)           provide Cash Collateral to the Secured Party;

(iii)          prepay some or all of the Series B Loan pursuant to Section 1.1(d) of the Loan Agreement; or

(iv)          any combination of the foregoing;

such that, the Rotables Ratio, as recalculated giving effect to such action taken pursuant to this Section 3.03(b) and, in the case of clause (i) of this Section 3.03(b), using the Current Market Value of any Rotables included in such additional Collateral determined pursuant to Section 3.03(d), would not be greater than the Maximum Rotables Ratio.

(c)           In order to comply with Section 3.03(a)(i) or (b)(i) of this Mortgage, the Company shall add to a Designated Location, Spare Parts, Appliances or Rotables, as the case may be (in each case other than Excluded Parts), that were not included as Pledged Spare Parts on the preceding Valuation Date.

(d)           In connection with the provision of additional Collateral pursuant to Section 3.03(a)(i) or 3.03(b)(i) of this Mortgage, the Company shall cause the Independent Appraiser (only to the extent of the IAI Appraiser Responsibility) to furnish to the Secured Party an Independent Appraiser’s Certificate signed by the Independent Appraiser, dated as of a date after the most recent Valuation Date, stating, in the opinion of the Independent Appraiser, the Current Market Value of the Pledged Spare Parts included in such additional Collateral (other than Cash Collateral), as of a date not earlier than the most recent Valuation Date, and using the Physical Appraisal Methodology.  Each Independent Appraiser’s Certificate shall be accompanied by an Appraisal Compliance Report determined as of a date not earlier than the most recent Valuation Date.

(e)           If the Company shall have provided Cash Collateral pursuant to Section 3.03(a) or 3.03(b), it may within 60 days after providing such Cash Collateral take additional action pursuant to Section 3.03(a) or 3.03(b), as the case may be (in each case excluding the right to provide Cash Collateral), including directing the Secured Party to apply such Cash Collateral to the prepayment of the Series B Loan, to cause the Collateral Ratio or the Rotables Ratio, as the case may be, in each case calculated to exclude such Cash Collateral, not to be greater than the

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Maximum Collateral Ratio or the Maximum Rotables Ratio, as the case may be.  If pursuant to the Appraisal Compliance Report referred to in Section 3.03(d) or any subsequent Appraisal Compliance Report, the Collateral Ratio or the Rotables Ratio, as the case may be, is less than the Maximum Collateral Ratio or the Maximum Rotables Ratio, as the case may be, the Secured Party shall release the Cash Collateral in accordance with, and to the extent provided in, Section 6.03 of this Mortgage.  If the Company fails to take any such action, the Secured Party shall, on the 60th day after Cash Collateral is posted, or earlier at the Company’s direction, apply such Cash Collateral to prepay the Series B Loan in accordance with Section 1.1(d) of the Loan Agreement, or, if an Event of Default exists and remedies are being exercised, Article VII of the Loan Agreement, as applicable.

Section 3.04.          Software.  The Company shall at all times maintain a Spare Parts inventory tracking system and shall comply with and timely perform its obligations under any and all Software Support Agreements.  The Company shall consult with the Secured Party and the Lenders prior to replacing the system utilized in tracking the Pledged Spare Parts and preparing the necessary reports required pursuant to Section 3.10 of this Mortgage.  Any replacement system must be reasonably acceptable to the Secured Party.  The Company shall at all times cause each vendor or licensor of any Software to recognize the rights in such Software granted to the Secured Party under this Mortgage, including the right to access and use such Software in connection with the exercise of remedies under Section 4.01.

Section 3.05.          Insurance.

(a)           Obligation to Insure.  The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account.  Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Secured Party or any Lender from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would increase the cost of, limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

(c)           Indemnification by Government in Lieu of Insurance.  The Secured Party agrees to accept, in lieu of insurance against any risk with respect to any aircraft or Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Secured Party, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance against such risk that the Company may continue to maintain, in accordance with this Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

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(d)           Application of Insurance Proceeds.

(1)           All insurance proceeds in respect of the Pledged Spare Parts in excess of the Threshold Amount, up to an amount equal to the amount of the Obligations, paid under the policies required to be maintained by the Company pursuant to this Mortgage shall be held by or paid over to the Secured Party as security for the Obligations and be invested pursuant to Section 6.01 until such time as the Company elects to use such proceeds to purchase additional Spare Parts that will become Pledged Spare Parts or as otherwise provided in Section 6.03, and any amount in excess of the Obligations shall be paid over to the Subordinated Secured Party to be held and invested pursuant to the terms of the Subordinated Spare Parts Mortgage as security for the “Obligations” as defined in the Subordinated Spare Parts Mortgage.  If at any time the Collateral Ratio is less than the Maximum Collateral Ratio and the Rotables Ratio is less than the Maximum Rotables Ratio, any such proceeds then held by the Secured Party shall be released and paid to the Company in accordance with Section 6.03.

(2)           Except as expressly provided in Section 3.05(e) below, all proceeds of insurance in respect of the Pledged Spare Parts required to be maintained by the Company in accordance with this Mortgage in respect of any property damage or loss involving proceeds less than the Threshold Amount shall be paid over to, and retained by, the Company.

(e)           Application of Payments During Existence of Event of Default.  Any amount referred to in this Section 3.05 which is payable to or retainable by the Company shall not be paid to or retained by the Company, if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Secured Party as security for the Obligations and invested pursuant to Section 6.01.  Upon the earlier of (a) such time as there shall not be continuing any such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, shall be paid over to the Company to the extent not previously applied in accordance with the preceding sentence, provided that if at the time of the termination of this Mortgage a “Special Default” or “Subordinated Event of Default” (as such terms are defined in the Subordinated Spare Parts Mortgage) has occurred and is continuing, then such amount, and any such interest, not so previously applied shall be held or paid over to the Subordinated Secured Party as security under the Subordinated Spare Parts Mortgage and/or Subordinated Engine Mortgage in such proportion as the Subordinated Secured Party may elect.

Section 3.06.          Assurances and Filings.

(a)           The Company, at its sole cost and expense, shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Secured Party shall reasonably request for accomplishing the purposes of this Mortgage including, without limitation, ensuring that each of the Secured Party and the Independent Appraiser, subject, in each case, to such Person executing any non-disclosure agreement as may be required by the Software provider, remains at all times a third party beneficiary of any Software Support Agreements.

(b)           The Company, at its sole cost and expense, shall promptly take such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Supplemental

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Mortgage and any amendments or supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by this Mortgage with respect to the Pledged Spare Parts held at Designated Locations.

(c)           The Company, at its sole cost and expense, will cause this Mortgage and any amendments or supplements hereto (including all Supplemental Mortgages), as well as all UCC financing statements and all continuation statements (and any amendments necessitated by any consolidation or merger of the Company, any conveyance, transfer or lease of all or substantially all of the assets of the Company, or any change of the Company’s location) in respect thereof to be prepared and, subject only to the execution and delivery thereof by Secured Party, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Federal Aviation Act (with respect to this Mortgage and any amendments or supplements hereto (including all Supplemental Mortgages)) or the UCC or similar law of any other applicable jurisdiction (with respect to such financing statements and continuation and/or amendments thereof).  In addition, the Company will pay any and all recording, stamp and other similar taxes payable, in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments.

Section 3.07.          [Intentionally Left Blank].

Section 3.08.          Notice of Change of the Company’s Location.  The Company will notify the Secured Party of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

Section 3.09.          Inspection.

(a)           At all reasonable times the Secured Party and its authorized representatives (the “Inspecting Parties”) may inspect the Pledged Spare Parts located at Designated Locations (including without limitation, the Spare Parts Documents and any computer files maintained by the Company with respect to the Pledged Spare Parts) and the Company shall cooperate with the Inspecting Parties in connection with any such inspection (including, without limitation, providing Inspecting Parties reasonable access to buildings or facilities at Designated Locations where such Pledged Spare Parts are located and permitting any such Inspecting Party to make copies of Spare Parts Documents and computer files (excluding the Software)) at its own cost and expense.  Additionally, the Independent Appraiser shall have such inspection rights as permitted to the Inspecting Parties hereunder.  For the avoidance of doubt, however, this Section 3.09 shall not be considered to limit the IAI Appraiser Responsibility with respect to the audits contemplated by Section 3.10 hereof.

(b)           Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection, shall be in compliance with the Company’s work and safety rules at the Designated Locations (and any applicable governmental rules and regulations), and shall not include the disassembling, or opening of any components, of any Pledged Spare Part, and no such inspection

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shall interfere with the Company’s spare parts management operations or the maintenance or use of any Pledged Spare Part or the maintenance and operation of its aircraft and Engines.

(c)           With respect to such rights of inspection, the Inspecting Parties shall not:

(i)            have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

(ii)           so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice.

(d)           Each person inspecting the Pledged Spare Parts hereunder shall bear its own expenses in connection with any such inspection, unless an Event of Default shall have occurred and be continuing, in which case the Company shall bear all such expenses; provided further that, any costs of the Independent Appraiser in connection with the performance of his duties under Section 3.10 shall be for the account of the Company.

Section 3.10.          Compliance Reports Regarding the Collateral.

(a)           Report Dates.  On each Data Report Date, the Company shall furnish the Independent Appraiser with a Data Report that is certified (pursuant to an Officer’s Certificate) as a true and correct copy of the data obtained from the Company’s spare parts tracking system as of the final calendar day of the preceding month.  On or before the twentieth calendar day after each Desk-Top Data Report Date (each such day, a “Desk-Top Appraisal Date”), and after each Physical Appraisal Data Report Date (each such day, a “Physical Appraisal Date”, and together with the Desk-Top Appraisal Date, each an “Appraisal Date”), the Company shall cause the Independent Appraiser (only to the extent of the IAI Appraiser Responsibility) to furnish to the Secured Party, the Company and each Lender an Independent Appraiser’s Certificate signed by the Independent Appraiser, dated as of a date no earlier than seven Business Days prior to the applicable Appraisal Date.  Each such Independent Appraiser’s Certificate shall state, in the opinion of the Independent Appraiser, based in the case of a Desk-Top Appraisal Date, upon use of the Desk-Top Appraisal Methodology, and in the case of a Physical Appraisal Date, upon the use of the Physical Appraisal Methodology, the Current Market Value of the Rotables, the Repairables and the Expendables that are included in the Collateral (excluding any Cash Collateral, and excluding any such Pledged Spare Parts as are out for repair or in transit and consequently not located at a Designated Location) as of the final calendar day of the month preceding the date of such Independent Appraiser’s Certificate (the “Valuation Date”).

On or prior to the tenth calendar day following the issuance of the Independent Appraiser’s Certificate, the Company shall furnish to the Secured Party and each Lender an Appraisal Compliance Report determined as of the applicable Valuation Date.  The Appraisal Compliance Report shall set forth the calculation of the Collateral Ratio and the Rotables Ratio based on the Current Market Value of the relevant Collateral (taking into account the relevant exclusions) set forth in such Independent Appraiser’s Certificate, the amount of Cash Collateral

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held by the Secured Party, and the aggregate outstanding principal amount of the Series B Loan, each as of the applicable Valuation Date.

(b)           Binding Determination.  Each of the Company, the Secured Party and each Lender agree that any determination made by the Independent Appraiser in any Independent Appraiser’s Certificate shall be binding on each party, absent manifest error.

(c)           Independent Appraiser.  All fees and expenses of the Independent Appraiser in preparing the Independent Appraiser’s Certificates shall be for the account of the Company and shall be paid to the Secured Party by the Company upon demand; provided, however, that such fees and expenses to the extent incurred in the ordinary course of preparing nine such Independent Appraiser’s Certificates based upon the Desk-Top Appraisal Methodology and three such Independent Appraiser’s Certificates based upon the Physical Appraisal Methodology shall not exceed the Independent Appraiser’s Fee Amount (as such amount may be adjusted from time to time in accordance herewith) during any consecutive 12-month period.  If the same Independent Appraiser is unable to continue preparing the certificates, the Secured Party will select an alternative independent appraiser of recognized standing.  If the Secured Party has a reasonable basis for concluding that the performance of the Independent Appraiser that executed the most recent Independent Appraiser’s Certificate delivered pursuant to this Section 3.10 was unsatisfactory as to the quality, accuracy and/or timeliness of work product, the Secured Party may, by written notice to the Company, select an alternative independent appraiser of recognized standing to perform the next required appraisal under this Section 3.10.  Each appraisal inspection pursuant to this Section 3.10 shall be carried out during the Company’s normal business hours and subject to the safety, security and workplace rules applicable at the location where such appraisal is conducted and any applicable governmental rules or regulations.

(d)           Access to Software.  If the Company fails to prepare and deliver such Data Reports in the manner and within the deadlines required pursuant to Section 3.10(a) hereof, upon the request of the Secured Party, the Company shall immediately provide access to the system and Software required to prepare Data Reports to the Secured Party and the Independent Appraiser, or their respective agents or representatives.

ARTICLE 4.

REMEDIES OF THE SECURED PARTY UPON AN EVENT OF DEFAULT

Section 4.01.          Remedies with Respect to Collateral.

(a)           Remedies Available.  Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Secured Party may do one or more of the following:

(i)            cause the Company, upon the written demand of the Secured Party, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Pledged Spare Parts constituting the Collateral at the Designated Locations, together in each case with the Spare Parts Documents for such Pledged Spare Parts as the

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Secured Party may so demand, to the Secured Party or its order, or the Secured Party, at its option, may enter upon the premises where all or any of such Pledged Spare Parts and/or Spare Parts Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

(ii)           sell all or any part of the Collateral at public or private sale, whether or not the Secured Party shall at the time have possession thereof, as the Secured Party may determine, or lease or otherwise dispose of all or any part of the Collateral as the Secured Party, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations;

(iii)          apply any Cash Collateral then held as provided in Section 4.04 hereof; or

(iv)          exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

Upon every such taking of possession of Collateral under this Section 4.01, the Secured Party may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it determines is commercially reasonable.  In each such case, the Secured Party shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Secured Party shall determine to be commercially reasonable, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Secured Party under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Secured Party may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of all Persons engaged by the Secured Party.  If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by the Secured Party and any Lender by reason of the occurrence of any Event of Default or the exercise of the Secured Party’s remedies with respect thereto,

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including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Pledged Spare Parts in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If an Event of Default shall have occurred and be continuing, at the request of the Secured Party the Company shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral to which the Secured Party shall at the time be entitled hereunder.  If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may obtain a judgment conferring on the Secured Party the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.  If an Event of Default shall have occurred and be continuing, the Company shall provide the Secured Party and the Independent Appraiser or any of their agents or representatives, with full and complete access to the system (including the Software) utilized by the Company or its designees solely to track the Pledged Spare Parts and prepare the Data Reports.

(b)           Notice of Sale.  The Secured Party shall give the Company at least fifteen (15) days’ prior written notice of the date fixed for any public sale of any Pledged Spare Parts or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

Section 4.02.          Remedies Cumulative.  Each and every right, power and remedy herein specifically given to the Secured Party or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy.  No delay or omission by the Secured Party in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.03.          Discontinuance of Proceedings.  If the Secured Party shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Secured Party shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Secured Party shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

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Section 4.04.          Allocation of Payments.  Notwithstanding any other provisions of the Loan Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Secured Party or any Lender on account of the Obligations shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees and expenses actually incurred) of the Secured Party in connection with enforcing the rights of the Secured Party under the Transaction Documents;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees and expenses actually incurred) of each of the Lenders in connection with enforcing its rights under the Transaction Documents or otherwise with respect to the Obligations owing to such Lender;

THIRD, to all other Obligations (other than as covered by Clause “FOURTH”, “FIFTH” and “SIXTH” below) which shall have become due and payable under the Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SECOND” above; and

FOURTH, to the payment of all accrued interest on the Obligations;

FIFTH, to the payment of LIBOR Breakage Costs, if any, due under the Loan Agreement in respect of the Loans;

SIXTH, to the payment of the outstanding principal amount of the Loans, allocated between payment of the Series A Loan and the Series B Loan in such priority and proportion as the Secured Party may from time to time elect;

SEVENTH, so long as either the Lien of the Subordinated Spare Parts Mortgage has not been discharged, or the Lien of the Subordinated Engine Mortgage has not been discharged, to the Subordinated Secured Party to be held as security under the Subordinated Spare Parts Mortgage and/or Subordinated Engine Mortgage in such proportion as the Subordinated Secured Party may elect;

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party.

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ARTICLE 5.

INTENTIONALLY LEFT BLANK

ARTICLE 6.

SECURITY FUNDS

Section 6.01.          Investment of Security Funds.  Any monies paid to or received by the Secured Party as Cash Collateral (hereunder or under the Loan Agreement) or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.05(d) and 3.05(e) hereof), but which the Secured Party is entitled to hold under the terms hereof or the terms of the Loan Agreement pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default, whether through the application thereof or otherwise), shall, until paid to the Company or applied as provided herein, be subject to the Lien of this Mortgage and be invested by the Secured Party at the written authorization and direction of the Company (or, if a Special Default or an Event of Default shall have occurred and be continuing, the Secured Party) from time to time at the sole expense and risk of the Company in Permitted Investments.  All Permitted Investments held by the Secured Party pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Secured Party or (b) held in an Eligible Account.  At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless an Event of Default shall have occurred and be continuing.  The Secured Party shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01.  The Company will promptly pay to the Secured Party, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

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Section 6.02           Investing of Cash Collateral.  The Company may from time to time provide Cash Collateral to the Secured Party in accordance with the terms and conditions of this Mortgage.  The Secured Party agrees that any Cash Collateral provided by the Company shall be retained and invested by the Secured Party in accordance with the terms and conditions of Section 6.01 hereof.

Section 6.03           Release of Cash Collateral. If the Collateral Ratio is less than the Maximum Collateral Ratio and the Rotables Ratio is less than the Maximum Rotables Ratio, in each case as most recently determined pursuant to Section 3.03 and Section 3.10, upon written request of the Company, the Secured Party shall, unless a Special Default or an Event of Default has occurred and is continuing, pay to the Company an amount of the Cash Collateral or insurance proceeds held by the Secured Party pursuant to Section 3.03 or 3.05(d)(1), as the case may be, such that the Collateral Ratio would not be greater than the Maximum Collateral Ratio and the Rotables Ratio would not be greater than the Maximum Rotables Ratio, in each case after giving effect to such payment.

ARTICLE 7.

MISCELLANEOUS

Section 7.01.          Termination of Mortgage.  Upon (or at any time after) payment in full of the unpaid principal of, and accrued interest on, the Loans and all other Obligations then due and payable (and regardless of whether any Default or Event of Default shall have occurred and be continuing), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Pledged Spare Parts and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect, provided that the Secured Party shall have no obligation to release such Pledged Spare Parts and Collateral from the Lien of this Mortgage or otherwise terminate this Mortgage prior to such payment in full.  Upon any release of any Pledged Spare Parts from the Lien of this Mortgage in accordance with the terms of this Mortgage, the Spare Parts Documents and other Collateral referred to in subsections (b), (c), (d), (e), (f) and (g) of Section 2.01 relating to such Pledged Spare Part shall also be released.

Section 7.02.          Alterations to Mortgage.  This Mortgage shall not be varied except in accordance with the Loan Agreement.

Section 7.03.          No Legal Title to Collateral.  Neither the Secured Party nor any of the Lenders shall have legal title to any part of the Collateral.  No transfer, by operation of Law or otherwise, of a Note or any right, title and interest of the Secured Party or any Lender in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 7.04.          Sale of the Collateral by Secured Party Is Binding.  Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Secured Party made pursuant to and in accordance with the terms of this Mortgage shall bind the Secured

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Party and the Lenders, and shall be effective to transfer or convey all right, title and interest of the Secured Party, the Lenders and the Company, in and to such Collateral, or such part thereof or interest therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Secured Party.

Section 7.05.          Benefit of Mortgage.  Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Lenders and the Secured Party any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 7.06.          Section 1110 of the Bankruptcy Code.  It is the intention of the parties hereto that the security interest created hereby entitles the Secured Party, on behalf of the Lenders, to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code with respect to all of the Pledged Spare Parts and Spare Parts Documents (other than the Identified Spare Parts and the Spare Parts Documents in respect of such Identified Spare Parts), in the event the Company becomes a debtor under such Chapter 11.

Section 7.07.          Notices.  Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

(i)            if to the Company, at its office at

Independence Air, Inc.
Executive Offices

45200 Business Court

Dulles, VA 20166

Attention:              General Counsel

Telephone:            (703) 650-6006

Telecopy:              (703) 650-6294

Email:                      rick.kennedy@flyi.com

 (ii)          if to the Secured Party, at its office at

c/o GE Capital Aviation Services, Inc.

201 High Ridge Road
Stamford, Connecticut 06927

Attention:              Customer Services

Telephone:            (203) 357-3776
Telecopy:              (203) 357-3201
Email:                      nanotices@gecas.com

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(iii)          if to any Lender, at its address for notices to it provided under the Loan Agreement,

or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

Section 7.08.          Severability.  Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.  The Company and the Secured Party agree, as to such jurisdiction and to the extent permitted by such jurisdiction’s Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company’s or the Secured Party’s obligations hereunder.

Section 7.09.          Separate Counterparts.  This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

Section 7.10.          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Secured Party and its successors and permitted assigns, all as herein provided.

Section 7.11.          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.12.          Governing Law.  THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  The provisions of Sections 9.11 and 9.12 of the Loan Agreement are incorporated herein by reference, mutatis mutandis.

Section 7.13           Certification.  The Company hereby represents that it is a certificated air carrier under Section 44705 of title 49 of the U.S. Code.

[Remainder of this page is blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Lenders, as Secured Party

By:
Name:
Title:

APPENDIX A

DEFINITIONS RELATING TO THE

MORTGAGE AND SECURITY AGREEMENT

General Provisions

(a)           Unless otherwise expressly provided, a reference to:

(i)            each of “the Company,” “Secured Party” or any other person includes, without prejudice to the provisions of any Transaction Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

(ii)           words importing the plural include the singular and words importing the singular include the plural;

(iii)          any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Transaction Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Transaction Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)          any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)           the words “Mortgage,” “this Mortgage,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(vi)          the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)         a “Section,” an “Exhibit,” an “Appendix,” an “Annex” or a “Schedule” referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b)           Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c)           Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

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(d)           The occurrence and continuance of a Default, Special Default or Event of Default referred to in Section 7.1 of the Loan Agreement shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default or Event of Default having occurred and be continuing if such Default, Special Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

Definitions

“Additional Parts” has the meaning specified in Section 3.03(a) of the Mortgage.

“Additional Rotables” has the meaning specified in Section 3.03(b) of the Mortgage.

“Administrative Agent” has the meaning given such term in the Loan Agreement.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Appliance” means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, Engine, or Propeller.

“Appraisal” means an appraisal of the Pledged Spare Parts completed with the either the Desk-Top Appraisal Methodology or the Physical Appraisal Methodology, as the case may be.

“Appraisal Compliance Report” means, as of any date, an Officer’s Certificate of the Company providing information relating to the calculation of the Rotables Ratio and the Collateral Ratio, which shall be substantially in the form of Appendix C to this Mortgage.

“Appraisal Date” has the meaning set forth in Section 3.10(a) of the Mortgage.

“Appraisal Value” means, with respect to any item of Collateral, the Current Market Value of such Collateral as most recently determined pursuant to Section 3.03(d), 3.03(e) or Section 3.10 of the Mortgage (including, without limitation, in connection with an Independent Appraiser’s Certificate).

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“Bankruptcy Code” means Title 11 of the United States Code.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York City or Dulles, Virginia a day on which banking institutions are authorized or required by Law to close.

“Cash Collateral” has the meaning set forth in Section 3.03(a)(ii) of this Mortgage.

“Closing Date” means the date on which the Loans are made pursuant to the Loan Agreement.

“Collateral” has the meaning given such term in Section 2.01 of this Mortgage.

“Collateral Agent Agreement” has the meaning given such term in the Loan Agreement.

“Collateral Diminution Event” means as of any Appraisal Date, if the Current Market Value of the Pledged Spare Parts as a whole or of the Rotables included in the Collateral, as the case may be, as of such Appraisal Date, is 10% (or more) lower than the Current Market Value of the Pledged Spare Parts as a whole or of the Rotables included within the Collateral, as of the immediately preceding Appraisal Date; provided, however, if such 10% or more change in the Current Market Value of the Pledged Spare Parts as a whole or of the Rotables included within the Collateral is attributable primarily to a change in industry-wide market values or to a change in the valuation methodology used by the Independent Appraiser, then such change shall not constitute a “Collateral Diminution Event” for purposes of this Mortgage.

“Collateral Ratio” shall mean, as of any date, a percentage determined by dividing (i) the aggregate outstanding principal amount of the Series B Loan minus the amount of the Cash Collateral held by the Secured Party as of such date by (ii) the Current Market Value of all Pledged Spare Parts, excluding (x) those Pledged Spare Parts which are either in transit or out for repair and consequently not located at a Designated Location as of such date, and (y) those Pledged Spare Parts which are located at any Designated Location which is at the premises of a third party maintenance facility.

“Company” means Independence Air, Inc., a California corporation.

“CRJ Equipment” means CRJ-100, CRJ-200, CRJ-700 and CRJ-900 aircraft and/or any Engines that are capable of being used to power any such aircraft.

 “Current Market Value” means, with respect to any item of Collateral, its current market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market orderly liquidation transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market condition, as determined by the Independent Appraiser.

“Data Report” means information and data relating to the Pledged Spare Parts supplied by the Company to the Independent Appraiser necessary for the Independent Appraiser

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to complete the Independent Appraiser’s Certificate, which shall be in the form of an Officer’s Certificate of the Company substantially in the form of Appendix D to the Mortgage.

“Data Report Date” means the sixth calendar day of each month, commencing with the first month following the month in which the Funding Date occurs.

“Default” means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

“Designated Locations” means the locations designated from time to time by the Company at which the Pledged Spare Parts may be maintained by or on behalf of the Company, which initially shall be the locations set forth on Schedule I to this Mortgage and shall include the additional locations designated by the Company pursuant to Section 3.02(b)(2) of this Mortgage.

“Desk-Top Appraisal Date” has the meaning set forth in Section 3.10(a) of the Mortgage.

“Desk-Top Appraisal Methodology” means the Physical Appraisal Methodology, excluding the actions referred to in clauses (vi), (vii) and (viii) of the definition of Physical Appraisal Methodology.

“Desk-Top Data Report Date” means each Data Report Date that is not a Physical Data Report Date.

“Dollars” and “$” means the lawful currency of the United States of America.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Secured Party, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Secured Party shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Secured Party to the exclusion of the Company, (f) it will waive or subordinate in favor of the Secured Party all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” means a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A3 or its equivalent.

“Engine” means an engine used, or intended to be used, to propel an aircraft, including a part, appurtenance, and accessory of the Engine.

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“Engine Mortgage” has the meaning given such term in the Loan Agreement.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Event of Default” has the meaning given such term in the Loan Agreement.

“Excluded Parts” means (a) Hazardous Materials, (b) Propellers, (c) any Spare Part or Appliance that is not capable of being used or installed on or intended to be used or installed on CRJ Equipment, (d) any Spare Part or Appliance that is suitable for installation on either a CRJ-700 or CRJ-900 aircraft or its Engines, Propellers or Appliances but that is not suitable for installation on a CRJ-200 aircraft or its Engines, Propellers or Appliances, and (e) any Spare Part or Appliance that is suitable for installation on a Fairchild Dornier 328Jet aircraft, a British Aerospace Jetstream 3201 aircraft, a British Aerospace Jetstream 4101 aircraft, an Airbus A-319 aircraft or any of their respective Engines, Propellers or Appliances.

“Expendable Parts” or “Expendables” means those Spare Parts and Appliances that, once used, cannot be re-used, and if not serviceable, cannot be overhauled or repaired.

“FAA” means the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

“Federal Aviation Act” means Part A of Subtitle VII of Title 49, United States Code.

“Financing Statements” has the meaning set forth in the Loan Agreement.

“Governmental Authority” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“IAI Appraiser Responsibility” means the responsibility of the Company to (i) make timely reimbursement to the Administrative Agent for its payment of the Independent Appraiser’s fees and expenses (subject to the limitation set forth in Section 3.10(c) of the Mortgage), (ii) provide the Independent Appraiser with timely and accurate Data Reports, and

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(iii) in the case of any Physical Appraisal, provide the Independent Appraiser with full and complete access to all Designated Locations required by the Independent Appraiser.

“Identified Spare Parts” means the Spare Parts identified on Schedule II hereto.

“Independent Appraiser” means Sage-Popovich, Inc. or, if Sage-Popovich, Inc. is no longer the Independent Appraiser, any other Person selected by the Secured Party pursuant to Section 3.10(c).

“Independent Appraiser’s Certificate” means an Officer’s Certificate delivered pursuant to Section 3.03(d), 3.03(e) or Section 3.10 of the Mortgage, and substantially in the form of Appendix E to the Mortgage.

“Independent Appraiser’s Fee Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Lender” has the meaning given to that term in the Loan Agreement.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

“Loans” has the meaning given to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement dated as of February 17, 2005 among the Company, General Electric Capital Corporation, the Secured Party and the Lenders from time to time party thereto.

“Maximum Collateral Ratio” has the meaning set forth in Schedule 3 to the Loan Agreement.

“Maximum Deductible Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

“Maximum Rotables Ratio” has the meaning set forth in Schedule 3 to the Loan Agreement.

 “Minimum Liability Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Spare Parts Mortgage and Security Agreement covering the Collateral dated as of February 18, 2005, between the Company and the Secured Party.

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“New York UCC”  means the Uniform Commercial Code as in effect in the State of New York.

“Note” has the meaning given to that term in the Loan Agreement.

“Obligations” has the meaning specified in the Loan Agreement.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Permitted Investments” means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers’ acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of A or better by Moody’s or AA or better by Standard & Poor’s and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor’s or P1 by Moody’s and having a final maturity of 90 days or less from the date of purchase thereof or, in the case of auction rate notes issued by any of the foregoing, having an auction reset interval of not more than 30 days; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.

“Permitted Liens” has the meaning given such term in Section 3.01 of the Mortgage.

“Person” has the meaning given to such term in the Loan Agreement.

“Physical Appraisal” means an appraisal of the Pledged Spare Parts conducted by the Independent Appraiser using the Physical Appraisal Methodology.

“Physical Appraisal Data Report Date” means the Data Report Date occurring on the sixth calendar day of the fourth month following the Funding Date, and thereafter on the sixth calendar day of the fourth month after the preceding Physical Appraisal Data Report Date; provided that, if at any time, a Collateral Diminution Event has occurred as of a Data Report Date occurring after a Physical Appraisal Date (or, if a Physical Appraisal Date has not yet occurred, after the Funding Date) but prior to the next succeeding Data Report Date (and is not cured as of the next succeeding Data Report Date, if any, occurring prior to such next succeeding

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Data Report Date), then the next Physical Appraisal Data Report Date shall be such next succeeding Data Report Date.

“Physical Appraisal Date” has the meaning given such term in Section 3.10(a) of the Mortgage.

“Physical Appraisal Methodology” means, in determining an opinion as to the Current Market Value of the Pledged Spare Parts, taking at least the following actions:  (i) reviewing the Data Report prepared as of the applicable Valuation Date; (ii) reviewing the Independent Appraiser’s internal value database for values applicable to the Pledged Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Pledged Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. Government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Company and the Independent Appraiser’s limited physical review of the Pledged Spare Parts referred to in the following clause (vi); (vi) visiting Designated Locations selected by the Independent Appraiser where in the aggregate up to 80% (by measure of Appraisal Value) of the Pledged Spare Parts are kept by the Company to conduct a physical inspection of the Pledged Spare Parts; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

 “Pledged Spare Parts” has the meaning set forth in clause (a) of the first paragraph of Section 2.01 of the Mortgage.

“Propeller” includes a part, appurtenance, and accessory of a propeller.

“Repairable” means those Spare Parts and Appliances that can be economically restored or repaired to a serviceable condition, but have a life that is considerably less than the life of the flight equipment to which they are related.

 “Rotable” means those Spare Parts and Appliances that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related.

“Rotables Ratio” shall mean, as of any date, a percentage determined by dividing (i) the aggregate outstanding principal amount of the Series B Loan minus the amount of the Cash Collateral held by the Secured Party as of such date by (ii) the aggregate Current Market Value of all Rotables that are Pledged Spare Parts, excluding (x) those Rotables which are either in transit or out for repair and consequently not located at a Designated Location as of such date, and (y) those Rotables which are located at any Designated Location which is at the premises of a third party maintenance facility.

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“Secure Location” means an area in a Designated Location to which access is controlled by lock and key, supported by an appropriate security system, and which is accessible only to authorized employees of the Company.

“Secured Party” means General Electric Capital Corporation, in its capacity as Secured Party under this Mortgage.

“Series A Loan” has the meaning set forth in the Loan Agreement.

“Series B Loan” has the meaning set forth in the Loan Agreement.

“Serviceable Parts” means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an aircraft, Engine or other Pledged Spare Part.

“Software” means any and all computer programs and inventory management systems, including, but not limited to all source code and user interfaces associated therewith as well as all data files used as input thereto and data files or other records generated thereby, used by the Company to track and manage the location, use and maintenance status of Spare Parts and Appliances.

“Software Support Agreements” has the meaning given to that term in Section 2.01 of the Mortgage.

“Spare Part” means an accessory, appurtenance, or part of an aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an aircraft, Engine, Propeller or Appliance.

“Spare Parts Documents” has the meaning set forth in clause (f) of the first paragraph of Section 2.01 of the Mortgage.

“Special Default” has the meaning given to that term in the Loan Agreement.

“Standard & Poor’s” means Standard & Poor’s Rating Services.

“Subordinated Engine Mortgage” has the meaning given to that term in the Loan Agreement.

“Subordinated Spare Parts Mortgage” has the meaning given to that term in the Loan Agreement.

“Subordinated Secured Party” means the Collateral Agent as defined in the Collateral Agent Agreement.

“Supplemental Mortgage” means a Supplemental Mortgage and Security Agreement in substantially the form of Exhibit A to this Mortgage.

“Taxes” has the meaning given to that term in the Loan Agreement.

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“Threshold Amount” has the meaning set forth in Schedule 3 to the Loan Agreement.

“Transaction Documents” means the Loan Agreement, each Note, this Mortgage, the Engine Mortgage and each Supplemental Mortgage.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unserviceable Parts” means Pledged Spare Parts that are not Serviceable Parts.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Valuation Date” has the meaning given to that term in Section 3.10(a) of the Mortgage.

“Warranties” has the meaning given to that term in Section 2.01(b) of the Mortgage.

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APPENDIX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

A.            Liability Insurance

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of amount and scope as is usually carried by airlines engaged in the same or similar business, similarly situated with Company and owning or operating similar spare parts for aircraft and engines and covering risks of the kind customarily insured against by the Company for equipment similar to the Pledged Spare Parts and in any event in an amount not less than the Minimum Liability Amount, and (ii) maintained in effect with insurers of recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers third party liability insurance covering the Designated Locations where any Pledged Spare Parts shall be located.  Pursuant to Section C below, the Secured Party and the Lenders shall be named as Additional Insureds under any such insurance policy.

B.            Property Insurance

The Company will carry or cause to be carried at all times, at no expense to Secured Party or any Lender, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts, of the type covering the same risks as are usually carried by airlines engaged in the same or similar business as Company and covering risks of the kind customarily insured against by Company and providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost (determined as of the date of loss) to repair or replace such Pledged Spare Part with proper deduction for obsolescence and physical depreciation.

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers property insurance covering the Designated Locations where any Pledged Spare Parts shall be located.

Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) all insurance proceeds paid under such policies as a result of the occurrence of any loss or damage with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount up to an amount equal to the unpaid amount of the Obligations

B-1

will be paid to the Secured Party, and (B) the entire amount of any insurance proceeds in respect of Pledged Spare Parts up to the Threshold Amount shall be paid to the Company or its order; provided however that if a Special Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Secured Party or any other Person, the amount of any proceeds up to the Threshold Amount of any loss with respect to the Pledged Spare Parts shall not be paid to the Company, but shall instead be paid to the Secured Party notwithstanding the preceding clause (B) of this paragraph.

C.            General Provisions

Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

(a)           shall name the Secured Party and each Lender as an additional insured (collectively, the “Additional Insureds”), as their respective interests may appear;

(b)           in the case of Section A, shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company;

(c)           shall provide that, if the insurers cancel such insurance for any reason whatsoever, including nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums or cancellation by the Company) after receipt by the Additional Insureds of written notice by such insurers of such cancellation or change;

(d)           shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

(e)           shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(f)            in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

(g)           shall provide that none of the Additional Insureds shall be liable for any insurance premium.

D.            Reports, Etc.

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the

B-2

Secured Party insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of this Appendix B.  Such information shall remain confidential as provided in Section 9.9 of the Loan Agreement.  The Company will cause such Insurance Broker to agree to advise the Secured Party in writing of any default in the payment of premium as required by the terms hereof and to advise the Secured Party at least thirty (30) days (ten (10) days in the case of nonpayment of premium) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Appendix B.  In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Secured Party may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Secured Party for the cost thereof.

E.             Reinsurance

The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd’s of London or other internationally recognized aviation reinsurance markets.  Such reinsurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

F.             Deductibles

The insurance required to be carried by Section B hereof may be subject to a per occurrence deductible in an amount not to exceed the Maximum Deductible Amount for any one occurrence.

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APPENDIX C

FORM OF APPRAISAL COMPLIANCE REPORT

[Address to each Lender and to the Secured Party]

Appraisal Compliance Report Under the Spare Parts Mortgage and Security Agreement

Ladies and Gentlemen:

We refer to the Spare Parts Mortgage and Security Agreement (the “Mortgage”), dated as of           , between Independence Air, Inc. (the “Company”) and General Electric Capital Corporation (the “Secured Party”).  Terms defined in the Mortgage and used herein have such respective defined meanings.  The Company hereby certifies that:

1.             This Appraisal Compliance Report is based upon an Independent Appraiser’s Certificate (the “Relevant Appraisal”) dated [                       ].  The Valuation Date for purposes of the Relevant Appraisal was [                       ] (the “Relevant Valuation Date”).

2.             Based on the Relevant Appraisal, the following sets forth the calculation of the Collateral Ratio as of the Relevant Valuation Date:

a.	The Current Market Value of the Collateral, is at least	$[ ]

b.

The Current Market Value of the Collateral and either (A) in transit or out for repair and consequently not located at a Designated Location as of the Relevant Valuation Date, or (B) located at a Designated Location that is at the premises of a third party maintenance facility as of the Relevant Valuation Date, in each case as set forth in the accompanying Independent Appraiser’s Certificate, is at least

$[ ]

c.	The aggregate principal amount of the Series B Loan outstanding as of the Relevant Valuation Date	$[ ]

d.	The amount of the Cash Collateral as of the Relevant Valuation Date	$[ ]

e.	The Collateral Ratio ((c - d) ÷ (a - b))	[ ]%

3.             Based on the Relevant Appraisal, the following sets forth the calculation of the Rotables Ratio as of the Relevant Valuation Date:

a.	The Current Market Value of the Rotables included in the Collateral, is at least	$[ ]

b.

The Current Market Value of the Rotables included in the Collateral and either (A) in transit or out for repair and consequently not located at a Designated Location as of the Relevant Valuation Date, or (B) located at a Designated Location that is at the premises of a third party maintenance facility as of the Relevant Valuation Date, in each case as set forth in the accompanying Independent Appraiser’s Certificate, is at least

$[ ]

c.	The aggregate principal amount of the Series B Loan outstanding as of the Relevant Valuation Date	$[ ]

d.	The amount of the Cash Collateral as of the Relevant Valuation Date	$[ ]

e.	The Rotables Ratio ((c - d) ÷ (a - b))	[ ]%

[3.            [This paragraph 3 to be included only in the first Appraisal Compliance Report delivered as of the Funding Date:  The Company expressly represents and warrants to each addressee of this Appraisal Compliance Report that all information provided by the Company to the Independent Appraiser for purposes of preparing the Relevant Appraisal was and remains true and correct as of the Funding Date.]

Dated:    [                 ]

Very truly yours,

INDEPENDENCE AIR, INC.

By:
Name:
Title:

APPENDIX D

FORM OF DATA REPORT

[Address to each Lender, to the Secured Party and the Independent Appraiser]

                        , 20

Data Report Under the Spare Parts Mortgage and Security Agreement

Ladies and Gentlemen:

We refer to the Spare Parts Mortgage and Security Agreement (the “Mortgage”), dated as of           , between Independence Air, Inc. (the “Company”) and General Electric Capital Corporation (the “Secured Party”).  Terms defined in the Mortgage and used herein have such respective defined meanings.  The Company hereby certifies that:

1.             Attached hereto as Exhibit 1 is a report that correctly sets forth the following information as of the date hereof with respect to each Pledged Spare Part:

i)              Manufacturer’s part number;

ii)             part description;

iii)            related aircraft model(s) in summary form;

iv)           classification as Rotable, Repairable or Expendable;

v)            quantity on hand;

vi)           the Company’s cost basis;

vii)          each Pledged Spare Part out for repair; and

viii)         each Pledged Spare Part in transit.

2.             The respective values of all Rotables, Repairables and Expendables stored at a Designated Location calculated on a historical basis, by Designated Location, are                    .

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3.             Attached hereto as Exhibit 2 is a report that correctly sets forth the following information as of the date hereof with respect to each Pledged Spare Part:

i)              Rotable/Repairable/Expendable Asset Report by total quantity and value by part number;

ii)             Rotable, Repairable and Expendable by Designated Location;

iii)            Rotable/Repairable/Expendable asset summary values;

iv)           Repairable allocation summary quantity and value by Designated Location; and

v)            Rotable allocation summary quantity and value by Designated Location.

Very truly yours,

INDEPENDENCE AIR, INC.

By:
Name:
Title
Date:

D-2

APPENDIX E

FORM OF INDEPENDENT APPRAISER’S CERTIFICATE

[Address to each Lender and to the Secured Party]

Independent Appraiser’s Certificate Under the Spare Parts Mortgage and Security Agreement

Ladies and Gentlemen:

We refer to the Spare Parts Mortgage and Security Agreement (the “Mortgage”), dated as of             , between Independence Air, Inc. (the “Company”) and General Electric Capital Corporation (the “Secured Party”).  Terms defined in the Mortgage and used herein have such respective defined meanings.  The Independent Appraiser hereby certifies that as of the Data Report Date of [insert date]:

1.             The aggregate Appraisal Value of (x) all Rotables that are included within the Pledged Spare Parts and that are located at a Designated Location is $[                 ], (y) all Repairables that are included within the Pledged Spare Parts and that are located at a Designated Location is $[                 ], and (z) all Expendables that are included within the Pledged Spare Parts and that are located at a Designated Location is $[                 ].

2.             The aggregate Appraisal Value of all Rotables that are included within the Pledged Spare Parts and that are in transit or outside a Designated Location for maintenance or at a Designated Location that is at the premises of a third party maintenance facility is $[      ].

3.             The aggregate Appraisal Value of all Pledged Spare Parts and that are in transit or outside a Designated Location for maintenance or at a Designated Location that is at the premises of a third party maintenance facility is $[      ].

Very truly yours,

[NAME OF INDEPENDENT APPRAISER]

By:
Name:
Title:
Date:

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EXHIBIT A

FORM OF SUPPLEMENTAL MORTGAGE AND SECURITY AGREEMENT

(To Add Designated Locations)

SUPPLEMENTAL MORTGAGE No.

SUPPLEMENTAL MORTGAGE NO.        , dated as of               of INDEPENDENCE AIR, INC., a California corporation (together with its successors and assigns, the “Company”).

WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, and General Electric Capital Corporation, as agent for the Lenders (as defined in the Mortgage referenced below), as Secured Party (the “Secured Party”), have heretofore executed and delivered a Spare Parts Mortgage and Security Agreement dated as of February 18, 2005 (which is more fully described on Schedule II hereto and as the same may be further amended, modified, supplemented and restated from time to time, the “Mortgage”), and terms defined in the Mortgage and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Mortgage grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Mortgage) the payment of the Loans and the other obligations under the Loan Agreement and the other Transaction Documents; and

WHEREAS, the Company has previously designated the locations at which the Pledged Spare Parts may be stored by the Company in the Mortgage;

WHEREAS, the Company, as provided in the Mortgage, is hereby executing and delivering to the Secured Party this Supplemental Mortgage for the purposes of adding locations at which the Pledged Spare Parts may be stored by the Company; and

WHEREAS, all things necessary to make this Supplemental Mortgage the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

NOW, THEREFORE, THIS SUPPLEMENTAL MORTGAGE, WITNESSETH, that (i) the location(s) listed on Schedule I hereto shall be deemed and considered [a] Designated Location(s) at which Pledged Spare Parts may be maintained by or on behalf of the Company for all purposes under and pursuant to the Mortgage, and (ii) the location(s) listed on Schedule I [is/are] hereby added as [a] Designated Locations, in addition to and not in lieu of, any of the other Designated Locations specified in the Mortgage.

This Supplemental Mortgage shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

A-1

THIS SUPPLEMENTAL MORTGAGE IS DELIVERED IN THE STATE OF NEW YORK.  THIS SUPPLEMENTAL MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Supplemental Mortgage by telecopier shall be effective as delivery of an original executed counterpart of this Supplemental Mortgage.

IN WITNESS WHEREOF, this Supplemental Mortgage has been duly executed and delivered all as of the date first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

A-2

SCHEDULE I TO

SUPPLEMENTAL MORTGAGE NO.

ADDITIONAL DESIGNATED LOCATION[S]

A-3

SCHEDULE II TO

SUPPLEMENTAL MORTGAGE NO.

DESCRIPTION OF MORTGAGE

The Spare Parts Mortgage and Security Agreement between Independence Air, Inc. and General Electric Capital Corporation, as more fully described as follows:

	DATE	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.

Mortgage

Supplemental Mortgage No. 1

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SCHEDULE I

DESIGNATED LOCATIONS

IAD

Independence Air

23321 Autopilot Dr

Dulles VA 20166

Tel: 703-650-1645 Fax: 703-650-1693

LINSR

Independence Air

Washington Dulles International Airport,

Concourse A, MX Parts Store (AU-250)

Dulles VA 20166

Tel: 703-572-3392 Fax: 703-572-3438

MCO

Independence Air

9809 Tradeport Drive

Orlando, FL. 32827

Tel: 407-825-2580  Fax: 407-825-2584

CAE

Independence Air

2625 Aviation Way

West Columbia SC 29170

Tel: 803-822-0535    Fax: 803-822-5428

ORD

Independence Air

O’Hare International Airport

Terminal 2 Lower Level E10

Chicago, IL. 60666

Tel: 773-686-2806  Fax: 773-686-2805

HOT

Independence Air

525 Airport Road, Hangar A14

Memorial Field Airport

Hot Springs, AR. 71913

Tel: 501-318-1342  Fax: 501-318-0487

I-1

HSV

Reebaire Services

Huntsville Int’l Airport Gate3

20042 Glenn Hearn Blvd

Huntsville, AL. 35824

Tel: 256-503-3921 Fax: 256-772-4497

TYS

Reebaire Services

1925 Alcoa Hwy Bay 1

Alcoa, TN. 37701-3190

Tel: 865-342-1061  Fax: 865-342-1068

I-2

SCHEDULE II

IDENTIFIED SPARE PARTS

ASSET NUM	DESCRIPTION	ITEM_NBR	IN- SERVICE DATE	FLEETCODE	PO NUM	ACCT_UNIT	TAG_NBR	ASSET TYPE

3906	FUEL SOLENOID VALVE	692545-17	12/1/1991	J41/CRJ/328		15200ACA2		ENGPART
3990	ELT ASSY	ELT 910	12/1/1991	CRJ		15200ACA2		AIRPART
3986	ELT ASSY	ELT 910	12/1/1991	CRJ	IP00041000	15200HG12		AIRPART
3989	ELT ASSY	ELT 910	12/1/1991	CRJ	IP00024177	15200HG13		AIRPART
4448	PNUEMATIC VALVE ASSY	2099K021000	2/1/1992	J41/CRJ	IP00004477	15200HG19		AIRPART
4273	COMPUTER AHRS	622-9336-400	3/1/1993	CRJ	RO00151897	15200ACA3		AIRPART
4387	BOTTLE FIRE EX	36500018-3	9/1/1993	CRJ	RO00163084	15200HG12	R6489	AIRPART
4390	RECORDER, FLIGHT (CRJ)	S800-3000-00	9/1/1993	CRJ	IP0004477A	15200HG13		AIRPART
5163	ELT ASSY	ELT 910	12/1/1993	CRJ	IP00013398	15200HG12		AIRPART
5162	ELT ASSY	ELT 910	12/1/1993	CRJ	IP00012690	15200HG12	39977	AIRPART
5164	ELT ASSY	ELT 910	12/1/1993	CRJ		15200ACA2		AIRPART
4447	PNUEMATIC VALVE ASSY	2099K021000	6/1/1994	J41/CRJ		15200IAD2		AIRPART

II-1

Execution Version

SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

Dated as of February 18, 2005

between

INDEPENDENCE AIR, INC.

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Secured Party

i

Section 7.11. Headings
Section 7.12. Governing Law; Submission to Jurisdiction; Venue
Section 7.13. Waiver of Trial by Jury
Section 7.14. Certification

APPENDIX A	Definitions

APPENDIX B	Insurance

EXHIBIT A	Supplemental Mortgage

SCHEDULE I	Designated Locations

SCHEDULE II	Identified Spare Parts

ii

SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT

This SUBORDINATED SPARE PARTS MORTGAGE AND SECURITY AGREEMENT, dated as of February 18, 2005 (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Mortgage”) between INDEPENDENCE AIR, INC., a California corporation (the “Company”), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Beneficiaries under the Indemnity Agreement (as defined herein) (in such capacity, the “Secured Party”).

W I T N E S S E T H :

WHEREAS, as a condition to the Lenders entering into the Loan Agreement, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, has entered into the Indemnity Agreement to support certain payment obligations due and owing to the Beneficiaries under the IAI Transaction Documents; and

WHEREAS, the Company desires by this Mortgage, among other things, to grant to the Secured Party for the benefit of the Beneficiaries a Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and

WHEREAS, all things necessary to make this Mortgage a legal, valid and binding obligation of the Company and the Secured Party, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

NOW, THEREFORE, to secure the due and punctual payment of the Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows.

ARTICLE 1.

DEFINITIONS

Section 1.01.          Certain Definitions.  Unless otherwise defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings set forth in Appendix A hereto.

Section 1.02.          Certain Rules of Construction.  The defined terms and the other provisions of this Mortgage shall be construed in accordance with the rules of construction set forth under the heading “General Provisions” in Appendix A hereto.

ARTICLE 2.

SECURITY

Section 2.01.          Grant of Security Interest.  In order to secure (i) the prompt payment when due of the Obligations and (ii) the performance and observance by the Company of all agreements,

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covenants and provisions contained herein and in the other Transaction Documents to the extent same relate to the Obligations and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Secured Party, its successors and assigns, for the security and benefit of the Lenders, a security interest in, and mortgage lien on, all right, title and interest of the Company in, to and under the following described properties, rights, interests and privileges (which, collectively, including all property hereafter specifically subjected to the lien of this Mortgage by any instrument supplemental hereto, are referred to herein as the “Collateral”) (it being expressly understood and agreed that the security interest granted hereunder in the Collateral shall be junior, and otherwise subject and subordinate in all respects, to the security interest granted in the Collateral under the Senior Mortgage):

(a)           all Spare Parts and Appliances (including all Rotables, Repairables and Expendables), other than any Excluded Parts, currently owned or hereafter acquired by the Company including any replacements, substitutions or renewals therefor, and accessions thereto, including but not limited to Spare Parts and Appliances (other than Excluded Parts) owned or hereafter acquired by the Company and located at (a) the Designated Locations described on Schedule I attached hereto or (b) any other place (such Spare Parts and Appliances, the “Pledged Spare Parts”);

(b)           the rights of the Company under any existing or hereinafter acquired warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts to the extent such rights can be assigned or pledged by the Company (the “Warranties”);

(c)           all insurance proceeds and requisition proceeds with respect to any Pledged Spare Part;

(d)           all Software owned or hereafter acquired by the Company, including any replacement, substitution or renewal thereof, as well as all rights of the Company under any license or use agreement in respect of any Software not owned by the Company and all rights of the Company under any existing or hereinafter acquired service or support contracts or agreements in respect of the Software (such licenses and support agreements collectively, the “Software Support Agreements”);

(e)           all rents, revenues and other proceeds collected or required to be collected by the Secured Party hereunder, including, without limitation, all proceeds with respect to the sale or other disposition by the Secured Party of any Pledged Spare Part or other Collateral pursuant to the terms of this Mortgage;

(f)            all repair, maintenance and inventory records, logs, tags, manuals and all other documents and materials similar thereto (including, without limitation, any such records (whether on paper or in an electronic format), logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, tags, documents and other materials required at any time

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to be maintained by the Company by the FAA or under the Federal Aviation Act, in each case with respect to any of the Pledged Spare Parts (the “Spare Parts Documents”); and

(g)           all proceeds of the foregoing;

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions of this Section 2.01, so long as no Event of Default shall have occurred and be continuing, (i) the Company shall have the right, to the exclusion of the Secured Party, to quiet enjoyment of the Pledged Spare Parts and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and peaceably and quietly, without hindrance or molestation, to possess, use, retain and control the Pledged Spare Parts and other Collateral (excluding, however, any Collateral that is to be placed in the possession of the Secured Party pursuant to the terms hereof), and (ii) the Company shall have the right, to the exclusion of the Secured Party, with respect to the Warranties and the Software Support Agreements, to exercise in the Company’s name all rights and powers as the beneficiary, owner and/or licensee thereof and to retain any recovery or benefit resulting from the enforcement of any warranty, indemnity or other contract right under the Warranties and the Software Support Agreements;

TO HAVE AND TO HOLD the Collateral unto the Secured Party, its successors and assigns, forever, upon the terms herein set forth, for the benefit, security and protection of the Secured Party, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Warranties and the Software Support Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall have no obligation or liability under the Warranties or Software Support Agreements by reason of or arising out of the assignment hereunder, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Company under any of the Warranties or Software Support Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Company does hereby irrevocably constitute and appoint the Secured Party the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Secured Party may deem to be necessary or advisable to collect such property which constitutes Collateral; provided that the Secured Party shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default; provided, further, that the exercise of such rights shall at all times be subject to the rights of the Senior Secured Party

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under the Senior Mortgage and to the provisions of Sections 4.01(c) and 4.05 of this Mortgage.  Without limiting the provisions of the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirements of applicable Law, the Secured Party shall have the right under such power of attorney in its discretion to file any claim or to take any other action or proceedings, either in its own name or in the name of the Company or otherwise, that the Secured Party may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Secured Party in and to the security intended to be afforded hereby.  The Company hereby agrees that, if the Lien of the Senior Mortgage has been discharged, promptly on receipt thereof, except as otherwise contemplated by the Transaction Documents, it will transfer to the Secured Party any and all moneys from time to time received by the Company constituting part of the Collateral, for distribution by the Secured Party pursuant to this Mortgage.

The Company does hereby warrant and represent that it has not sold or assigned, and hereby covenants that it will not sell or assign, so long as this Mortgage shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Secured Party, except as provided in the Senior Mortgage or as expressly permitted herein, or in any other Transaction Document.

The Company agrees that at any time and from time to time, upon the written request of the Secured Party, the Company will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Secured Party may reasonably deem necessary to perfect and protect the priority of the security interests and assignments created hereby and to obtain the full benefits of the security interest granted hereunder and of the rights and powers herein granted.

ARTICLE 3.

COVENANTS OF THE COMPANY

Section 3.01.          Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Company’s interest in the Collateral, except:

(a)           the Lien of this Mortgage and the Senior Mortgage;

(b)           the rights of others under agreements or arrangements to the extent permitted by Section 3.02 hereof;

(c)           Liens for Taxes of the Company and its U.S. Federal tax law consolidated group either not yet due or payable or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare Part or other portion of the Collateral or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

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(d)           materialmen’s, mechanic’s, workmen’s, repairmen’s, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of civil penalty or any discernible risk of criminal liability against any Secured Party or any material risk of the sale, forfeiture or loss of any Pledged Spare Part or other portion of the Collateral or adversely affect the Lien of this Mortgage;

(e)           Liens arising out of any judgment or award against the Company, so long as such judgment or award shall, within thirty (30) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within thirty (30) days after the expiration of such stay and so long as during any such 30-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss (including loss of use) of any Pledged Spare Part or other portion of the Collateral, or any interest therein or any discernible risk of criminal liability or any material risk of civil penalty against any Secured Party or impair the Lien of this Mortgage;

(f)            salvage or similar rights of insurers under policies of insurance maintained by the Company pursuant to Section 3.05 hereof;

(g)           any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Secured Party;

(h)           Liens attributable to the Secured Party; and

(i)            Liens approved in writing by the Secured Party.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens.”  The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien on the Collateral other than a Permitted Lien arising at any time.

Section 3.02.          Possession, Use, Designated Locations, Permitted Sales, Maintenance and Identification.

(a)           Possession.  Without the prior written consent of the Secured Party, the Company will not sell, lease, transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of Sections 3.02(b) of this Mortgage and except that the Company shall have the right, in the ordinary course of business, (i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications of such Pledged Spare Parts or to any Person for the purpose of transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement arrangement and entered into in the ordinary course of business (provided always that no such arrangement results in any Pledged Spare Part being stored at a location other than one of the Designated Locations, or being

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commingled with any Excluded Parts and/or any other Spare Parts and/or Appliances that are not Pledged Spare Parts).

(b)           Use; Designated Locations; Permitted Sales, Dispositions or Modifications.

(1)           Use.  Subject to the terms of this Mortgage, the Company shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Secured Party, to:

(i)    incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, Engine or Spare Part or Appliance (whether or not subject to any Lien and whether or not operated by the Company) any Pledged Spare Part, free from the Lien of this Mortgage; and

(ii)   dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell, exchange or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the Lien of this Mortgage.

(2)           Designated Locations.  The Company shall keep the Pledged Spare Parts in a Secure Location at one or more of the Designated Locations and, except as otherwise permitted under Sections 3.02(a) or 3.02(b)(1) of this Mortgage, shall not suffer or permit any Pledged Spare Part to be stored at any other location.  The Company shall not suffer or permit any Pledged Spare Parts at any Designated Location to be commingled with any Excluded Parts.  The Company shall ensure that each Designated Location is adequate for warehousing and storing the Pledged Spare Parts.  With respect to each Designated Location that is leased (including any ground lease and any lease of any temporary buildings or the like) or subleased by the Company, the Company shall have obtained from the Company’s immediate landlord, and if requested by the Secured Party, from each landlord in the chain back to the owner of the real property and the owner of the improvements (whether permanent or temporary, if separate from the real property), a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, if applicable, to access by the Secured Party and/or any Beneficiary or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to this Mortgage (in each case, in form and substance satisfactory to the Secured Party).  In addition, with respect to each Designated Location owned by the Company or any of its Affiliates, if any, the Company shall have obtained from each other Person that may have an interest in the real property and/or the improvements (whether permanent or temporary improvements) at such location (whether as mortgagee or otherwise) a waiver of any and all right or interest that such Person may otherwise have in the Pledged Spare Parts and such Person’s consent, in the event that such Person shall have obtained possession and control of the relevant premises from the Company or the Company’s Affiliate (whether upon foreclosure or other exercise of remedies by such Person or otherwise), to access by the Secured Party and/or any Beneficiary or any representative of any of them to the premises in connection with the exercise of any rights or remedies under or pursuant to this Mortgage (in each case, in form and substance satisfactory to the Secured Party).  The Company shall add as a Designated Location (in accordance with this Section 3.02(b)(2)) any location where Pledged Spare Parts may be stored by the Company from time to time.  At any time that the Company, acting pursuant to the Senior Mortgage, adds a location that is to become

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 a “Designated Location” under the Senior Mortgage, the Company shall concurrently add such location as Designated Location under this Mortgage.  All Designated Locations shall be in the United States.  Upon adding a location that is to become a Designated Location, the Company will furnish to the Secured Party the following:

(i)            a Supplemental Mortgage duly executed by the Company, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage;

(ii)           an Opinion of Counsel, dated the date of execution of said Supplemental Mortgage, stating that said Supplemental Mortgage has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the Designated Locations specified in such Supplemental Mortgage under the laws of the United States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

(iii)          an Officer’s Certificate stating that in the opinion of the Officer executing the Officer’s Certificate, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(3)           [Intentionally Left Blank]

(4)           Permitted Sales, Dispositions and Modifications.  Unless a Special Default or an Event of Default has occurred and is continuing and subject to the limitations contained in Section 3.03 of the Senior Mortgage until such time as the Lien of the Senior Mortgage shall have been discharged, the Company may, in the ordinary course of its business, sell, lease, transfer or dispose of any Pledged Spare Parts which have become surplus to its normal operations free from the Lien of this Mortgage and receive the full amount of the proceeds thereof.  If (i) no Special Default or Event of Default has occurred and is continuing and (ii) the Lien of the Senior Mortgage has been discharged, the Company may, in the ordinary course of its business, sell, lease, transfer or dispose of any Pledged Spare Parts which have become surplus to its normal operations free from the Lien of this Mortgage, and the proceeds from any such sale, lease, transfer or disposition, less the amount (if any) required to be held by the Secured Party as cash collateral in order for the Company to comply with the ratio referred to in Section 2.7 of the Indemnity Agreement, if such provision is applicable, shall be paid to the Company.  In addition, the Company may modify or alter any Pledged Spare Parts as the Company may deem appropriate in the proper conduct of its business, so long as the Company remains in compliance at all times with the requirements of Section 3.02(c) hereof and Section 3.03 of the Senior Mortgage until such time as the Lien of the Senior Mortgage shall have been discharged, after giving effect to any such modification or alteration.

(c)           Maintenance.  The Company:

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(1)           shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with (x) all applicable Laws issued by the FAA and (y) all applicable Laws issued by any other Governmental Authority having jurisdiction over the Company or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor;

(2)           shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts unless such modification is consistent with the Company’s FAA approved maintenance program; provided however, that such modification shall not materially diminish the value of the Pledged Spare Parts, taken as a whole;

(3)           shall maintain, or cause to be maintained on a timely basis, the Pledged Spare Parts in good working order (other than during periods of maintenance, overhaul, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap, and (ii) Pledged Spare Parts that are not required for the Company’s normal operations.  Notwithstanding anything herein to the contrary, all Pledged Spare Parts located at Designated Locations other than for the purpose of being maintained, altered, modified or overhauled shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case to the extent required by applicable FAA regulations.

(d)           Identification of Secured Party’s Interest.  On or prior to the Closing Date, the Company shall install signs, in size and form reasonably satisfactory to the Secured Party, at each of the Designated Locations and on each shelf, bin or other storage unit in which the Pledged Spare Parts are stored and otherwise as may be directed by the Secured Party within each Designated Location, bearing the inscription: “OWNED BY INDEPENDENCE AIR, INC. AND MORTGAGED TO GENERAL ELECTRIC CAPITAL CORPORATION, AS SECURED PARTY” (such sign to be replaced if there is a successor Secured Party).

Section 3.03.          [Intentionally Left Blank]

Section 3.04.          Software.  The Company shall at all times maintain a Spare Parts inventory tracking system and shall comply with and timely perform its obligations under any and all Software Support Agreements.  If the Lien of the Senior Mortgage shall have been discharged, the Company shall consult with the Secured Party prior to replacing the system utilized in tracking the Pledged Spare Parts.  If the Lien of the Senior Mortgage shall have been discharged, any replacement system must be reasonably acceptable to the Secured Party.  The Company shall at all times cause each vendor or licensor of any Software to recognize the rights in such Software granted to the Secured Party under this Mortgage, including the right to access and use such Software in connection with the exercise of remedies under Section 4.01.

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Section 3.05.          Insurance.

(a)           Obligation to Insure.  The Company shall comply with, or cause to be complied with, each of the provisions of Appendix B, which provisions are hereby incorporated by this reference as if set forth in full herein.

(b)           Insurance for Own Account.  Nothing in Section 3.05 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Appendix B with higher limits than those specified in Appendix B, or (b) the Secured Party or any Beneficiary from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would increase the cost of, limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.05 and Appendix B.

(c)           Indemnification by Government in Lieu of Insurance.  The Secured Party agrees to accept, in lieu of insurance against any risk with respect to any aircraft or Engine described in Appendix B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Secured Party, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance against such risk that the Company may continue to maintain, in accordance with this Section 3.05, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.05.

(d)           Application of Insurance Proceeds.  If the Lien of the Senior Mortgage shall not have been discharged, all insurance proceeds in respect of the Pledged Spare Parts, other than any insurance proceeds which the Senior Mortgage provides are payable to the Secured Party rather than the Senior Secured Party, shall be held and applied as provided in the Senior Mortgage.  After the Senior Mortgage shall have been discharged, and with respect to any insurance proceeds that the Senior Mortgage provides are payable to the Secured Party rather than the Senior Secured Party, all insurance proceeds in respect of the Pledged Spare Parts, except as expressly provided in Section 3.05(e) below, shall be paid and applied as follows:  (i) all such insurance proceeds in excess of the Threshold Amount, up to an amount equal to the amount of the Obligations then outstanding, shall be paid over to the Secured Party as security for the Obligations and be invested pursuant to Section 6.01 until such time as the Company elects to use such proceeds to purchase additional Spare Parts that will become Pledged Spare Parts, and (ii) except as expressly provided in Section 3.05(e) below, all such proceeds up to the Threshhold Amount and all such proceeds in excess of the amount of the Obligations then outstanding, if any, shall be paid to the Company.

(e)           Application of Payments During Existence of Event of Default.  After the Lien of the Senior Mortgage shall have been discharged, and with respect to any insurance proceeds that the Senior Mortgage provides are payable to the Secured Party rather than the Senior Secured Party, any amount referred to in this Section 3.05 which is payable to or retainable by the Company shall not be paid to or retained by the Company, if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Secured Party as security for the Obligations and invested pursuant to Section 6.01.  Upon the earlier of (a) such time as there shall not be continuing any

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such Special Default or Event of Default or (b) the termination of this Mortgage in accordance with Section 7.01, such amount, and any interest realized thereon pursuant to Section 6.01 hereof, less the amount thereof (if any) as has been applied by the Secured Party in payment of all or a portion of the Obligations in accordance with Article 4 hereof, shall be paid over to the Company.

Section 3.06.          Assurances and Filings.

(a)           The Company, at its sole cost and expense, shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Secured Party shall reasonably request for accomplishing the purposes of this Mortgage including, without limitation, ensuring that the Secured Party, subject to such Person executing any non-disclosure agreement as may be required by the Software provider, remains at all times a third party beneficiary of any Software Support Agreements.

(b)           The Company, at its sole cost and expense, shall promptly take such action with respect to the recording, filing, re-recording and re-filing of this Mortgage, each Supplemental Mortgage and any amendments or supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by this Mortgage with respect to the Pledged Spare Parts held at Designated Locations.

(c)           The Company, at its sole cost and expense, will cause this Mortgage and any amendments or supplements hereto (including all Supplemental Mortgages), as well as all UCC financing statements and all continuation statements (and any amendments necessitated by any consolidation or merger of the Company, any conveyance, transfer or lease of all or substantially all of the assets of the Company, or any change of the Company’s location) in respect thereof to be prepared and, subject only to the execution and delivery thereof by Secured Party, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Federal Aviation Act (with respect to this Mortgage and any amendments or supplements hereto (including all Supplemental Mortgages)) or the UCC or similar law of any other applicable jurisdiction (with respect to such financing statements and continuation and/or amendments thereof).  In addition, the Company will pay any and all recording, stamp and other similar taxes payable, in connection with the execution, delivery, recording, filing, re-recording and refiling of this Mortgage or any such financing statements or other instruments.

Section 3.07.          Mergers and Consolidations Neither the Company nor the Guarantor will consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person (the Person formed by such consolidation or into which the Company or the Guarantor is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Guarantor as the case may be, as an entirety, being referred to herein as the “Successor”) unless:

(i)            in the case of a transaction involving the Company, the Successor of the Company shall be a Certificated Air Carrier;

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(ii)           in the case of either the Company or the Guarantor, the Successor shall execute and deliver to the Secured Party a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Secured Party containing an assumption by the Successor of the due and punctual performance and observance of each covenant and condition of the Transaction Documents to be performed or observed by the Company or the Guarantor, as the case may be;

(iii)          no Event of Default shall have occurred and be continuing at the time of the proposed transaction, and no Default or Event of Default shall arise upon giving effect to such transaction; such transaction shall not materially impair the ability of the Successor to perform the obligations of the Company or the Guarantor, as the case may be, under the Transaction Documents to which the Company or the Guarantor is a party

(iv)          (A) in the case of the Company, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Company immediately prior to such transaction and (y) the tangible net worth of the Company as of December 31, 2001, and (2) [***]% of the tangible net worth of the Company immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Company immediately before such transaction, the net worth test contained in this Section 3.07(iv)(A) shall not prevent the Company from completing such transaction with the Guarantor;

(B) in the case of the Guarantor, the tangible net worth (determined in accordance with GAAP) of the Successor, after giving effect to such transaction, shall not be less than the greater of (1) the lesser of (x) the tangible net worth of the Guarantor immediately prior to such transaction and (y) the tangible net worth of the Guarantor as of December 31, 2001, and (2) [***]% of the tangible net worth of the Guarantor immediately before completion of such transaction; provided, that if the Guarantor owns more than 50% of the capital stock of the Company immediately before such transaction, the net worth test contained in this Section 3.07(iv)(B) shall not prevent the Guarantor from completing such transaction with the Company;

(v)           all filings shall have been made as shall be necessary to preserve the perfection and priority of the Lien of this Mortgage on the Collateral (subject to Permitted Liens); and

(vi)          promptly after the consummation of such transaction, the Company, or if such transaction involved the Company, the Successor of the Company, shall deliver to the Secured Party (A) an Officer’s Certificate of the Successor, certifying as to compliance with the conditions of this Section 3.07 and (B) an opinion of counsel reasonably acceptable to the Secured Party and in form and substance reasonably acceptable to the Secured Party (1) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and the Transaction Documents so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (in the case of

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the Transaction Documents, to the same extent as each such Transaction Document was enforceable against the Company or the Guarantor, as the case may be, immediately prior to such transaction), (2) confirming compliance with Sections 3.07(i), 3.07(c)(ii) and 3.07(c)(v), as applicable, and stating that all other conditions precedent that are legal in nature provided for in this Mortgage and the other Transaction Documents and relating to such transaction have been fulfilled, and (3) addressing such other matters as the Secured Party may reasonably request.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety in accordance with this Section 3.07, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Transaction Documents with the same effect as if the Successor had been named as the Company herein.  No such conveyance, transfer or lease of all or substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any Person which shall theretofore have become such in the manner prescribed in this Section 3.07 from the Company’s liability in respect of any Transaction Document to which it is a party.

Section 3.08.          Notice of Change of the Company’s Location.  The Company will notify the Secured Party of any change in the location of the Company (within the meaning of Section 9-307 of the Uniform Commercial Code) promptly after making such change and in any event within a reasonable period of time prior to the date by which it is necessary under applicable Law to make any filing in order to prevent the lapse of perfection (absent refiling) of financing statements filed under or with respect to this Mortgage.

Section 3.09.          Inspection.

(a)           After the Lien of the Senior Mortgage shall have been discharged, at all reasonable times the Secured Party and its authorized representatives (the “Inspecting Parties”) may inspect the Pledged Spare Parts located at Designated Locations (including without limitation, the Spare Parts Documents and any computer files maintained by the Company with respect to the Pledged Spare Parts) and the Company shall cooperate with the Inspecting Parties in connection with any such inspection (including, without limitation, providing Inspecting Parties reasonable access to buildings or facilities at Designated Locations where such Pledged Spare Parts are located and permitting any such Inspecting Party to make copies of Spare Parts Documents and computer files (excluding the Software)) at its own cost and expense.

(b)           Any inspection of the Pledged Spare Parts hereunder shall be limited to a visual inspection, shall be in compliance with the Company’s work and safety rules at the Designated Locations (and any applicable governmental rules and regulations), and shall not include the disassembling, or opening of any components, of any Pledged Spare Part, and no such inspection shall interfere with the Company’s spare parts management operations or the maintenance or use of any Pledged Spare Part.

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(c)           With respect to such rights of inspection, the Inspecting Parties shall not:

(i)            have any duty or liability to make, or any duty or liability arising out of, any such visit, inspection or survey or failure to make any such visit, inspection or survey; or

(ii)           so long as no Event of Default has occurred and is continuing, exercise its inspection rights hereunder other than on reasonable notice.

(d)           Each person inspecting the Pledged Spare Parts hereunder shall bear its own expenses in connection with any such inspection, unless an Event of Default shall have occurred and be continuing, in which case the Company shall bear all such expenses.

Section 3.10.          [Intentionally Left Blank]

ARTICLE 4.

REMEDIES OF THE SECURED PARTY UPON A SUBORDINATED EVENT OF DEFAULT

Section 4.01.          Remedies with Respect to Collateral.

(a)           Remedies Available.  Upon the occurrence of any Subordinated Event of Default and at any time thereafter so long as the same shall be continuing, the Secured Party may do one or more of the following:

(i)            cause the Company, upon the written demand of the Secured Party, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or any of the Pledged Spare Parts constituting the Collateral at the Designated Locations, together in each case with the Spare Parts Documents for such Pledged Spare Parts as the Secured Party may so demand, to the Secured Party or its order, or the Secured Party, at its option, may enter upon the premises where all or any of such Pledged Spare Parts and/or Spare Parts Documents are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same by summary proceedings;

(ii)           sell all or any part of the Collateral at public or private sale, whether or not the Secured Party shall at the time have possession thereof, as the Secured Party may determine, or lease or otherwise dispose of all or any part of the Collateral as the Secured Party, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; provided, however, that the Company shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations;

(iii)          apply any cash collateral then held as provided in Section 4.04 hereof; or

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(iv)          exercise any or all of the rights and powers and pursue any and all remedies of a secured party under applicable Law.

Upon every such taking of possession of Collateral under this Section 4.01, the Secured Party may, from time to time, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it determines is commercially reasonable.  In each such case, the Secured Party shall have the right to maintain, store, lease, control or manage the Collateral and to exercise all rights and powers of the Company relating to the Collateral in connection therewith, as the Secured Party shall determine to be commercially reasonable, including the right to enter into any and all such agreements with respect to the maintenance, insurance, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Secured Party may determine; and the Secured Party shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Secured Party under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Secured Party hereunder.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Secured Party may be required or authorized to make under any provision of this Mortgage, as well as compensation for the services of all Persons engaged by the Secured Party.  If the income and proceeds of the Collateral shall not be sufficient to pay in full the Obligations, the Company shall be liable for any deficiency.

In addition, the Company shall be liable for all reasonable legal fees and other costs and expenses incurred by the Secured Party and any Beneficiary by reason of the occurrence of a Subordinated Event of Default or the exercise of the Secured Party’s remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with the retaking or return of any Pledged Spare Parts in accordance with the terms hereof or under applicable Law, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If a Subordinated Event of Default shall have occurred and be continuing, at the request of the Secured Party the Company shall promptly execute and deliver to the Secured Party such instruments of title and other documents as the Secured Party may deem necessary or advisable to enable the Secured Party or an agent or representative designated by the Secured Party, at such time or times and place or places as the Secured Party may specify, to obtain possession of all or any part of the Collateral to which the Secured Party shall at the time be entitled hereunder.  If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Secured Party, the Secured Party may obtain a judgment conferring on the Secured Party the right to immediate possession of the Collateral and requiring the Company to execute and deliver such instruments and documents to the Secured Party, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.  If a Subordinated Event of Default shall have occurred

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and be continuing, the Company shall provide the Secured Party or any of its agents or representatives, with full and complete access to the system (including the Software) utilized by the Company or its designees solely to track the Pledged Spare Parts.

(b)           Notice of Sale.  The Secured Party shall give the Company at least fifteen (15) days’ prior written notice of the date fixed for any public sale of any Pledged Spare Parts or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice, and any such public sale shall be conducted in general so as to afford the Company a reasonable opportunity to bid.

(c)           Senior Mortgage.  Anything herein to the contrary notwithstanding, unless the Lien of the Senior Mortgage shall have been discharged, the Secured Party shall not be entitled to, and shall not proceed to foreclose the Lien of this Mortgage against any of the Collateral or otherwise exercise any right or remedy pursuant to this Mortgage attributable to the occurrence of a Subordinated Event of Default, unless and until the Senior Secured Party shall have exercised or concurrently be exercising one or more dispossessory remedies under the Senior Mortgage with respect to the Pledged Spare Parts, and in the exercise of any of the Secured Party’s rights and remedies under this Mortgage, the Secured Party may not exercise any such right or remedy in a manner inconsistent with, or otherwise in a manner which would impair or impede or otherwise adversely affect, the exercise of the rights and remedies of the Senior Secured Party under the Senior Mortgage; it being expressly understood and agreed that the Lien of this Mortgage on the Collateral shall at all times be junior and otherwise subject and subordinate in all respects, to the Lien of the Senior Mortgage.

Section 4.02.          Remedies Cumulative.  Each and every right, power and remedy herein specifically given to the Secured Party or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy.  No delay or omission by the Secured Party in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.03.          Discontinuance of Proceedings.  If the Secured Party shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case the Company and the Secured Party shall be restored to their former positions and rights hereunder with respect to the property, subject to the Lien of this Mortgage, and all rights, remedies and powers of the Secured Party shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.04.          Allocation of Payments.  Notwithstanding any other provisions of the Indemnity Agreement to the contrary, after the occurrence and during the continuance of a

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Subordinated Event of Default, all amounts collected or received by the Secured Party or any Beneficiary on account of the Obligations shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees and expenses actually incurred) of the Secured Party in connection with enforcing the rights of the Secured Party under the Transaction Documents;

SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ fees and expenses actually incurred) of each of the Beneficiaries in connection with enforcing its rights under the Transaction Documents or otherwise with respect to the Obligations owing to such Beneficiary;

THIRD, to all other Obligations (other than as covered by Clause “FOURTH”, “FIFTH” and “SIXTH” below) which shall have become due and payable under the Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “SECOND” above; and

FOURTH, to the payment of all accrued and unpaid interest on the Obligations (calculated as provided in the Indemnity Agreement);

FIFTH, to the payment of the Guaranteed Amount then due and unpaid;

SIXTH, so long as either the Lien of this Mortgage has not been discharged, or the Lien of the Subordinated Engine Mortgage has not been discharged, to the Secured Party to be held as security under this Mortgage and/or Subordinated Engine Mortgage in such proportion as the Secured Party may elect;

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category and (ii) if amounts available are insufficient to pay all amounts due within any category, such available amounts shall be paid pro rata to the parties entitled thereto based upon the amount due under such category to each such party.

Section 4.05.          Turnover of Payments to Senior Secured Party.  Until the Lien of the Senior Mortgage shall have been discharged, the Secured Party and each Beneficiary shall hold in trust for the benefit of the Senior Secured Party and the Lenders and shall promptly pay to the Senior Secured Party for the benefit of such Persons any proceeds of the Collateral for distribution in accordance with the Senior Mortgage.

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ARTICLE 5.

INTENTIONALLY LEFT BLANK

ARTICLE 6.

SECURITY FUNDS

Section 6.01.          Investment of Security Funds.  Any monies paid to or received by the Secured Party as cash collateral hereunder or which are required to be paid to the Company or applied for the benefit of the Company (including, without limitation, amounts payable to the Company under Sections 3.05(d) and 3.05(e) hereof), but which the Secured Party is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Subordinated Event of Default, whether through the application thereof or otherwise), shall, until paid to the Company or applied as provided herein, be subject to the Lien of this Mortgage and be invested by the Secured Party at the written authorization and direction of the Company (or, if a Special Default or a Subordinated Event of Default shall have occurred and be continuing, the Secured Party) from time to time at the sole expense and risk of the Company in Permitted Investments.  All Permitted Investments held by the Secured Party pursuant to this Section 6.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Secured Party or (b) held in an Eligible Account.  At the time of such payment or application, there shall be remitted to the Company any gain (including interest received) realized as the result of any such investment (net of any fees, commissions, other expenses or losses, if any, incurred in connection with such investment) unless a Subordinated Event of Default shall have occurred and be continuing.  The Secured Party shall not be liable for any loss relating to a Permitted Investment made pursuant to this Section 6.01.  The Company will promptly pay to the Secured Party, on demand, the amount of any loss (net of any gains, including interest received) realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

Section 6.02           [Intentionally Left Blank]

Section 6.03           [Intentionally Left Blank]

ARTICLE 7.

MISCELLANEOUS

Section 7.01.          Termination of Mortgage.

(a)           So long as no Subordinated Default or Subordinated Event of Default shall have occurred and be continuing and subject to Section 7.01(b) below, upon (or at any time after) the later of (i) payment in full of the Loans and all other Senior Obligations, or (ii) the Maturity Date (or if on the later of the dates set forth in the preceding clauses (i) and (ii), a case is pending under the Bankruptcy Code in which the Company is a debtor, then (x) if such case is under

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Chapter 11 of the Bankruptcy Code, upon effectiveness of the Company’s plan of reorganization in such Chapter 11 case if no Obligations are then due and unpaid, or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under this Mortgage have been paid in full), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Pledged Spare Parts and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect.  If, upon the later of the dates determined in accordance with the first sentence of this Section 7.01(a) (after giving effect to any extension resulting from the parenthetical set forth following subclause (ii) above), any Subordinated Default shall have occurred and be continuing, then (A) if such Subordinated Default is fully cured by the Company prior to the expiration of the grace period applicable to such Subordinated Default, then the Secured Party shall release this Mortgage and the Collateral from the Lien of this Mortgage promptly following such cure, and (B) if such Subordinated Default matures into a Subordinated Event of Default as a result of the Borrower’s failure to cure within the applicable grace period(s), then, as long as such Subordinated Event of Default is continuing, the Secured Party shall have and may exercise any and all rights contemplated by Article 4 hereof and applicable law.

(b)           In the event that the Company elects to, and makes, a prepayment in full of the Loans and other Senior Obligations prior to the Maturity Date pursuant to and in compliance with Section 1.1(c) of the Loan Agreement, then, so long as no Subordinated Default or Subordinated Event of Default shall have occurred and be continuing, upon (or at any time after) the later of (i)  ninety (90) days following the provision of Acceptable Collateral in the amount and manner and for the purposes specified in Section 2.6 of the Indemnity Agreement, and (ii) the Designated Date (or if on the later of the dates set forth in the preceding clauses (i) and (ii), a case is pending under the Bankruptcy Code in which the Company is a debtor, then (x) if such case is under Chapter 11 of the Bankruptcy Code, upon effectiveness of the Company’s plan of reorganization in such Chapter 11 case if no Obligations are then due and unpaid, or (y) if clause (x) is not applicable, at such time as all Obligations that are allowed claims (within the meaning of Section 502 of the Bankruptcy Code) in such case and secured under this Mortgage have been paid in full), the Secured Party shall, upon the written request of the Company execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Pledged Spare Parts and the balance of the Collateral from the Lien of this Mortgage and, in such event, this Mortgage shall terminate and this Mortgage shall be of no further force or effect.  If, upon the later of the dates determined in accordance with the first sentence of this Section 7.01(b) (after giving effect to any extension resulting from the parenthetical set forth following subclause (ii) above), then (A) if such Subordinated Default is fully cured by the Company prior to the expiration of the grace period applicable to such Subordinated Default, then the Secured Party shall release this Mortgage and the Collateral from the Lien of this Mortgage promptly following such cure, and (B) if such Subordinated Default matures into a Subordinated Event of Default as a result of the Borrower’s failure to cure within the applicable grace period(s), then, as long as such Subordinated Event of Default is continuing, the Secured Party shall have and may exercise any and all rights contemplated by Article 4 hereof and applicable law.

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Section 7.02.          Alterations to Mortgage.  No amendment to or waiver of any provision of this Mortgage, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and the Company, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.03.          No Legal Title to Collateral.  Neither the Secured Party nor any of the Beneficiaries shall have legal title to any part of the Collateral.  No transfer, by operation of Law or otherwise, of any right, title or interest in respect of any of the Obligations or any right, title and interest of the Secured Party or any Beneficiary in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 7.04.          Sale of the Collateral by Secured Party Is Binding.  Any sale or other conveyance of the Collateral, or any part thereof or any interest therein by the Senior Secured Party or the Secured Party made pursuant to and in accordance with the terms of the Senior Mortgage or this Mortgage, respectively, shall bind the Secured Party and the Beneficiaries, and shall be effective to transfer or convey all right, title and interest of the Secured Party, the Beneficiaries and the Company, in and to such Collateral, or such part thereof or interest therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Secured Party.

Section 7.05.          Benefit of Mortgage.  Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Company, the Beneficiaries and the Secured Party any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 7.06.          Section 1110 of the Bankruptcy Code.  It is the intention of the parties hereto that the security interest created hereby entitles the Secured Party, on behalf of the Beneficiaries, to all of the benefits of Section 1110 of Chapter 11 of the Bankruptcy Code with respect to all of the Pledged Spare Parts and Spare Parts Documents (other than the Identified Spare Parts and the Spare Parts Documents in respect of such Identified Spare Parts), in the event the Company becomes a debtor under such Chapter 11.

Section 7.07.          Notices.  Unless otherwise expressly specified or permitted by the terms hereof, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile, United States mail, courier service or overnight delivery and shall be effective when received addressed:

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(i)            if to the Company, at its office at

Independence Air, Inc.
Executive Offices

45200 Business Court, Suite 100

Dulles, VA 20166

Attention:              General Counsel

Telephone:            (703) 650-6006

Telecopy:              (703) 650-6294

email:      rick.kennedy@flyi.com

(ii)           if to the Secured Party, at its office at

c/o GE Capital Aviation Services, Inc.

201 High Ridge Road
Stamford, Connecticut 06927

Attention:              Customer Services

Telephone:            (203) 357-3776
Telecopy:              (203) 357-3201
Email:                      nanotices@gecas.com

(iii)          if to any Beneficiary, at its address for notices to it provided under the Indemnity Agreement,

or, as to any party, at such other address as such party shall from time to time designate by written notice to the other parties in accordance with this Section 7.07.

Section 7.08.          Severability.  Should any one or more provisions of this Mortgage be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.  The Company and the Secured Party agree, as to such jurisdiction and to the extent permitted by such jurisdiction’s Laws, to replace any provision of this Mortgage which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect; provided that such replacement provision shall not expand the Company’s or the Secured Party’s obligations hereunder.

Section 7.09.          Separate Counterparts.  This Mortgage may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart).  Each counterpart of this Mortgage executed by a party hereto shall be an original counterpart of this Mortgage, and all of such counterparts together shall constitute one instrument.

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Section 7.10.          Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Company and its successors and permitted assigns, and the Secured Party and its successors and permitted assigns, all as herein provided.

Section 7.11.          Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.12.          Governing Law; Submission to Jurisdiction; Venue.

(a)           This Mortgage and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York.  Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Mortgage, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Mortgage brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 7.07, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(b)           Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Mortgage brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.13.          Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS MORTGAGE OR ANY MATTER ARISING THEREUNDER.

Section 7.14.          Certification.  The Company hereby represents that it is a certificated air carrier under Section 44705 of title 49 of the U.S. Code.

[Remainder of this page is blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as agent for the Beneficiaries, as Secured Party

By:
Name:
Title:

S

APPENDIX A

DEFINITIONS RELATING TO THE

MORTGAGE AND SECURITY AGREEMENT

General Provisions

(a)           Unless otherwise expressly provided, a reference to:

(i)            each of “the Company,” “Secured Party” or any other person includes, without prejudice to the provisions of any Transaction Document, any successor in interest to it and any permitted transferee or permitted assignee of it;

(ii)           words importing the plural include the singular and words importing the singular include the plural;

(iii)          any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Transaction Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Transaction Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

(iv)          any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

(v)           the words “Mortgage,” “this Mortgage,” “hereby,” “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in the Mortgage refer to the Mortgage as a whole and not to any particular provision of the Mortgage;

(vi)          the words “including,” “including, without limitation,” “including, but not limited to,” and terms or phrases of similar import when used in the Mortgage, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

(vii)         a “Section,” an “Exhibit,” an “Appendix,” an “Annex” or a “Schedule” referred to in the Mortgage, or in any annex thereto, is a reference to a section of, or an exhibit, an appendix, an annex or a schedule to, the Mortgage or such annex, respectively.

(b)           Each exhibit, appendix, annex and schedule to the Mortgage is incorporated in, and shall be deemed to be a part of, the Mortgage.

(c)           Headings used in the Mortgage are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, the Mortgage.

A-1

(d)           The occurrence and continuance of a Default, Special Default, Subordinated Event of Default or Event of Default shall not be deemed to prohibit the Company from taking any action or exercising any right that is conditioned on no Default, Special Default, Subordinated Event of Default or Event of Default having occurred and be continuing if such Default, Special Default, Subordinated Event of Default or Event of Default consists of the institution of reorganization proceedings with respect to the Company under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 of the Bankruptcy Code.

Definitions

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Appliance” means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, Engine, or Propeller.

“Bankruptcy Code” means Title 11 of the United States Code.

“Beneficiaries” has the meaning given to such term in the Indemnity Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York City or Dulles, Virginia a day on which banking institutions are authorized or required by Law to close.

“Certificated Air Carrier” means a Person holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

“Closing Date” means the date on which the Loans are made pursuant to the Loan Agreement.

“Collateral” has the meaning given such term in Section 2.01 of this Mortgage.

“Collateral Agent Agreement” has the meaning given such term in the Loan Agreement.

“Company” means Independence Air, Inc., a California corporation.

A-2

“CRJ Equipment” means CRJ-100, CRJ-200, CRJ-700 and CRJ-900 aircraft and/or any Engines that are capable of being used to power any such aircraft.

“Default” means any event which, with the giving of notice, lapse of time or both would become an Event of Default.

“Designated Date” means the third (3rd) anniversary of the Funding Date.

“Designated Locations” means the locations designated from time to time by the Company at which the Pledged Spare Parts may be maintained by or on behalf of the Company, which initially shall be the locations set forth on Schedule I to this Mortgage and shall include the additional locations designated by the Company pursuant to Section 3.02(b)(2) of this Mortgage.

“Dollars” and “$” means the lawful currency of the United States of America.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Secured Party, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Secured Party shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Secured Party to the exclusion of the Company, (f) it will waive or subordinate in favor of the Secured Party all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” means a depository institution organized under the Laws of the United States of America or any of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s and Standard & Poor’s of at least A3 or its equivalent.

“Engine” means an engine used, or intended to be used, to propel an aircraft, including a part, appurtenance, and accessory of the Engine.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Event of Default” has the meaning given such term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean a Subordinated Event of Default.

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“Excluded Parts” means (a) Hazardous Materials, (b) Propellers, (c) any Spare Part or Appliance that is not capable of being used or installed on or intended to be used or installed on CRJ Equipment, (d) any Spare Part or Appliance that is suitable for installation on either a CRJ-700 or CRJ-900 aircraft or its Engines, Propellers or Appliances but that is not suitable for installation on a CRJ-200 aircraft or its Engines, Propellers or Appliances, and (e) any Spare Part or Appliance that is suitable for installation on a Fairchild Dornier 328Jet aircraft, a British Aerospace Jetstream 3201 aircraft, a British Aerospace Jetstream 4101 aircraft, an Airbus A-319 aircraft or any of their respective Engines, Propellers or Appliances.

“Expendable Parts” or “Expendables” means those Spare Parts and Appliances that, once used, cannot be re-used, and if not serviceable, cannot be overhauled or repaired.

“Federal Aviation Act” means Part A of Subtitle VII of Title 49, United States Code.

“FAA” means the United States Federal Aviation Administration, and any agency or instrumentality of the United States government succeeding to its functions.

“Funding Date” has the meaning given such term in the Loan Agreement.

“Governmental Authority” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Transaction Documents or relating to the observance or performance of the obligations of any of the parties to the Transaction Documents.

“Guarantor” means FLYi, Inc., a Delaware corporation.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“IAI Transaction Documents” has the meaning given to such term in the Indemnity Agreement.

“Identified Spare Parts” means the Spare Parts identified on Schedule II hereto.

“Indemnity Agreement” means the Payment and Indemnity Agreement dated as of February 18, 2005 among the Company, the Beneficiaries and the Secured Party.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

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“Lender” has the meaning given to that term in the Loan Agreement.

“Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, or security interest affecting the title to or interest in property.

“Loans” has the meaning given to that term in the Loan Agreement.

“Loan Agreement” means the Loan Agreement dated as of February 17, 2005, as amended from time to time, among the Company, General Electric Capital Corporation, the Senior Secured Party and the Lenders from time to time party thereto.

“Maturity Date” means the fifth (5th) anniversary of the Funding Date.

“Maximum Deductible Amount” has the meaning set forth in Schedule II to the Indemnity Agreement.

“Minimum Liability Amount” has the meaning set forth in Schedule II to the Indemnity Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the Subordinated Spare Parts Mortgage and Security Agreement covering the Collateral dated as of February 18, 2005, between the Company and the Secured Party.

“New York UCC”  means the Uniform Commercial Code as in effect in the State of New York.

“Obligations” means the Guaranteed Amount (as defined in the Indemnity Agreement), and all other obligations of every nature of the Company from time to time owed to the Secured Party, the Beneficiaries or any of them under the Indemnity Agreement or any other Transaction Document.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Permitted Investments” means (i) securities issued or directly and fully guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association and the Federal National Mortgage Association, in all cases having a maturity of not more than 90 days or, in the case of auction rate notes issued by any of the foregoing, having an action reset interval of not more than 30 days; (ii) certificates of deposit, bankers’ acceptances, repurchase agreements or time deposits issued or accepted or guaranteed by any bank, trust company or national banking association incorporated under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings as of its last report of condition of at least $500,000,000 and having a rating of A or better by Moody’s or AA

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or better by Standard & Poor’s and having a final maturity of 90 days or less from date of purchase thereof; and (iii) commercial paper of any holding company of a bank, trust company or national banking association described in (ii) and commercial paper of any corporation or finance company incorporated or doing business under the Laws of the United States of America or any state thereof having a rating assigned to such commercial paper of A1 by Standard & Poor’s or P1 by Moody’s and having a final maturity of 90 days or less from the date of purchase thereof or, in the case of auction rate notes issued by any of the foregoing, having an auction reset interval of not more than 30 days; provided that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank’s capital and surplus.

“Permitted Liens” has the meaning given such term in Section 3.01 of the Mortgage.

“Person” has the meaning given to such term in the Loan Agreement.

“Pledged Spare Parts” has the meaning set forth in clause (a) of the first paragraph of Section 2.01 of the Mortgage.

“Propeller” includes a part, appurtenance, and accessory of a propeller.

“Repairable” means those Spare Parts and Appliances that can be economically restored or repaired to a serviceable condition, but have a life that is considerably less than the life of the flight equipment to which they are related.

“Rotable” means those Spare Parts and Appliances that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related.

“Secure Location” means an area in a Designated Location to which access is controlled by lock and key, supported by an appropriate security system, and which is accessible only to authorized employees of the Company.

“Secured Party” means General Electric Capital Corporation, in its capacity as Secured Party under this Mortgage.

“Senior Mortgage” means the Spare Parts Mortgage and Security Agreement,  dated as of the date hereof, between the Company and General Electric Capital Corporation, as secured party thereunder, which secures, among other things, the Company’s obligations under the Loan Agreement.

“Senior Obligations” means the “Obligations” as defined in the Senior Mortgage.

“Senior Secured Party” means the “Secured Party” as defined in the Senior Mortgage.

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“Serviceable Parts” means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an aircraft, Engine or other Pledged Spare Part.

“Software” means any and all computer programs and inventory management systems, including, but not limited to all source code and user interfaces associated therewith as well as all data files used as input thereto and data files or other records generated thereby, used by the Company to track and manage the location, use and maintenance status of Spare Parts and Appliances.

“Software Support Agreements” has the meaning given to that term in Section 2.01 of the Mortgage.

“Spare Part” means an accessory, appurtenance, or part of an aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an aircraft, Engine, Propeller or Appliance.

“Spare Parts Documents” has the meaning set forth in clause (f) of the first paragraph of Section 2.01 of the Mortgage.

“Special Default” has the meaning given to that term in the Loan Agreement until the Lien of the Senior Mortgage shall have been discharged and thereafter shall mean any event pursuant to clauses (a), (b) or (f) of the definition of “Subordinated Event of Default” or any event or condition that with the lapse of time or giving of notice, or both, would constitute a “Subordinated Event of Default” under clauses (a), (b) or (f) of such definition; provided, however, that with respect to any payment contemplated by clause (b) of such definition that is due upon demand, rather than within some specified period following demand, no “Special Default” shall arise under this definition unless and until any failure to pay continues for five (5) Business Days following the date of such demand.

“Standard & Poor’s” means Standard & Poor’s Rating Service.

“Subordinated Default” means any event or condition that with the lapse of time or giving of notice, or both, would constitute a “Subordinated Event of Default”.

 “Subordinated Engine Mortgage” has the meaning given to that term in the Loan Agreement

“Subordinated Event of Default” means each of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           The Company shall fail to pay any Guaranteed Amount (as defined in the Indemnity Agreement) after the expiration of any grace period or the giving of any notice (or both) applicable to the payment that the Company failed to make under an IAI Transaction Document which resulted in such Guaranteed Amount becoming due; or

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(b)           The Company or the Guarantor shall fail to pay any amount (other than any Guaranteed Amount) payable hereunder or under any Transaction Document when due and such failure shall continue for a period of ten Business Days after such payment becomes due; or

(c)           Any representation or warranty made by the Company or the Guarantor in Section 3.1 of the Indemnity Agreement or pursuant to any other Transaction Document, or any amendment or modification of any Transaction Document, or in any report, certificate or other document prepared by the Company or the Guarantor and furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured for a period in excess of 30 days after the date of written notice thereof from the Secured Party; or

(d)           The Company or the Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Mortgage or any other Transaction Document (other than those referred to in clauses (a) and (b) above) on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after written notice of such failure shall have been given to the Company by the Secured Party, unless such failure is capable of being corrected and the Company or the Guarantor, as the case may be, shall be diligently proceeding to correct such failure, in which case there shall be no Subordinated Event of Default unless and until such failure shall continue unremedied for a period of 60 days after receipt of such notice; or

(e)           The Company or the Guarantor shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or the Company or the Guarantor shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company or the Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company or the Guarantor shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company’s or the Guarantor’s board of directors shall adopt a resolution authorizing any of the foregoing; or

(f)            An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or the Guarantor, as the case may be, a receiver, trustee or liquidator of the Company or the Guarantor or of substantially all of their respective property, or substantially all of the property of the Company or the Guarantor shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 60 days after the date of entry thereof; or a petition against the

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Company or the Guarantor in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company or the Guarantor, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 60 days; or

(g)           The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Pledged Spare Parts in accordance with the provisions of Section 3.05 of this Mortgage; or

(h)           The Company shall cease to be a Certificated Air Carrier; or

(i)            This Mortgage shall for any reason cease to be a valid second-priority (or, if the Senior Mortgage shall have been terminated, first-priority) perfected security interest (subject to Permitted Liens) in favor of the Secured Party in the Company’s right, title and interest in and to the Pledged Spare Parts under the laws of the United States of America;

(j)            For so long as the Lien of the Senior Mortgage has not been discharged, any “Event of Default” as defined in the Loan Agreement (it being understood, for avoidance of doubt, that if such Event of Default is cured or otherwise ceases to exist it shall cease to be a Subordinated Event of Default); or

(k)           The Loans shall be prepaid in full or in part prior to the Maturity Date in any manner or under any circumstances other than as permitted by Section 1.1(c) or as required by Section 1.1(d) of the Loan Agreement.

“Supplemental Mortgage” means a Supplemental Mortgage and Security Agreement in substantially the form of Exhibit A to this Mortgage.

“Taxes” has the meaning given to that term in the Loan Agreement.

“Threshold Amount” has the meaning set forth in Schedule II to the Indemnity Agreement.

“Transaction Documents” means the Indemnity Agreement, the Guaranty, this Mortgage, the Subordinated Engine Mortgage and each Supplemental Mortgage.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Warranties” has the meaning given to that term in Section 2.01 of the Mortgage.

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APPENDIX B

APPENDIX B

INSURANCE

Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Appendix A to the Mortgage.

A.            Liability Insurance

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, third party liability insurance with respect to the Pledged Spare Parts, which is (i) of amount and scope as is usually carried by airlines engaged in the same or similar business, similarly situated with Company and owning or operating similar spare parts for aircraft and engines and covering risks of the kind customarily insured against by the Company for equipment similar to the Pledged Spare Parts and in any event in an amount not less than the Minimum Liability Amount, and (ii) maintained in effect with insurers of recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers third party liability insurance covering the Designated Locations where any Pledged Spare Parts shall be located.  Pursuant to Section C below, the Secured Party and the Lenders shall be named as Additional Insureds under any such insurance policy.

B.            Property Insurance

The Company will carry or cause to be carried at all times, at no expense to Secured Party or any Lender, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts, of the type covering the same risks as are usually carried by airlines engaged in the same or similar business as Company and covering risks of the kind customarily insured against by Company and providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost (determined as of the date of loss) to repair or replace such Pledged Spare Part with proper deduction for obsolescence and physical depreciation.

The Company will carry or cause to be carried at all times, at no expense to any Secured Party, with Approved Insurers property insurance covering the Designated Locations where any Pledged Spare Parts shall be located.

Any policies of insurance carried in accordance with this Section B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) if the Lien of the Senior Mortgage shall not have been discharged, all insurance proceeds in respect of the Pledged Spare Parts, other than any insurance proceeds which the Senior Mortgage provides are payable to the Secured Party rather than the Senior

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Secured Party, shall be held and applied as provided in the Senior Mortgage, (B) after the Senior Mortgage shall have discharged, and with respect to any insurance proceed that the Senior Mortgage provides are payable to the Secured Party rather than the Senior Secured Party, all insurance proceeds in respect of the Pledged Spare Parts paid under such policies as a result of the occurrence of any loss or damage with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount up to an amount equal to the unpaid amount of the Obligations will be paid to the Secured Party and thereafter released to the Company for the purchase of replacement Spare Parts that upon acquisition will become Pledged Spare Parts, and (C) the entire amount of any insurance proceeds in respect of Pledged Spare Parts up to the Threshold Amount shall be paid to the Company or its order; provided however that if, following the discharge of the Lien of the Senior Mortgage, a Special Default or Subordinated Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Secured Party or any other Person, the amount of any proceeds up to the Threshold Amount of any loss with respect to the Pledged Spare Parts shall not be paid to the Company, but shall instead be paid to the Secured Party notwithstanding the preceding clause (C) of this paragraph.

C.            General Provisions

Any policies of insurance carried in accordance with Sections A and B, including any policies taken out in substitution or replacement for such policies:

(a)           shall name the Secured Party and each Beneficiary as an additional insured (collectively, the “Additional Insureds”), as their respective interests may appear;

(b)           in the case of Section A, shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company or any other Person (including, without limitation, use of the Pledged Spare Parts for illegal purposes) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company;

(c)           shall provide that, if the insurers cancel such insurance for any reason whatsoever, including nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums or cancellation by the Company) after receipt by the Additional Insureds of written notice by such insurers of such cancellation or change;

(d)           shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

(e)           shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(f)            in the case of Section A, shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder; and

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(g)           shall provide that none of the Additional Insureds shall be liable for any insurance premium.

D.            Reports, Etc.

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Secured Party insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of this Appendix B.  Such information shall remain confidential as provided in Section 6.11 of the Indemnity Agreement.  The Company will cause such Insurance Broker to agree to advise the Secured Party in writing of any default in the payment of premium as required by the terms hereof and to advise the Secured Party at least thirty (30) days (ten (10) days in the case of nonpayment of premium) prior to the cancellation or material adverse change of any insurance maintained pursuant to this Appendix B.  In the event that the Company shall fail to maintain or cause to be maintained insurance as herein provided, the Secured Party may, at its sole option, provide such insurance and, in such event, the Company shall, upon demand, reimburse the Secured Party for the cost thereof.

E.             Reinsurance

The Company shall procure that in respect of insurances maintained by the Company in accordance with the provisions in this Appendix B the insurers shall maintain, if such insurances do not provide for direct coverage in the markets hereafter referred to, reinsurance covering identical subject matter and risk for an amount which shall not be less than 100% of the coverage amount under Sections A and B hereof in Lloyd’s of London or other internationally recognized aviation reinsurance markets.  Such reinsurance shall contain a customary “cut-through” endorsement and shall provide that any payment by the reinsurers shall be made notwithstanding any bankruptcy, insolvency or liquidation of the original insurer and/or that the original insurer has made no payment under the original policies.

F.             Deductibles

The insurance required to be carried by Section B hereof may be subject to a per occurrence deductible in an amount not to exceed the Maximum Deductible Amount for any one occurrence.

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EXHIBIT A

FORM OF SUBORDINATED SUPPLEMENTAL MORTGAGE AND SECURITY AGREEMENT

(To Add Designated Locations)

SUBORDINATED SUPPLEMENTAL MORTGAGE No.

SUBORDINATED SUPPLEMENTAL MORTGAGE NO.          (this “Supplemental Mortgage”), dated as of               of INDEPENDENCE AIR, INC., a California corporation (together with its successors and assigns, the “Company”).

WHEREAS, the Company, which is a certificated air carrier under Section 44705 of title 49 of the U.S. Code, and General Electric Capital Corporation, as agent for the Beneficiaries (as defined in the Mortgage referenced below), as Secured Party (the “Secured Party”), have heretofore executed and delivered a Subordinated Spare Parts Mortgage and Security Agreement dated as of February 18, 2005 (which is more fully described on Schedule II hereto and as the same may be further amended, modified, supplemented and restated from time to time, the “Mortgage”), and terms defined in the Mortgage and used herein have such defined meanings unless otherwise defined herein;

WHEREAS, the Mortgage grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the Mortgage) the payment of the Obligations under the Transaction Documents; and

WHEREAS, the Company has previously designated the locations at which the Pledged Spare Parts may be stored by the Company in the Mortgage;

WHEREAS, the Company, as provided in the Mortgage, is hereby executing and delivering to the Secured Party this Supplemental Mortgage for the purposes of adding locations at which the Pledged Spare Parts may be stored by the Company; and

WHEREAS, all things necessary to make this Supplemental Mortgage the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

NOW, THEREFORE, THIS SUPPLEMENTAL MORTGAGE, WITNESSETH, that (i) the location(s) listed on Schedule I hereto shall be deemed and considered [a] Designated Location(s) at which Pledged Spare Parts may be maintained by or on behalf of the Company for all purposes under and pursuant to the Mortgage, and (ii) the location(s) listed on Schedule I [is/are] hereby added as [a] Designated Locations, in addition to and not in lieu of, any of the other Designated Locations specified in the Mortgage.

This Supplemental Mortgage shall be construed as supplemental to the Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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THIS SUPPLEMENTAL MORTGAGE IS DELIVERED IN THE STATE OF NEW YORK.  THIS SUPPLEMENTAL MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Delivery of an executed counterpart of a signature page to this Supplemental Mortgage by telecopier shall be effective as delivery of an original executed counterpart of this Supplemental Mortgage.

IN WITNESS WHEREOF, this Subordinated Supplemental Mortgage No.     has been duly executed and delivered all as of the date first above written.

INDEPENDENCE AIR, INC.

By:
Name:
Title:

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SCHEDULE I TO

SUBORDINATED SUPPLEMENTAL MORTGAGE NO.

ADDITIONAL DESIGNATED LOCATION[S]

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SCHEDULE II TO

SUBORDINATED SUPPLEMENTAL MORTGAGE NO.

DESCRIPTION OF MORTGAGE

The Subordinated Spare Parts Mortgage and Security Agreement between Independence Air, Inc. and General Electric Capital Corporation, as more fully described as follows:

	DATE	DATE OF RECORDING	DOCUMENT OR CONVEYANCE NO.
Mortgage

Subordinated Supplemental Mortgage No. 1

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SCHEDULE I

DESIGNATED LOCATIONS

IAD

Independence Air

23321 Autopilot Dr

Dulles VA 20166

Tel: 703-650-1645 Fax: 703-650-1693

LINSR

Independence Air

Washington Dulles International Airport,

 Concourse A, MX Parts Store (AU-250)

Dulles VA 20166

Tel: 703-572-3392 Fax: 703-572-3438

MCO

Independence Air

9809 Tradeport Drive

Orlando, FL. 32827

Tel: 407-825-2580  Fax: 407-825-2584

CAE

Independence Air

2625 Aviation Way

West Columbia SC 29170

Tel: 803-822-0535    Fax: 803-822-5428

ORD

Independence Air

O’Hare International Airport

Terminal 2 Lower Level E10

Chicago, IL. 60666

Tel: 773-686-2806  Fax: 773-686-2805

HOT

Independence Air

525 Airport Road, Hangar A14

Memorial Field Airport

Hot Springs, AR. 71913

Tel: 501-318-1342  Fax: 501-318-0487

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HSV

Reebaire Services

Huntsville Int’l Airport Gate3

20042 Glenn Hearn Blvd

Huntsville, AL. 35824

Tel: 256-503-3921 Fax: 256-772-4497

TYS

Reebaire Services

1925 Alcoa Hwy Bay 1

Alcoa, TN. 37701-3190

Tel: 865-342-1061  Fax: 865-342-1068

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SCHEDULE II

IDENTIFIED SPARE PARTS

ASSET NUM	DESCRIPTION	ITEM_NBR	IN- SERVICE DATE	FLEETCODE	PO NUM	ACCT_UNIT	TAG_NBR	ASSET TYPE

3906	FUEL SOLENOID VALVE	692545-17	12/1/1991	J41/CRJ/328		15200ACA2		ENGPART
3990	ELT ASSY	ELT 910	12/1/1991	CRJ		15200ACA2		AIRPART
3986	ELT ASSY	ELT 910	12/1/1991	CRJ	IP00041000	15200HG12		AIRPART
3989	ELT ASSY	ELT 910	12/1/1991	CRJ	IP00024177	15200HG13		AIRPART
4448	PNUEMATIC VALVE ASSY	2099K021000	2/1/1992	J41/CRJ	IP00004477	15200HG19		AIRPART
4273	COMPUTER AHRS	622-9336-400	3/1/1993	CRJ	RO00151897	15200ACA3		AIRPART
4387	BOTTLE FIRE EX	36500018-3	9/1/1993	CRJ	RO00163084	15200HG12	R6489	AIRPART
4390	RECORDER, FLIGHT (CRJ)	S800-3000-00	9/1/1993	CRJ	IP0004477A	15200HG13		AIRPART
5163	ELT ASSY	ELT 910	12/1/1993	CRJ	IP00013398	15200HG12		AIRPART
5162	ELT ASSY	ELT 910	12/1/1993	CRJ	IP00012690	15200HG12	39977	AIRPART
5164	ELT ASSY	ELT 910	12/1/1993	CRJ		15200ACA2		AIRPART
4447	PNUEMATIC VALVE ASSY	2099K021000	6/1/1994	J41/CRJ		15200IAD2		AIRPART

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Execution Version

PAYMENT AND INDEMNITY AGREEMENT

dated as of February 18, 2005

among

INDEPENDENCE AIR, INC.,
as Obligor,

the BENEFICIARIES
identified on Schedule 1 hereto

and

GENERAL ELECTRIC CAPITAL CORPORATION
as Collateral Agent

i

ii

PAYMENT AND INDEMNITY AGREEMENT

THIS PAYMENT AND INDEMNITY AGREEMENT (this “Agreement”), dated as of February 18, 2005, is among INDEPENDENCE AIR, INC. (the “Obligor” or “IAI”); each of the BENEFICIARIES identified on Schedule 1 hereto and such other Beneficiaries as may from time to time be party hereto in accordance herewith; and GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), in its capacity as agent for the Beneficiaries (“Collateral Agent”) under the Collateral Agent Agreement and the Subordinated Mortgages (as defined in Section 1.1).

W I T N E S S E T H:

WHEREAS, the Obligor and GECC are entering into a Loan Agreement secured by certain spare parts and aircraft engines dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), with the Obligor, as borrower, and GECC, as Administrative Agent and Lender;

WHEREAS, as a condition to GECC entering into the Loan Agreement with the Obligor, the Obligor is required to execute and deliver this Agreement and the Subordinated Mortgages;

WHEREAS, the Obligor wishes to support certain payment obligations to the Beneficiaries under the IAI Transaction Documents (as defined below);

WHEREAS, the Obligor has duly authorized the execution, delivery and performance of this Agreement;

WHEREAS, it is in the best interests of the Obligor to execute this Agreement and the Subordinated Mortgages inasmuch as the Obligor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement and the other “Transaction Documents” (as defined in the Loan Agreement); and

WHEREAS, the Obligor desires to execute this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Definitions.  In addition to the terms defined in the introductory paragraphs to this Agreement, the terms set out below have the following meanings when used in this Agreement:

“Acceptable Collateral” means a letter of credit issued by a bank organized under the laws of the United States or any State thereof, or the New York branch of a major international bank, in each case for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation’s long-term unsecured Dollar denominated debt) carries a rating from Standard & Poor’s of A or better, or another security arrangement that affords at least the same degree of certainty of payment.

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.  For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Law”  means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, and orders, all binding interpretations thereof, and all requirements and mandatory conditions of licenses and permits, of any Governmental Authority, and judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Rate” has the meaning given in Section 2.1(b).

“Bankruptcy Code” means Title 11 of the United States Code, as the same may be amended.

“Beneficiary” means each GE Affiliate that is now or hereafter becomes a party to an IAI Transaction Document, including, without limitation, each of the Beneficiaries identified on Schedule I, but only if and so long as such Beneficiary is a GE Affiliate, and any assignee of, or holder of a participation interest in, such Beneficiary’s interest under any IAI Transaction Documents made in accordance with the applicable requirements of the IAI Transaction Documents (after or prior to the date hereof), but only if and so long as such assignee or such holder of a participation interest is a GE Affiliate; provided that any Beneficiary which is not a signatory to this Agreement shall, at the request of Obligor, execute and deliver to Obligor (unless Applicable Law prohibits such execution and/or delivery) a counterpart of this Agreement prior to Obligor making a payment to such Beneficiary under this Agreement.

“Business Day” means any day other than (i) a Saturday, Sunday or other day on which banks in New York City or Dulles, Virginia are authorized or required by law to close, and (ii) as used in the term “Interest Determination Date”, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

“Certificated Air Carrier” has the meaning specified in the Subordinated Mortgages.

“Collateral” means Spare Parts Collateral and Engine Collateral, collectively.

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“Collateral Agent Agreement” means the Collateral Agent Agreement dated as of the date hereof between GECC, and the Beneficiaries, as the same may from time to time be supplemented, amended or modified in accordance with its terms.

“Default Interest Rate” means the Applicable Rate plus 2 percent per annum.

“Early Termination Leases” means, collectively, (i) the leveraged leases with respect to the CRJ-200 aircraft specified in the definition of Existing Early Termination Agreement, which leases are described in more detail in the Existing Early Termination Agreement, and (ii) the leveraged lease transactions with respect to the ten CRJ-200 aircraft bearing manufacturer’s serial numbers 7500, 7520, 7527, 7528, 7544, 7545, 7561, 7553, 7572 and 7652, in each case as in existence on the date hereof and as the same may be further amended, supplemented, restated or otherwise modified from time to time, but in each case only for so long as a GE Affiliate remains the owner participant thereunder.

“Engines” means, collectively, all of the engines listed on Schedule III hereto (together with any additions thereto or replacements thereof in accordance with the terms of the Subordinated Engine Mortgage).

“Engine Collateral” means all of the Engines and such other items as are included within the definition of “Collateral” in the Subordinated Engine Mortgage.

“Engine Documents” has the meaning specified in the Subordinated Engine Mortgage.

“Engine Containers” means each engine container identified by serial number on Schedule III hereto.

“Existing Early Termination Agreement” means that certain Omnibus Amendment Agreement dated as of January 7, 2005 among Borrower, Guarantor, Export Development Canada and certain other parties thereto with respect to ten CRJ-200 aircraft bearing manufacturer’s serial numbers 7594, 7599, 7601, 7720, 7723, 7737, 7739, 7740, 7759, and 7768.

“GE Affiliate” means GECC and each Affiliate of GECC.

“GE Deferral Amount” means, as of any date of determination, (i) with respect to any particular GE Deferral Lease, the amount shown on Schedule V hereto with respect to such lease for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under such lease through and including the date of determination, and (ii) with respect to all of the GE Deferral Leases, the aggregate sum of the amounts shown on Schedule V hereto with respect to each of the GE Deferral Leases for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under all such leases through and including the date of determination.

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“GE Deferral Lease” means any of the leases described on Schedule IV hereto, as the same may be further amended, supplemented, restated or otherwise modified from time to time, but only for so long as the owner participant thereunder remains a GE Affiliate.

“GE Deferral Lease Obligations” means, collectively, all obligations of the Company under the GE Deferral Leases and the “operative documents” (howsoever titled or described) relating to each such GE Deferral Lease, including, without limitation, the obligation to make payments of “basic rent” (howsoever titled or described) in full as and when due pursuant to the terms thereof, the obligation to make default interest payments, make-whole payments and/or payments for breakages costs (in each case howsoever titled or described) in respect of any payments not made when due, and all other payment and performance obligations of the Company thereunder, regardless of whether any such payment or performance obligation of the Company is expressed thereunder as being owed by the Company to a GE Affiliate or to some other party for the account of the GE Affiliate (it being expressly acknowledged and agreed that, pursuant to the express terms of a GE Deferral Leases and the “operative documents” relating thereto, certain payments are to be made by the Company to a security trustee or equivalent person or agent for the account of all interested parties, including the equity or owner participant therein as well as the lender or loan participants therein).

“Governmental Authority” means any (a) governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court, judicial authority or arbitrator, in each case, whether foreign or domestic.

“Guaranteed Amount” means the GE Deferral Lease Obligations and any other amount that a Beneficiary would have received directly from IAI, or which would have been paid by IAI for a Beneficiary’s account to a lender or other creditor of a Beneficiary (or any trustee of a trust of which such Beneficiary is the beneficiary), under any IAI Transaction Document upon IAI’s due performance under such IAI Transaction Document, including, without limitation, such amounts as have become due and owing by IAI in accordance with the terms of such IAI Transaction Document and Applicable Law as a result of a breach by IAI, an event of loss, a claim for indemnity or expense reimbursement, or any other circumstance or event giving rise to a payment obligation of IAI under any IAI Transaction Document.

“Guarantor” means FLYi, Inc., a Delaware corporation.

“Guaranty” means a Guaranty substantially in the form of Exhibit C to the Loan Agreement, duly completed and executed by Guarantor for the benefit of, among others, the Collateral Agent and the Beneficiaries.

“IAI Transaction Documents” means, without limitation, each GE Deferral Lease, each Early Termination Lease and all “operative documents” (howsoever titled or described) relating to each GE Deferral Lease and each Early Termination Lease.

“Identified Spare Parts” has the meaning specified in the Subordinated Spare Parts Mortgage.

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“Interest Period” means, with respect to any amount for which interest is determined under Section 2.1(b), the period commencing on the date such amount is due (or, thereafter, the last day of the immediately preceding Interest Period) and ending on the third month thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the third calendar month thereafter) shall end on the last Business Day of the next calendar month.

“Interest Rate Determination Date” means, with respect to any Interest Period for a Loan, the second Business Day prior to the first day of such Interest Period.

“LDTV Ratio” has the meaning specified in the Loan Agreement.

“LIBOR Rate” means, with respect to any Interest Period, the rate appearing on Bloomberg Page BBAM 1 screen service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period, as the rate for dollar deposits with a maturity of three months.  In the event that such rate is not available at such time for any reason, then the  “LIBOR Rate” for such Interest Period shall be the average (rounded upwards to the nearest 1/100%), as determined by the Collateral Agent, of the per annum interest rates at which dollar deposits of amounts comparable to the aggregate amount of all Guaranteed Amounts and for a maturity of three months are offered by the principal London offices of the Reference Banks, in each case offered to prime banks in the London interbank market, in each case at or about 11:00 a.m., London time, on the Interest Rate Determination Date for such Interest Period.

“Loans” has the meaning specified in the Loan Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business or financial condition of the Obligor individually or the Guarantor and its Subsidiaries (including the Borrower) taken as a whole, (ii) the Collateral or (iii) the material impairment of the ability of the Obligor to perform, or the Beneficiaries to enforce, the obligations of Obligor under the IAI Transaction Documents.

“Maximum Deferral Amount” means, as of any date of determination, the amount shown on Schedule VI attached hereto for the month in which the date of determination occurs, plus all accrued but unpaid “basic rent” (howsoever titled or described) under all of the GE Deferral Leases in the aggregate through and including the date of determination.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that (i) the amount shown on Schedule VI attached hereto with respect to each month shown on such schedule reflects the “maximum” amount of the GE Deferral Amount with respect to all of the GE Deferral Leases in the aggregate as reflected on Schedule V hereto, assuming due and punctual payment by the Borrower of all ‘basic rent” (howsoever titled or described) when due under the

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GE Deferral Leases, during the period from and including the first day of such month through and including the Maturity Date, and (ii) in the event any of the leases described on Schedule IV attached hereto ceases to be a GE Deferral Lease because the owner participant thereunder is no longer a GE Affiliate, then, this Agreement shall be amended to incorporate a new version of Schedule V, recalculated to reflect the deletion of such lease from the pool of GE Deferral Leases on the same basis and using the same methodology as originally used to calculated Schedule V as in effect on the date hereof.

“Officer’s Certificate” means, as to any Person, a certificate signed by the Chairman, any Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of such Person.

“Persons” or “persons” means individuals, firms, partnerships, joint ventures, trusts, trustees, Governmental Authorities, organizations, associations, corporations, limited liability companies or any committees, departments, authorities and other bodies thereof, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Pledged Spare Parts” has the meaning specified in the Subordinated Spare Parts Mortgage.

“Reference Banks” means (a) Deutsche Bank, (b) Citibank, N.A., (c) JPMorgan Chase Bank, and (d) such other bank or banks as may from time to time be agreed by the IAI and the Collateral Agent.

“Roll-Up Date” means March 31st, June 30th, September 30th and December 31st of each year, commencing with March 31, 2005.

“Senior Mortgages” has the meaning specified in the Loan Agreement.

“Spare Parts Collateral” means all of the Pledged Spare Parts and such other items as are included within the definition of “Collateral” in the Subordinated Spare Parts Mortgage.

“Spare Parts Documents” has the meaning specified in the Subordinated Spare Parts Mortgage.

“Subordinated Engine Mortgage” means the Subordinated Engine Mortgage and Security Agreement dated as of the date hereof between IAI and the Collateral Agent, as supplemented by Mortgage Supplement No. 1 thereto pursuant to which all of the Engines described on Schedule III hereto are subjected to the Lien thereof and as the same may from time to time be further supplemented, amended or modified.

“Subordinated Mortgages” means, collectively, the Subordinated Engine Mortgage and the Subordinated Spare Parts Mortgage.

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“Subordinated Spare Parts Mortgage” means the Subordinated Spare Parts Mortgage and Security Agreement dated as of the date hereof between IAI and the Collateral Agent, as the same may from time to time be supplemented, amended or modified.

“Subsidiary” means, as to any Person, any other Person of which at least a majority of the voting stock (or equivalent equity interests) is owned or controlled by such first Person and/or by one or more other Subsidiaries of such first Person.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).

“Transaction Documents” means, collectively, this Agreement, the Guaranty, the Collateral Agent Agreement, the Subordinated Engine Mortgage and the Subordinated Spare Parts Mortgage.

SECTION 1.2.        Other Definitions.  Capitalized terms not defined herein shall have the respective meanings set forth in the Subordinated Spare Parts Mortgage.

ARTICLE II

PAYMENT PROVISIONS AND OTHER COVENANTS OF OBLIGOR

SECTION 2.1.        Payment Agreement.

(a)           The Obligor, as primary obligor and not as surety, hereby agrees to fully and promptly pay to each Beneficiary the Guaranteed Amount when due to such Beneficiary under the applicable IAI Transaction Document.

(b)           If the Obligor should fail to pay any Guaranteed Amount (other than interest) when due in accordance with Section 2.1(a) hereof, for the purposes of determining the Guaranteed Amount hereunder, and notwithstanding the provisions of the applicable IAI Transaction Document for determining interest on amounts not paid by the Obligor when due, the rate of interest payable on such Guaranteed Amount not paid when due shall be the higher of (x) the rate per annum specified for such purpose in the applicable IAI Transaction Document (notwithstanding any termination or rejection of such IAI Transaction Document) and (y) the LIBOR Rate plus 4.75% (such higher amount, the “Applicable Rate”); provided that Obligor shall be entitled to a credit against any interest accruing hereunder to the extent that Obligor actually pays interest under the applicable IAI Transaction Document to which the unpaid Guaranteed Amount relates, so that the aggregate amount of interest payable by Obligor in respect of the Guaranteed Amount (taking into account the interest it actually pays under the applicable IAI Transaction Document to which the unpaid Guaranteed Amount relates) equals, but does not exceed, the Applicable Rate.  If a Guaranteed Amount (other than interest) due hereunder and unpaid is no longer accruing interest under an applicable IAI Transaction Document, then the Obligor shall pay interest on such Guaranteed Amount on each Roll-Up Date to the applicable Beneficiary at a rate equal to the Applicable Rate.  If any amount of accrued

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interest payable in accordance with the immediately preceding sentence is not paid on a Roll-Up Date, then such amount shall be added to the applicable Guaranteed Amount on such Roll-Up Date.

(c)           The Obligor further agrees to pay on demand all reasonable and actual costs and expenses of the Collateral Agent and the Beneficiaries, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents (including, without limitation, reasonable fees and expenses of one counsel for the Collateral Agent and one counsel for all of the Beneficiaries in connection with the enforcement of their rights under the Transaction Documents).

(d)           This agreement constitutes a continuing, irrevocable, absolute and unconditional agreement to make payment of each Guaranteed Amount when due (and not of collection), and the Obligor specifically agrees that it shall not be necessary or required that any Beneficiary exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Person before or as a condition to the enforcement of its obligations hereunder.  If a Beneficiary receives an amount in payment of any Guaranteed Amount under an IAI Transaction Document after it has received payment of such Guaranteed Amount under this Agreement and all other Guaranteed Amounts then due and payable, it shall hold such amount in trust for the benefit of the Obligor and promptly pay such amount to the Obligor.  If a Beneficiary receives a payment of a Guaranteed Amount under this Agreement, the Obligor shall be subrogated to the Beneficiary’s claims under the IAI Transaction Documents relating to that payment; provided that right of subrogation shall be subject and subordinate to the Beneficiary’s rights under the IAI Transaction Documents until all of the Guaranteed Amounts then due and payable have been paid in full.

SECTION 2.2.        Reinstatement, etc.  The Obligor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any portion of the Guaranteed Amount is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Beneficiaries or the Collateral Agent, including upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

SECTION 2.3.        Waiver, etc.  The Obligor hereby waives (i) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Amount and (ii) any requirement that any Beneficiary or the Collateral Agent protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Person (including any other obligor) or entity or any collateral securing the Guaranteed Amount.

SECTION 2.4.        Withholding Taxes.   Notwithstanding any other provision of this Agreement, if the Obligor determines that any Indemnified Tax is required to be deducted or withheld from any Guaranteed Amount payable by the Obligor hereunder, (i) the amount payable by the Obligor shall be increased by the amount of such Indemnified Tax so that the net amount actually received by the applicable Beneficiary (after reduction for all Indemnified Taxes and all other Taxes payable by such Beneficiary by reason of the receipt or accrual of such increased

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amount) equals the amount that would have been received by such Beneficiary if no such Indemnified Tax had been imposed, (ii) the Obligor shall pay any amount deducted or withheld to the appropriate taxing authority, (iii) the Obligor shall notify as soon as practicable the Beneficiary of such deduction or withholding and the amount thereof and (iv) the Obligor shall provide to the Beneficiary such statements or receipts as are reasonably satisfactory to the Beneficiary evidencing payment of such Indemnified Tax.  As used in this Section 2.4 the term “Indemnified Tax” means any Tax required to be deducted or withheld from any Guaranteed Amount payable pursuant to this Agreement to a Beneficiary to the extent such Tax (a) would not have been imposed on the Beneficiary or withheld from payments to the Beneficiary if the Obligor had paid the amount required to be paid by the Obligor under the IAI Transaction Document in respect of which the Guaranteed Amount is payable, or (b) is a Tax that the Beneficiary would have been indemnified against by the Obligor pursuant to the applicable IAI Transaction Documents if this Agreement were a IAI Transaction Document and amounts payable pursuant to this Agreement were subject to the “general tax indemnity” provisions of such IAI Transaction Documents.  If the Obligor has paid, or is required to pay, any amount pursuant to this Section 2.4, the provisions, if any, in the applicable IAI Transaction Documents regarding the applicable Beneficiary’s obligation to contest indemnified Taxes and to pay to the Obligor refunds of indemnified Taxes and savings in respect of Taxes resulting from the payment of indemnified Taxes shall apply mutatis mutandis to such Beneficiary and the Obligor in respect of Indemnified Taxes and amounts payable under this Section 2.4.

SECTION 2.5.        Other Taxes.  The Obligor shall pay all transfer, stamp, documentary or other similar taxes, assessments and charges which may be payable in respect of the execution, delivery, performance, filing, recording or enforcement of the Transaction Documents or of any amendment of, or waiver or consent under or with respect to, the Transaction Documents and will hold each Beneficiary harmless against loss or liability resulting from nonpayment or delay in payment of any such tax required to be paid by the Obligor.

SECTION 2.6.      Provision of Acceptable Collateral.  In connection with any exercise by the Obligor of its right under Section 1.1(c) of the Loan Agreement to make a prepayment of the Loans, the Obligor shall enter into such security arrangements as the Collateral Agent, in its reasonable discretion, deems acceptable to provide Acceptable Collateral in an amount equal to the Maximum Deferral Amount determined as of the date of such prepayment, and providing for periodic adjustment to reflect the Maximum Deferral Amount in effect from time to time, as security for the payment and performance by the Obligor of the GE Deferral Lease Obligations, which arrangements shall provide that such Acceptable Collateral shall remain in place for so long as the Subordinated Mortgages would have remained in place pursuant to the terms thereof in the absence of any prepayment of the Loans pursuant to Section 1.1(c) of the Loan Agreement.

SECTION 2.7.      LDTV Ratio.  The Obligor hereby expressly acknowledges that it has agreed that it may not voluntarily prepay the Loans unless it fulfills its obligations under Section 2.6 above and that such agreement is of the essence of the transactions contemplated by the Transaction Documents and by the Loan Agreement and the “Transaction Documents” as defined therein.  If Acceptable Collateral has not been provided under Section 2.6 above and for any reason the Loans are prepaid in full at any time prior to the Maturity Date (other than prepayments pursuant to the requirements of Section 1.1(d) of the Loan Agreement), then the

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Obligor hereby expressly acknowledges and agrees that, unless and until the Liens of both Subordinated Mortgages shall have been released in accordance with their respective terms,  the Obligor’s covenant in respect of the LDTV Ratio set forth in Section 4.1(f) of the Loan Agreement, together with all related definitions and provisions in the Loan Agreement and the Senior Mortgages (including, without limitation, the provisions thereof governing the release of Collateral when the LDTV Ratio is satisfied), shall be deemed to be incorporated by reference as though set forth in full herein and the Obligor shall be bound by all of the terms thereof, mutatis mutandis, as though references therein to the “Borrower” shall be deemed to be references to the Obligor and references therein to the “Administrative Agent” shall be deemed to be references to the Collateral Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.        Representations and Warranties.  The Obligor represents and warrants to each Beneficiary and the Collateral Agent as set forth below.

(a)           Organization; Powers.  The Obligor is (i) duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified would not result in losses or liabilities which could reasonably be expected to have a Material Adverse Effect, (iii) has all requisite corporate power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to carry on its business as now conducted or proposed to be conducted.  The Obligor’s name as it appears in its Articles of Incorporation, its jurisdiction of incorporation, its organizational identification number in its jurisdiction of incorporation, and its federal employer identification number are as follows:

Name	Jurisdiction of Incorporation	Organizational ID No.	F.E.I.N.
Independence Air, Inc.	California	C1654054	77-0291749

(b)           Authorization; Enforceability.  The execution and delivery of the Transaction Documents to which it is a party by the Obligor and the performance by the Obligor of its obligations thereunder are within the Obligor’s corporate powers, have been duly authorized by all necessary corporate action of Obligor and do not require any stockholder approval, or approval or consent of any trustee or holder of indebtedness or obligations of the Obligor except such as have been duly obtained.  This Agreement has been duly executed and delivered by the Obligor and the other Transaction Documents to which the Obligor is a party will be duly executed and delivered by the Obligor when required by this Agreement.  This Agreement constitutes, and each of the other Transaction Documents to which the Obligor is a party when executed and delivered by the Obligor will constitute, a legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms, subject to

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applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)           No Violation.  The execution and delivery by the Obligor of the Transaction Documents to which it is a party and the performance by the Obligor of its obligations thereunder do not and will not (a) violate any provision of the Articles of Incorporation or By-Laws of the Obligor, (b) violate any law applicable to or binding on the Obligor or (c) violate or constitute any default under, or result in the creation of any Lien (other than as permitted under the Subordinated Mortgages) upon any Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Obligor is party or by which the Obligor or any of its properties is bound.

(d)           Governmental Approvals.  The execution and delivery by the Obligor of the Transaction Documents to which it is a party and the performance by the Obligor of its obligations thereunder do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, other than the filings described in paragraph (g) hereof.

(e)           Licenses, Permits, etc.  The Obligor is a Certificated Air Carrier and holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Obligor to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not have a Material Adverse Effect.

(f)            Compliance with Laws.  Each of the Obligor and its Subsidiaries is in compliance with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(g)           Filings.  Except for (i) the filing for recordation (and recordation) with the FAA of the Subordinated Mortgages, and (ii) the filing of one or more Uniform Commercial Code financing statements naming the Obligor as debtor and the Collateral Agent as secured party and describing the Collateral with the Secretary of State of the State of California (UCC Division) (and continuation statements relating thereto at periodic intervals), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Collateral Agent’s security interest created under the Subordinated Mortgages in the Collateral as against the Obligor and any other Person, in each case, in any applicable jurisdiction in the United States.

(h)           Section 1110.  The Collateral Agent is entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Engines, Engine Documents, Pledged Spare Parts (other than the Identified Spare Parts) and Spare Parts Documents (other than the Spare

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Parts Documents relating to the Identified Spare Parts) in the event of a case under Chapter 11 of the Bankruptcy Code in which Obligor is a debtor.

ARTICLE IV

INDEMNITY

Section 4.1.            Indemnity Obligation.  The Obligor agrees to indemnify and hold harmless on a net after-tax basis each of (i) GECC (in its capacity as Collateral Agent and otherwise), (ii) each Beneficiary and (iii) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (hereinafter in this Article IV referred to individually as an “Indemnitee,” and collectively as “Indemnitees”) against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys’ fees, disbursements and other charges) (for the purposes of this Article IV the foregoing are collectively called “Losses”) of whatsoever kind and nature imposed on or incurred or suffered by any of the Indemnitees in any way relating to, or arising out of, or by reason of any investigation, litigation, or other proceedings (including any threatened investigation, assertion of a claim or demand for Losses, litigation or other proceedings) relating to the Subordinated Mortgages or the exercise or enforcement by the Collateral Agent of any of the terms, rights, or remedies hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable), the violation of an Applicable Law with respect to or arising otherwise in connection with the Collateral, or any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) with respect to or arising otherwise in connection with the Collateral (but excluding any such Losses to the extent consisting of Taxes or to the extent incurred by reason of (i) the gross negligence or willful misconduct of such Indemnitee or (ii) breaches by such Indemnitee of any IAI Transaction Document to which it is a party).

Section 4.2.            Payments; Interest.   Any amount payable to any Indemnitee on account of a Loss shall be paid within 30 days after receipt by the Obligor of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Loss that are the subject of and basis for such indemnity and the computation of the amount payable.  Any payments made pursuant to this Section 4.2 directly to an Indemnitee or to the Obligor, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions are given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 6.3.  To the extent permitted by Applicable Law, interest at a rate per annum equal to the Default Interest Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.2 until the same is paid.  Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

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ARTICLE V

AGREEMENTS
OF THE BENEFICIARIES

SECTION 5.1.        Quiet Enjoyment.  Each Beneficiary and the Collateral Agent agrees as to itself with the Obligor that, so long as no Event of Default shall have occurred and be continuing, such person shall not (and shall not permit any of its Affiliates or other person claiming by, through or under it to) take or cause to be taken any action contrary to the Obligor’s right to quiet enjoyment of the Collateral, and to possess, use, retain and control the Collateral and all revenues, income and profits derived therefrom without hindrance.

SECTION 5.2.        Agreements under Subordinated Mortgages.  Each Beneficiary agrees to comply with its obligations under the Subordinated Mortgages.

SECTION 5.3.        Ceasing to be a GE Affiliate.  If any Beneficiary shall cease to be a GE Affiliate, it shall thereupon cease to have any rights under this Agreement and the other Transaction Documents, including any right to any payment hereunder whether or not such payment became due hereunder prior to the time that it ceased to be a GE Affiliate.  The foregoing shall in no way limit the rights of a Beneficiary under the IAI Transaction Documents.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1.        Binding on Successors and Assigns; Assignment of Agreement.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its respective successors and permitted assigns; provided, however, that the Obligor may not assign any of its obligations hereunder without the prior written consent of the Beneficiaries, and no Beneficiary may assign any of its rights or obligations hereunder except, in connection with an assignment of such Beneficiary’s interest under any IAI Transaction Documents, to the assignee of such interest that is a GE Affiliate.

SECTION 6.2.        Amendments, etc.  No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Obligor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiaries and the Obligor, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.3.        Notices.    All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by telecopy to the intended recipient as specified below or, as to any party, at such other address as is designated by that party in a notice to each other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given or made upon receipt.

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To Obligor:	Independence Air, Inc. 45200 Business Court, Suite 100 Dulles, Virginia 20166 Attention: General Counsel Telephone: (703) 650-6006 Telecopy: (703) 650-6294 Email: rick.kennedy@flyi.com

To the Beneficiaries:

General Electric Capital Corporation
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, CT  06927

Attention:              Customer Services
Telephone:            (203) 357-3776
Telecopy:              (203) 357-3201
Email:                      Nanotices@gecas.com

To Collateral Agent:

General Electric Capital Corporation
c/o GE Capital Aviation Services, Inc.
201 High Ridge Road
Stamford, CT  06927

Attention:              Customer Services
Telephone:            (203) 357-3776
Telecopy:              (203) 357-3201
Email:                      Nanotices@gecas.com

SECTION 6.4.        No Waiver; Remedies.  No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6.5.        Section Captions.  Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 6.6.        Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 6.7.        Entire Agreement.  This Agreement, the Subordinated Mortgages and the other Transaction Documents constitute the entire understanding among the parties hereto

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with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6.8.        Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.9.        Governing Law; Submission to Jurisdiction; Venue.

(a)           This Agreement and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the laws of the State of New York.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.  Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 6.3, such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(b)           Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 6.10.      WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

SECTION 6.11       Engine Reports.  The Obligor shall, by the tenth Business Day of March, June, September and December of each year, commencing with such date in March of 2005, furnish to the Collateral Agent an Officer’s Certificate of the Obligor stating, with respect to each Engine as of the last day of the calendar month immediately preceding the date of such Officer’s Certificate (each such Officer’s Certificate being sometimes referred to herein as an “Engine Report”): (A) if such Engine is then installed on an airframe, the Obligor’s tail number of such airframe, or, if not so installed, the status (e.g., in storage, undergoing overhaul, etc.) and location of such Engine, (B) the hours and cycles of operation of such Engine since new and

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since its last major overhaul, and (C) the most limiting life limited part on such engine, (the “limiter”), and the cycles remaining on such limiter.

SECTION 6.12       Confidentiality.  Neither the Collateral Agent nor any Beneficiary shall disclose any nonpublic information relating to the Obligor (provided to it by the Obligor) or any Transaction Document to any other Person without the consent of the Obligor, other than (a) to such Collateral Agent’s or Beneficiary’s Affiliates and its officers, directors, employees, agents and advisors and, as contemplated by Section 6.1, to actual or prospective assignees, and then, in all such cases, only with an undertaking by the party to whom such information is disclosed to keep such information confidential, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, and (d) to the extent reasonably necessary in connection with any dispute related to, or enforcement of, the Transaction Documents.

Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions described in the Transaction Documents (the “Transaction”), shall not apply to the U. S. federal tax structure or U. S. federal tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the U. S. federal tax structure and U. S. federal tax treatment of the Transaction.  The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the U. S. federal tax structure of the Transaction or any U. S. federal tax matter or U. S. federal tax idea related to the Transaction.

[Signature page follows]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INDEPENDENCE AIR, INC.,
as Obligor

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent

By:
Name:
Title:

BENEFICIARIES:

GENERAL ELECTRIC CAPITAL CORPORATION, as Beneficiary

By:
Name:
Title:

WINDY CITY HOLDINGS, INC.,
as Beneficiary

By:
Name:
Title:

AFS INVESTMENTS XI, INC., as Beneficiary

By:
Name:
Title:

AFS INVESTMENTS XLI LLC, as Beneficiary,by its member, AFS Investments XLI, Inc.

By:
Name:
Title:

AFS INVESTMENTS XLII LLC, as Beneficiary, by its member, AFS Investments XLII, Inc.

By:
Name:
Title:

Schedule I

BENEFICIARIES

1.             General Electric Capital Corporation

2.             Windy City Holdings, Inc.

3.             AFS Investments XI, Inc.

4.             AFS Investments XLI LLC

5.             AFS Investments XLII LLC

I-1

Schedule II

CERTAIN INFORMATION

1.             Certain Definitions:

“Maximum Deductible Amount” as used in (1) the Subordinated Spare Parts Mortgage means the standard market spares deductible in existence from time to time in the worldwide airline insurance marketplace, but in no event greater then $100,000, any one occurrence, and (2) the Subordinated Engine Mortgage, $250,000.

“Minimum Liability Amount” means $[***].

“Threshold Amount” means $[***].

2.             Additional Agreement Concerning Insurance:  The Collateral Agent and the Obligor hereby expressly agree that, if General Electric Capital Corporation or any of its Affiliates are at any time permitting, as a discretionary matter, lower amounts or lesser scope of War Risk Insurance than the amounts and scope of such insurance required under paragraph B.1 of Appendix B to the Subordinated Engine Mortgage for carriers similarly situated to the Obligor, the Obligor shall receive comparable treatment from the Collateral Agent in its capacity as Secured Party under the Subordinated Engine Mortgage.

II-1

Schedule III

ENGINES

Engine Type	Engine S/N	Termination Value
CF34-3B1	GE-E-950191	$	[***]
CF34-3B1	GE-E-872483	$	[***]
CF34-3B1	GE-E-873416	$	[***]
CF34-3B1	GE-E-950192	$	[***]
CF34-3B1	GE-E-873044	$	[***]
CF34-3B1	GE-E-950205	$	[***]
CF34-3B1	GE-E-873689	$	[***]
CF34-3B1	GE-E-872207	$	[***]
CF34-3B1	GE-E-873155	$	[***]
CF34-3B1	GE-E-950229	$	[***]
CF34-3B1	GE-E-872232	$	[***]

“Engine Containers” means the eleven (11) engine containers bearing manufacturer’s serial numbers 9661, 073, 076, 9684, 054, 039, 9688, 9715, 051, 02571 and 9675.

III-1

Schedule IV

GE DEFERRAL LEASES

1.             Lease Agreement [***] dated as of July 22, 1998 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

2.             Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

3.             Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

4.             Lease Agreement [***] dated as of July 31, 2001 between Wachovia Bank, National Association, as successor by merger to First Union National Bank, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

5.             Lease Agreement [***] dated as of July 31, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

6.             Lease Agreement [***] dated as of July 31, 2002 between Wachovia Bank, National Association, as owner trustee, and, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

7.             Lease Agreement [***] dated as of September 12, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

8.             Lease Agreement [***] dated as of September 13, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

9.             Lease Agreement [***] dated as of October 18, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

10.           Lease Agreement [***] dated as of October 23, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

11.           Lease Agreement [***] dated as of November 13, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

IV-1

12.           Lease Agreement [***] dated as of November 26, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

13.           Lease Agreement [***] dated as of December 4, 2002 between Wachovia Bank, National Association, as owner trustee, as lessor, and Independence Air, Inc., formerly known as Atlantic Coast Airlines, as lessee.

IV-2

Schedule V

GE DEFERRAL AMOUNT

V-1

Schedule VI

MAXIMUM DEFERRAL AMOUNT

VI-1